As filed with the Securities and Exchange Commission on May 29, 2001
Registration No. 333-57526

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EQUITY OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	6798	36-4151656
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification Number)

Two North Riverside, Suite 2100

Chicago, Illinois 60606
(312) 466-3300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stanley M. Stevens, Esq.

Executive Vice President and Chief Legal Counsel
Equity Office Properties Trust
Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
(312) 466-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Warren Gorrell, Jr., Esq.	Alison S. Ressler, Esq.
George P. Barsness, Esq.	Sullivan & Cromwell
Hogan & Hartson L.L.P.	1888 Century Park East
555 Thirteenth Street, N.W.	Suite 2100
Washington, D.C. 20004-1109	Los Angeles, CA 90067
(202) 637-5600	(310) 712-6600

      Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

     Both of our boards have approved a merger of our two companies. The boards of both companies believe that the merger represents a strategic combination of two premier real estate organizations that will be in the best interests of all of their respective shareholders. By increasing the office space owned and operated by Equity Office by approximately 25% based on square footage, the merger also will solidify Equity Office’s position as the nation’s largest publicly-held owner and operator of office properties with a large portfolio of high quality office buildings in key markets throughout the United States.

     In the merger, Spieker common stockholders will receive $13.50 in cash and 1.49586 Equity Office common shares for each outstanding share of Spieker common stock. Cash will be paid instead of issuing fractional shares. Because the portion of the merger consideration to be received in Equity Office common shares is fixed, the value of the consideration to be received by Spieker common stockholders in the merger will depend upon the market price of Equity Office common shares at the time of the merger. Equity Office common shares are traded on the New York Stock Exchange under the symbol “EOP.” On                       , 2001, Equity Office common shares closed at $    per share. We estimate that     % of the outstanding Equity Office common shares immediately following completion of the merger will have been issued to Spieker common stockholders in the merger and     % will be owned by Equity Office common shareholders as of immediately prior to the completion of the merger, in each case considered on a fully diluted and as-converted basis.

     In addition, each outstanding share of Spieker series B, C and E preferred stock will be converted into one newly created Equity Office series E, F and H preferred share, respectively.

     After careful consideration, the boards of Equity Office and Spieker have determined that the merger is in the best interests of their respective shareholders and stockholders, and each board recommends that their respective common shareholders or common stockholders vote FOR approval of the merger agreement and the merger.

     We cannot complete the merger unless Equity Office common shareholders and Spieker common stockholders approve the merger agreement and the merger at the special meetings to be held by Equity Office and Spieker and the Equity Office common shareholders approve amendments to the Equity Office declaration of trust being effected as part of the merger. Approval of the merger agreement and the merger, as well as the amendments to the Equity Office declaration of trust, require the affirmative vote of at least a majority of the outstanding Equity Office common shares. The merger agreement and the merger must be approved by holders of at least a majority of the outstanding shares of Spieker common stock. Whether or not you plan to attend your special meeting, please take the time to vote by completing and mailing the enclosed proxy card. Alternatively, you may vote by telephone or, if you are an Equity Office shareholder, through the Internet, in each case as instructed on your proxy card.

     This document provides you with detailed information about your special meeting and the proposed merger. You also can get information from publicly available documents filed by both companies with the Securities and Exchange Commission.

     We encourage you to read this entire document carefully, including the section entitled “Risk Factors” beginning on page 22.

     The dates, times and places of the special meetings are as follows:

For Equity Office:	For Spieker:
, , 2001 at 10:00 a.m., Central Time	, , 2001 at 8:00 a.m., Pacific Time
One North Franklin Street, Third Floor	Quadrus Conference Center, Room QCC
Chicago, Illinois	2400 Sand Hill Road
Menlo Park, California

Samuel Zell	Warren E. Spieker, Jr.
Chairman of the Board	Chairman of the Board
Equity Office Properties Trust	Spieker Properties, Inc.

EACH VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated                       , 2001

and it is first being mailed on or about                       , 2001.

     This joint proxy statement/prospectus incorporates important business and financial information about our companies that is not included in or delivered with this document. If you are a shareholder of Equity Office or a stockholder of Spieker you can obtain any of the documents incorporated by reference from Equity Office or Spieker, as the case may be, or through the SEC or the SEC’s web site. The address of that site is http://www.sec.gov. Documents incorporated by reference are available from the companies, without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document. Shareholders of Equity Office or stockholders of Spieker may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

EQUITY OFFICE PROPERTIES TRUST	SPIEKER PROPERTIES, INC.
Two North Riverside Plaza Suite 2100 Chicago, Illinois 60606 Attention: Diane M. Morefield Telephone: (312) 466-3300	2180 Sand Hill Road Suite 200 Menlo Park, California 94025 Attention: Karen Morris Telephone: (650) 854-5600

      If you would like to request documents, in order to ensure timely delivery you must do so at least five business days before the date of the special meetings. This means you must request this information no later than                          , 2001. If you request any incorporated documents, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

Equity Office Properties Trust
Two North Riverside Plaza
Suite 2100
Chicago, Illinois 60606

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON        ,        , 2001

      A special meeting of shareholders of Equity Office Properties Trust, a Maryland real estate investment trust, will be held at 10:00 a.m., Central Time, on        ,        , 2001, at One North Franklin Street, Third Floor, Chicago, Illinois, for the following purposes:

1.	To consider and vote on the approval of the agreement and plan of merger, dated as of February 22, 2001, as amended, by and among Equity Office, EOP Operating Limited Partnership, a Delaware limited partnership, Spieker Properties, Inc., a Maryland corporation, and Spieker Properties, L.P., a California limited partnership, a copy of which is attached as Annex A to the accompanying joint proxy statement/ prospectus, and the merger of Spieker with and into Equity Office under the merger agreement.

2.	To consider and vote on the approval of amendments to the Equity Office declaration of trust to be effected as part of the merger that would increase the maximum number of trustees from 15 to 16 and authorize the board of trustees to exempt one or more series of preferred shares issued in connection with a business combination from all or any portion of the ownership limitations and restrictions on transfer set forth in Article VII of the Equity Office declaration of trust.

3.	To transact any other business as may properly come before the special meeting or any adjournments or postponements.

      The proposal to approve the merger agreement and the merger and the proposal to approve the amendments to the Equity Office declaration of trust to be effected as part of the merger are conditioned upon one another.

      Only holders of record of Equity Office common shares at the close of business on May 21, 2001 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements.

      It is important that your common shares be represented and voted at the meeting. If you do not plan to attend the meeting and vote your common shares in person, please vote in one of these ways:

•	MARK, SIGN, DATE AND PROMPTLY RETURN your enclosed proxy card in the postage-paid envelope;

•	USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this call is free in the U.S. and Canada); or

•	VISIT THE WEBSITE address shown on your proxy card to vote through the Internet.

      Any proxy may be revoked at any time before its exercise at the meeting.

By order of the Equity Office board of trustees

Stanley M. Stevens
Executive Vice President, Chief Legal Counsel and Secretary

            , 2001

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

           The Equity Office board of trustees has approved the merger agreement and the merger of Spieker with and into Equity Office and recommends that you vote to approve the merger agreement and the merger and the amendments to the Equity Office declaration of trust to be effected as part of the merger.

EQUITY OFFICE

VOTING METHODS

      You have the right to vote and, if desired, to revoke your proxy any time before the Equity Office special meeting.

U.S. Mail Proxy Card Voting	1. Mark your selections 2. Date and sign your name exactly as it appears on your proxy card 3. Mail to EquiServe in the return envelope

Telephone Voting
1. Within the U.S. and Canada dial 1-877-779-8683 and outside the U.S. and Canada call collect

2. Enter your control number (printed on your proxy card above your name)

3. Follow the recorded
instructions
VOTE EquiServe Vote Tabulation

Internet Voting	1. Go to website http://www.eproxyvote.com/eop 2. Enter your 14 digit control number (printed on your proxy card above your name) 3. Follow the instructions provided

      If you hold your Equity Office common shares in your name as a holder of record, you may instruct the proxy holders how to vote your Equity Office common shares by using any of the voting methods specified above. If your Equity Office common shares are held by a broker, bank or other nominee, you will receive instructions from your nominee which you must follow to have your common shares voted.

Spieker Properties, Inc.

2180 Sand Hill Road, Suite 200
Menlo Park, California 94025

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON        ,             , 2001

      A special meeting of stockholders of Spieker Properties, Inc., a Maryland corporation, will be held at 8:00 a.m., Pacific Time, on        ,             , 2001, at Quadrus Conference Center, Room QCC, 2400 Sand Hill Road, Menlo Park, California for the following purposes:

1.	To consider and vote on the approval of the agreement and plan of merger, dated as of February 22, 2001, as amended, by and among Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, Spieker and Spieker Properties, L.P., a California limited partnership, a copy of which is attached as Annex A to the accompanying joint proxy statement/ prospectus, and the merger of Spieker with and into Equity Office under the merger agreement.

2.	To transact any other business as may properly come before the special meeting or any adjournments or postponements.

      Only holders of record of Spieker common stock and preferred stock at the close of business on May 21, 2001 are entitled to notice of the special meeting or any adjournments or postponements. Only holders of record of Spieker common stock at the close of business on May 21, 2001 are entitled to vote at the special meeting or any adjournments or postponements.

      It is important that your common stock be represented and voted at the meeting. If you do not plan to attend the meeting and vote your common stock in person, please vote in one of these ways:

•	MARK, SIGN, DATE AND PROMPTLY RETURN your enclosed proxy card in the postage-paid envelope; or

•	USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this call is free in the U.S. and Canada).

      Any proxy may be revoked at any time before its exercise at the meeting.

Sincerely,

Warren E. Spieker, Jr.
Chairman of the Board

            , 2001

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

           The Spieker board of directors has approved the merger agreement and the merger of Spieker with and into Equity Office and recommends that you vote to approve the merger agreement and the merger.

QUESTIONS & ANSWERS ABOUT THE MERGER
SUMMARY
The Companies
The Combined Company
The Equity Office Special Meeting; Vote Required
The Spieker Special Meeting; Vote Required
Recommendation of Equity Office Board
Recommendation of Spieker Board
Fairness Opinions
Merger Financing
Risks Associated with the Merger
Amendments to Equity Office’s Declaration of Trust
The Merger Agreement
Regulatory Approvals
Accounting Treatment
Conflicts of Interests of Spieker Directors and Executive Officers in the Merger and the Partnership Merger
Trustees and Executive Officers of Equity Office After the Merger
Differences in the Rights of Shareholders
Selected Historical Consolidated and Combined Financial Data
Summary Unaudited Pro Forma Condensed Combined Financial Data
RISK FACTORS
Spieker common stockholders may receive Equity Office common shares in the merger with a market value lower than expected
Equity Office historically has not owned or operated industrial properties
The operations of Equity Office and Spieker may not be integrated successfully and intended benefits of the merger may not be realized
The directors and executive officers of Spieker may have interests in the completion of the merger and the partnership merger that may conflict with the interests of Spieker’s stockholders
EOP Partnership will need to replace, at or before maturity, a $1.0 billion bridge facility to be used to finance a portion of the cash merger costs
Equity Office and Spieker may incur substantial expenses and payments if the merger does not occur
The $160 million termination fee payable by Spieker and Spieker Partnership may discourage some third party proposals to acquire Spieker that Spieker stockholders may otherwise find desirable
The merger agreement does not require that the financial advisors’ fairness opinions be updated as a condition to closing the merger
Further declines in overall economic activity in Equity Office’s and Spieker’s markets could adversely affect Equity Office’s operating results after the merger
A WARNING ABOUT FORWARD-LOOKING STATEMENTS
THE EQUITY OFFICE SPECIAL MEETING
Date, Time, Place and Purpose of the Equity Office Special Meeting
Who Can Vote
Voting by Proxy Holders
Vote by Telephone
Vote by Internet
Vote by Mail
Required Vote
Voting on Other Matters
How You May Revoke Your Proxy Instructions
How Votes Are Counted
Cost of this Proxy Solicitation
Attending the Equity Office Special Meeting
List of Equity Office Common Shareholders
THE SPIEKER SPECIAL MEETING
Date, Time, Place and Purpose of the Spieker Special Meeting
Who Can Vote
Voting by Proxy Holders
Vote by Telephone
Vote by Mail
Required Vote
Voting on Other Matters
How You May Revoke Your Proxy Instructions
How Votes Are Counted
Cost of this Proxy Solicitation
Attending the Spieker Special Meeting
List of Spieker Common Stockholders
THE MERGER
Structure of the Mergers
Background of the Merger
Equity Office’s Reasons for the Merger; Recommendation of the Equity Office Board
Opinion of Morgan Stanley
Spieker’s Reasons for the Merger; Recommendation of the Spieker Board
Opinion of Goldman Sachs
Trustees and Executive Officers of Equity Office After the Merger
Conflicts of Interest of Spieker Directors and Executive Officers in the Merger and the Partnership Merger
The Partnership Merger
Merger Financing
Regulatory Approvals
Accounting Treatment
Restrictions on Resales by Affiliates
No Dissenters’ Rights
Spieker Litigation
THE MERGER AGREEMENT
Closing; Effective Time of the Merger
Merger Consideration
Surrender of Spieker Stock Certificates
Possible Redesignation of Equity Office Preferred Shares and EOP Partnership Preferred Units to be Issued in the Mergers
Treatment of Spieker Stock Options
Severance and Bonus Payments
Representations and Warranties of Equity Office and Spieker
Conduct of Business of Equity Office and EOP Partnership Pending the Merger
Conduct of Business of Spieker and Spieker Partnership Pending the Merger
Pre-Merger Dividends and Distributions
Conditions to the Merger and the Partnership Merger
No Solicitation by Spieker
Termination of the Merger Agreement
Waiver and Amendment of the Merger Agreement
Indemnification; Directors’ and Officers’ Insurance
Assumption of Spieker’s Obligations Under Registration Rights Agreements
Voting Agreements
Spieker Partnership Series D Preferred Units
Acquisition of Spieker Northwest
Nonsolicitation Agreements
Tax Related Undertakings of EOP Partnership
MATERIAL FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER
APPROVAL OF AMENDMENTS TO EQUITY OFFICE’S DECLARATION OF TRUST
DESCRIPTION OF EQUITY OFFICE SHARES OF BENEFICIAL INTEREST
General
Common Shares
Preferred Shares
Power to Issue Additional Common Shares and Preferred Shares
New Series E, F and H Preferred Shares
REIT Ownership Limitations and Transfer Restrictions Applicable to Equity Office Common Shares and Series A, B and C Preferred Shares
REIT Ownership Limitations and Transfer Restrictions Applicable to Equity Office Series E, F and H Preferred Shares
Possible Redesignation of Equity Office Preferred Shares to be Issued in the Merger
Transfer Agent and Registrar
Anti-Takeover Considerations
COMPARISON OF SHAREHOLDER RIGHTS
Authorized Shares
Voting Rights
Classification of the Board
Number of Trustees/Directors; Removal of Trustees/Directors; Vacancies
Limitation of Trustee/Director and Officer Liability
Indemnification
Duties of Trustees and Directors
Maryland Elective Provisions
Call of Special Meetings of Shareholders
Shareholder Action by Written Consent
Advance Notice Provisions for Shareholder Nominations and Shareholder New Business Proposals
Amendment of the Equity Office Declaration of Trust and Spieker Charter
Amendment of the Bylaws
Mergers, Consolidations and Sales of Assets
Dissolution of Equity Office or Spieker; Termination of REIT Status
Business Combinations with Interested Shareholders
Control Share Acquisitions
Other Constituencies
Dissenters’ Rights
Distributions
Shareholder Rights Plans
REIT Ownership Limitations
LEGAL MATTERS
EXPERTS
SHAREHOLDER PROPOSALS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
WHAT INFORMATION YOU SHOULD RELY ON
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
ANNEX A -- AGREEMENT AND PLAN OF MERGER, AS AMENDED
ANNEX B -- OPINION OF MORGAN STANLEY & CO. INCORPORATED, DATED FEBRUARY 22, 2001
ANNEX C -- OPINION OF GOLDMAN, SACHS & CO., DATED FEBRUARY 22, 2001
ANNEX D -- AMENDMENTS TO EQUITY OFFICE DECLARATION OF TRUST AS PART OF THE MERGER
Ex-10.1 Commitment Letter for Bridge Facility
Ex-10.2 Fee Letter for Bridge Facility
Ex-12.2 Ratio of Earnings of Spieker
EX-23.1 Consent of Ernst & Young LLP
EX-23.2 Consent of Arthur Andersen LLP
Ex-23.7 Consent of Morgan Stanley & Co. Inc.
Ex-23.8 Consent of Goldman, Sachs & Co.
Ex-99.1 Equity Office - Form of Proxy
Ex-99.2 Spieker - Form of Proxy

Page

TABLE OF CONTENTS	i

QUESTIONS & ANSWERS ABOUT THE MERGER	iv

SUMMARY	1

The Companies	1

The Combined Company	1

The Equity Office Special Meeting; Vote Required	2

The Spieker Special Meeting; Vote Required	2

Recommendation of Equity Office Board	2

Recommendation of Spieker Board	3

Fairness Opinions	3

Merger Financing	3

Risks Associated with the Merger	3

Amendments to Equity Office’s Declaration of Trust	4

The Merger Agreement	4

Regulatory Approvals	9

Accounting Treatment	9

Conflicts of Interest of Spieker Directors and Executive Officers in the Merger and the Partnership Merger	9

Trustees and Executive Officers of Equity Office After the Merger	11

Differences in the Rights of Shareholders	12

Selected Historical Consolidated and Combined Financial Data	13

Summary Unaudited Pro Forma Condensed Combined Financial Data	20

RISK FACTORS	22

Spieker common stockholders may receive Equity Office common shares in the merger with a market value lower than expected	22

Equity Office historically has not owned or operated industrial properties and the market price of the Equity Office common shares you receive in the merger may decline if Equity Office fails to operate successfully the industrial properties acquired in the merger	22

The operations of Equity Office and Spieker may not be integrated successfully and intended benefits of the merger may not be realized, which could have a negative impact on the market price of Equity Office common shares after the merger	23

The directors and executive officers of Spieker may have interests in the completion of the merger and the partnership merger that may conflict with the interests of Spieker’s stockholders	23

EOP Partnership will need to replace, at or before maturity, a $1.0 billion bridge facility to be used to finance a portion of the cash merger costs	25

Equity Office and Spieker may incur substantial expenses and payments if the merger does not occur	25

The $160 million termination fee payable by Spieker and Spieker Partnership may discourage some third party proposals to acquire Spieker that Spieker stockholders may otherwise find desirable	25

The merger agreement does not require that the financial advisors’ fairness opinions be updated as a condition to closing the merger	25

Further declines in overall economic activity in Equity Office’s and Spieker’s markets could adversely affect Equity Office’s operating results after the merger	26

A WARNING ABOUT FORWARD-LOOKING STATEMENTS	26

THE EQUITY OFFICE SPECIAL MEETING	27

Date, Time, Place and Purpose of the Equity Office Special Meeting	27

Who Can Vote	27

Voting by Proxy Holders	27

Vote by Telephone	27

Vote by Internet	28

Vote by Mail	28

Required Vote	28

Voting on Other Matters	28

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QUESTIONS & ANSWERS ABOUT THE MERGER

Q:	Why are Equity Office and Spieker proposing the merger?

A:	The boards of both companies believe that the merger represents a strategic combination of two premier real estate organizations that will be in the best interests of all of their respective shareholders. By increasing the office space owned and operated by Equity Office by approximately 25% based on square footage, the merger of Equity Office and Spieker also will solidify Equity Office’s position as the nation’s largest publicly-held owner and operator of office properties with a large portfolio of high quality office buildings in key markets throughout the United States.

Q:	What will I receive in the merger?

A:	Spieker Stockholders. In the merger, Spieker common stockholders will receive $13.50 in cash and 1.49586 Equity Office common shares for each outstanding share of Spieker common stock. Cash will be paid instead of issuing fractional shares. Holders of outstanding Spieker preferred stock will receive one newly created Equity Office series E, F or H preferred share for each outstanding share of Spieker series B, C or E preferred stock, respectively. The Equity Office series E, F and H preferred shares issued in the merger will have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to those of the shares of the corresponding series of Spieker preferred stock.

Equity Office Shareholders. Each Equity Office common share or preferred share held by Equity Office shareholders will continue to represent one Equity Office common share or preferred share after the merger. We estimate that % of the outstanding Equity Office common shares immediately following completion of the merger will have been issued to Spieker common stockholders in the merger and % will be owned by Equity Office common shareholders as of immediately prior to the completion of the merger, in each case considered on a fully diluted and as-converted basis.

Q:	What happens if the price of Equity Office common shares and/or Spieker common stock changes before the closing of the merger?

A:	No change will be made to the 1.49586 exchange ratio or to the $13.50 per share cash amount payable to Spieker common stockholders in the merger. Because the market value of Equity Office common shares will fluctuate before and after the closing of the merger, the value of the consideration that Spieker common stockholders will receive in the merger will fluctuate as well.

Q:	What am I being asked to vote upon?

A:	Spieker Common Stockholders. You are being asked to approve the merger agreement and the merger of Spieker with and into Equity Office. Approval of the merger agreement and the merger requires the affirmative vote of at least a majority of the outstanding shares of Spieker common stock.

The Spieker board has adopted and approved the merger agreement and the merger of Spieker with and into Equity Office and recommends that Spieker common stockholders vote FOR approval of the merger agreement and the merger.

Equity Office Common Shareholders. You are being asked to approve the merger agreement and the merger and the amendments to the Equity Office declaration of trust to be effected as part of the merger. Approval of the merger agreement and the merger and approval of the amendments to the Equity Office declaration of trust require the affirmative vote of at least a majority of all votes entitled to be cast. The proposals to approve the merger agreement and the merger and to approve the amendments to the Equity Office declaration of trust are conditioned upon one another.

The Equity Office board has adopted and approved the merger agreement and the merger of Spieker with and into Equity Office and recommends that Equity Office common shareholders vote FOR approval of the merger agreement and the merger and FOR approval of the amendments to the Equity Office declaration of trust.

iv

Q:	Do Spieker common or preferred stockholders have dissenters’ rights?

A:	No. Spieker is incorporated under Maryland law. Under Maryland law, because shares of Spieker common stock and series B, C and E preferred stock are listed on a national securities exchange, Spieker common and series B, C and E preferred stockholders have no rights to dissent and receive the appraised value of their shares in the merger.

Q:	Do Equity Office common shareholders have dissenters’ rights?

A:	No. Following the merger, Equity Office shareholders will continue to own their Equity Office shares and, accordingly, will have no rights to dissent and receive the appraised value of their shares under Maryland law.

Q:	How soon after the special meetings will the merger occur?

A:	If the merger agreement and the merger are approved at both the Equity Office and the Spieker special meetings and if Equity Office common shareholders approve the amendments to Equity Office’s declaration of trust, we anticipate that the merger will occur as soon as practicable after the special meetings.

Q:	Will I recognize taxable gain or loss as a result of the merger?

A:	We expect the following tax consequences generally to apply:

Spieker Stockholders. For U.S. federal income tax purposes, each Spieker common stockholder will recognize any gain realized on the exchange up to an amount equal to the lesser of:

•	the cash received by that Spieker common stockholder, excluding cash received for fractional shares of Equity Office; and

•	the amount by which the cash plus the fair market value of the Equity Office common shares received by that Spieker common stockholder exceeds that Spieker common stockholder’s adjusted basis in its shares of Spieker common stock.

A Spieker common stockholder will not recognize any loss on the receipt of cash and Equity Office common shares in exchange for Spieker common stock. A Spieker common stockholder will have a tax basis in the Equity Office common shares received equal to the stockholder’s basis in its Spieker common stock exchanged, decreased by the amount of any cash received and increased by the amount of gain recognized in the exchange. A Spieker preferred stockholder will not recognize any gain or loss on the exchange of its Spieker preferred stock for Equity Office preferred shares received in the merger. A Spieker preferred stockholder will have a tax basis in the Equity Office preferred shares equal to the stockholder’s basis in its Spieker preferred stock exchanged. For a description of the tax treatment of cash received for fractional shares of Equity Office and other material tax consequences of the merger, see “Material Federal Income Tax Consequences Relating to the Merger” beginning on page 89.

Equity Office Common Shareholders. Equity Office common shareholders will not recognize either gain or loss for U.S. federal income tax purposes as a result of the merger.

If you hold shares of Spieker common stock, the tax consequences to you will depend on your personal situation, including your basis in your shares of Spieker common stock. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

Q:	What will my dividends be before and after the merger?

A:	Until the merger is completed, Spieker common and preferred stockholders will continue to receive regular dividends as authorized by Spieker’s board of directors. Assuming the merger closes before June 30, 2001, Spieker currently does not intend to pay any further dividends during the pre-merger period, other than the quarterly dividends declared on March 7, 2001 and, if necessary, a final dividend in an amount equal to the minimum amount necessary to maintain Spieker’s REIT status under the Internal Revenue Code and to avoid the payment of any corporate level tax with respect to undistributed income or gain, as required by the merger agreement. If the merger closes after June 30, 2001, Spieker currently intends to continue to pay regular quarterly dividends for any additional quarterly

v

periods ending before the closing of the merger.

After the completion of the merger, former holders of Spieker common stock will receive the distributions payable to all holders of Equity Office common shares with a record date after the closing, and former Spieker preferred stockholders will be entitled to receive the same cumulative distributions on their Equity Office preferred shares that they were entitled to as holders of Spieker preferred stock. Based on the merger consideration payable to Spieker common stockholders in the merger and Equity Office’s current quarterly distribution of $.45 per common share, a Spieker common stockholder would receive quarterly Equity Office distributions on a pro forma combined equivalent basis of $.88 per share for each share of Spieker common stock exchanged, assuming Equity Office’s current quarterly distribution of $.45 per common share. The current quarterly dividend paid by Spieker on its common stock is $.70 per share. Upon completion of the merger, you will cease receiving any distributions or dividends on all shares of Spieker common stock and Spieker preferred stock you held before the merger other than any dividends declared before completion of the merger but not yet paid.

Q:	What should I do now?

A:	If you are an Equity Office common shareholder or a Spieker common stockholder, just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed postage-paid envelope as soon as possible so that your shares will be represented at your special meeting or vote your shares by telephone or, if you are an Equity Office shareholder, through the Internet, in each case, by following the instructions on your proxy card.

If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve the merger agreement and the merger and, if you are an Equity Office common shareholder, in favor of the proposal to approve the amendments to the Equity Office declaration of trust to be effected as part of the merger. If you do not sign and send in your proxy, vote by telephone, through the internet, or at your special meeting, or if you abstain, it will have the effect of a vote against approval of the merger agreement and the merger and, in the case of Equity Office common shareholders, against the amendments to the Equity Office declaration of trust.

You can choose to attend your special meeting and vote your shares in person instead of completing and returning a proxy card. You also may vote by telephone or, if you are an Equity Office shareholder, through the Internet, in each case, by following the instructions on your proxy card. If you do complete and return a proxy card, you may change your vote at any time up to and including the time of the vote on the day of your special meeting by following the directions beginning on page 27 for Equity Office shareholders and beginning on page 30 for Spieker stockholders.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your Equity Office common shares or shares of Spieker common stock only if you instruct your broker how to vote by following the directions your broker provides. If you do not instruct your broker how to vote, your shares will not be voted and this will have the effect of voting against approval of the merger agreement and the merger and, in the case of Equity Office common shareholders, against approval of the amendments to the Equity Office declaration of trust.

Q:	Should I send in my stock certificates now?

A:	No. After the merger, Equity Office’s exchange agent will send to former Spieker common and preferred stockholders a letter of transmittal explaining what you must do to exchange your Spieker common or preferred stock certificates for the merger consideration payable to you.

If you are an Equity Office shareholder, you are not required to take any action regarding your Equity Office common share certificates.

vi

Q:	Who can answer my questions?

A:	Equity Office Common Shareholders. Equity Office common shareholders who have more questions about the merger or desire additional copies of this joint proxy statement/ prospectus or additional proxy cards should contact:

Equity Office Properties Trust

Two North Riverside Plaza
Suite 2100
Chicago, Illinois 60606
Attention:  Diane Morefield
Telephone:  (312) 466-3300

Spieker Common and Preferred Stockholders. Spieker common and preferred stockholders who have more questions about the merger or desire additional copies of this joint proxy statement/ prospectus or, with respect to Spieker common stockholders, who desire additional proxy cards should contact:

Spieker Properties, Inc.

2180 Sand Hill Road
Suite 200
Menlo Park, California 94025
Attention: Karen Morris
Telephone: (650) 854-5600

vii

SUMMARY

      This summary highlights selected information from this joint proxy statement/ prospectus. It may not contain all of the detailed information that may be important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the other documents to which we refer, including the merger agreement, as amended. For more information about Equity Office and Spieker, see “Where You Can Find More Information” beginning on page 123. Each item in this summary refers to the pages where that subject is discussed more fully.

The Companies

Equity Office Properties Trust

Two North Riverside Plaza
Suite 2100
Chicago, Illinois 60606
(312) 466-3300

      Equity Office Properties Trust, a Maryland real estate investment trust, is the nation’s largest publicly-held owner and operator of office properties, based upon equity market capitalization and square footage. At March 31, 2001, Equity Office had a portfolio of 380 office buildings comprising 99.0 million square feet in 24 states and the District of Columbia. Equity Office, which has elected to be taxed as REIT for federal income tax purposes, is an independent real estate company that manages all aspects of its operations internally.

      Equity Office is the sole general partner of, and owns approximately an 88.5% interest in, EOP Operating Limited Partnership, a Delaware limited partnership. Equity Office owns substantially all of its assets and conducts all of its operations through EOP Partnership, which principally is engaged in acquiring, owning, operating and leasing office properties. Equity Office was organized in 1996 and began operations in 1997 to continue and expand the national office property business of Mr. Samuel Zell, Chairman of the Board of Trustees of Equity Office, and his affiliates.

Spieker Properties, Inc.

2180 Sand Hill Road
Suite 200
Menlo Park, California 94025
(650) 854-5600

      Spieker Properties, Inc., a Maryland corporation, is the second largest publicly-held owner and operator of office and industrial properties, based upon equity market capitalization. Spieker’s properties are located primarily in greater Seattle, Washington; greater Portland, Oregon; Northern California and Southern California. As of March 31, 2001, Spieker owned 37.4 million square feet of commercial real estate. As of that date, Spieker’s portfolio mix consisted of 24.7 million square feet of office property and 12.7 million square feet of industrial property. Spieker, which has elected to be taxed as a REIT for federal income tax purposes, is an independent real estate company that manages all aspects of its operations internally.

      Substantially all of the business activities of Spieker are conducted through its operating partnership, Spieker Properties, L.P., a California limited partnership, of which Spieker is the sole general partner. Spieker was formed to continue and expand the real estate activities, including the acquisition, development, management and leasing of the properties of its predecessor firm, Spieker Partners, which commenced operations in 1987. Spieker commenced operations in November 1993 with the acquisition of properties of Spieker Partners and with the completion of its initial public offering.

The Combined Company

Equity Office Properties Trust

Two North Riverside Plaza
Suite 2100
Chicago, Illinois 60606
(312) 466-3300

      Upon completion of the merger, Equity Office will remain the sole general partner of, and own approximately a      % interest in, EOP Partnership, assuming that (1) none of the units held by unitholders of EOP Partnership or Spieker Partnership are exchanged for Equity Office common shares or Spieker common stock, as applicable, and (2) no holder of convertible securities of

Equity Office, EOP Partnership or Spieker, including share options of Equity Office and Spieker, converts or exercises those securities for Equity Office common shares or shares of Spieker common stock prior to the merger.

      Equity Office will own a portfolio comprising approximately 136.4 million square feet of commercial real estate in 24 states and the District of Columbia, and have 4.3 million square feet of properties under development with an expected investment in properties under development of approximately $1.1 billion, upon completion of the merger. Based on per share closing price of Equity Office common shares on the New York Stock Exchange on May   , 2001, the latest practicable date before mailing this joint proxy statement/prospectus, the debt and equity market capitalization of the combined company is estimated to be approximately $           billion.

The Equity Office Special Meeting; Vote

Required (see page 27)

      The Equity Office special meeting will be held at One North Franklin Street, Third Floor, Chicago, Illinois on        ,             , 2001 at 10:00 a.m., Central Time. At the special meeting, holders of Equity Office common shares will be asked to consider and vote upon a proposal to approve the merger agreement and the merger of Spieker with and into Equity Office and a proposal to approve the amendments to the Equity Office declaration of trust described under “— Amendments to Equity Office’s Declaration of Trust” on page 4. Approval of the merger agreement and the merger, as well as the amendments to Equity Office’s declaration of trust, requires the affirmative vote of the holders of at least a majority of the outstanding Equity Office common shares as of the record date for the special meeting. As of the record date for the Equity Office special meeting, the trustees, executive officers and their affiliates beneficially owned, excluding share options and EOP Partnership units held by them, 4,170,306 Equity Office common shares representing 1.35% of the outstanding Equity Office common shares entitled to be voted at the Equity Office special meeting. The vote of Equity Office preferred shareholders is not required for approval of the merger agreement and the merger or approval of the amendments to the Equity Office declaration of trust.

      You can vote at the Equity Office special meeting if you owned Equity Office common shares at the close of business on May 21, 2001.

The Spieker Special Meeting; Vote Required (see page 30)

      The Spieker special meeting will be held at Quadrus Conference Center, Room QCC, 2400 Sand Hill Road, Menlo Park, California, on        ,             , 2001 at 8:00 a.m., Pacific Time. At the special meeting, holders of Spieker common stock will be asked to consider and vote upon a proposal to approve the merger agreement and the merger of Spieker with and into Equity Office. Approval of the merger agreement and the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Spieker common stock as of the record date for the special meeting. The vote of Spieker preferred stockholders is not required for approval of the merger agreement and the merger. Less than 1% of the shares of Spieker common stock entitled to vote at the Spieker special meeting were held as of the record date by Spieker directors, executive officers and their affiliates. Eleven Spieker directors and executive officers holding 494,805 shares of Spieker common stock, or approximately 0.73% of the outstanding shares of Spieker common stock as of the record date, have entered into voting agreements agreeing to vote these shares in favor of the merger agreement and the merger at the Spieker special meeting.

      You can vote at the Spieker special meeting if you owned Spieker common stock at the close of business on May 21, 2001.

Recommendation of Equity Office Board (see page 39)

      The Equity Office board of trustees has adopted and approved the merger agreement and the merger, has determined that the merger agreement and the merger are in the best interests of Equity Office and its shareholders and recommends that Equity Office common shareholders vote FOR approval of the merger agreement and the merger and FOR approval of the amendments to the Equity Office declaration of trust described under “— Amendments to Equity Office’s Declaration of Trust” on page 4. Equity Office common shareholders also should refer to the reasons the Equity Office board considered in determining whether to adopt and approve the merger agreement and the merger beginning on page 39.

Recommendation of Spieker Board (see page 47)

      The Spieker board of directors has adopted and approved the merger agreement and the merger, has determined that the merger agreement and the merger are in the best interests of Spieker and its stockholders and recommends that Spieker common stockholders vote FOR approval of the merger agreement and the merger. Spieker common stockholders also should refer to the reasons the Spieker board considered in determining whether to adopt and approve the merger agreement and the merger beginning on page 47.

Fairness Opinions

Equity Office (see page 41)

      In deciding to adopt and approve the merger agreement and the merger, the Equity Office board considered the oral opinion, delivered February 22, 2001, of its financial advisor, Morgan Stanley & Co. Incorporated, that, as of that date, the consideration to be paid by Equity Office under the merger agreement was fair, from a financial point of view, to Equity Office. This opinion was confirmed in writing on February 22, 2001. The Morgan Stanley opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Morgan Stanley in connection with its opinion, is attached as Annex B to this document. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Spieker and was not furnished with any such appraisals in connection with preparing its fairness opinion. Equity Office has agreed to pay Morgan Stanley a financial advisory fee of $9.0 million contingent upon completion of the merger. We encourage Equity Office shareholders to read this opinion carefully. This opinion does not, however, constitute a recommendation to any Equity Office shareholder with respect to any matters relating to the proposed merger.

Spieker (see page 51)

      In deciding to adopt and approve the merger agreement and the merger, the Spieker board considered the opinion, delivered February 22, 2001, of its financial advisor, Goldman, Sachs & Co., that, as of that date and based upon and subject to the matters set forth in that opinion, the consideration to be received by Spieker common stockholders in the merger was fair, from a financial point of view, to the Spieker common stockholders. The Goldman Sachs opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Goldman Sachs in connection with its opinion, is attached as Annex C to this document. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Spieker or Equity Office or any of their subsidiaries and was not furnished with an evaluation or appraisal of any of these assets or liabilities in connection with preparing its fairness opinion. Spieker has agreed to pay Goldman Sachs a financial advisory fee of $6.0 million contingent upon completion of the merger. We encourage Spieker stockholders to read this opinion carefully. This opinion does not, however, constitute a recommendation to any Spieker stockholder with respect to any matters relating to the proposed merger.

Merger Financing (see page 64)

      Equity Office intends to finance the estimated $1.187 billion of merger costs, including the approximately $907 million cash portion of the consideration to be paid to Spieker common stockholders, under a new $1.0 billion unsecured bridge facility, to be entered into before the closing of the merger, and by EOP Partnership borrowing the remaining $187 million of merger costs under EOP Partnership’s existing $1.0 billion credit facility. EOP Partnership has received executed commitments from various lenders for the entire $1.0 billion principal amount of the new bridge facility, which will have a term of 364 days from funding and an interest rate of LIBOR plus 80 basis points, subject to EOP Partnership’s credit rating. At March 31, 2001, EOP Partnership had available borrowing capacity under its existing $1.0 billion credit facility of $962 million.

Risks Associated with the Merger (see page 22)

      The board of trustees of Equity Office and the board of directors of Spieker believe that the merger is in the best interests of their respective shareholders and stockholders. There are, however, risks associated with the merger that you should consider in deciding how to vote. These risks include, among others:

•	the fact that the value of the Equity Office shares Spieker stockholders will receive in the merger will fluctuate during the period before the merger;

•	the potential inability of Equity Office to integrate successfully Spieker’s portfolio and to realize the cost savings expected from the merger;

•	the fact that the directors and officers of Spieker may have interests in, and will receive benefits from, the merger that are different from, or in addition to, and, therefore, may conflict with the interests of Spieker stockholders in the merger;

•	the fact that EOP Partnership will need to refinance the new $1.0 billion bridge facility being obtained to finance $1.0 billion of the estimated $1.187 billion of merger costs within 364 days from date of funding, and anticipates incurring increased interest costs on the replacement indebtedness due to higher interest costs of longer-term debt;

•	the fact that Spieker and Spieker Partnership may be required to pay a termination fee of up to $160 million under specified circumstances;

•	the fact that Equity Office and Spieker have already incurred substantial expenses in connection with the merger, and may incur additional expenses in the event that the merger is not completed; and

•	the risk that further declines in overall economic activity in Equity Office’s and Spieker’s markets could adversely affect Equity Office’s results after the merger.

Amendments to Equity Office’s Declaration of Trust (see page 93)

      As part of the merger, Equity Office common shareholders will be asked to vote upon a proposal to amend the Equity Office declaration of trust, to:

•	increase the maximum number of trustees from 15 to 16; and

•	authorize the Equity Office board of trustees to exempt one or more series of preferred shares issued in connection with a business combination from all or any portion of the ownership limitations and restrictions on transfer set forth in Article VII of the Equity Office declaration of trust.

      The Equity Office board of trustees has declared advisable the amendments to be effected as part of the merger and recommends that Equity Office shareholders approve these amendments.

      The proposal to approve the merger agreement and the merger and the proposal to approve the amendments to the Equity Office declaration of trust are conditioned upon one another. If both proposals are not approved, Equity Office and Spieker cannot complete the merger.

The Merger Agreement (see page 66)

      The merger agreement, as amended, is attached at the back of this document as Annex A. We urge you to read the merger agreement because it is the legal document that governs the merger.

      The merger agreement contemplates the following two-step transaction:

•	the partnership merger, in which Spieker Partnership will merge with and into EOP Partnership, and Spieker Partnership will cease to exist, which we refer to as the partnership merger, followed by

•	the merger, in which Spieker will merge with and into Equity Office and Spieker will cease to exist.

      The merger will be completed as soon as practicable following the partnership merger.

The Vote of Partners of EOP Partnership and Spieker Partnership (see page 63)

      Under authority granted Equity Office, as general partner of EOP Partnership, Equity Office has approved the partnership merger. No vote or consent of unitholders of EOP Partnership is required for approval of the partnership merger. The partnership agreement of EOP Partnership requires the approval of the merger by the consent of unitholders holding at least a majority of the outstanding EOP Partnership units, including any EOP Partnership units held by Equity Office. Equity Office owns more than a majority of the outstanding EOP Partnership class A units and all of the outstanding EOP Partnership preferred units, and intends to take action by written consent, as permitted under the partnership agreement of EOP Partnership, to approve the merger on                     , 2001.

      California law requires the approval of the principal terms of the partnership merger by at least a majority in interest of each class of the outstanding Spieker Partnership units, including any preferred Spieker Partnership units held by Spieker. Spieker owns more than a majority of the outstanding Spieker Partnership units, including all outstanding classes of preferred units other than the series D preferred units of Spieker Partnership, and intends to take action by written consent, as permitted under California law, to approve the principal terms of the partnership merger on            , 2001. The holders of Spieker Partnership series D preferred units have already consented to the principal terms of the partnership merger.

      The required partner approvals of the partnership merger and the merger are, therefore, assured. Neither the merger nor the partnership merger will be completed, however, if the partners of EOP Partnership and Spieker Partnership approve the merger and the partnership merger, as applicable, but the Equity Office common shareholders or the Spieker common stockholders do not approve the merger.

Structure Diagrams

      The following diagrams depict in summary form the structure of Equity Office and Spieker before and after the partnership merger and the merger, assuming that (1) none of the unitholders of EOP Partnership or Spieker Partnership redeem their units for cash or exchange their units for Equity Office common shares or Spieker common stock, as applicable, and (2) no holder of convertible securities of Equity Office, EOP Partnership or Spieker, including share options of Equity Office and Spieker, converts or exercises those securities for Equity Office common shares or shares of Spieker common stock. The percentages in the diagrams reflect ownership of partnership interests of EOP Partnership and Spieker Partnership, other than preferred interests as of May 21, 2001 and as of immediately after the partnership merger and the merger. All outstanding preferred units of EOP Partnership are owned by Equity Office. All outstanding preferred interests of Spieker Partnership are owned by Spieker, except for the Spieker Partnership series D preferred units, which are owned by two institutional investors and will be purchased by Spieker Partnership immediately before the partnership merger. As a result of the merger, Equity Office will succeed to the EOP Partnership units issued to Spieker Partnership in the partnership merger.

Conditions to the Merger and the Partnership Merger (see page 75)

      Before we can complete the partnership merger and the merger, a number of conditions must be satisfied. These include:

•	the approval of the merger agreement and the merger, as well as the amendments to the Equity Office declaration of trust described under “Approval of Amendments to Equity Office’s Declaration of Trust” on page 93 by Equity Office common shareholders;

•	the approval of the merger agreement and the merger by Spieker common stockholders;

•	the approval of the merger by the partners of EOP Partnership;

•	the approval of the principal terms of the partnership merger by the partners of Spieker Partnership;

•	the absence of a court order or law preventing the completion of either the merger or the partnership merger; and

•	other customary closing conditions.

      Where the law permits, Equity Office or Spieker could decide to complete the merger even though one or more conditions were not satisfied. By law, neither Equity Office nor Spieker can waive:

•	the requirement that Equity Office common shareholders, Spieker common stockholders and partners of EOP Partnership approve the merger and that Equity Office common shareholders approve the amendments to Equity Office’s declaration of trust to be effected as part of the merger;

•	the requirement that partners of Spieker Partnership approve the principal terms of the partnership merger; or

•	any court order or law preventing the closing of the merger or the partnership merger.

      Whether any of the other conditions would be waived would depend on the facts and circumstances as determined by the reasonable business judgment of the board of trustees of Equity Office or the board of directors of Spieker. If Equity Office or Spieker waived compliance with one or more of the other conditions and the condition was deemed material to a vote of Equity Office common shareholders and/or Spieker common stockholders, Equity Office and/or Spieker would have to resolicit shareholder or stockholder approval, as applicable, before closing the merger. Neither Equity Office nor Spieker intends to notify shareholders or stockholders of any waiver that, in the judgment of Equity Office’s board of trustees and Spieker’s board of directors, does not require resolicitation of shareholder or stockholder approval.

      It is a condition to the closing of the merger that Hogan & Hartson L.L.P., counsel to Equity Office, and Sullivan & Cromwell, counsel to Spieker, deliver opinions that the merger qualifies as a reorganization under the provisions of section 368(a) of the Internal Revenue Code. This condition will not be waived.

Termination of the Merger Agreement (see page 80)

      Equity Office or Spieker may terminate the merger agreement, whether before or after the required shareholder and partner approvals are obtained, if:

•	the merger and the partnership merger are not completed by December 31, 2001, unless extended by the parties; however, neither Equity Office nor Spieker may terminate the merger agreement if its breach is the reason that the merger or the partnership merger is not completed by that date;

•	a final, non-appealable judgment or governmental order is issued preventing completion of the merger or the partnership merger;

•	the Spieker common stockholders do not approve the merger agreement and the merger, the partners of Spieker Partnership do not approve the principal terms of the partnership merger, or Equity Office determines that either such approval cannot be obtained, but Spieker may not terminate the merger agreement for either of these reasons if it is in breach in any material respect of its obligations contained in the merger agreement relating to obtaining these approvals; or

•	Equity Office common shareholders do not approve the merger agreement and the merger, and the amendments to the Equity Office declaration of trust, or the partners of EOP Partnership do not approve the merger, but Equity Office may not terminate the merger agreement for either of these reasons if it is in breach in any material respect of its obligations contained in the merger agreement relating to obtaining these approvals.

      Equity Office also may terminate the merger agreement if:

•	Spieker or Spieker Partnership breaches or does not perform any of its covenants, obligations or agreements in the merger agreement, or breaches any of its representations or warranties or if any of its representations and warranties is or becomes untrue, in either case so that the conditions to completion of the merger and the partnership merger would be incapable of being satisfied by December 31, 2001, unless extended by the parties; or

•	the Spieker board of directors does not recommend or withdraws, modifies, amends or qualifies, in any manner adverse to Equity Office, its approval or recommendation of either the merger or the merger agreement, or approves or recommends any superior alternative acquisition proposal, or the Spieker board or any committee of the Spieker board resolves to do any of the foregoing; or

•	following the announcement or receipt of an alternative acquisition proposal, Spieker does not call the Spieker special meeting or does not prepare and mail to its stockholders this joint proxy statement/ prospectus or the Spieker board or any committee of the Spieker board resolves to do any of the foregoing.

      Spieker also may terminate the merger agreement if:

•	Equity Office or EOP Partnership breaches or fails to perform any of its covenants, obligations or agreements in the merger agreement, or breaches any of its representations or warranties or if any of its representations and warranties is or becomes untrue, in either case so that the conditions to completion of the merger and the partnership merger would be incapable of being satisfied by December 31, 2001, unless extended by the parties; or

•	the Spieker board withdraws, modifies, amends or qualifies, in any manner adverse to Equity Office, its approval or recommendation of the merger or the merger agreement in connection with, or approves or recommends, any superior alternative acquisition proposal, or in order to enter into a binding written agreement with respect to a superior acquisition proposal, so long as, in each case, Spieker has complied with the terms of the no solicitation provisions contained in the merger agreement and, before terminating the merger agreement, pays to EOP Partnership the termination fee.

      Equity Office and Spieker also may mutually agree to terminate the merger agreement.

Termination Fee and Termination Expenses (see page 81)

      Spieker and Spieker Partnership have agreed to pay to EOP Partnership a termination fee of up to $160 million, if the merger agreement is terminated:

•	by Spieker under the circumstances described above where it is permitted to terminate the merger agreement because its board of directors has withdrawn, modified or qualified, in any manner adverse to Equity Office, its recommendation of either the merger or the merger agreement in connection with, or has approved or recommended, any superior acquisition proposal, or in order to enter into a binding agreement with respect to a superior acquisition proposal; or

•	by Equity Office because the Spieker board does not recommend or withdraws, modifies, amends or qualifies, in any manner adverse to Equity Office, its approval or recommendation of the merger, the partnership merger or the merger agreement, or approves or recommends any superior alternative acquisition proposal, or resolves to do any of the foregoing.

      The termination fee of up to $160 million also would be payable by Spieker and Spieker Partnership if:

•	Spieker or Spieker Partnership has received a proposal for an alternative acquisition transaction before the termination;

•	before or within 12 months after the termination, Spieker or Spieker Partnership enters into an agreement regarding any alternative acquisition transaction that is later completed; and

•	the merger agreement was terminated by Equity Office because a final, non-appealable judgment or governmental order resulting primarily from action or inaction of Spieker or Spieker Partnership was issued or the merger agreement was terminated by Equity Office or Spieker for any other reason other than by mutual agreement, a breach by Equity Office or EOP Partnership of its representations and warranties, covenants, obligations or agreements, the failure of Equity Office common shareholders to approve the merger agreement and the merger and the amendments to the Equity Office declaration of trust or the failure of partners of EOP Partnership to approve the merger.

      Under the merger agreement, Spieker and Spieker Partnership, on the one hand, and Equity Office and EOP Partnership, on the other, also may become obligated under specified circumstances to reimburse up to $7.5 million of the other parties’ expenses if the merger agreement is terminated. The amount of any termination fee paid by Spieker and Spieker Partnership would be reduced by any expense reimbursement paid by them.

Regulatory Approvals (see page 64)

      No material federal or state regulatory requirements must be complied with or approvals must be obtained by Equity Office, EOP Partnership, Spieker or Spieker Partnership in connection with either the merger or the partnership merger.

Accounting Treatment (see page 64)

      The merger will be treated as a purchase for financial accounting purposes.

Conflicts of Interest of Spieker Directors and Executive Officers in the Merger and the Partnership Merger (see page 58)

      In considering the recommendation of the Spieker board with respect to the merger agreement and the merger, Spieker stockholders should be aware that, as described below, some Spieker directors and executive officers have interests in, and will receive benefits from, the merger and the partnership merger that differ from, or are in addition to, and, therefore, may conflict with the interests of Spieker stockholders generally.

      Trustees of Equity Office After the Merger. Under the merger agreement, Warren E. Spieker, Jr., Spieker’s Chairman of the Board, and John A. Foster and Craig G. Vought, Spieker’s Co-Chief Executive Officers, will become members of the Equity Office board of trustees following the merger. Mr. Spieker’s term will expire in 2004, Mr. Vought’s term in 2003 and Mr. Foster’s term in 2002. See “— Trustees and Executive Officers of Equity Office After the Merger” beginning on page 11.

      Indemnification and Insurance. The merger agreement provides that Equity Office and EOP Partnership will provide exculpation and indemnification for directors and officers of Spieker and Spieker Partnership, including for actions taken in connection with the merger, which is the same as the exculpation and indemnification provided by Spieker and Spieker Partnership as of the date of the merger agreement. The merger agreement also provides that Equity Office and EOP Partnership will indemnify and hold harmless former directors and officers of Spieker and Spieker Partnership after the merger to the fullest extent permitted by law. In addition, Equity Office has agreed to provide directors’ and officers’ insurance for the benefit of those individuals currently covered by Spieker’s insurance for a period of six years after the merger.

      Equity-Based Awards. Unvested options to purchase an aggregate of 1,306,535 shares of Spieker common stock at an average exercise price of $38.07 per share previously awarded to 17 Spieker directors and executive officers will vest in connection with the merger pursuant to the plans under which they were issued and in any event no later than the day before the merger closes. These 17 Spieker directors and executive officers also currently hold vested options to purchase an aggregate of an additional 2,346,217 shares of Spieker common stock at an average exercise price of $29.85. All Spieker stock options will be converted in the merger into options to purchase Equity Office common shares under the terms of the merger agreement.

      Under the merger agreement, holders of Spieker stock options will be entitled to tender the Equity Office options that they will receive in the merger to EOP Partnership for a cash payment per option converted in the merger equal to the excess, if any, of $58.50 over the exercise price of the Spieker option, which acquisition and payment will be made within three business days of the closing of the merger. Options to purchase Equity Office common shares that are not tendered to EOP Partnership as described above would remain outstanding as options to purchase Equity Office common shares.

      Eleven Spieker directors and executive officers holding vested options to purchase an aggregate of 2,258,217 shares of Spieker common stock at an average exercise price of $29.64, and unvested options to purchase an additional 1,159,535 shares of Spieker common stock at an average exercise price of $37.79 that will vest in connection with the merger, have agreed to tender their options to EOP Partnership. The aggregate value of these vested and unvested options, calculated using the average exercise prices of the options and the $58.50 cash option tender price, is approximately $89.2 million. The remaining six Spieker directors and executive officers who have not indicated whether or not they intend to tender their options hold vested options to purchase an aggregate of 88,000 shares of Spieker common stock at an average exercise price of $35.29, and unvested options to purchase an additional 147,000 shares of Spieker common stock at an average exercise price of $40.28 that will vest in the merger. At the $58.50 cash tender offer price, these vested and unvested options have an aggregate value of approximately $4.7 million.

      In addition, 206,223 unvested shares of Spieker restricted stock previously awarded to Spieker directors and executive officers will vest on the day immediately before the date on which the Spieker common stockholders approve the merger. Using a $       pro forma equivalent value for Spieker common stock, the aggregate value of the unvested Spieker restricted stock previously awarded to Spieker directors and executive officers is approximately $            .

      Special Severance Policy. Spieker has a “special severance policy” applicable to executive officers that provides for severance compensation under specified circumstances in the event of a change in control. Equity Office has acknowledged that the merger will be a change in control for purposes of the Spieker special severance policy and that severance payments will be made as provided in the Spieker special severance policy to any participant who becomes entitled to these payments because of a termination of employment occurring on or after the closing of the merger, unless the termination is for cause or is a voluntary resignation without good reason under the terms of the Spieker special severance policy. No executive officer eligible for the benefits of the Spieker special severance policy will become an executive officer of Equity Office following the merger.

      If any payments made to an executive officer by Spieker under the Spieker special severance policy would result in an excise tax imposed by section 4999 of the Internal Revenue Code, the executive officer will receive a tax reimbursement payment that would put the executive officer in the same financial position after-tax that he would have been in if the excise tax did not apply to such amounts. However, if reducing the total payments under the special severance policy by 10% or less would avoid triggering the excise tax, the payments under the Spieker special severance policy will be reduced by the amount necessary to avoid triggering the excise tax rather than making the tax reimbursement payment.

      Under the severance policy, the thirteen executive officers of Spieker will be entitled to receive estimated cash payments ranging from approximately $1.1 million to $5.0 million as a base amount, or approximately $34.2 million in the aggregate. In the event these executive officers become entitled to tax reimbursement as described above, the tax reimbursement amounts could range from $0 to $3.4 million per individual, or approximately $20.0 million in the aggregate. The calculation of the estimated cash payments under the special severance policy assumes that Equity Office’s obligations under the policy are triggered immediately upon the closing of the merger and that the merger will close on June 30, 2001. The amounts shown include estimated 2001 bonuses through the closing date. Neither Spieker nor Equity Office has yet determined that any tax reimbursement payments would be required.

      In addition, under the Spieker special severance policy, the executive officer and his or her eligible dependents will continue to be eligible to participate in the medical, dental, disability and life insurance plans and arrangements applicable to him or her immediately before his or her termination of employment, on substantially the same terms and conditions in effect immediately before the termination. If such participation is prohibited, equivalent coverage will be purchased for the executive officer and his or her eligible dependents with no greater after-tax cost to the executive officer than he or she paid for coverage prior to being terminated. Coverage will continue for three years from the date of termination in the case of Messrs. Spieker, Foster and Vought, and John K. French and Dennis E. Singleton, each of whom is a Vice-Chairman of Spieker’s board, Stuart A. Rothstein, Spieker’s Chief Financial Officer, and one other executive officer and for two years from the date of termination in the case of Joseph D. Russell, Jr., Peter H. Schnugg and James C. Eddy and all other eligible executive officers.

      Tax Related Undertakings of EOP Partnership. Under the merger agreement, EOP Partnership has agreed, for the benefit of 17 named unitholders, not to sell, exchange or otherwise dispose of, except in tax-free or tax-deferred transactions, specified office properties comprising approximately 6.5 million square feet, or approximately 26.5% of Spieker Partnership’s office portfolio on a square footage basis, and specified industrial properties comprising approximately 5.6 million square feet, or approximately 43.7% of Spieker Partnership’s industrial portfolio on a square footage basis. These office and industrial properties comprise approximately 12.1 million square feet, or approximately 32.3% of Spieker Partnership’s total portfolio on a square footage basis. These restrictions, which benefit Messrs. Spieker, Foster, Vought, French, Singleton, Schnugg and Eddy and one other Spieker executive officer, among others, last for at least 10 years and, depending on whether the unitholder enters into, and complies with the terms of, an agreement not to sell specified percentages of their Equity Office common shares and EOP Partnership units during the initial 10 year restriction period, up to 20 years after closing of the partnership merger. In addition, EOP Partnership has agreed for tax purposes to make available to these same named unitholders the opportunity to guarantee specified debt of EOP Partnership for the same period and has made specified other undertakings. These provisions are intended to ensure that these unitholders, who originally contributed properties to Spieker Partnership in exchange for Spieker Partnership units, will be able to continue to defer the otherwise substantial gain that would be recognized by them for tax purposes as EOP Partnership unitholders upon a sale of any one or more of these properties.

      Loan Forgiveness. According to its terms, a $400,000 loan made in April 2000 by Spieker to Mr. Rothstein, together with accrued interest, will be forgiven upon completion of the merger. The loan was extended to Mr. Rothstein for the purchase of a personal residence and has an outstanding balance of $360,000. If the merger were not to occur, 10% of the original loan amount would be forgiven in each of the next four years under the terms of the loan, subject to his continued employment.

      Acquisition of Spieker Northwest. In connection with the merger, a subsidiary of Equity Office will purchase 100% of the voting and 5% of the non-voting capital stock of Spieker Northwest, Inc., a noncontrolled third-party service subsidiary of Spieker, for an aggregate of $202,500 in cash from the holders of that stock, who include Messrs. Spieker, French and Singleton and one other individual, each of whom owns 25% of the voting capital stock of Spieker Northwest, Inc. and 1.25% of the non-voting capital stock.

      BroadBand Restricted Stock Agreements. Spieker has entered into restricted stock agreements with its executive officers, among others, under which those executive officers have been awarded shares of common stock of BroadBand Office, Inc. In connection with the merger, the restrictions with respect to those shares will lapse. BroadBand Office, Inc. filed for Chapter 11 bankruptcy protection under the U.S. Bankruptcy Code on May 9, 2001. Therefore, such awards are not expected to have any value.

Trustees and Executive Officers of Equity Office After the Merger (see page 58)

      Following the merger, the current trustees of Equity Office will remain as trustees of Equity Office. In addition, the merger agreement provides that Messrs. Spieker, Foster and Vought will become members of the Equity Office board of trustees as described above. Following the merger, the current executive officers of Equity Office will remain as executive officers of Equity Office. No current executive officers of Spieker will become executive officers of Equity Office following the merger.

Differences in the Rights of Shareholders
(see page 106)

      The rights of holders of Spieker common and preferred stock currently are governed by the Maryland General Corporation Law and Spieker’s charter and bylaws. Following the closing of the merger, the rights of former holders of Spieker common and preferred stock who receive Equity Office common or preferred shares in the merger will be governed by the Maryland REIT Law and Equity Office’s declaration of trust and bylaws. The Maryland REIT Law contains trust governance provisions that generally are comparable to or the same as many corporate governance provisions in the Maryland General Corporation Law.

Selected Historical Consolidated and Combined Financial Data

Equity Office

      The following tables set forth selected consolidated and combined financial and operating information on a historical basis for Equity Office and its predecessors. The selected operating data and certain other data set forth below for the years ended December 31, 2000, 1999 and 1998, for the period from July 11, 1997 through December 31, 1997, for the period from January 1, 1997 through July 10, 1997 and for the year ended December 31, 1996, and the balance sheet data as of December 31, 2000, 1999, 1998, 1997 and 1996 and July 10, 1997, have been derived from the historical audited consolidated and combined financial statements of Equity Office and its predecessors, audited by Ernst & Young LLP, independent auditors. The selected operating and other data at and for the three months ended March 31, 2001 and 2000 have been derived from the unaudited financial statements of Equity Office. The following information should be read together with the consolidated financial statements and financial statement notes of Equity Office incorporated by reference in this joint proxy statement/ prospectus. See “Where You Can Find More Information” beginning on page 123.

	Equity Office

						For the
						period
						from
	For the three months ended					July 11, 1997
	March 31,		For the years ended December 31,			through
						December 31,
	2001	2000	2000(1)	1999	1998	1997(2)

	(Dollars in thousands, except per share data)

Operating Data:

Revenues:

Rental, parking and other	$650,209	$460,936	$2,217,146	$1,919,056	$1,658,420	$406,713

Total revenues	663,216	468,875	2,264,243	1,942,243	1,679,699	412,968

Expenses:

Interest	157,940	100,532	525,787	413,995	338,611	76,675

Depreciation and amortization	124,974	89,652	436,417	358,989	305,982	70,346

Property operating and ground rent(3)	217,672	157,361	764,007	669,763	600,367	155,679

General and administrative	25,639	19,651	91,415	80,927	63,564	17,690

Total expenses	526,225	367,196	1,817,626	1,523,674	1,308,524	320,390

Income before allocation to minority interests, income from investment in unconsolidated joint ventures, net gain (loss) on sales of real estate, extraordinary items and cumulative effect of a change in accounting principle	136,991	101,679	446,617	418,569	371,175	92,578

Minority interests	(19,535)	(12,969)	(66,219)	(50,153)	(38,340)	(7,799)

Income from investment in unconsolidated joint ventures	15,426	11,374	56,251	13,824	11,267	3,173

Net gain (loss) on sales of real estate and extraordinary items	—	3,251	34,211	49,113	4,927	(16,240)

Cumulative effect of a change in accounting principle	(1,142)	—	—	—	—	—

Net income	131,740	103,335	470,860	431,353	349,029	71,712

Put option settlement	—	(1,030)	(2,576)	(5,658)	—	—

Preferred distributions, net	(10,884)	(10,697)	(43,348)	(43,603)	(32,202)	(649)

Net income available for common shares	$120,856	$91,608	$424,936	$382,092	$316,827	$71,063

Net income available per weighted average common share outstanding — basic	$0.39	$0.37	$1.53	$1.49	$1.25	$0.44

Net income available per weighted average common share and common share equivalent outstanding — diluted	$0.39	$0.37	$1.52	$1.48	$1.24	$0.43

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Equity Office Predecessors

	For the
	period
	from
	January 1,
	1997	For the
	through	year ended
	July 10,	December 31,
	1997	1996

	(Dollars in thousands, except per share data)

Operating Data:

Revenues:

Rental, parking and other	$327,017	$493,396

Total revenues	339,104	508,124

Expenses:

Interest	80,481	119,595

Depreciation and amortization	66,034	96,237

Property operating and ground rent(3)	127,285	201,067

General and administrative	17,201	23,145

Total expenses	291,001	440,044

Income before allocation to minority interests, income from investment in unconsolidated joint ventures, net gain (loss) on sales of real estate, extraordinary items and cumulative effect of a change in accounting principle	48,103	68,080

Minority interests	(912)	(2,086)

Income from investment in unconsolidated joint ventures	1,982	2,093

Net gain (loss) on sales of real estate and extraordinary items	12,236	5,338

Cumulative effect of a change in accounting principle	—	—

Net income	61,409	73,425

Put option settlement	—	—

Preferred distributions, net	—	—

Net income available for common shares	$61,409	$73,425

Net income available per weighted average common share outstanding — basic

Net income available per weighted average common share and common share equivalent outstanding — diluted

	Equity Office

						For the
						period
						from
	For the three months ended					July 11, 1997
	March 31,		For the years ended December 31,			through
						December 31,
	2001	2000	2000(1)	1999	1998	1997(2)

	(Dollars in thousands, except per share data)

Weighted average common shares outstanding — basic	306,971,084	247,695,287	277,186,733	256,045,895	253,167,037	162,591,477

Weighted average common shares and common share equivalents outstanding — diluted	351,400,853	283,568,648	318,997,407	291,157,204	283,974,532	180,014,027

Cash distributions declared per common share	$.45	$.42	$1.74	$1.58	$1.38	$0.56

Balance Sheet Data (at end of period):

Investment in real estate, net of accumulated depreciation	$16,612,557	$12,497,425	$16,641,325	$12,572,153	$13,331,560	$10,976,319

Total assets	$18,723,298	$14,089,833	$18,794,253	$14,046,058	$14,261,291	$11,751,672

Mortgage debt, unsecured notes and lines of credit	$8,658,159	$5,962,784	$8,802,994	$5,851,918	$6,025,405	$4,284,317

Total liabilities	$9,415,412	$6,484,776	$9,504,662	$6,334,985	$6,472,613	$4,591,697

Minority interests	$1,194,223	$858,634	$1,218,396	$883,454	$737,715	$754,818

Redeemable common shares	$54,122	$52,576	$54,122	$51,546	$100,000	$100,000

Preferred shares	$613,423	$613,923	$613,923	$615,000	$615,000	$200,000

Shareholders’ equity/owners’ equity	$7,446,118	$6,079,924	$7,403,150	$6,161,073	$6,335,963	$6,105,157

Other Data:

General and administrative expenses as a percentage of total revenues	3.9%	4.2%	4.0%	4.2%	3.8%	4.3%

Number of office properties	380	294	381	294	284	258

Net rentable square feet of office properties (in millions)	99.0	77.0	99.0	77.0	75.1	65.3

Occupancy of office properties	94%	94%	95%	94%	95%	94%

Funds from operations(4)	$272,591	$195,559	$910,959	$749,641	$661,645	$160,929

Property net operating income(5)	$435,618	$305,599	$1,463,151	$1,256,180	$1,065,714	$253,418

Earnings before interest, taxes, depreciation and amortization(6)	$461,483	$314,588	$1,535,943	$1,226,053	$1,046,626	$241,477

Cash flow provided by operating activities	$192,801	$109,489	$907,343	$720,711	$759,151	$190,754

Cash flow (used for) investing activities	$(63,672)	$(65,929)	$(1,311,778)	$(67,138)	$(2,231,712)	$(1,592,272)

Cash flow (used for) provided by financing activities	$(144,775)	$(29,522)	$455,353	$(718,315)	$1,310,788	$1,630,346

Ratio of earnings to combined fixed charges and preferred share dividends	1.8	1.8	1.8	1.8	1.9	2.1

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Equity Office Predecessors

	For the
	period
	from
	January 1,
	1997	For the
	through	year ended
	July 10,	December 31,
	1997	1996

	(Dollars in thousands, except per share data)

Weighted average common shares outstanding — basic

Weighted average common shares and common share equivalents outstanding — diluted

Cash distributions declared per common share

Balance Sheet Data (at end of period):

Investment in real estate, net of accumulated depreciation	—	$3,291,815

Total assets	—	$3,912,565

Mortgage debt, unsecured notes and lines of credit	—	$1,964,892

Total liabilities	—	$2,174,483

Minority interests	—	$11,080

Redeemable common shares	—	—

Preferred shares	—	—

Shareholders’ equity/owners’ equity	—	$1,727,002

Other Data:

General and administrative expenses as a percentage of total revenues	5.1%	4.6%

Number of office properties	—	84

Net rentable square feet of office properties (in millions)	—	29.2

Occupancy of office properties	—	90%

Funds from operations(4)	$113,022	$160,460

Property net operating income(5)	$202,108	$294,556

Earnings before interest, taxes, depreciation and amortization(6)	$196,134	$283,490

Cash flow provided by operating activities	$95,960	$165,975

Cash flow (used for) investing activities	$(571,068)	$(924,227)

Cash flow (used for) provided by financing activities	$245,851	$1,057,551

Ratio of earnings to combined fixed charges and preferred share dividends	1.6	1.5

(1)	On June 19, 2000, Equity Office completed its acquisition of Cornerstone Properties Inc. See note 3 to Equity Office’s consolidated financial statements incorporated by reference in this joint proxy statement/ prospectus.

(2)	On December 19, 1997, Equity Office completed its acquisition of Beacon Properties Corporation at a cost of approximately $4.3 billion. As a result of this transaction, Equity Office acquired an interest in 130 properties containing approximately 20.9 million square feet.

(3)	Property operating expenses include real estate taxes, insurance, repairs and maintenance and other property operating expenses.

(4)	The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in March 1995 defines funds from operations as net income (loss), computed in accordance with generally accepted accounting principles, excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. In November 1999, NAREIT issued a National Policy Bulletin effective January 1, 2000 clarifying the definition of funds from operations to include all operating results, both recurring and non-recurring, except those defined as extraordinary under generally accepted accounting principles. In accordance with this NAREIT Bulletin, Equity Office no longer adjusts for the amortization of discounts and premiums on mortgages when calculating funds from operations. Accordingly, Equity Office restated the prior period data for comparative purposes. Equity Office believes that funds from operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of Equity Office to incur and service debt, to make capital expenditures and to fund other cash needs. Equity Office computes funds from operations in accordance with standards established by NAREIT, which may not be comparable to funds from operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than Equity Office. Equity Office computes funds from operations in accordance with the standards established by NAREIT, and, therefore, includes straight-line rents in its funds from operations. Spieker excludes straight-line rents in calculating its funds from operations. Note 3 to Spieker’s selected data table on page shows under the caption “Funds from operations before straight-line rent” funds from operations of Spieker calculated on a comparable basis to how Equity Office calculates its funds from operations. Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with generally accepted accounting principles, as an indication of Equity Office’s financial performance or to cash flow from operating activities, determined in accordance with generally accepted accounting principles, as a measure of Equity Office’s liquidity, nor is it indicative of funds available to fund Equity Office’s cash needs, including its ability to make cash distributions. Equity Office calculates funds from operations as follows:

	Equity Office

	For the three months
	ended March 31,		For the years ended December 31,

	2001	2000	2000	1999	1998

Income before allocation to minority interests, income from investment in unconsolidated joint ventures, net gain on sales of real estate, extraordinary items and cumulative effect of a change in accounting principle	$136,991	$101,679	$446,617	$418,569	$371,175

Add (deduct):

Income allocated to minority interests for partially owned properties	(3,253)	(553)	(5,370)	(1,981)	(2,114)

Income from investment in unconsolidated joint ventures	15,426	11,374	56,251	13,824	11,267

Depreciation and amortization (real estate related) (including share of unconsolidated joint ventures)	134,311	94,786	459,385	368,490	313,519

Put option settlement	—	(1,030)	(2,576)	(5,658)	—

Preferred distributions, net	(10,884)	(10,697)	(43,348)	(43,603)	(32,202)

Funds from operations	$272,591	$195,559	$910,959	$749,641	$661,645

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Equity Office	Equity Office Predecessors

		For the
		period
	For the	from
	period from	January 1,
	July 11, 1997	1997	For the year
	through	through	ended
	December 31,	July 10,	December 31,
	1997(3)	1997	1996

Income before allocation to minority interests, income from investment in unconsolidated joint ventures, net gain on sales of real estate, extraordinary items and cumulative effect of a change in accounting principle	$92,578	$48,103	$68,080

Add (deduct):

Income allocated to minority interests for partially owned properties	(789)	(912)	(2,086)

Income from investment in unconsolidated joint ventures	3,173	1,982	2,093

Depreciation and amortization (real estate related) (including share of unconsolidated joint ventures)	66,616	63,849	92,373

Put option settlement	—	—	—

Preferred distributions, net	(649)	—	—

Funds from operations	$160,929	$113,022	$160,460

(5)	Property net operating income is defined as rental income, including tenant reimbursements, parking and other income less property operating expenses, including real estate taxes, insurance, repairs and maintenance and other property operating expenses.

(6)	Earnings before interest, taxes, depreciation and amortization is presented because Equity Office believes this data is used by some investors to evaluate Equity Office’s ability to meet debt service requirements. Equity Office considers earnings before interest, taxes, depreciation and amortization to be an indicative measure of its operating performance due to the significance of Equity Office’s long-lived assets and because this data can be used to measure Equity Office’s ability to service debt, fund capital expenditures and expand its business. However, this data should not be considered as an alternative to net income, operating profit, cash flows from operations or any other operating or liquidity performance measure prescribed by generally accepted accounting principles. In addition, earnings before interest, taxes, depreciation and amortization as calculated by Equity Office may not be comparable to similarly titled measures reported by other companies. Interest expense, taxes, depreciation and amortization, which are not reflected in the presentation of earnings before interest, taxes, depreciation and amortization, have been, and will be, incurred by Equity Office. Investors are cautioned that these excluded items are significant components in understanding and assessing Equity Office’s financial performance. Equity Office calculates earnings before interest, taxes, depreciation and amortization as follows:

	Equity Office

						For the
						period from
	For the three months					July 11, 1997
	ended March 31,		For the years ended December 31,			through
						December 31,
	2001	2000	2000	1999	1998	1997(3)

Earnings before interest, taxes, depreciation and amortization:

Net income available for common shares	$120,856	$91,608	$424,936	$382,092	$316,825	$71,063

Plus minority interest — EOP Partnership	16,282	12,416	59,376	48,172	36,226	7,010

Plus depreciation and lease amortization	123,648	88,275	426,671	354,296	299,578	66,168

Plus preferred distributions, net	10,884	10,697	43,348	43,603	32,202	649

Plus put option settlement	—	1,030	2,576	5,658	—	—

Plus interest expense and loan amortization	159,266	101,909	535,533	418,688	345,015	80,853

Plus taxes	1,517	47	2,719	656	1,666	239

Less income from investment in unconsolidated joint ventures, net of income allocated to minority interest in partially owned properties	(12,173)	(10,821)	(49,408)	(11,843)	(9,153)	(2,384)

Plus Equity Office’s share of earnings (losses) before interest, taxes, depreciation and amortization from its investment in unconsolidated joint ventures, net of earnings before interest, taxes, depreciation and amortization allocated to minority interests in partially owned properties	40,061	22,678	122,930	33,844	29,194	1,638

Less net (gain) loss on sales of real estate, extraordinary items and cumulative effect of a change in accounting principle	1,142	(3,251)	(32,738)	(49,113)	(4,927)	16,241

Earnings before interest, taxes, depreciation and amortization	$461,483	$314,588	$1,535,943	$1,226,053	$1,046,626	$241,477

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Equity Office Predecessors

	For the
	period
	from
	January 1,
	1997	For the year
	through	ended
	July 10,	December 31,
	1997	1996

Earnings before interest, taxes, depreciation and amortization:

Net income available for common shares	$61,409	$73,425

Plus minority interest — EOP Partnership	—	—

Plus depreciation and lease amortization	63,263	91,962

Plus preferred distributions, net	—	—

Plus put option settlement	—	—

Plus interest expense and loan amortization	83,252	123,870

Plus taxes	868	1,375

Less income from investment in unconsolidated joint ventures, net of income allocated to minority interest in partially owned properties	(1,070)	(7)

Plus Equity Office’s share of earnings (losses) before interest, taxes, depreciation and amortization from its investment in unconsolidated joint ventures, net of earnings before interest, taxes, depreciation and amortization allocated to minority interests in partially owned properties	648	(1,797)

Less net (gain) loss on sales of real estate, extraordinary items and cumulative effect of a change in accounting principle	(12,236)	(5,338)

Earnings before interest, taxes, depreciation and amortization	$196,134	$283,490

Spieker

      The following table sets forth selected consolidated financial and operating information on a historical basis for Spieker. The selected operating and other data set forth below for the years ended December 31, 2000, 1999, 1998, 1997 and 1996, and the balance sheet data as of December 31, 2000, 1999, 1998, 1997 and 1996, have been derived from the historical consolidated financial statements of Spieker, audited by Arthur Andersen LLP, independent auditors. The selected operating data and certain other data for the three months ended March 31, 2001 and 2000, and the balance sheet data as of March 31, 2001 and March 31, 2000 have been derived from Spieker’s unaudited financial statements. The following information should be read together with the consolidated financial statements and financial statement notes of Spieker incorporated by reference in this joint proxy statement/ prospectus. See “Where You Can Find More Information” beginning on page 123.

	For the three months
	ended March 31,		Year Ended December 31,

	2001	2000	2000	1999	1998	1997	1996

	(amounts in thousands, except per share amounts)

Operating Data:

Revenues	210,398	169,512	$753,836	$643,829	$561,097	$331,313	$200,699

Income from operations before disposition of real estate and minority interests	79,671	53,257	239,863	195,516	163,924	110,134	65,764

Net income	88,071	66,124	333,464	220,151	159,665	115,004	64,190

Net income available to common stockholders	79,754	57,807	300,195	187,322	130,431	99,890	52,051

Net income per share of common stock(1) — basic	1.21	0.89	4.59	2.93	2.10	2.07	1.51

Net income per share of common stock(1) — diluted	1.17	0.87	4.45	2.89	2.07	2.04	1.50

Dividends and distributions per share:

Series A preferred stock	.85	.85	3.41	2.98	2.80	2.41	2.10

Series B preferred stock	.59	.59	2.36	2.36	2.36	2.36	2.36

Series C preferred stock	.49	.49	1.97	1.97	1.97	0.44	—

Series E preferred stock	.50	.50	2.00	2.00	1.15	—	—

Common stock	.70	.70	2.80	2.44	2.29	2.09	1.77

Class B common stock(2)	—	—	—	—	2.10	2.50	2.23

Class C common stock(2)	—	—	—	—	2.32	2.02	1.77

Balance Sheet Data:

Investments in real estate (before accumulated depreciation)	4,755,314	4,504,477	$4,704,358	$4,404,274	$4,182,806	$3,252,572	$1,447,173

Net investments in real estate	4,354,363	4,173,363	4,328,597	4,088,034	3,942,028	3,083,521	1,319,472

Total assets	4,614,786	4,323,832	4,528,288	4,268,485	4,056,870	3,242,934	1,390,314

Mortgage loans	51,785	93,289	56,738	97,331	110,698	96,502	45,997

Unsecured debt	2,031,132	1,909,500	1,998,119	1,899,512	1,736,500	1,335,000	674,000

Total debt	2,082,917	2,002,789	2,054,857	1,996,843	1,847,198	1,431,502	719,997

Stockholders’ equity	1,977,987	1,812,487	1,940,057	1,793,445	1,723,462	1,493,828	563,928

Other Data:

Funds from operations(3)	99,867	72,419	$329,259	$258,828	$215,064	$147,912	$93,293

Cash flow provided (used) by:

Operating activities	124,375	96,415	377,132	321,005	287,860	191,450	112,581

Investing activities	(70,267)	(56,259)	(209,979)	(211,495)	(780,373)	(1,697,885)	(387,567)

Financing activities	(30,094)	(45,695)	(171,247)	(97,312)	474,801	1,499,727	296,749

Ratio of earnings to combined fixed charges and preferred distributions	2.34	1.83	1.97	1.74	1.65	2.05	1.97

Total rentable square footage of properties at end of period			37,715	40,659	40,843	34,543	21,430

Occupancy rate at end of period	97.4%	96.3%	97.4%	96.3%	96.4%	94.5%	96.6%

(1)	Per share amounts based upon the basic weighted average shares outstanding for the quarterly periods ended March 31, 2001 and March 31, 2000 were 65,937,390 and 65,071,321, respectively, and the diluted weighted average shares outstanding were 69,111,093 and 67,247,908, respectively. Per share amounts based upon the basic weighted average shares outstanding for the years ended December 31, 2000 through 1996 were as follows: 65,401,668 for 2000, 63,984,711 for 1999, 62,113,172 for 1998, 48,207,141 for 1997, and 34,438,317 for 1996, and the diluted weighted average shares outstanding were 68,166,326 for 2000, 64,983,415 for 1999, 62,877,995 for 1998, 48,968,905 for 1997, and 34,691,140 for 1996. Diluted weighted average shares outstanding include the dilutive effect of stock options using the treasury method.

(2)	As of December 31, 1999, all shares have been converted into Spieker common stock.

(3)	The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines funds from operations as net income, computed in accordance with GAAP, excluding gains

(or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. In accordance with this NAREIT Bulletin, Spieker restated the 1996 data to reflect the new NAREIT definition except that Spieker eliminates straight-line rent from the calculation. In November 1999, NAREIT issued a National Policy Bulletin effective January 1, 2000 clarifying the definition of funds from operations to include all operating results, both recurring and non-recurring, except those defined as extraordinary under GAAP. Spieker believes that funds from operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of Spieker’s ability to incur and service debt, to make capital expenditures and to fund other cash needs. Spieker computes funds from operations in accordance with standards established by NAREIT except that Spieker eliminates straight-line rent from the calculation, which may not be comparable to funds from operations reported by other REITs that interpret the current NAREIT definition differently than Spieker does. Equity Office computes funds from operations in accordance with the standards established by NAREIT, and, therefore, includes straight-line rents in its funds from operations calculations. Amounts shown in the table below under the caption “Funds from operations before straight-line rent” are presented for Spieker showing funds from operations calculated on a comparable basis to how Equity Office calculates its funds from operations. Funds from operations does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of Spieker’s financial performance or to cash flow from operating activities, determined in accordance with GAAP, as a measure of Spieker’s liquidity, nor is it indicative of funds available to fund Spieker’s cash needs, including Spieker’s ability to make cash distributions.

	For the three
	months ended
	March 31,		Year Ended December 31,

	2001	2000	2000	1999	1998	1997	1996

Income from operations before disposition of real estate and minority interests:	$79,671	$53,257	$239,863	$195,516	$163,924	$110,134	$65,764

Less:

Dividends on series B preferred stock	(2,510)	(2,510)	(10,041)	(10,041)	(10,041)	(10,041)	(10,041)

Dividends on series C preferred stock	(2,953)	(2,953)	(11,813)	(11,813)	(11,813)	(2,658)	—

Dividends on series E preferred stock	(2,000)	(2,000)	(8,000)	(8,000)	(4,600)	—	—

Distributions on preferred operating partnership units	(1,441)	(1,441)	(5,766)	(7,904)	(8,542)	(402)	—

Income from operations after preferred dividends and distributions	70,767	44,353	204,243	157,758	128,928	97,033	55,723

Add:

Depreciation and amortization	33,797	30,064	136,360	110,003	93,512	52,172	37,040

Other, net(a)	581	422	1,866	1,262	112	747	303

Funds from operations before straight-line rent(b)	105,145	74,839	342,469	269,023	222,552	149,952	93,066

Straight-line rent	(5,278)	(2,420)	(13,210)	(10,195)	(7,488)	(2,040)	227

Funds from operations	$99,867	$72,419	$329,259	$258,828	$215,064	$147,912	$93,293

(a)	Primarily includes our share of funds from operations from Spieker Griffin/W9 Associates, L.L.C., an unconsolidated joint venture. Further discussion of this joint venture can be found under “Investments in Affiliates” in our notes to consolidated financial statements.

(b)	Amounts shown in this line correspond to Equity Office’s calculation of funds from operations.

Equivalent Per Share Data

      We have summarized below specified per common share information for our respective companies on a historical basis, pro forma combined basis and pro forma combined equivalent basis. The pro forma combined amounts are based on the purchase method of accounting. The Spieker per common share pro forma combined equivalents are calculated by multiplying the pro forma combined per common share amounts by the common stock exchange ratio of 1.49586 and by adding to that the $13.50 cash amount to be paid per share of Spieker common stock in the merger.

      The following information should be read together with the historical and pro forma financial statements included or incorporated by reference in this document. See “Where You Can Find More Information” beginning on page 123.

	For the three
	months ended		For the year ended
	March 31, 2001		December 31, 2000

	Basic	Diluted	Basic	Diluted

Net income per common share before extraordinary items and cumulative effect of a change in accounting principle:

Equity Office	$0.40	$0.39	$1.54	$1.53

Spieker	$1.21	$1.17	$4.59	$4.45

Equity Office and Spieker pro forma combined before extraordinary items and cumulative effect of a change in accounting principle	$0.44	$0.44	$1.67	$1.66

Spieker pro forma combined equivalent	$0.86	$0.86	$3.27	$3.25

	For the three
	months ended	For the year ended
	March 31, 2001	December 31, 2000

Cash distributions declared per common share:

Equity Office	$.45	$1.74

Spieker	$.70	$2.80

Equity Office and Spieker pro forma combined	$.45	$1.74

Spieker pro forma combined equivalent	$.88	$3.38

Shareholders’ equity (book value) per common share (end of period):

Equity Office	$24.26	$24.28

Spieker	$24.40	$23.89

Equity Office and Spieker pro forma combined	$25.52	$25.55

Spieker pro forma combined equivalent	$51.68	$51.73

Market Prices of Equity Office Common Shares and Spieker Common Stock

      The following table sets forth the price per share of Equity Office common shares and Spieker common stock based on the last reported sale prices per share on the NYSE on February 22, 2001, the last trading day before the public announcement of the execution of the merger agreement, and on             , 2001, the latest practicable date before mailing this joint proxy statement/ prospectus.

	Price per share

					Spieker pro
	Equity Office		Spieker		forma equivalent(1)

February 22, 2001		$29.43		$52.10	$57.52

, 2001(2)	$		$		$

(1)	Computed by multiplying the Equity Office common share closing price by the 1.49586 exchange ratio and adding the $13.50 cash amount per share.

(2)	The average last reported sale price per Equity Office common share for the ten trading days preceding , 2001 was $ . The Spieker pro forma equivalent, based on such ten trading days, would be $ .

Summary Unaudited Pro Forma Condensed Combined Financial Data

      The following table sets forth the summary unaudited pro forma condensed combined financial data for Equity Office and Spieker as a combined entity, giving effect to the merger as if it had occurred on the dates indicated and after giving effect to the pro forma adjustments. The unaudited pro forma condensed combined operating data are presented as if the merger had been consummated on January 1, 2001 for the three months ended March 31, 2001, and January 1, 2000 for the year ended December 31, 2000. The unaudited pro forma condensed combined balance sheet data at March 31, 2001 are presented as if the merger had occurred on March 31, 2001. In the opinion of management of Equity Office, all adjustments necessary to reflect the effects of these transactions have been made. The merger will be accounted for under the purchase method of accounting as provided by Accounting Principles Board Opinion No. 16.

      The pro forma financial information should be read together with the respective historical audited consolidated financial statements and financial statement notes of Equity Office and of Spieker incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” on page 123. The unaudited pro forma operating data are presented for comparative purposes only and are not necessarily indicative of what the actual combined results of operations of Equity Office and Spieker would have been for the period presented, nor do these data purport to represent the results of future periods. See “Equity Office Properties Trust Pro Forma Condensed Combined Financial Statements” beginning on page F-1.

	Pro forma	Pro forma
	for the three months ended	for the year ended
	March 31, 2001	December 31, 2000

	(Dollars in thousands, except per share data)

Operating Data:

Revenues:

Rental	$672,084	$2,294,095

Tenant reimbursements	146,299	512,362

Parking	30,590	112,107

Other	14,955	51,886

Fee income	2,494	12,466

Interest/dividends	11,793	40,129

Total revenues	878,215	3,023,045

Expenses:

Interest:

Expense incurred	210,059	731,455

Amortization of deferred financing costs	1,326	9,746

Depreciation	159,009	579,233

Amortization	9,082	26,903

Real estate taxes	89,551	319,838

Insurance	5,091	17,880

Repairs and maintenance	82,694	300,604

Property operating	92,012	329,968

Ground rent	3,081	10,012

General and administrative	33,278	120,237

Total expenses	685,183	2,445,876

	Pro forma	Pro forma
	for the three months ended	for the year ended
	March 31, 2001	December 31, 2000

	(Dollars in thousands, except per share data)

Income before allocation to minority interests, income from investment in unconsolidated joint ventures, net gain on sales of real estate, extraordinary items and cumulative effect of a change in accounting principle	193,032	577,169

Minority interests:

EOP Partnership	(26,038)	(93,686)

Partially owned properties	(3,253)	(6,843)

Income from investment in unconsolidated joint ventures	15,426	56,251

Net gain on sales of real estate	20,516	176,064

Net income from continuing operations	199,683	708,955

Put option settlement	—	(2,576)

Preferred distributions, net	(18,347)	(73,202)

Net income from continuing operations before extraordinary items and cumulative effect of a change in accounting principle available for common shares	$181,336	$633,177

Net income from continuing operations before extraordinary items and cumulative effect of a change in accounting principle per weighted average common share outstanding — basic	$0.44	$1.67

Weighted average common shares outstanding — basic	408,581,209	378,765,944

Net income from continuing operations before extraordinary items and cumulative effect of a change in accounting principle per weighted average common share and common share equivalent outstanding — diluted	$0.44	$1.66

Weighted average common shares and common share equivalents outstanding — diluted	470,172,726	437,738,366

Balance Sheet Data (at end of period):

Investment in real estate net of accumulated depreciation	$23,794,833

Total assets	$26,042,889

Total debt	$11,909,149

Total liabilities	$12,931,681

Minority interests	$1,684,702

Redeemable common stock	$54,122

Shareholders’ equity	$11,372,384

RISK FACTORS

      In addition to the risks relating to the businesses of Equity Office and Spieker, which are incorporated by reference in this joint proxy statement/prospectus from Equity Office’s Current Report on Form 8-K filed with the SEC on March 23, 2001 and Spieker’s Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the SEC on March 23, 2001 and the other information included in this document, including the matters addressed in “A Warning About Forward-Looking Statements” on page 26, you should carefully consider the following material risk factors to the merger in determining whether or not to vote in favor of the approval of the merger agreement and the merger.

Spieker common stockholders may receive Equity Office common shares in the merger with a market value lower than expected

      Spieker common stockholders will receive $13.50 in cash and 1.49586 Equity Office common shares in the merger for each share of Spieker common stock at the time of the closing of the merger. The market price of Equity Office common shares at the time of the merger may vary significantly from the price on the date of execution of the merger agreement or from the price on either the date of this joint proxy statement/prospectus or the date of the Equity Office and Spieker special meetings. These variances may arise due to, among other things:

•	changes in the business, operations and prospects of Equity Office;

•	market assessments of the likelihood that the merger will be completed;

•	demand for office space in California and other West Coast markets or nationwide;

•	the financial condition of current or prospective tenants; and

•	interest rates, general market and economic conditions and other factors.

Substantially all of these factors are beyond the control of Equity Office and Spieker. It should be noted that during the 12-month period ending on              , 2001, the most recent date practicable before the mailing of this joint proxy statement/prospectus, the closing per share price of Equity Office common shares varied from a low of $          to a high of $          and ended that period at $          . Historical trading prices are not necessarily indicative of future performance.

      The exchange ratio for shares of Spieker common stock to be exchanged for Equity Office common shares in the merger was fixed at the time of the signing of the merger agreement and is not subject to adjustment based on changes in the trading price of Equity Office common shares or Spieker common stock before the closing of the merger. Accordingly, the market price of any Equity Office common shares that Spieker common stockholders receive in the merger will depend on the market price of Equity Office common shares at the time of closing of the merger.

Equity Office historically has not owned or operated industrial properties and the market price of the Equity Office common shares you receive in the merger may decline if Equity Office fails to operate successfully the industrial properties acquired in the merger

      In the merger, a subsidiary of Equity Office will acquire Spieker’s portfolio of industrial properties totaling approximately 12.7 million rentable square feet, including industrial properties totaling approximately 6.7 million rentable square feet under contract for sale. The industrial properties will represent approximately 9% of the combined portfolio based on square footage and approximately 5% based on net operating income. Equity Office historically has not owned or operated industrial properties. If Equity Office fails to operate successfully these industrial properties, the market price of Equity Office common shares could decline. In addition, if Equity Office determines to liquidate these industrial properties over time, it may not be successful in doing so or may not do so at attractive prices, which could adversely affect the market price of Equity Office common shares.

The operations of Equity Office and Spieker may not be integrated successfully and intended benefits of the merger may not be realized, which could have a negative impact on the market price of Equity Office common shares after the merger

      The completion of the merger poses risks for the ongoing operations of Equity Office, including that:

•	following the merger, Equity Office may not achieve expected cost savings and operating efficiencies, such as the elimination of redundant administrative costs and property management costs;

•	the diversion of management attention to the integration of the operations of Spieker could have an adverse effect on the revenues, expenses and operating results of Equity Office;

•	the Spieker portfolio may not perform as well as Equity Office anticipates due to various factors, including changes in macro-economic conditions and the demand for office space in California and other West Coast markets in which Spieker has a substantial presence;

•	Equity Office may experience difficulties and incur expenses related to the assimilation and retention of Spieker non-executive employees; and

•	Equity Office may not effectively integrate Spieker’s operations.

      If Equity Office fails to integrate successfully Spieker and/or to realize the intended benefits of the merger, the market price of Equity Office common shares could decline from their market price at the time of completion of the merger.

The directors and executive officers of Spieker may have interests in the completion of the merger and the partnership merger that may conflict with the interests of Spieker’s stockholders

      In considering the recommendation of the Spieker board with respect to the merger agreement and the merger, Spieker stockholders should be aware that some Spieker directors and executive officers have interests in, and will receive benefits from, the merger and the partnership merger that differ from, or are in addition to, and, therefore, may conflict with the interests of Spieker stockholders generally, including the following:

•	Three current directors or executive officers of Spieker, Messrs. Spieker, Foster and Vought, will become trustees of Equity Office;

•	Equity Office and EOP Partnership will provide exculpation and indemnification for directors and officers of Spieker and Spieker Partnership, including for actions taken in connection with the merger, which is the same as the exculpation and indemnification provided by Spieker and Spieker Partnership as on the date of the merger agreement;

•	Equity Office and EOP Partnership will indemnify and hold harmless former directors and officers of Spieker and Spieker Partnership after the merger to the fullest extent permitted by law;

•	Equity Office has agreed to provide directors’ and officers’ insurance for the benefit of those individuals currently covered by Spieker’s insurance for a period of six years after the merger;

•	Unvested options to purchase an aggregate of 1,306,535 shares of Spieker common stock at an average exercise price of $38.07 per share previously awarded to 17 Spieker directors and executive officers will vest in connection with the merger pursuant to the plans under which they were issued and in any event no later than the day before the merger closes. These 17 Spieker directors and executive officers also currently hold vested options to purchase an aggregate of an additional 2,346,217 shares of Spieker common stock at an average exercise price of $29.85. All Spieker stock options will be converted in the merger into options to purchase Equity Office common shares under the terms of the merger agreement. Under the merger agreement, holders of Spieker stock options will be entitled to tender their options to EOP Partnership for a cash payment equal to the excess, if any, of $58.50 per Spieker share option over the exercise price of the Spieker options multiplied by the number of their Spieker options converted in the merger, which acquisition and payment will be made within three business days of the closing of the merger. Options to purchase

Equity Office common shares that are not tendered to EOP Partnership as described above would remain outstanding as options to purchase Equity Office common shares. Under agreements entered into with Equity Office, eleven Spieker directors and executive officers holding vested options to purchase an aggregate of 2,258,217 shares of Spieker common stock at an average exercise price of $29.64, and unvested options to purchase an additional 1,159,535 shares of Spieker common stock at an average exercise price of $37.79 that will vest in the merger, have agreed to tender their options to EOP Partnership. The aggregate value of these vested and unvested options, calculated using the average exercise prices of the options and the $58.50 cash option tender price, is approximately $89.2 million. The remaining six Spieker directors and executive officers who have not indicated whether or not they intend to tender their options hold vested options to purchase an aggregate of 88,000 shares of Spieker common stock at an average exercise price of $35.29, and unvested options to purchase an additional 147,000 shares of Spieker common stock at an average exercise price of $40.28 that will vest in the merger. At the $58.50 cash tender offer price, these vested and unvested options have an aggregate value of approximately $4.7 million.

•	206,223 unvested shares of Spieker restricted stock previously awarded to Spieker directors and executive officers will vest on the day immediately before the date on which the Spieker common stockholders approve the merger. Using a $ pro forma equivalent value for Spieker common stock, the aggregate value of the unvested Spieker restricted stock previously awarded to Spieker directors and executive officers is approximately $ ;

•	Under the Spieker special severance policy, the thirteen executive officers of Spieker will be entitled to receive estimated cash payments ranging from approximately $1.1 million to $5.0 million as a base amount, or approximately $34.2 million in the aggregate. If the tax reimbursements described under “The Merger — Conflicts of Interest of Spieker Directors and Executive Officers in the Merger and the Partnership Merger — Special Severance Policy” beginning on page 58 were payable, the tax reimbursement amounts could range from $0 to $3.4 million per individual, or approximately $20.0 million in the aggregate. The calculation of the estimated cash payments under the special severance policy assumes that Equity Office’s obligations under the policy are triggered immediately upon the closing of the merger and that the merger will close on June 30, 2001. The amounts shown include estimated 2001 bonuses through the closing date. Neither Spieker nor Equity Office has yet determined that any tax reimbursement payments would be required;

•	Under the Spieker special severance policy the executive officer and his or her eligible dependents will continue to be eligible to participate in the medical, dental, disability and life insurance plans and arrangements applicable to him or her immediately before his or her termination of employment, on substantially the same terms and conditions in effect immediately before the termination. If such participation is prohibited, equivalent coverage will be purchased for the executive officer and his or her eligible dependents with no greater after-tax cost to the executive officer than he or she paid for coverage prior to being terminated;

•	Under the merger agreement, EOP Partnership has agreed, for the benefit of 17 named unitholders, not to sell, exchange or otherwise dispose of, except in tax-free or tax-deferred transactions, specified office properties comprising approximately 6.5 million square feet, or approximately 26.5% of Spieker Partnership’s office portfolio on a square footage basis, and specified industrial properties comprising approximately 5.6 million square feet, or approximately 43.7% of Spieker Partnership’s industrial portfolio on a square footage basis. These office and industrial properties comprise approximately 12.1 million square feet, or approximately 32.3% of Spieker Partnership’s total portfolio on a square footage basis;

•	According to its terms, a $400,000 loan made in April 2000 by Spieker to Mr. Rothstein, together with accrued interest, will be forgiven upon completion of the merger. The loan was extended to Mr. Rothstein for the purchase of a personal residence and has an outstanding principal balance of $360,000;

•	A subsidiary of Equity Office will purchase 100% of the voting and 5% of the non-voting capital stock of Spieker Northwest, Inc., a noncontrolled third-party service subsidiary of Spieker, for an aggregate of $202,500 in cash from the holders of that stock, who include Messrs. Spieker, French and Singleton and one other individual, each of whom owns 25% of the voting capital stock of Spieker Northwest, Inc. and 1.25% of the non-voting; and

•	Spieker has entered into restricted stock agreements with its executive officers, among others, under which those executive officers have been awarded shares of common stock of BroadBand Office, Inc. In connection with the merger, the restrictions with respect to those shares will lapse. BroadBand Office, Inc. filed for Chapter 11 bankruptcy protection under the U.S. Bankruptcy Code on May 9, 2001. Therefore, such awards are not expected to have any value.

EOP Partnership will need to replace, at or before maturity, a $1.0 billion bridge facility to be used to finance a portion of the cash merger costs

      EOP Partnership has received $1.0 billion of executed commitments from various lenders for an unsecured $1.0 billion bridge facility expected to be entered into by EOP Partnership by the closing of the merger. The bridge facility is expected to be used to fund $1.0 billion of the $1.187 billion of cash merger costs. The balance of the cash merger costs is expected to be funded under EOP Partnership’s existing line of credit. The commitments provide for a bridge facility having a term of 364 days from the funding of the bridge facility, and an interest rate of LIBOR plus 80 basis points, subject to EOP Partnership’s credit rating. If the bridge facility is not refinanced within 120 days from the funding of the bridge facility, EOP Partnership will incur a twenty basis point fee of the then outstanding principal balance, or $2.0 million. EOP Partnership expects to replace the bridge facility with longer-term financing within 120 days of the funding of the bridge facility. However, it also anticipates incurring increased interest costs on the replacement indebtedness due to higher interest costs of longer-term debt. The interest rate on the replacement indebtedness will depend on prevailing market conditions at the time. Each  1/8th of 1% increase in the annual interest rate on the replacement indebtedness as compared to the interest rate on the bridge facility will increase Equity Office’s annual consolidated interest expense by approximately $1.5 million.

Equity Office and Spieker may incur substantial expenses and payments if the merger does not occur

      It is possible that the merger may not be completed. If the merger is not completed, Equity Office and Spieker will have incurred substantial expenses. In addition, Spieker and Spieker Partnership may incur a termination fee of up to $160 million if the merger agreement is terminated under specified circumstances. Further, the parties also may become obligated to reimburse up to $7.5 million of the other parties’ expenses if the merger agreement is terminated for certain reasons. The amount of any termination fee paid by Spieker and Spieker Partnership would be reduced by any expense reimbursement paid by them.

The $160 million termination fee payable by Spieker and Spieker Partnership may discourage some third party proposals to acquire Spieker that Spieker stockholders may otherwise find desirable

      The $160 million termination fee payable by Spieker and Spieker Partnership if the merger agreement is terminated under specified circumstances represents approximately 2.5% of the approximate $6.5 billion debt and equity market capitalization of Spieker at the time the merger agreement was entered into. This $160 million termination fee may discourage some third party proposals to acquire Spieker in the 12 months following termination of the merger agreement that Spieker stockholders may otherwise find desirable to the extent that a potential acquiror would not be willing to assume the $160 million termination fee.

The merger agreement does not require that the financial advisors’ fairness opinions be updated as a condition to closing the merger

      The merger agreement does not require that the financial advisors’ fairness opinions be updated as a condition to closing the merger and neither Equity Office nor Spieker currently intends to request that those opinions be updated. As such, the fairness opinions do not reflect any changes in the relative values of Equity Office or Spieker subsequent to the date of the merger agreement. The market price of the Equity Office common shares and Spieker common stock at the completion of the merger may vary significantly from the market price as of the date of the merger agreement, which is the same date as the fairness opinions of the financial advisors.

Further declines in overall economic activity in Equity Office’s and Spieker’s markets could adversely affect Equity Office’s operating results after the merger

      As a result of the current slowdown in economic activity, there has been an increase in vacancy rates for office properties in substantially all major markets in which Equity Office and Spieker own properties. In particular, the San Francisco, San Jose, Seattle, Oakland, Washington, D.C., Denver and Boston metropolitan statistical areas, in which approximately 41.8% of the combined entity’s properties based on square footage will be located, each experienced a 2% or greater increase in vacancy rates between December 31, 2000 and March 31, 2001 based on published industry data. During the same period, there also was an increase in sublease space in most of the other major markets in which Equity Office or Spieker have office properties, ranging up to an estimated high of 3.3% of all leasable office space in Chicago, 3.1% in Dallas and Seattle and 3.0% in San Francisco. While market conditions within a particular metropolitan statistical area may vary within various submarkets and property classes, Equity Office and Spieker believe the foregoing data are illustrative of current market trends. Reflective of current economic conditions, during the three months ended March 31, 2001, both Equity Office and Spieker experienced reduced tenant demand for space, which resulted in fewer new leases being signed or negotiated during that period as compared to the prior quarter. Although a reduction in tenant demand ultimately may result in decreased market rents, Equity Office and Spieker believe that it is too soon to draw any conclusions about where market rents ultimately will stabilize. Increases in overall vacancy rates and sublease space and/or declines in market rents could adversely affect Equity Office’s occupancy rates subsequent to the merger, the rents it can charge on expiring leases as well as its revenues and operating results in subsequent periods.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

      Equity Office and Spieker have each made forward-looking statements in this document, and in documents that are incorporated by reference in this document, that are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of Equity Office and Spieker. Also, statements including words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” or similar expressions are forward-looking statements. Many factors, some of which are discussed elsewhere in this document and in the documents incorporated by reference in this document, could affect the future financial results of Equity Office and could cause actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this document. Important factors that could cause actual results to differ materially from current expectations reflected in these forward-looking statements include, among others, the factors discussed under the caption “Risk Factors” beginning on page 22 and the filings made by Equity Office and Spieker with the SEC that are identified on page 123 and incorporated in this document.

      Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of Equity Office following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of Equity Office and Spieker to control or predict. For these forward-looking statements, Equity Office and Spieker claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THE EQUITY OFFICE SPECIAL MEETING

Date, Time, Place and Purpose of the Equity Office Special Meeting

      The special meeting of the Equity Office common shareholders is scheduled to be held on        ,             , 2001 at 10:00 a.m., Central Time, at One North Franklin Street, Third Floor, Chicago, Illinois. It may be adjourned or postponed to another date and/or place for proper purposes. The purpose of the meeting is to consider and vote upon (1) a proposal to approve the merger agreement and the merger of Spieker with and into Equity Office and (2) a proposal to amend the Equity Office declaration of trust as discussed below. The Equity Office common shareholders also might be asked to vote upon a proposal to adjourn the Equity Office special meeting for the purpose, among others, of allowing additional time for the solicitation of additional votes to approve the merger agreement and the merger.

      At the meeting, in addition to the vote on the merger agreement and the merger, Equity Office common shareholders will be asked to vote upon a proposal to amend the Equity Office declaration of trust as part of the merger to increase the maximum number of trustees from 15 to 16 and to authorize the board of trustees to exempt one or more series of preferred shares issued in connection with a business combination from all or any portion of the ownership limitations and restrictions on transfer set forth in Article VII of the Equity Office declaration of trust. The proposal to approve the merger agreement and the merger and the proposal to approve the amendments to the Equity Office declaration of trust are conditioned upon one another.

Who Can Vote

      You are entitled to vote your Equity Office common shares if our shareholder records showed that you held your Equity Office common shares as of the close of business on May 21, 2001. At the close of business on that date, a total of 309,815,068 Equity Office common shares were outstanding and entitled to vote. Each Equity Office common share has one vote. The enclosed proxy card shows the number of Equity Office common shares that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

Voting by Proxy Holders

      If you hold your Equity Office common shares in your name as a holder of record, you may instruct the proxy holders how to vote your Equity Office common shares by using the toll-free telephone number, the Internet website listed on the proxy card or by signing, dating and mailing the proxy card in the postage-paid envelope that we have provided to you. Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Equity Office common shares as provided by those instructions. If you give us a signed proxy without giving specific voting instructions, your Equity Office common shares will be voted by the proxy holders in favor of the merger agreement and the merger and in favor of the amendments to the Equity Office declaration of trust. If your Equity Office common shares are held by a broker, bank or other nominee, you will receive instructions from your nominee which you must follow to have your common shares voted.

Vote by Telephone

      You can vote your Equity Office common shares by telephone by dialing the toll-free telephone number, at no cost to you, printed on your proxy card. Telephone voting is available 24 hours a day until 3:00 p.m. Eastern Time, on        ,             , 2001. Easy-to-follow voice prompts allow you to vote your Equity Office common shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders by using individual control numbers. If you vote by telephone, you do not need to return your proxy card. If you are located outside the U.S. and Canada, you should use the collect calling option printed on your proxy card.

Vote by Internet

      You can also choose to vote through the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 3:00 p.m. Eastern Time on        ,             , 2001. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote through the Internet, you do not need to return your proxy card.

Vote by Mail

      If you choose to vote by mail, simply mark your proxy card, sign and date it, and return it to EquiServe LP in the postage-paid envelope provided.

Required Vote

      Approval of the merger agreement and the merger, as well as the amendments to the Equity Office declaration of trust, requires the affirmative vote of the holders of at least a majority of the Equity Office common shares entitled to vote at the Equity Office special meeting and outstanding on the record date, May 21, 2001. The vote of the holders of Equity Office’s preferred shares is not required for approval of the merger agreement, the merger or the amendments to the Equity Office declaration of trust. As of the record date for the Equity Office special meeting, trustees, executive officers and their affiliates beneficially owned, excluding share options and EOP Partnership units held by them, 4,170,306 Equity Office common shares representing 1.35% of the outstanding Equity Office common shares entitled to vote at the Equity Office special meeting.

Voting on Other Matters

      We are not now aware of any matters to be presented at the Equity Office special meeting except for those described in this joint proxy statement/prospectus. If any other matters not described in this joint proxy statement/prospectus are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your Equity Office common shares. If the meeting is adjourned or postponed, your Equity Office common shares may be voted by the proxy holders on the new meeting date as well, unless you have revoked your proxy instructions before that date.

How You May Revoke Your Proxy Instructions

      To revoke your proxy instructions, you must (1) so advise Equity Office’s Secretary, Stanley M. Stevens, c/o Equity Office Properties Trust, Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, in writing or by facsimile before your Equity Office common shares have been voted by the proxy holders at the meeting, (2) re-vote your shares on the Internet, (3) deliver to Equity Office’s Secretary before the date of the meeting your revised proxy instructions, or (4) attend the meeting and vote your Equity Office common shares in person.

How Votes Are Counted

      A quorum of shares entitled to vote must be present in person or by proxy at the special meeting in order to hold the vote on the proposal to approve the merger agreement and the merger and the amendments to the Equity Office declaration of trust. A majority of the outstanding Equity Office common shares entitled to vote constitutes a quorum. If you have returned valid proxy instructions or attend the meeting in person, your Equity Office common shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. If you hold your Equity Office common shares through a broker, bank or other nominee, the nominee may only vote the Equity Office common shares which it holds for you as provided by your instructions. If it has not received your instructions by the 10th day before the meeting, the nominee may not vote on the merger agreement, the merger or the amendments to the Equity Office declaration of trust, which would result in a “broker non-vote” on the merger agreement and the merger as well as on the amendments to the Equity Office declaration of trust. Abstentions and broker non-votes will have the same effect as a vote against the proposals to approve the merger agreement, the merger and the amendments to the Equity Office declaration of trust.

Cost of this Proxy Solicitation

      Equity Office will pay the cost of its proxy solicitation. In addition to soliciting proxies by mail, we have engaged MacKenzie Partners, Inc., a proxy solicitation firm, to assist in obtaining proxies from our common shareholders on a timely basis. We will pay MacKenzie Partners, Inc.’s reasonable out of pocket expenses plus a $7,500 fee for these services. We will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies.

      We also expect that several of our employees will solicit Equity Office common shareholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this.

Attending the Equity Office Special Meeting

      If you are a holder of record of Equity Office common shares and you plan to attend the Equity Office special meeting, please indicate this when you vote. If you are a beneficial owner of Equity Office common shares held by a bank or broker, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your Equity Office common shares held in street name, you will have to get a proxy in your name from the registered holder.

List of Equity Office Common Shareholders

      A list of Equity Office common shareholders entitled to vote at the Equity Office special meeting will be available at the Equity Office special meeting and for ten days before the meeting between the hours of 8:45 a.m. and 4:30 p.m., Central Time, at our corporate offices located at Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606. You may arrange to review this list by contacting Stanley M. Stevens, the Secretary of Equity Office.

THE SPIEKER SPECIAL MEETING

Date, Time, Place and Purpose of the Spieker Special Meeting

      The special meeting of the Spieker common stockholders is scheduled to be held on                          ,                          , 2001 at 8:00 a.m., Pacific Time, at Quadrus Conference Center, Room QCC, 2400 Sand Hill Road, Menlo Park, California. It may be adjourned or postponed to another date and/or place for proper purposes. The purpose of the meeting is to consider and vote upon a proposal to approve the merger agreement and the merger of Spieker with and into Equity Office. The Spieker common stockholders also might be asked to vote upon a proposal to adjourn the Spieker special meeting for the purpose, among others, of allowing additional time for the solicitation of additional votes to approve the merger agreement and the merger.

Who Can Vote

      You are entitled to vote your Spieker common stock if our stockholder records showed that you held your Spieker common stock as of the close of business on May 21, 2001. At the close of business on that date, a total of 67,395,001 shares of Spieker common stock were outstanding and entitled to vote. Each share of Spieker common stock has one vote. The enclosed proxy card shows the number of shares of Spieker common stock that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

Voting by Proxy Holders

      If you hold your Spieker common stock in your name as a holder of record, you may instruct the proxy holders how to vote your Spieker common stock by using the toll-free telephone number or by signing, dating and mailing the proxy card in the postage-paid envelope that we have provided to you. The proxy holders will vote your Spieker common stock as provided by those instructions. If you give us a signed proxy without giving specific voting instructions, your Spieker common stock will be voted by the proxy holders in favor of the proposal to approve the merger agreement and the merger. If your shares of Spieker common stock are held by a broker, bank or other nominee, you will receive instructions from your nominee which you must follow to have your common stock voted.

Vote by Telephone

      You can vote your shares of Spieker common stock by telephone by dialing the toll-free telephone number, at no cost to you, printed on your proxy card. Telephone voting is available 24 hours a day until 3:00 p.m. Pacific Time, on                          ,                          , 2001. Easy-to-follow voice prompts allow you to vote your shares of Spieker common stock and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using individual control numbers. If you vote by telephone, you do not need to return your proxy card. If you are located outside the U.S. and Canada, you should use the collect calling option printed on your proxy card.

Vote by Mail

      If you choose to vote by mail, simply mark your proxy card, sign and date it, and return it in the postage-paid envelope provided.

Required Vote

      Approval of the merger agreement and the merger requires the affirmative vote of the holders of at least a majority of the shares of Spieker common stock entitled to vote at the Spieker special meeting and outstanding on the record date, May 21, 2001. The vote of the holders of Spieker preferred stock is not required for approval of the merger agreement and the merger. Less than 1% of the shares of Spieker common stock entitled to vote at the Spieker special meeting were held by Spieker directors, executive officers and their affiliates as of the record date.

Voting Agreements

      Eleven Spieker directors and executive officers holding 494,805 shares of Spieker common stock, or approximately 0.73% of the outstanding shares of Spieker common stock as of the record date, have entered into voting agreements agreeing to vote these shares in favor of the merger agreement and the merger at the Spieker special meeting.

Voting on Other Matters

      We are not now aware of any matters to be presented at the special meeting except for those described in this joint proxy statement/prospectus. If any other matters not described in this joint proxy statement/prospectus are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your Spieker common stock. If the meeting is adjourned or postponed, your Spieker common stock may be voted by the proxy holders on the new meeting date as well, unless you have revoked your proxy instructions before that date.

How You May Revoke Your Proxy Instructions

      To revoke your proxy instructions, you must (1) so advise Spieker’s Secretary, Sara R. Steppe, c/o Spieker Properties, Inc., 2180 Sand Hill Road, Suite 200, Menlo Park, California 94025, in writing or by facsimile before your Spieker common stock has been voted by the proxy holders at the meeting, (2) deliver to Spieker’s Secretary before the date of the meeting your revised proxy instructions, or (3) attend the meeting and vote your Spieker common stock in person.

How Votes Are Counted

      A quorum of shares of Spieker common stock entitled to vote must be present in person or by proxy at the Spieker special meeting in order for Spieker to hold a vote on the proposal to approve the merger agreement and the merger. A majority of the outstanding shares of Spieker common stock entitled to vote constitutes a quorum. If you have returned valid proxy instructions or attend the meeting in person, your Spieker common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. If you hold your Spieker common stock through a broker, bank or other nominee, the nominee may only vote the shares of Spieker common stock which it holds for you as provided by your instructions. If it has not received your instructions by the 10th day before the meeting, the nominee may not vote on the merger agreement and the merger, which would result in a “broker non-vote” on the merger agreement and the merger. Abstentions and broker non-votes will have the same effect as a vote against the proposal to approve the merger agreement and the merger.

Cost of this Proxy Solicitation

      Spieker will pay the cost of its proxy solicitation. In addition to soliciting proxies by mail, we have engaged MacKenzie Partners, Inc., a proxy solicitation firm, to assist in obtaining proxies from our common stockholders on a timely basis. We will pay MacKenzie Partners, Inc.’s reasonable out of pocket expenses plus a $7,500 fee for these services. We will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies.

      We also expect that several of our employees will solicit Spieker common stockholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this.

Attending the Spieker Special Meeting

      If you are a holder of record of shares of Spieker common stock and you plan to attend the Spieker special meeting, please indicate this when you vote. If you are a beneficial owner of shares of Spieker common stock held by a bank or broker, you will need proof of ownership to be admitted to the meeting.

A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your Spieker common stock held in street name, you will have to get a proxy in your name from the registered holder.

List of Spieker Common Stockholders

      A list of Spieker common stockholders entitled to vote at the Spieker special meeting will be available at the Spieker special meeting and for ten days before the meeting between the hours of 8:45 a.m. and 4:30 p.m., Pacific Time, at our corporate offices located at Spieker Properties, Inc., 2180 Sand Hill Road, Suite 200, Menlo Park, California 94025. You may arrange to view this list by contacting Sara R. Steppe, the Secretary of Spieker.

THE MERGER

Structure of the Mergers

      The merger agreement contemplates the following two-step transaction:

•	the partnership merger, in which Spieker Partnership will merge with and into EOP Partnership, and Spieker Partnership will cease to exist, followed by

•	the merger, in which Spieker will merge with and into Equity Office and Spieker will cease to exist.

      The merger will be completed as soon as practicable following the partnership merger. Completion of the merger is conditioned upon completion of the partnership merger.

     Merger Consideration

      In the partnership merger:

•	holders of partnership units (other than preferred units) in Spieker Partnership, including Spieker, will receive, for each Spieker Partnership unit (other than preferred units) outstanding immediately before the partnership merger, 1.94462 class A common units of limited partnership interest in EOP Partnership;

•	the series B preferred interest in Spieker Partnership held by Spieker will be exchanged for 4,250,000 series E preferred units of limited partnership interest in EOP Partnership;

•	the series C preferred interest in Spieker Partnership held by Spieker will be exchanged for 6,000,000 series F preferred units of limited partnership interest in EOP Partnership; and

•	the series E preferred interest in Spieker Partnership held by Spieker will be exchanged for 4,000,000 series H preferred units of limited partnership interest in EOP Partnership.

      In the merger:

•	holders of Spieker common stock will receive, for each share of Spieker common stock issued and outstanding immediately before the merger, $13.50 in cash and 1.49586 Equity Office common shares;

•	holders of Spieker series B preferred stock will receive, for each share of Spieker series B preferred stock issued and outstanding immediately before the merger, one Equity Office series E preferred share;

•	holders of Spieker series C preferred stock will receive, for each share of Spieker series C preferred stock issued and outstanding immediately before the merger, one Equity Office series F preferred share; and

•	holders of Spieker series E preferred stock will receive, for each share of Spieker series E preferred stock issued and outstanding immediately before the merger, one Equity Office series H preferred share.

      The Equity Office series E, F and H preferred shares issued in the merger will have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to those of the shares of the corresponding series of Spieker preferred stock.

      Holders of Spieker common stock will not receive certificates or scrip representing fractional Equity Office common shares. Instead, each holder of Spieker common stock otherwise entitled to a fractional share interest in Equity Office will be paid an amount in cash, without interest, rounded to the nearest cent, determined by multiplying:

•	the average closing price of an Equity Office common share on the NYSE on the five trading days immediately preceding the closing date of the merger by

•	the fraction of an Equity Office common share which such holder of Spieker common stock would otherwise be entitled to receive.

      The merger will be completed as soon as practicable following the partnership merger. Upon conversion of the outstanding shares of Spieker common stock and preferred stock into the merger consideration, the Spieker common stock and preferred stock will be cancelled and retired and will cease to exist.

Background of the Merger

      In pursuing their strategies for enhancing shareholder value, each of Equity Office and Spieker regularly consider opportunities for acquisitions, joint ventures and other significant transactions.

      Over the last five years, representatives of Spieker management have investigated and evaluated a number of strategic opportunities for the purpose of enhancing value for Spieker stockholders. The strategic opportunities considered have included mergers with other entities, acquisitions of other entities and businesses, divestiture of substantial portions of Spieker’s assets and joint venture opportunities. Among other activities, Messrs. Spieker, Foster and Vought evaluated numerous acquisition and merger opportunities in different markets throughout the United States and reported on these opportunities to the Spieker board of directors as appropriate.

      This analysis of strategic opportunities continued during 1999 and early 2000. In early 1999, the chief executive officer of another entity, referred to in this description as “company B,” contacted Spieker concerning a possible transaction between Spieker and company B culminating in a meeting between Mr. Spieker and the chief executive officer of company B on April 6, 1999. Like Spieker, company B was an office property REIT of comparable size with Spieker. At that time, Spieker and company B concluded that a strategic combination of their two companies was not in the best interests of their respective stockholders. Spieker and company B reached this conclusion based upon, among other factors, different expectations concerning the future growth of the businesses of both companies and the fact that the relative valuations for the two companies at the time did not support a business combination along the lines that the parties had discussed.

      At the regularly scheduled meeting of the Spieker board of directors on December 8, 1999, the Spieker board of directors again considered Spieker’s strategic alternatives to enhance stockholder value. Among other things, the board of directors discussed and considered the general status of the economy and of Spieker’s markets and other markets in general, the REIT industry and Spieker’s stock price performance. The Spieker board of directors also received a report of Spieker management concerning stock repurchase programs and REIT leveraged buyout transactions.

      On March 8, 2000, at a regularly scheduled meeting of the board of directors, the Spieker board of directors discussed with Spieker management the three-year target plan for Spieker and different strategic alternatives available to Spieker to enhance stockholder value. Among other things, the board of directors reviewed Spieker’s recent growth and its prospects for future growth and the risk to Spieker’s ability to maintain above-industry average growth rates as a result of (1) moderating of growth in market rents in Spieker’s existing markets and (2) a lack of geographic diversification with respect to Spieker’s portfolio. In addition, Mr. Vought and Mr. Foster led a discussion of the Spieker board of directors and representatives of Spieker management concerning the possibility of a merger of Spieker with another entity, the sale of Spieker to another entity, the sale of specific assets of Spieker, geographic diversification of Spieker and its properties through acquisitions of other entities or entering into different but related lines of business. The Spieker board of directors directed management of Spieker to continue to evaluate strategic alternatives with the goal of maximizing stockholder value and returns.

      At the June 7, 2000 and September 6, 2000 regularly scheduled meetings of the Spieker board of directors, discussions with representatives of Spieker management concerning Spieker’s strategic alternatives continued. At each meeting, the board of directors again considered the possibility of merging with other entities, divesting portions of Spieker’s assets to refocus attention on particular markets and assets and entering into different but related lines of business. The board also discussed the difficulties Spieker might face in meeting its long-term growth targets on its own given the projected size of Spieker and the markets in which Spieker conducts its operations.

      In August 2000, Spieker entered into an agreement with another company, referred to in this description as “company C.” Like Spieker, company C was an office property REIT, although smaller than Spieker. Pursuant to the agreement, Spieker and company C agreed to exchange confidential information for the purpose of evaluating a business transaction between the two companies which would result in an acquisition by Spieker of company C. Pursuant to that confidentiality agreement, each party agreed to keep confidential information provided by the other and to use that information only for purposes of considering a transaction between the two companies. In addition, each company agreed that it would not seek to acquire the voting securities of the other company or take other related actions for a period of 18 months from the date of the agreement. After the exchange of confidential information, Spieker determined not to pursue an acquisition of company C, primarily because of its view that the quality of company C’s portfolio would not fit well with Spieker’s existing portfolio.

      During much of 2000, representatives of Equity Office and representatives of Spieker collaborated on a variety of specific projects, including a technology consortium, and other ancillary matters. From that collaboration, Mr. Vought and Timothy H. Callahan, the Chief Executive Officer of Equity Office, expressed an interest in discussing whether their respective companies might jointly pursue a range of other opportunities.

      On December 6, 2000, at a regularly scheduled meeting of the Spieker board of directors, Mr. Spieker led a discussion of strategic alternatives for Spieker, including maintaining Spieker’s independence, pursuing possible acquisitions and pursuing possible merger transactions. Mr. Spieker informed the board that management had concluded, after reviewing all of the possible strategic alternatives, that a strategic merger or business combination could be the best alternative for maximizing stockholder value. Mr. Spieker indicated that Spieker management had concluded that two companies were Spieker’s most attractive potential merger candidates, one of which was Equity Office and the other of which was company B. Mr. Spieker and Mr. Vought then led a discussion of the board of directors concerning the relative advantages and disadvantages of a merger with either of the two candidates. Following further discussion, the Spieker board of directors concluded that Spieker and its stockholders would be well served if Spieker management investigated potential merger opportunities and directed management to do so and to make further reports to the board. Following this meeting, Spieker management continued to investigate the possibility of remaining independent or of engaging in strategic asset sales, but concluded, with respect to merger opportunities, that a merger with company B or Equity Office presented the only viable merger opportunities at the time with companies of similar asset quality and characteristics.

      Following the December 6, 2000 meeting, Mr. Spieker contacted the chief executive officer of company B and discussed the fact that Spieker was in the process of reviewing its strategic alternatives and inquired whether company B would be interested in resuming their conversations from April 1999. The chief executive officer of company B indicated that company B would be interested in resuming those conversations and, on December 20, 2000, Mr. Spieker and the chief executive officer of company B met in New York where they discussed in more detail the possibility of a combination of their two companies. The chief executive officer of company B indicated that company B would be interested in pursuing the possibility of a strategic combination with Spieker in which the two companies would combine their management teams and operations with neither company being viewed as acquired by or acquiring the other. In conjunction with the resumed conversations between Spieker and company B, the chief executive officer of company B suggested that he and other officers of company B meet with Mr. Foster and Mr. Vought.

      Following the December 6, 2000 meeting, Mr. Vought contacted Mr. Callahan of Equity Office to suggest that the two meet to discuss their respective companies and businesses. On December 21, 2000, Mr. Vought met with Mr. Callahan in Chicago where they discussed the possibility of a combination of their two businesses and whether that would be in the best interests of their respective shareholders. Mr. Callahan indicated that he was interested in continuing these conversations and would give Mr. Vought a further call following Christmas. On December 23, 2000, Mr. Callahan contacted Mr. Vought to re-affirm that he was interested in continuing these conversations. On December 28, 2000, Mr. Callahan told Mr. Vought that Equity Office was interested in pursuing a business combination with Spieker and suggested to Mr. Vought that their two respective companies enter into a confidentiality agreement so that they could appropriately share more detailed information with each other. On January 2, 2001, Spieker and Equity Office entered into a confidentiality agreement. Pursuant to that confidentiality agreement, each party agreed to keep confidential information provided by the other and to use that information only for purposes of considering a transaction between the two companies. In addition, each company agreed that it would not seek to acquire the securities of the other company or take other related actions for a period of 12 months from the date of the agreement.

      On January 5, 2001, David A. Helfand, Executive Vice President — Business Development of Equity Office, Richard D. Kincaid, Chief Financial Officer of Equity Office, and Shobi S. Khan, Vice President — Business Development Investments, of Equity Office, met with Mr. Vought and Mr. Rothstein in San Francisco where the representatives of the two parties exchanged information concerning their respective businesses.

      On January 9, 2001, Mr. Callahan contacted Mr. Vought to update him on the status of Equity Office’s due diligence efforts.

      On January 9, 2001, Mr. Vought met with the chief executive officer of company B to discuss the merits of a transaction between their two companies and the possible manner in which a transaction might be effected. On January 10, 2001, Mr. Foster and Mr. Vought met with the chief executive officer of company B, together with three other officers of company B, to discuss a possible combination of their two companies and the various issues associated with a combination, including the combination of their different corporate cultures and how the combined company would be operated. Subsequent to these meetings on January 9 and 10, 2001, Mr. Vought and Mr. Rothstein had several conversations with the chief executive officer and the chief financial officer of company B, respectively, concerning the possibility of a merger of their two companies.

      During the remaining weeks of January and the first week of February, Mr. Callahan and Mr. Vought and Mr. Foster continued to have various conversations concerning the combination of their two businesses. On January 25, 2001, Mr. Foster and Mr. Rothstein met with Mr. Kincaid, Peter H. Adams, Senior Vice President — Strategic Planning and Operations of Equity Office, and Michael A. Steele, Executive Vice President — Real Estate Operations and Chief Operating Officer of Equity Office, in San Francisco to exchange additional information on the structure of their respective organizations and discussed the management and personnel of their respective businesses.

      On January 26, 2001, Spieker and company B entered into a confidentiality agreement. Pursuant to that confidentiality agreement, each party agreed to keep confidential information provided by the other and to use that information only for purposes of considering a transaction between the two companies. In addition, each company agreed that it would not seek to acquire the voting securities of the other company or take other related actions for a period of 12 months from the date of the agreement.

      On February 7, 2001, Mr. Vought met with Mr. Callahan, Mr. Kincaid and Mr. Helfand in Chicago. At that meeting, the representatives of Equity Office presented a proposal to Mr. Vought concerning a merger of Spieker with Equity Office in which the holders of common stock of Spieker would receive merger consideration with a per share value of $58.00. The representatives of Equity Office explained that the offer contemplated that each share of Spieker common stock would be converted in such merger for $9.50 in cash, with the balance of the per share consideration to be paid in the form of common shares of Equity Office with the exchange ratio for the shares to be fixed based on the average trading price of Equity Office common shares over the ten trading day period prior to determination of the price. On February 9, 2001, Mr. Callahan called Mr. Vought to discuss the proposal by Equity Office to merge with Spieker.

      On February 9, 2001, at a special telephonic meeting of the Spieker board of directors, Mr. Spieker described to the board the proposal that Equity Office had presented to Spieker on February 7, 2001. In addition, Spieker management informed the board that they viewed further discussions with company B as not likely to result in a proposal that they would be prepared to recommend to the board and that would be in the best interests of Spieker and its stockholders. Spieker management reached this conclusion primarily because company B had been discussing with Spieker management a strategic business combination of their two companies in which no premium would be paid by company B with respect to the current market price of Spieker common stock and because Spieker management believed that the two companies had different corporate cultures that would impede a successful combination of their two organizations. After further discussion of the Equity Office proposal and numerous questions by the board of directors and after receiving the recommendation of Spieker management that Spieker pursue a transaction with Equity Office, the board authorized Spieker management to negotiate a strategic combination of Spieker and Equity Office and to engage investment bankers and other advisors to help negotiate the terms of the transaction and to evaluate whether any resulting transaction would be fair to and in the best interests of the Spieker stockholders.

      Following that special meeting of the Spieker board of directors, during a series of conversations between Mr. Vought and Mr. Callahan, negotiations continued between representatives of Spieker and representatives of Equity Office concerning, among other things, the value of the consideration to be received by Spieker stockholders in any transaction. On February 12, 2001, Mr. Zell called Mr. Spieker to discuss Equity Office’s long-term strategy and the proposal by Equity Office to merge with Spieker. Early in the week of February 12, 2001, Mr. Vought asked Mr. Callahan to present to Spieker the best and final proposal of Equity Office by Wednesday or Thursday of that week.

      At the regularly scheduled Equity Office board of trustees meeting held on February 13, 2001, Mr. Zell and Mr. Callahan updated the board on the discussions with Mr. Spieker, Mr. Foster, Mr. Vought and other representatives of Spieker regarding a possible merger of Spieker with Equity Office. At this meeting, various members of the board expressed their support for a transaction if it could be accomplished along the lines described at the meeting.

      On February 15, 2001, the Spieker board of directors held a special telephonic meeting at which Mr. Spieker informed the board that as a result of further negotiations, Equity Office had agreed to increase the consideration payable to the Spieker stockholders to $58.50 per share and to change the relative mix of cash and stock consideration, with the value of the stock component of the merger consideration to be based on a fixed exchange ratio that was based on the average closing price of Equity Office common shares over the 10 preceding trading days. After further discussion of the increased consideration and other matters relating to the merger, the Spieker board of directors authorized Spieker management to negotiate a merger agreement with Equity Office on these terms, subject to Spieker’s continuing due diligence with respect to Equity Office and subject to the board’s final review and approval of a merger agreement and its terms and conditions.

      On February 16, 2001, Spieker engaged Goldman Sachs to act as its financial advisor in connection with the proposed transaction, and Equity Office engaged Morgan Stanley & Co. Incorporated to act as its financial advisor in connection with the proposed transaction. During the weeks of February 12 and February 19, each of Spieker and Equity Office and their respective advisors conducted due diligence with respect to each other. On February 18, 2001, Hogan & Hartson L.L.P., counsel to Equity Office, provided to Spieker and its counsel a draft merger agreement. On February 19, 2001, the parties began to negotiate the terms and conditions of the merger agreement, including the structure of the mergers as a two-step transaction involving the merger of Spieker Partnership with and into EOP Partnership, followed by the merger of Spieker with and into Equity Office. The two-step merger structure was designed to comply with the partnership agreements of EOP Partnership and Spieker Partnership and to preserve in the combined company the pre-merger UPREIT structure of both Equity Office and Spieker. An UPREIT is a REIT that owns substantially all of its assets through an operating partnership. Beginning on February 20, 2001, representatives of Spieker and Equity Office, Goldman Sachs, Morgan Stanley, Sullivan & Cromwell, counsel to Spieker, and Hogan & Hartson L.L.P. met in New York to continue the negotiations of the merger agreement and ancillary agreements including, among other things, voting agreements and the tax protection arrangements described under “— Conflicts of Interest of Spieker Directors and Executive Officers in the Merger and the Partnership Merger” beginning on page 58.

      On February 22, 2001, the Equity Office board held a special meeting at which eleven of the thirteen Equity Office trustees, members of management and representatives of Morgan Stanley and Hogan & Hartson L.L.P. were present in person or by conference telephone call. The special meeting was held in order for the Equity Office board to consider and formally act upon the proposed merger with Spieker. At this meeting, Equity Office’s senior management reviewed with the board financial and business terms of the proposed transaction, including the need for Equity Office to finance the cash portion of the proposed merger consideration, and the results of Equity Office’s due diligence review. Equity Office’s legal counsel made a presentation to the Equity Office board in which it explained the material terms of the proposed merger agreement and related agreements, including closing conditions, termination rights and provisions regarding break-up fees and termination expenses, and briefed the board on open items. Morgan Stanley then presented its financial analysis of the proposed merger, and delivered to the Equity Office board its oral opinion that, as of the date of that opinion, the consideration to be paid by Equity Office under the merger agreement was fair, from a financial point of view, to Equity Office.

      Following these presentations, the Equity Office trustees present at the meeting asked numerous questions of management and its legal counsel and financial advisors and discussed at length the issues raised by the presentations. After discussion by the Equity Office board of trustees concerning, among other things, the matters described below under “— Equity Office’s Reasons for the Merger; Recommendation of the Equity Office Board,” the Equity Office board approved the merger agreement, the merger and the partnership merger on substantially the terms discussed at the meeting. The Equity Office board also authorized management to complete negotiations of, and execute, the merger agreement, subject to final approval of the transaction terms by a special committee of the board, comprised of Mr. Callahan, and receipt of Morgan Stanley’s written fairness opinion.

      On February 22, 2001, at a special meeting of the Spieker board of directors at which all Spieker directors but one were present in person or by conference telephone call, Spieker management reviewed with the directors the terms and conditions of the proposed merger agreement with Equity Office, and noted that the Equity Office board of trustees had approved the proposed merger with Spieker in which holders of Spieker common stock would receive $58.50 per share, including $13.50 of cash, representing a $.50 overall increase in the value of the consideration and an overall increase in the cash component from $9.50 to $13.50. A representative of Sullivan & Cromwell then reviewed with the directors the terms of the merger agreement and answered questions from the directors regarding those terms. A representative of Goldman Sachs presented the Spieker board of directors with Goldman Sachs’ financial analyses concerning the proposed transaction. Goldman Sachs then orally delivered its opinion to the Spieker board of directors that, as of February 22, 2001 and based upon and subject to the matters set forth in its opinion, the consideration to be received by holders of Spieker common stock pursuant to the merger agreement was fair, from a financial point of view, to those holders. In addition Spieker notified company B on February 22, 2001 that Spieker was no longer considering a combination with company B.

      The Spieker board of directors then engaged in a lengthy discussion of the proposed merger and asked numerous questions of management and representatives of Goldman Sachs and Sullivan & Cromwell. After further discussion by the Spieker board of directors concerning, among other things, the fairness opinion of Goldman Sachs, the business and operations of Equity Office and the matters described below under “— Spieker’s Reasons for the Merger; Recommendation of the Spieker Board,” the Spieker board of directors concluded that the proposed merger and partnership merger were fair to and in the best interests of Spieker and its stockholders and Spieker Partnership and its unitholders and authorized and approved the merger agreement and the merger.

      Shortly after the conclusion of the special meeting of the Spieker board of directors on February 22, 2001, Mr. Callahan approved the final terms of the transaction. Shortly after that approval, the parties executed the merger agreement.

Equity Office’s Reasons for the Merger; Recommendation of the Equity Office Board

      The Equity Office board of trustees has approved and adopted the merger agreement and the merger. The Equity Office board believes that the terms of the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the issuance of Equity Office shares to Spieker stockholders and the amendments to the Equity Office declaration of trust to be effected as part of the merger, are advisable and in the best interests of Equity Office and its shareholders. Accordingly, the Equity Office board recommends that Equity Office common shareholders approve the merger agreement and the merger, as well as the amendments to the Equity Office declaration of trust.

      Set forth below is a discussion of all material positive and negative factors considered by the Equity Office board of trustees in making its determination to adopt and approve the merger agreement and the merger. As used in this discussion, (1) references to the assets and business activities of Equity Office mean the assets and business activities of EOP Partnership, through which Equity Office conducts substantially all of its operations and (2) references to the assets and business activities of Spieker mean the assets and business activities of Spieker Partnership, through which Spieker conducts substantially all of its operations. Neither Equity Office nor Spieker has material assets other than their respective interests in EOP Partnership and Spieker Partnership and they conduct all of their business activities through those partnerships.

Positive Factors Considered by the Equity Office Board

      In making its determination with respect to the merger agreement and the merger, the Equity Office board discussed with Equity Office senior management, as well as its financial and legal advisors, and considered a number of factors, including the following material positive factors:

•	the uniqueness of the opportunity presented by the merger for Equity Office to acquire a significant portfolio of well-located, high-quality office properties in key California and other West Coast office markets, consisting of ownership or interests in approximately 25 million rentable square feet of predominantly Class A office properties, and the view of Equity Office senior management that this portfolio likely could not be replicated through acquisitions of individual assets;

•	the potential for Spieker’s office portfolio to significantly enhance Equity Office’s existing presence in these West Coast office markets, including Seattle, San Francisco, San Jose, Orange County and Los Angeles, many submarkets of which have significant impediments to new office supply;

•	the potential for the merger, by increasing the number of office properties operated by Equity Office by approximately 25% based on square footage, to further solidify Equity Office’s position as the largest publicly-held owner and operator of office properties in the United States. Were the merger to occur, Equity Office would be the largest or second largest owner and operator of office properties in nine of Equity Office’s ten largest office markets in the United States, based on square footage;

•	the significant potential rent growth in Spieker’s portfolio as a result of prevailing market rents in excess of rental amounts under Spieker’s current leases. In the next three years, a total of 52% of the leases in the Spieker portfolio are scheduled to expire and rental rates in effect as of February 22, 2001 under most of those leases were significantly below current rental rates;

•	estimated cost savings and reductions in expenses of approximately $25–30 million following the merger through reductions in corporate and executive staff and reductions in office space requirements;

•	the potential for Equity Office to manage Spieker’s office properties efficiently following the merger as a result of the significant geographic overlap of Equity Office’s and Spieker’s office portfolios;

•	the opportunity presented by the merger for Equity Office to expand its existing development pipeline in California and other West Coast markets;

•	the number of Equity Office common shares and EOP Partnership units required to be issued in the merger and the partnership merger was fixed and would not be adjusted in the event of a decline in the trading price of Equity Office common shares;

•	the due diligence review of Spieker and its assets conducted by Equity Office management and its advisors, including, among other things, site tours of a significant number of Spieker’s properties, and Equity Office management’s favorable assessment of the quality of Spieker’s assets and the significant barriers to additional supply in many of Spieker’s markets;

•	the estimated post-merger incremental accretion of $0.02 and $0.10 to Equity Office’s First Call consensus 2001 and 2002 funds from operations per share estimates of $3.18 and $3.51, respectively, as described under “— Opinion of Morgan Stanley” below;

•	the likelihood that Equity Office’s leverage, on a pro forma basis after giving effect to the assumption of Spieker’s debt in the merger and the debt to be incurred by Equity Office to finance the cash portion of the merger consideration, would improve modestly due to Spieker’s lower leverage, as described under “Opinion of Morgan Stanley” below;

•	management’s belief that the increased size of Equity Office following the merger would provide greater financial flexibility to the merged company and that its increased equity market capitalization would result in greater liquidity for Equity Office’s shareholders;

•	the report by Equity Office management based on conversations with the rating agencies to the effect that the rating agencies viewed the transaction favorably and confirmed that Equity Office’s ratings would likely be affirmed, giving effect to the merger; and

•	the opinion, analyses and presentations of Morgan Stanley described under “—Opinion of Morgan Stanley” beginning on page 41, including the opinion of Morgan Stanley that, as of the date of that opinion, and based upon and limited by the matters stated in that opinion, the consideration to be paid by Equity Office under the merger agreement is fair, from a financial point of view, to Equity Office.

Negative Factors Considered by the Equity Office Board

      The Equity Office board of trustees also considered the following potentially negative factors in its deliberations concerning the merger and the merger agreement:

•	management’s view that market rents in some of Spieker’s markets were declining as a result of an economic slowdown in the broader economy;

•	the need to finance the cash portion of the consideration of approximately $900 million payable to Spieker common stockholders in the merger;

•	the risk that the anticipated benefits of the merger to Equity Office and its shareholders might not be realized as a result of possible changes in the real estate market in California and other West Coast markets;

•	the risk that the anticipated benefits of the merger to Equity Office and its shareholders might not be realized as a result of an inability to operate or dispose of the Spieker portfolio of industrial properties;

•	the risk that the anticipated benefits of the merger to Equity Office and its shareholders might not be fully realized as a result of any inability to achieve the anticipated cost savings and reduction in expenses and other potential difficulties in integrating the two companies and their respective operations;

•	the limitations on Equity Office’s ability to sell a substantial number of Spieker properties resulting from the tax protection agreements to be entered into or assumed in connection with the merger;

•	that the shares to be issued as part of the merger consideration were being issued at less than what management believed to be their inherent, long-term value;

•	the significant cost involved in connection with completing the merger and the substantial management time and effort required to effect the merger and integrate the businesses of Equity Office and Spieker; and

•	the risk that the merger might not be completed based upon the failure to satisfy covenants or closing conditions and the resulting interruption to the business of Equity Office.

      The above discussion is not intended to be exhaustive of all factors considered by the Equity Office board, but does set forth all material positive and negative factors considered by the Equity Office board of trustees. The Equity Office trustees present at the February 22, 2001 special meeting of the board unanimously adopted and approved the merger agreement and the merger and recommended approval of the merger agreement and the merger in light of the various factors described above and other factors that each such member of the Equity Office board of trustees felt were appropriate. In view of the wide variety of factors considered by the Equity Office board in connection with its evaluation of the merger and the complexity of these matters, the Equity Office board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the Equity Office board made its determination based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual trustees may have given different weights to different factors.

Opinion of Morgan Stanley

      Equity Office retained Morgan Stanley to provide it with financial advisory services and a financial fairness opinion in connection with the merger. The Equity Office board of trustees selected Morgan Stanley to act as Equity Office’s financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and affairs of Equity Office. At the meeting of the Equity Office board on February 22, 2001, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of February 22, 2001, and subject to and based on the considerations in its opinion, the consideration to be paid by Equity Office pursuant to the merger agreement is fair from a financial point of view to Equity Office.

      The full text of Morgan Stanley’s opinion, dated as of February 22, 2001, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Morgan Stanley, is attached as Annex B to this joint proxy statement/prospectus. We urge you to read this opinion carefully and in its entirety. Morgan Stanley’s opinion is directed to the board of trustees of Equity Office, addresses only the fairness from a financial point of view of the consideration to be paid by Equity Office pursuant to the merger agreement, and does not address any other aspect of the merger or constitute a recommendation with respect to the merger. This summary should be read together with the full text of the opinion.

      In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of Spieker and Equity Office, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning Spieker and Equity Office, respectively;

•	analyzed certain financial forecasts prepared by the managements of Spieker and Equity Office, respectively;

•	reviewed information relating to certain strategic, financial and operational benefits anticipated from the merger, prepared by the managements of Spieker and Equity Office, respectively;

•	discussed the past and current operations and financial condition and the prospects of Equity Office, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Equity Office;

•	reviewed the pro forma impact of the merger on Equity Office’s funds from operations per share, cash flow, consolidated capitalization and financial ratios;

•	reviewed the reported prices and trading activity for Spieker common stock and Equity Office common shares, respectively;

•	compared the financial performance of Spieker and Equity Office and the prices and trading activity of Spieker common stock and Equity Office common shares with that of certain other publicly-traded companies comparable with Spieker and Equity Office, respectively, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in discussions and negotiations among representatives of Spieker and Equity Office and their financial and legal advisors;

•	reviewed the merger agreement and certain related documents; and

•	considered such other factors and performed such other analyses as Morgan Stanley deemed appropriate.

      Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness in all material respects of the information supplied or otherwise made available to Morgan Stanley for the purposes of this opinion. With respect to the internal financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Spieker and Equity Office. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Spieker, nor was Morgan Stanley furnished with any such appraisals. The opinion of Morgan Stanley is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, February 22, 2001.

      The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

      Historical Share Price Performance. Morgan Stanley reviewed the historical trading prices for the common stock of Spieker from February 16, 2000 through February 16, 2001. The table below presents the share prices based on specified parameters during the period and presents the premium to such prices implied by the acquisition price. The acquisition price was determined to be $58.50 per share for Spieker, which is based on the $13.50 per share in cash and 1.49586 common shares of Equity Office being offered for each share of Spieker common stock, and assuming a value of $30.083 per share of Equity Office, which was the average closing price of Equity Office for the ten trading days before February 16, 2001.

Metric	Period Date	Spieker Share Price	Proposal % Premium

Price on February 16, 2001	2/16/01	$52.00	12.5%
Average Price	Last 2 weeks	52.90	10.6
Average Price	Last 6 months	53.95	8.4
Average Price	2001	51.25	14.2
Price on February 16, 2000	2/16/00	40.56	44.2
All-Time High	9/15/00	58.88	(0.6)

      Net Asset Valuation Analysis. Using Equity Office’s projections of Spieker’s performance results for the year 2001 and projected asset and liability balances as of the estimated closing date of June 30, 2001, Morgan Stanley calculated the net asset value per share for Spieker. In so doing, Morgan Stanley applied a range of capitalization rates from 8.25% to 8.75% to Equity Office’s projections of Spieker’s 2001 net operating income for the office properties, assuming no additional net operating income from future acquisitions or developments, and applied a range of capitalization rates and per square foot values to Spieker’s projected, stabilized 2001 net operating income and square footage, respectively, for the industrial properties. The resulting gross real estate value was added to the gross value of Spieker’s other assets, including developments in progress, land, cash and marketable securities, certain other assets and fee income (valued at a 5.0x multiple of earnings before interest, taxes, depreciation and amortization), less Spieker’s outstanding debt and certain other liabilities, to arrive at an equity net asset value. The equity net asset value per share was then calculated by dividing the equity net asset value by the number of shares of Spieker common stock and Spieker Partnership units outstanding on a fully diluted basis. This analysis indicated a net asset value range of between $55.92 and $62.78 per share. The acquisition price of $58.50 per share for Spieker falls within this range.

      Discounted Cash Flow Analysis. Morgan Stanley performed discounted cash flow analyses, that is, analyses of the present value, calculated as of June 30, 2001, of both the projected unlevered free cash flows and cash flows to equity of Spieker.

Free Cash Flow Model. Morgan Stanley performed a discounted cash flow analysis, calculated as of June 30, 2001, of the projected free cash flows for the period from 2001 to 2005 of Spieker based upon projections provided by Equity Office. In addition, Morgan Stanley assumed recurring capital expenditures that equal ten percent of net operating income and valued fee income at a 5.0x multiple. Morgan Stanley employed discount rates reflecting an unlevered cost of capital ranging from 12.0% to 13.5% and terminal forward 12-month capitalization rates applied to 2005 net operating income ranging from 9.00% to 10.00%. Based upon Equity Office’s projections of Spieker cash flows for the years 2001 through 2005, the range of present values per share of Spieker common stock was as follows:

	Terminal Forward 12-Month Capitalization Rates

Discount Rates	9.00%	9.25%	9.50%	9.75%	10.00%

12.0%	$69.91	$67.84	$65.88	$64.01	$62.25

12.5%	68.55	66.51	64.57	62.74	61.00

13.0%	67.21	65.20	63.30	61.50	59.78

13.5%	65.90	63.92	62.05	60.27	58.58

This range of present values implied by the free cash flow model exceeds the acquisition price of $58.50 per share for Spieker.

Dividend Discount Model. Morgan Stanley performed a discounted cash flow analysis, calculated as of June 30, 2001, of the projected cash flows to equity for the period from 2001 to 2005 of Spieker based upon projections provided by Equity Office. For the purposes of this analysis, Morgan Stanley grew dividends per share by applying 90.0% of the previous years’ funds from operations per share growth rate to the previous year’s dividend per share. Morgan Stanley employed discount rates reflecting an equity cost of capital ranging from 14.5% to 16.5% and employed terminal forward 12-month funds from operations multiples applied to 2005 funds from operations per share ranging from

9.0x to 11.0x. Based upon Equity Office’s projections of Spieker cash flows to equity for the years 2001 through 2005, the range of present values per share of Spieker common stock was as follows:

	Terminal Forward 12-Month Funds From
	Operations Multiples

Discount Rates	9.0x	9.5x	10.0x	10.5x	11.0x

14.5%	$57.66	$60.17	$62.68	$65.19	$67.70

15.0%	56.88	59.35	61.82	64.30	66.77

15.5%	56.11	58.55	60.98	63.42	65.85

16.0%	55.63	57.76	60.16	62.56	64.96

16.5%	54.62	56.98	59.35	61.71	64.07

The acquisition price of $58.50 per share for Spieker falls within the above range of present values implied by the dividends discount model.

      Comparable Companies Analysis. Morgan Stanley compared various publicly available information of Spieker with publicly traded companies that share similar characteristics with Spieker. These companies include:

•	Arden Realty Inc.;

•	Boston Properties, Inc.;

•	CarrAmerica Realty Corporation;

•	Equity Office;

•	Kilroy Realty Corporation;

•	Mack-Cali Realty Corporation;

•	Reckson Associates Realty Corp.; and

•	SL Green Realty Corp.

      Morgan Stanley arrived at a range of comparable company multiples by (1) dividing the share prices (using closing share prices as of February 16, 2001) by consensus 2001 and 2002 funds from operations per share and adjusted funds from operations per share estimates from First Call and Realty Stock Review, respectively, and (2) dividing estimated price/2001 funds from operations multiples by total returns (the sum of existing indicated dividend yield and First Call 5-year growth estimates). Morgan Stanley’s calculations resulted in a selected range of price/2001 funds from operations multiples, price/2002 funds from operations multiples, price/2001 adjusted funds from operations multiples, price/2002 adjusted funds from operations multiples and 2001 funds from operations multiple/total return as follows:

					Price/2001		Price/2002		2001 Funds
	Price/2001		Price/2002		Adjusted		Adjusted		From
	Funds From		Funds From		Funds From		Funds From		Operations
	Operations		Operations		Operations		Operations		Multiples/
	Multiples		Multiples		Multiples		Multiples		Total Return

High	11.0	x	9.5	x	14.0	x	12.5	x	60.0%

Low	9.0		7.5		11.0		10.5		45.0

      All multiples were applied to Equity Office’s projections for Spieker, and maintenance capital expenditures (for the purposes of calculating adjusted funds from operations) were assumed to be 10% of net operating income. Applying a 20% control premium to the above-mentioned selected range of multiples, Morgan Stanley determined an implied value per share of Spieker common stock as follows:

20% Premium to:

			Price/2001	Price/2002	2001 Funds
	Price/2001	Price/2002	Adjusted	Adjusted	From
	Funds From	Funds From	Funds From	Funds From	Operations
	Operations	Operations	Operations	Operations	Multiples/
	Multiples	Multiples	Multiples	Multiples	Total Return

High	$71.54	$75.35	$77.68	$85.19	$73.93

Low	58.54	59.49	61.04	71.56	58.85

      This range of values implied by the comparable companies analysis exceeds the acquisition price of $58.50 per share for Spieker.

      Premiums Paid in Selected Precedent Transactions Analysis. Morgan Stanley used publicly available information from several precedent transactions and analyzed the premiums/discounts paid in these transactions over prevailing market prices, 52-week high closing prices and net asset value per share estimates from Green Street Advisors before the announcement of these transactions. Morgan Stanley selected these transactions because they were acquisitions of large, publicly-traded real estate investment trusts in the broader real estate industry.

      The transactions reviewed include:

•	the Rodamco North America NV acquisition of Urban Shopping Centers, Inc.;

•	the Equity Office acquisition of Cornerstone Properties Inc.;

•	the Olympus Real Estate Corporation acquisition of Walden Residential Properties, Inc.;

•	the Duke Realty Investments, Inc. acquisition of Weeks Corporation;

•	The Irvine Company acquisition of Irvine Apartment Communities;

•	the ProLogis Trust acquisition of Meridian Industrial Trust;

•	the Equity Residential Properties Trust acquisition of Merry Land & Investment Company;

•	the New Plan Realty Trust acquisition of Excel Realty Trust;

•	the Equity Office acquisition of Beacon Properties Corporation; and

•	the Simon Property Group, Inc. acquisition of DeBartolo Realty Corporation.

      The table below provides the selected high and low premiums to the unaffected price (average stock price for the 10 trading days ending 5 trading days before the announcement of the transaction), the 52-week high closing price and the Green Street Advisors’ net asset value per share estimate (before the announcement of the merger) for the precedent transactions:

	Premium to

	Unaffected Price	52-Week High	Green Street Net Asset Value

High	37.7%	10.6%	25.6%

Low	12.0%	(1.3%)	5.9%

      Based on an unaffected share price of $52.00, a 52-week high closing price of $58.88 and Green Street Advisors’ net asset value per share estimate of $55.21, these premiums imply a valuation range as follows:

	Premium to

	Unaffected Price	52-Week High	Green Street Net Asset Value

High	$71.60	$65.12	$69.34

Low	58.24	58.11	58.46

      The acquisition price of $58.50 per share for Spieker falls within the above range of values implied by the premiums paid in selected precedent transactions analysis.

      Securities Research Analysts’ Future Price Targets and Net Asset Value Estimates Analysis. Morgan Stanley reviewed the net asset value per share and price target estimates for shares of Spieker common stock as estimated by analysts from various financial institutions in recent reports. These financial institutions included: Morgan Stanley, Merrill Lynch, Goldman Sachs, Credit Suisse First Boston and Salomon Smith Barney. Net asset value per share estimates ranged from $56.00 to $62.75 and target price per share estimates ranged from $57.00 to $68.00. The acquisition price of $58.50 per share for Spieker falls within these ranges.

      Pro Forma Merger Analysis. Morgan Stanley analyzed the effect of the merger on, among other things, the estimated First Call consensus funds from operations per fully diluted Equity Office common share, including EOP Partnership units, for the years ended December 31, 2001-2005. The First Call consensus funds from operations are the funds from operations estimates, and those implied by the long-term growth rate estimates, compiled by First Call Corporation from contributing equity research analysts. In doing so, Morgan Stanley combined the projected operating results for Equity Office and Spieker and assumed a 50% savings in Spieker’s general and administrative expenses as well as additional costs related to the transaction of approximately $90 million, all in accordance with estimates provided by the management of Equity Office. Morgan Stanley observed a total projected post-merger incremental accretion of $0.02 and $0.10 to Equity Office’s First Call consensus 2001 and 2002 funds from operations per share estimates of $3.18 and $3.51, respectively. The analysis assumed a transaction closing date of June 30, 2001. In calculating the purchase price for Spieker common stock and Spieker Partnership units, a $30.083 share price for Equity Office common shares was assumed, which equals Equity Office’s average closing share price for the ten trading days prior to February 16, 2001.

      Morgan Stanley also analyzed the effect of the merger on Equity Office’s pro forma equity market capitalization, total market capitalization and leverage ratios. In this regard, Morgan Stanley noted that:

•	the pro forma equity market capitalization for Equity Office would be approximately $14.2 billion, assuming a share price of $30.083 and assuming approximately 470.6 million Equity Office common shares and EOP Partnership units outstanding after completion of the merger, and the pro forma total market capitalization would be approximately $28.0 billion; and

•	Equity Office’s debt to total market capitalization ratio would decrease, upon completion of the merger, from 46.2% before the merger to 45.8% after the assumption of Spieker’s outstanding debt plus the incremental debt incurred for the cash portion of the transaction consideration and for the payment of the transaction costs.

      In connection with the review of the merger by Equity Office’s board of trustees, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Morgan Stanley’s view of the actual value of Spieker or Equity Office.

      In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Equity Office or Spieker. Any estimates contained in Morgan Stanley’s analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. The analyses performed were prepared solely as a part of Morgan Stanley’s analysis of the fairness from a financial point of view of the consideration to be paid by Equity Office pursuant to the merger agreement and were conducted in connection with the delivery by Morgan Stanley of its opinion dated February 22, 2001 to the board of trustees of Equity Office. Morgan Stanley’s analyses do not purport to be appraisals or to reflect the prices at which shares of common stock of Spieker or Equity Office might actually trade. The consideration to be paid by Equity Office in the merger was determined through negotiations between Equity Office and Spieker and was approved by Equity Office’s board of trustees. Morgan Stanley did not recommend any specific consideration to Equity Office or that any given consideration constituted the only appropriate consideration for the merger.

      Morgan Stanley’s opinion was one of the many factors taken into consideration by the Equity Office board of trustees in making its determination to approve the merger. Morgan Stanley’s analyses summarized above should not be viewed as determinative of the opinion of the Equity Office board of trustees with respect to the value of Spieker or of whether the Equity Office board of trustees would have been willing to agree to a different form of consideration.

      Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services to Equity Office and Spieker and have received customary fees for the rendering of these services. In the ordinary course of business, Morgan Stanley may from time to time trade in the securities of or indebtedness of Equity Office and Spieker for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities or indebtedness. Furthermore, Morgan Stanley is financial advisor to, and affiliates of Morgan Stanley are, participants in Constellation Real Technologies LLC, a joint venture in which both Equity Office and Spieker are participants.

      Equity Office has agreed to pay Morgan Stanley a financial advisory fee of $9 million upon completion of the transaction. Equity Office has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services and to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of Morgan Stanley’s engagement and any related transactions.

      The merger agreement does not contemplate or provide for Morgan Stanley to update its opinion dated February 22, 2001. Equity Office does not currently intend to request an updated opinion from Morgan Stanley. If there were a material amendment to the merger agreement before the completion of the merger that results in a resolicitation of proxies for the Equity Office and Spieker shareholder votes on the merger agreement and the merger, Equity Office would consider at that time whether it was appropriate to obtain an updated opinion from Morgan Stanley.

Spieker’s Reasons for the Merger; Recommendation of the Spieker Board

      The Spieker board of directors approved the merger and approved and adopted the merger agreement at a meeting held on February 22, 2001. The Spieker board believes that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of Spieker and its stockholders. Accordingly, after careful consideration, the Spieker board recommends that Spieker common stockholders vote FOR approval of the merger agreement and the merger.

      In considering the recommendation of the Spieker board with respect to the merger, Spieker stockholders should be aware that some members of the Spieker board as well as some Spieker executive officers have interests in the merger and the partnership merger that differ from, or are in addition to, the interests of Spieker stockholders generally. See “— Conflicts of Interest of Spieker Directors and Executive Officers in the Merger and the Partnership Merger” beginning on page 58.

      In determining whether to adopt and approve the merger agreement and the merger and to recommend approval of the merger agreement and the merger by the Spieker stockholders, the Spieker board of directors considered the following matters as specified by the Spieker charter as part of its consideration of the positive and negative factors discussed below:

•	the economic effect, both immediate and long-term, upon Spieker’s stockholders;

•	the social and economic effect on the employees of, customers of, and others dealing with, Spieker and its subsidiaries and on the communities in which Spieker and its subsidiaries operate or are located;

•	the acceptability of the proposed merger based on the historical and current operating results or financial condition of Spieker;

•	whether a more favorable price could be obtained for Spieker’s stock or other securities in the future;

•	the reputation and business practices of Equity Office and its management and affiliates as they would affect the employees of Spieker and its subsidiaries;

•	the future value of the stock or any other securities of Spieker;

•	any antitrust or other legal and regulatory issues that are raised by the proposed merger; and

•	the business and financial condition and earnings prospects of Equity Office, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed merger and other likely financial obligations of Equity Office.

      Set forth below is a discussion of all material positive and negative factors considered by the Spieker board of directors in making its determination to adopt and approve the merger agreement and the merger. As used in this discussion, (1) references to the assets and business activities of Spieker mean the assets and business activities of Spieker Partnership, through which Spieker conducts substantially all of its operations and (2) references to the assets and business activities of Equity Office mean the assets and business activities of EOP Partnership, through which Equity Office conducts substantially all of its operations. Neither Equity Office nor Spieker has material assets other than their respective interests in EOP Partnership and Spieker Partnership and they conduct all of their business activities through those partnerships.

Positive Factors Considered by the Spieker Board

      In addition, in making the determination described above, the Spieker board of directors discussed with Spieker senior management, as well as its financial and legal advisors, and considered a number of factors, including the following material positive factors:

•	the terms of the merger agreement, including that each share of Spieker common stock will be converted into $13.50 in cash and 1.49586 common shares of Equity Office, representing based on the implied $58.50 per share price (1) a premium of 10% over the average closing price for Spieker common stock for the 10 day trading period ending February 14, 2001, which was the 10 day trading period over which the exchange ratio was determined, (2) a premium of 12% over the Spieker common stock price based on the closing stock price for Spieker on February 22, 2001 and (3) 97.6% of the 52-week high closing price for Spieker common stock;

•	management’s assessment that a merger of Spieker with another entity with broader geographic markets and a more diverse property portfolio was Spieker’s most attractive strategic alternative, and that a combination of Spieker and Equity Office would be expected to produce a combined company with better than average risk-adjusted returns due to, among other things:

—	the overlap of Equity Office’s properties in the markets where Spieker operates that would result in a strong concentration of ownership in those markets;

—	the fact that the combined company to result from the merger would be focused on the type of markets that Spieker had traditionally focused on — that is, markets with high barriers to entry due to the fact that those markets are already substantially built out; and

—	Equity Office’s strong market position in the top ten office real estate markets in the nation;

•	the belief that Equity Office’s common shares trade below the net asset value of its property portfolio, indicating the potential for future appreciation in the trading prices for Equity Office common shares;

•	the reputation and strength of Equity Office’s management team;

•	the fact that a merger with Equity Office would result in a larger, more diverse and more liquid stockholder base for the Spieker stockholders, including any Spieker Partnership unitholders who receive shares of Spieker common stock by converting their units into those shares before the partnership merger or who receive Equity Office common shares by redeeming EOP Partnership units after the partnership merger, and the likelihood that the larger, more diverse stockholder base of the combined company would result in a lower cost of capital for the combined company;

•	the fact that two to three representatives of Spieker were to be elected to the Equity Office board of trustees for a period of time, so that Spieker stockholders’ interests will continue to be represented following the merger;

•	the due diligence review of Equity Office and its assets conducted by or on behalf of Spieker management by its advisors, including, among other things, site tours of a significant number of Equity Office’s properties, and Spieker management’s assessment of the high quality of Equity Office’s assets;

•	historical and prospective information concerning Equity Office’s and Spieker’s respective businesses, operations and financial performance, including, among other things, the earnings prospects of Equity Office and its debt service and financial obligations, both before and after the merger;

•	Spieker management’s assessment of the high quality of the tenant base of Equity Office, and correspondingly its low delinquency rate;

•	the financial presentation of Goldman Sachs on February 22, 2001 and the opinion of Goldman Sachs rendered to the Spieker board on that date to the effect that, as of such date and based upon and subject to the matters set forth in that opinion, the consideration to be received by the holders of Spieker common stock pursuant to the merger agreement was fair from a financial point of view to those holders;

•	the social and economic effect on the employees of Spieker and its subsidiaries, including, among other things, (1) that Equity Office had been recognized in Fortune magazine as the most admired real estate company, (2) that Equity Office’s benefit plans were at least as favorable as those of Spieker and (3) that the merger agreement required Equity Office to allow Spieker employees to participate in Equity Office plans in the same manner as similarly situated Equity Office employees or, if not practicable in the determination of Equity Office, to allow Spieker employees to continue to be eligible to participate in Spieker employee benefit plans;

•	the expected benefits of the proposed merger on Spieker’s customers that would result from the merger as a result of Equity Office’s national presence, including, among other things, the fact that Spieker customers would only have to deal with one landlord for many of their office space needs nationwide and would be able to use conference facilities or excess space in markets where the customer does not have a permanent office;

•	the report by Spieker management based on conversations of Equity Office with the rating agencies to the effect that the rating agencies had viewed the transaction favorably and confirmed that Equity Office’s ratings would not be reduced as a result of the merger; and

•	the fact that the stock component of the consideration to Spieker common stockholders generally will be a tax-free transaction to those stockholders.

Negative Factors Considered by the Spieker Board

      The Spieker board of directors also considered the following potentially negative factors, among others, in determining whether to adopt and approve the merger agreement and the merger and to recommend approval of the merger agreement and the merger by the Spieker stockholders:

•	the fact that a significant portion of the consideration to be received by Spieker common stockholders consists of Equity Office common shares the exact number of which will be determined pursuant to a fixed exchange ratio. As a result, a decrease in the trading price of Equity Office common shares before the closing of the merger will reduce the value of the per share and aggregate consideration that will be received by the Spieker stockholders;

•	the risk that the anticipated benefits of the merger to Spieker stockholders discussed above under “— Positive Factors Considered by the Spieker Board” may not be realized as a result of possible changes in the real estate market, or as a result of potential difficulties in integrating the two companies and their respective operations;

•	the likelihood that in the short term the combined company would grow more slowly than First Call consensus estimates indicated that Spieker would on a stand-alone basis;

•	the possibility that the public announcement of the merger would make it more difficult for Spieker to retain employees because of the likelihood that some Spieker employees would anticipate that they did not have a position with the combined company and would begin to search for new employment even before the merger closed;

•	the possibility that the public announcement of the merger would lead to a decrease in the trading price of Equity Office’s common shares which, due to the fact that a substantial portion of the consideration to be received by Spieker common stockholders in the merger is based on the value of Equity Office’s common shares, would reduce the overall value of the merger consideration;

•	the significant cost involved in connection with completing the merger, the substantial management time and effort required to effectuate the merger and integrate the businesses of the companies and the related disruption to Spieker’s operations; and

•	the $160 million termination fee payable by Spieker and Spieker Partnership to EOP Partnership under some circumstances and the specific circumstances under which that fee is payable, which might discourage some proposals to acquire Spieker in the 12 months following termination of the merger agreement because of the increased price that the acquiror would have to pay.

      The above discussion is not intended to be exhaustive of all factors considered by the Spieker board, but does set forth all material positive and negative factors considered by the Spieker board of directors. The Spieker directors present at the February 22, 2001 special meeting of the board unanimously approved the merger and recommended approval of the merger in light of the various factors described above and other factors that each such member of the Spieker board of directors felt were appropriate. In view of the wide variety of factors considered by the Spieker board in connection with its evaluation of the merger and the complexity of these matters, the Spieker board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the Spieker board made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

Opinion of Goldman Sachs

      On February 22, 2001, Goldman, Sachs & Co. delivered an oral opinion to the board of directors of Spieker, subsequently confirmed by delivery of a written opinion, dated as of February 22, 2001, that, as of that date and subject to the matters and assumptions set forth in the opinion, the consideration, consisting of $13.50 in cash and 1.49586 Equity Office common shares per share of Spieker common stock, to be received in connection with the merger was fair from a financial point of view to the holders of shares of Spieker common stock.

      The full text of the written opinion of Goldman Sachs, dated as of February 22, 2001, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Goldman Sachs in connection with the opinion, is attached as Annex C and is incorporated by reference in this proxy statement/ prospectus. Spieker stockholders are urged to, and should, read the opinion in its entirety.

      In connection with its opinion, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to shareholders and annual reports on Form 10-K of Spieker and Equity Office, respectively, for the three years ended December 31, 1999;

•	a draft of the audited financial statements for Spieker for the year ended December 31, 2000;

•	various interim reports to shareholders and quarterly reports on Form 10-Q of Spieker and Equity Office, respectively;

•	various other communications from Spieker and Equity Office to their respective shareholders; and

•	various internal financial analyses and forecasts for Spieker and Equity Office prepared by their respective managements, including various cost savings and operating synergies projected by the managements of Spieker and Equity Office to result from the merger.

      Goldman Sachs also held discussions with members of the senior managements of Spieker and Equity Office regarding their assessment of the strategic rationale for, and the potential benefits of, the transactions contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of Spieker and Equity Office. In addition, Goldman Sachs:

•	reviewed the reported price and trading activity for the common stock of Spieker and the Equity Office common shares;

•	compared financial and stock market information for Spieker and Equity Office with similar information for the securities of other publicly traded companies;

•	reviewed the financial terms of recent business combinations in the real estate industry specifically, and in other industries generally; and

•	performed other studies and analyses that Goldman Sachs considered appropriate.

      Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information that was discussed with or reviewed by it. Goldman Sachs assumed the accuracy and completeness of this information for purposes of rendering its opinion. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Spieker or Equity Office or any of their subsidiaries and was not furnished with an evaluation or appraisal of any of these assets or liabilities. With the consent of the Spieker board of directors, Goldman Sachs took into account the views of Spieker’s management regarding the risks and uncertainties relating to Spieker’s ability to achieve the forecasts prepared by Spieker’s management in the amounts and time periods contemplated by those forecasts. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, Spieker. Goldman Sachs provided its advisory services and opinion for the information and assistance of the board of directors of Spieker in connection with its consideration of the merger. Goldman Sachs’ opinion does not constitute a recommendation as to how any holder of common stock of Spieker should vote with respect to the merger.

      In connection with its opinion, Goldman Sachs noted that pursuant to the merger agreement, Spieker Partnership, an affiliate of Spieker, will be merged with and into EOP Partnership, an affiliate of Equity Office, and each partnership unit of Spieker Partnership, other than preferred partnership interests, will be exchanged for 1.94462 partnership units of EOP Partnership. Goldman Sachs also noted that, pursuant to the partnership agreement of Spieker Partnership, holders of partnership units of Spieker Partnership, other than preferred partnership interests, have the right, exercisable prior to the completion of the transactions contemplated by the merger agreement, to convert their partnership units into shares of Spieker common stock and thereby receive the consideration provided for in the merger for shares of Spieker common stock. In rendering its opinion, Goldman Sachs did not opine on the consideration to be received by holders of partnership units of Spieker Partnership in the transactions contemplated by the merger agreement or the differential treatment afforded to the holders of those partnership units in comparison to the consideration to be received by the holders of shares of Spieker common stock in the merger.

      The following is a summary of the material financial analyses utilized by Goldman Sachs and furnished to the Spieker board of directors in connection with the rendering of the Goldman Sachs opinion. This summary does not purport to be a complete description of the analyses performed by Goldman Sachs. The order of the analyses described, and the results of those analyses, do not represent the relative importance or weight given to the analyses by Goldman Sachs.

      The following summaries of financial analyses include information presented in tabular format. You should read these tables together with the text of each summary.

      Analysis of Consideration. Goldman Sachs reviewed the consideration to be received by holders of shares of Spieker common stock in the merger. This consideration consists of (1) $13.50 in cash and (2) 1.49586 common shares of Equity Office per share of Spieker common stock. Based on the average closing price of Equity Office common shares on the NYSE over the 10 trading days ended February 15, 2001, Goldman Sachs noted that the consideration in connection with the merger would be equivalent to $58.50 per share. Goldman Sachs also noted that, based on the closing price of Equity Office common shares on the NYSE on February 21, 2001, two days prior to announcement of the merger, the consideration in connection with the merger would be equivalent to $57.73 per share.

      Accretion/ Dilution Summary. Goldman Sachs analyzed the financial impact of the merger on the funds from operations of Equity Office common shares. These analyses were based on consensus estimates of the Institutional Brokers Estimate System, or IBES, for Spieker and Equity Office. For each of the years 2001 and 2002, Goldman Sachs analyzed the estimated funds from operations per share of Spieker common stock and Equity Office common shares, interest expense and the projected synergies to result from the merger to calculate the estimated accretion/ dilution on Equity Office’s common shares. Assuming the completion of the merger by June 30, 2001 and assuming synergies of $10 million in 2001 and $25 million in 2002, Goldman Sachs’ analysis indicated the merger would be dilutive by $0.06 per share in 2001 and add $0.02 per share in 2002. Goldman Sachs also performed the same analysis using internal projections prepared by Spieker management for Spieker, which resulted in less dilution in 2001 and more accretion in 2002.

      Comparison of Office Real Estate Companies. Using Spieker management projections and IBES consensus estimates, Goldman Sachs reviewed and compared selected financial information and multiples for Spieker to corresponding financial information and multiples for the following office real estate companies:

•	Boston Properties, Inc.;
•	Vornado Realty Trust;
•	SL Green Realty Corp.;
•	Equity Office;
•	CarrAmerica Realty Corporation;
•	Kilroy Realty Corporation;
•	TrizecHahn Corporation;
•	Reckson Associates Realty Corp.;
•	Arden Realty Inc.; and
•	Mack-Cali Realty Corporation.

      Goldman Sachs calculated the funds from operations multiples and other financial information for Spieker at (1) the implied transaction price, based on the closing price for shares of Spieker common stock on the NYSE on February 21, 2001 and the exchange ratio, (2) the implied transaction price, based on the closing price for shares of Spieker common stock on the NYSE on February 21, 2001 and the exchange ratio and an adjustment to funds from operations to include the effect of straight-lined rents, and (3) the current market price, based on the closing price for shares of Spieker common stock on the NYSE on February 21, 2001. The multiples and other financial information calculated by Goldman Sachs are based on the closing prices on February 21, 2001 for shares of Spieker and the selected companies’ common stock and the most recent publicly available information for Spieker and the selected companies. The funds from operations and five year growth estimates for Spieker and the selected companies were based on IBES estimates. The five-year growth estimates for Spieker were based on IBES estimates. Goldman Sachs’ analysis of the selected companies compared the following to the results for Spieker:

•	the February 21, 2001 closing share price as a percentage of the 52-week high share price;

•	total market capitalization;

•	net debt as a percentage of total market capitalization;

•	the 2001 and 2002 estimated funds from operations multiples;

•	the estimated funds from operations growth rate for 2001 to 2002;

•	five-year estimated growth rate; and

•	the multiple of the 2002 estimated funds from operations multiple to the five-year growth rate.

      The results of these analyses with respect to Spieker are summarized as follows:

			Transaction
	Transaction		price-		Current
	price		adjusted		market price

February 21, 2001 closing share price as a percentage of the 52-week high share price	97.6%		97.6%		89.0%

Common equity market capitalization (in millions)	$4,377.7		$4,377.7		$3,990.8

Net debt (in millions)	$2,041.8		$2,041.8		$2,041.8

Preferred equity market capitalization (in millions)	$431.3		$431.3		$431.3

Total market capitalization (in millions)	$6,850.9		$6,850.9		$6,463.9

Net debt as a percentage of total market capitalization	29.8%		29.8%		31.6%

Estimated funds from operations multiples for 2001	11.5	x	11.0	x	10.5	x

Estimated funds from operations multiples for 2002	10.0	x	9.6	x	9.1	x

Estimated funds from operations growth rate for 2001 to 2002	15.8%		15.1%		15.8%

Five-year estimated growth rate	13.0%		13.0%		13.0%

Multiple of the 2002 estimated funds from operations multiple to the five-year growth rate	0.8	x	0.7	x	0.7	x

      Goldman Sachs also performed the same analyses using projections prepared by Spieker management for Spieker, which yielded lower funds from operations multiples and higher growth rates.

      The results of these analyses with respect to the selected office real estate companies are as follows:

	Selected Office Real Estate Companies

	High		Median		Mean		Low

February 21, 2001 closing share price as a percentage of the 52-week high share price	93.0%		88.5%		89.0%		85.1%

Total market capitalization (in millions)	$19,684.4		$3,551.7		$5,751.9		$1,314.4

Net debt as a percentage of total market capitalization	60.9%		40.7%		41.5%		31.8%

Estimated funds from operations multiples for 2001	11.1	x	8.9	x	8.9	x	7.3	x

Estimated funds from operations multiples for 2002	9.5	x	8.1	x	8.1	x	6.8	x

Estimated funds from operations growth rate for 2001 to 2002	16.7%		9.9%		10.3%		6.8%

Five-year estimated growth rate	15.0%		9.8%		10.1%		7.5%

Multiple of the 2002 estimated funds from operations multiple to the five-year growth rate	0.9	x	0.8	x	0.8	x	0.5	x

      Net Asset Value Analyses. Using information provided by Spieker management, Goldman Sachs calculated the net asset value, or NAV, per share for Spieker common stock by subtracting debt and other liabilities from gross assets. Goldman Sachs calculated gross assets by applying capitalization rates ranging from 8.25% to 9.00% to Spieker’s annualized net operating income of $584.9 million. Spieker’s annualized net operating income was based on cash net operating income for its stabilized properties for the fourth quarter of 2000. In calculating Spieker’s cash net operating income, Goldman Sachs did not utilize straight-lined accounting methodologies. Goldman Sachs added the value of Spieker’s other assets to Spieker’s gross assets. These other assets included developments in progress, valued at 110% of book value to account for developer’s profit, land held for development, valued at book value, and management fees, valued, by Spieker’s management, at a multiple of 5.0x earnings before interest, taxes, depreciation and amortization, or EBITDA. This analysis indicated Spieker’s NAV per share as follows:

NAV per share
of Spieker
Capitalization rate	common stock

8.25%	$60.30

8.50%	$57.64

8.75%	$55.12

9.00%	$52.75

      Based on publicly disclosed information, Goldman Sachs also calculated the NAV per Equity Office common share by subtracting debt and other liabilities from gross assets. Goldman Sachs calculated gross assets by applying capitalization rates ranging from 8.50% to 9.00% to Equity Office’s annualized net operating income of $1,629.7 million. Equity Office’s annualized net operating income was based on net operating income for its stabilized properties for the fourth quarter of 2000. In calculating Equity Office’s net operating income, Goldman Sachs did not utilize straight-lined accounting methodologies. Goldman Sachs added the value of Equity Office’s other assets to Equity Office’s gross assets. These other assets included developments in progress, valued at 110% of book value to account for developer’s profit, land held for development, valued at book value, management fees, valued, by Equity Office’s management, at a multiple of 5.0x EBITDA, and investments in unconsolidated subsidiaries, valued using the equity method. This analysis indicated Equity Office’s NAV per share as follows:

NAV per
Equity Office
Capitalization rate	common share

8.50%	$32.40

8.75%	$30.90

9.00%	$29.43

      Exchange Ratio Analysis. Goldman Sachs reviewed the exchange ratio history for various periods ending February 21, 2001. Goldman Sachs calculated the implied historical exchange ratios of shares of Spieker common stock to Equity Office common shares for the average and high of the periods set forth below and for February 21, 2001 as follows:

	Implied Exchange
Period	Ratio

February 21, 2001	1.78	x

Three months average for the period ended February 21, 2001	1.68	x

Six months average for the period ended February 21, 2001	1.76	x

One year average for the period ended February 21, 2001	1.74	x

One year high for the period ended February 21, 2001	1.90	x

Three year high for the period ended February 21, 2001	1.90	x

      Goldman Sachs also noted that, based on the average closing price of Equity Office common shares on the NYSE over the 10 trading days ended February 15, 2001 and hypothetically converting the cash consideration payable in the merger into Equity Office common shares at that average value, the exchange ratio for an all-stock merger would be 1.94462.

      Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis by calculating the present value of estimated annual dividends for Spieker for 2001 through 2005 based upon Spieker’s management projections. Goldman Sachs calculated the terminal values based on funds from operations multiples ranging from 7.0x to 9.0x applied to the projected 2006 funds from operations per share. Goldman Sachs discounted the dividends and the terminal values to present value based on discount rates ranging from 12.0% to 15.0%. The results of this analysis were as follows:

	Equity discount rate
Terminal funds from
operations multiple	12.0%	13.0%	14.0%	15.0%

7.0x	$54.03	$51.96	$50.00	$48.14

7.5x	$56.65	$54.48	$52.41	$50.44

8.0x	$59.28	$56.99	$54.81	$52.74

8.5x	$61.90	$59.50	$57.21	$55.04

9.0x	$64.53	$62.01	$59.61	$57.34

      Selected Public REIT Mergers. Goldman Sachs analyzed information relating to the following eight comparable transactions in the real estate investment trust industry since 1997:

Acquirer	Target

Equity Office Properties Trust	Cornerstone Properties Inc.
Duke Realty Investments, Inc.	Weeks Corporation
ProLogis Trust	Meridian Industrial Trust, Inc.
Equity Residential Properties Trust	Merry Land & Investment Company, Inc.
Equity Office Properties Trust	Beacon Properties Corporation
Rodamco North America	Urban Shopping Centers Inc.
Olympus Real Estate Fund II, L.P.	Walden Residential Properties, Inc.
Berkshire Realty Holdings, L.P.	Berkshire Realty Company, Inc.

      Goldman Sachs compared the following information relating to the selected transactions to the proposed merger:

•	the premium of the implied offer price to the target stock price on the day prior to announcement of the particular transaction;

•	the target’s funds from operations multiple (based on the closing price of the target’s shares on the day prior to announcement of the particular transaction and IBES funds from operations estimates for the forward year);

•	the acquirer’s funds from operations (based on the closing price of the acquirer’s shares on the day prior to announcement of the particular transaction and IBES funds from operations estimates for the forward year);

•	the transaction funds from operations multiple (based on the implied offer price and IBES funds from operations estimates for the forward year); and

•	the transaction funds from operations multiple as a percentage of the acquirer’s funds from operations.

      The results of this analysis were as follows:

	Selected REIT Mergers
									Proposed
	High		Median		Mean		Low		merger

Premium of implied offer price to target stock price on day prior to announcement	39.4%		22.2%		21.8%		11.5%		10.4%

Target’s funds from operations multiple	12.1	x	8.9	x	9.2	x	7.1	x	10.4	x

Acquirer’s funds from operations multiple	16.8	x	10.5	x	11.4	x	9.2	x	9.3	x

Transaction funds from operations multiple	15.6	x	10.9	x	11.2	x	8.7	x	11.5	x

Transaction funds from operations multiple as a percentage of acquirer’s funds from operations multiple	116.8%		98.4%		102.0%		92.7%		124.1%

      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all these analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of these analyses. No company or transaction used in the above analyses is directly comparable to Spieker or Equity Office or the transactions contemplated by the merger agreement.

      Goldman Sachs prepared these analyses solely for purposes of providing an opinion to the Spieker board of directors. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Spieker, Equity Office, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, the financial analyses presented by Goldman Sachs to the Spieker board of directors was one of many factors taken into consideration by the Spieker board of directors in making its determination to approve the transactions contemplated by the merger agreement.

      Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Spieker having provided investment banking services to Spieker from time to time, for which it received customary compensation, including having acted as:

•	lead-managing underwriter of a public offering of $150 million aggregate principal amount of 6.75% notes due January 15, 2008 of Spieker Partnership, an affiliate of Spieker, in January 1998;

•	lead-managing underwriter of a private placement of 4,000,000 series D cumulative redeemable preferred units of Spieker Partnership in June 1998;

•	lead-managing underwriter of a public offering of $200 million aggregate principal amount of 7.25% notes due May 1, 2009 of Spieker Partnership in May 1999;

•	lead-managing underwriter of a public offering of $200 million aggregate principal amount of 6.80% notes due May 1, 2004 of Spieker Partnership in May 1999;

•	lead-managing underwriter of a public offering of $200 million aggregate principal amount of 7.65% notes due December 15, 2010 of Spieker Partnership in December 2000; and

•	its financial advisor in connection with the merger agreement.

      Goldman Sachs also has provided investment banking services to Equity Office from time to time, for which it received customary compensation, including having acted as:

•	co-managing underwriter of a public offering of $300 million aggregate principal amount of 6.763% notes due 2007 of EOP Partnership in June 1998;

•	lead-managing underwriter of a public offering of 4,765,423 common shares of Equity Office in October 1998;

•	co-managing underwriter of an offering of $500 million aggregate principal amount of 6.8% notes due January 15, 2009 of EOP Partnership in January 1999;

•	co-managing underwriter of an offering of $300 million aggregate principal amount of 6.5% notes due January 15, 2004 of EOP Partnership in January 1999;

•	co-managing underwriter of an offering of $200 million aggregate principal amount of 6.375% notes due January 15, 2002 of EOP Partnership in January 1999;

•	co-managing underwriter of a public offering of $500 million aggregate principal amount of 8.375% notes due March 15, 2006 of EOP Partnership in March 2000; and

•	co-lead-managing underwriter of a public offering of $400 million aggregate principal amount of 7 3/8% notes due 2003 of EOP Partnership in November 2000.

      Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities, of Spieker or Equity Office for its own account and for the accounts of customers. As of February 22, 2001, Goldman Sachs held a net long position of 2,661,085 Equity Office common shares. Goldman Sachs may provide investment banking services to Equity Office and its subsidiaries in the future.

      Pursuant to a letter agreement dated February 16, 2001, Spieker engaged Goldman Sachs to render general financial advisory services in connection with the sale of all or a portion of Spieker to Equity Office. Under the terms of this letter agreement, Spieker has agreed to pay Goldman Sachs a fee of at least $6 million payable upon the closing of the transaction. Spieker also has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys’ fees, and to indemnify Goldman Sachs against various liabilities, including liabilities under the federal securities laws.

      The merger agreement does not contemplate or provide for Goldman Sachs to update its opinion dated February 22, 2001. Spieker does not currently intend to request an updated opinion from Goldman Sachs. If there were a material amendment to the merger agreement before the completion of the merger that results in a resolicitation of proxies for the Spieker and Equity Office shareholder votes on the merger agreement and the merger, Spieker would consider at that time whether it was appropriate to obtain an updated opinion from Goldman Sachs.

Trustees and Executive Officers of Equity Office After the Merger

      Following the merger, the 13 current trustees of Equity Office will remain as trustees of the combined entity. In addition, three current directors or executive officers of Spieker, Messrs. Spieker, Foster and Vought will become trustees of the combined entity. Mr. Spieker’s term will expire in 2004, Mr. Vought’s in 2003 and Mr. Foster’s in 2002.

      Following the merger, the current executive officers of Equity Office will remain as executive officers of Equity Office. No current executive officers of Spieker will become executive officers of Equity Office following the merger.

Conflicts of Interest of Spieker Directors and Executive Officers in the Merger and the Partnership Merger

      In considering the recommendation of the Spieker board with respect to the merger, Spieker stockholders should be aware that, as described below, some Spieker directors and executive officers have interests in, and will receive benefits from, the merger and the partnership merger that differ from, or are in addition to, and, therefore, may conflict with the interests of Spieker stockholders generally.

      Trustees of Equity Office After the Merger. Following the merger, the 13 current trustees of Equity Office will remain as trustees of the combined entity. In addition, Messrs. Spieker, Foster and Vought will become trustees of the combined entity. See “— Trustees and Executive Officers of Equity Office After the Merger” above.

      Indemnification and Insurance. The merger agreement provides that Equity Office and EOP Partnership will provide exculpation and indemnification for each person who has been at any time on or before February 22, 2001, or who becomes before the completion of the merger, a director or officer of Spieker or any Spieker subsidiary which is the same as the exculpation and indemnification provided by Spieker and Spieker Partnership as of the date of the merger agreement. In addition, Equity Office and EOP Partnership will indemnify and hold harmless those persons against any losses, claims, liabilities, expenses, judgments, fines and amounts paid in settlement arising out of the fact that the person is or was an officer, employee or director of Spieker or any of Spieker’s subsidiaries or out of the merger agreement or the transactions contemplated by the merger agreement to the fullest extent permitted by law. Further, Equity Office has agreed to purchase directors’ and officers’ liability insurance coverage for the benefit of those individuals currently covered by Spieker’s insurance for a period of six years following the merger. For a more complete discussion of these provisions of the merger agreement, see “The Merger Agreement — Indemnification; Directors’ and Officers’ Insurance” beginning on page 84.

      Equity-Based Awards. Unvested options to purchase an aggregate of 1,306,535 shares of Spieker common stock at an average exercise price of $38.07 per share previously awarded to 17 Spieker directors and executive officers will vest in connection with the merger pursuant to the plans under which they were issued and in any event no later than the day before the merger closes. These 17 Spieker directors and executive officers also currently hold vested options to purchase an aggregate of an additional 2,346,217 shares of Spieker common stock at an average exercise price of $29.85. All Spieker stock options will be converted in the merger into options to purchase Equity Office common shares under the terms of the merger agreement. Under the merger agreement, holders of Spieker stock options will be entitled to tender the Equity Office options that they will receive in the merger to EOP Partnership for a cash payment per option converted in the merger equal to the excess, if any, of $58.50 per Spieker option over the exercise price of the Spieker option, which acquisition and payment will be made within three business days of the closing of the merger. Options to purchase Equity Office common shares that are not tendered to EOP Partnership as described above would remain outstanding under their terms.

      The following table sets forth the unvested Spieker stock options held by Spieker directors and executive officers the vesting of which will accelerate in connection with the merger, the total outstanding Spieker stock options held by such persons, the average exercise price of the outstanding Spieker stock options and the cash value of the tender of all outstanding options held by such persons at the $58.50 per option tender price.

			Average Exercise
		Total	Price of	Cash Value of
	Unvested Spieker	Outstanding Spieker	Outstanding Spieker	Tender of Outstanding
Name	Stock Options	Stock Options	Stock Options	Stock Options

Warren E. Spieker, Jr.	144,000	722,500	$29.73	$20,786,325

John K. French	103,000	432,000	$31.04	11,862,720

Dennis E. Singleton	62,000	342,500	$28.20	10,377,750

Richard J. Bertero	10,000	23,500	$37.04	504,310

Harold M. Messmer, Jr.	10,000	10,000	$42.19	163,100

David M. Petrone	10,000	14,000	$40.85	247,100

William S. Thompson, Jr.	10,000	23,500	$37.04	504,310

John A. Foster	160,400	354,500	$34.31	8,575,355

Craig G. Vought	183,000	542,500	$32.68	14,007,350

Joseph D. Russell, Jr.	84,400	132,200	$38.99	2,579,222

Peter H. Schnugg	93,535	193,552	$35.67	4,418,792

Stuart A. Rothstein	63,000	120,000	$37.07	2,571,600

James C. Eddy	83,200	203,500	$32.80	5,229,950

All other executive officers as a group (4 persons)	290,000	538,500	$36.08	12,073,170

All directors and executive officers as a group who have agreed to tender their options (11 persons)(1)	1,159,535	3,417,752	$32.41	$89,169,150

All directors and executive officers as a group (17 persons)	1,306,535	3,652,752	$32.79	$93,912,254

(1)	These directors and executive officers are: Messrs. Spieker, French, Singleton, Foster, Vought, Russell, Davenport and Schnugg and three other executive officers.

      In addition, 206,223 unvested shares of Spieker restricted stock previously awarded to Spieker directors and executive officers will vest on the day immediately before the date on which the Spieker common stockholders approve the merger. The following table sets forth the unvested shares of restricted

stock previously awarded to directors and executive officers and the value of such restricted stock at an assumed $          pro forma equivalent value for Spieker common stock.

		Assumed
Name	Unvested Restricted Stock	Value

Warren E. Spieker, Jr.	33,589	$

John K. French	16,362

Dennis E. Singleton	12,138

John A. Foster	29,591

Craig G. Vought	28,384

Joseph D. Russell, Jr.	19,937

Peter H. Schnugg	9,272

Stuart A. Rothstein	8,103

James C. Eddy	3,896

All other executive officers as a group (3 persons)	44,951

      Special Severance Policy. Spieker has a special severance policy applicable to specified executive officers, which provides for severance compensation under specified circumstances in the event of a change in control. A change in control occurs for purposes of the Spieker special severance policy when:

•	any person becomes the owner of 20% or more of Spieker’s voting securities;

•	individuals who constitute the Spieker board on the effective date of the Spieker special severance policy and any new directors whose election or nomination for election was approved by a vote of at least three quarters of the directors then in office who either were directors at the beginning of that period or whose election or nomination for election was previously so approved, cease to constitute a majority; or

•	the Spieker stockholders approve a merger, consolidation, share exchange or similar transaction in which Spieker’s voting securities do not continue to represent at least 60% of the total voting power of the surviving entity.

      In the event of termination of employment by Spieker without cause, or by the executive officer for good reason, within two years following a change in control, Spieker or its successor will make a lump sum payment of the following amount, which we refer to in this description as the base amount:

•	three times, in the case of Messrs. Spieker, Vought, Foster, French, Singleton and Rothstein and one other Spieker executive officer, and two times, in the case of Messrs. Russell, Schnugg and Eddy and all other eligible executive officers, the sum of (a) the executive officer’s highest annual rate of base salary during the 12 months immediately preceding termination, (b) the average of the annual bonus earned by the executive officer during the two completed fiscal years before termination, and (c) the average fair market value of the shares of Spieker restricted common stock granted to the executive officer during the two completed fiscal years before the change in control; and

•	the pro rata portion of the annual bonus for the fiscal year in which termination occurred, calculated on the basis of the target bonus and on the assumption that all performance goals were achieved at target level.

      An executive officer is considered terminated for cause if he or she willfully and continually fails to substantially perform his or her duties after a written demand for substantial performance is delivered, or if he or she willfully engages in illegal conduct or misconduct which is materially and demonstrably injurious to Spieker.

      Good reason will exist for purposes of the special severance policy if any of the following events occur without the executive officer’s consent:

•	reduction in his or her base salary;

•	required relocation of his or her principal place of employment by more than 20 miles;

•	substantial adverse change in his or her duties or responsibilities; or

•	failure to continue any employee benefit plan, compensation plan, welfare plan or material fringe benefit plan, or reduction in any benefit under any such plan unless the executive officer is permitted to participate in other plans providing substantially equivalent benefits in the aggregate.

      If any payments made to an executive officer by Spieker under the Spieker special severance policy or otherwise would result in an excise tax imposed by section 4999 of the Internal Revenue Code, the executive officer will receive a tax reimbursement payment that would put the executive officer in the same financial position after-tax that he would have been in if the excise tax did not apply to such amounts. However, if reducing the payments to be made under the special severance policy by 10% or less would avoid triggering the excise tax, the payments will be reduced by the amount necessary to avoid triggering the excise tax rather than making the tax reimbursement payment.

      Equity Office has acknowledged that the merger will be a change in control for purposes of the Spieker special severance policy and that severance payments will be made as provided by the Spieker special severance policy to any participant who becomes entitled to these payments because of a termination of employment occurring on or after the effective date of the merger, unless the termination is for cause or is a voluntary resignation without good reason under the terms of the Spieker special severance policy. No executive officer eligible for the benefits of the Spieker special severance policy will become an executive officer of Equity Office following the merger.

      Under the special severance policy, Mr. Spieker will be eligible to receive an estimated cash payment of approximately $5.0 million as his base amount. In the event Mr. Spieker is entitled to tax reimbursement as described above, this amount could be as much as $3.4 million. Mr. Foster will be eligible to receive an estimated cash payment of approximately $5.0 million as his base amount. In the event Mr. Foster is entitled to tax reimbursement as described above, this amount could be as much as $3.4 million. Mr. Vought will be eligible to receive an estimated cash payment of approximately $5.0 million as his base amount. In the event Mr. Vought is entitled to tax reimbursement as described above, this amount could be as much as $3.4 million. The four other most highly compensated Spieker executive officers, Messrs. Russell, Schnugg, Rothstein and Eddy, will be eligible to receive estimated cash payments of approximately $2.5 million, $2.0 million, $2.8 million and $1.6 million, respectively, as their base amounts. If these four other most highly compensated Spieker executive officers were entitled to tax reimbursements as described above, these amounts could be as much as $1.6 million, $1.1 million, $1.6 million and $1.0 million, respectively. In addition, four other Spieker executive officers will be eligible to receive cash payments in the aggregate of approximately $7.3 million as their base amounts. If these four other Spieker executive officers were entitled to tax reimbursements as described above, this aggregate amount could be as much as $3.6 million. Messrs. French and Singleton also will be eligible to receive cash payments of approximately $1.9 million and $1.1 million, respectively, as their base amounts. Based on Mr. French’s estimated base amount, it is unlikely that he would be entitled to a tax reimbursement amount. If Mr. Singleton was entitled to tax reimbursement as described above, this amount could be as much as $675,000. The calculation of the estimated cash payments under the special severance policy assumes that Equity Office’s obligations under the policy are triggered immediately upon the closing of the merger and that the merger will close on June 30, 2001. The amounts shown include estimated 2001 bonuses through the closing date. Neither Spieker nor Equity Office has yet determined that any tax reimbursement payments would be required.

      In addition, under the special severance policy the executive officer and his or her eligible dependents will continue to be eligible to participate in the medical, dental, disability and life insurance plans and arrangements applicable to him or her immediately before his or her termination of employment, on substantially the same terms and conditions in effect immediately before the termination. If such participation is prohibited, equivalent coverage will be purchased for the executive officer and his or her eligible dependents with no greater after-tax cost to the executive officer than he or she paid for coverage prior to being terminated. Coverage will continue for three years from the date of termination in the case of Messrs. Spieker, Foster, Vought, French, Singleton and Rothstein and one other Spieker executive officer and for two years from the date of termination in the case of Messrs. Russell, Schnugg and Eddy and all other eligible executive officers.

      Tax Related Undertakings of EOP Partnership. Under the merger agreement, EOP Partnership has agreed, for the benefit of 17 named individuals, not to sell, exchange or otherwise dispose of, except in tax-free or tax-deferred transactions, specified office properties comprising approximately 6.5 million square feet, or approximately 26.5% of Spieker Partnership’s office portfolio on a square footage basis, and specified industrial properties comprising approximately 5.6 million square feet, or approximately 43.7% of Spieker Partnership’s industrial portfolio on a square footage basis. These office and industrial properties comprise approximately 12.1 million square feet, or approximately 32.3% of Spieker Partnership’s total portfolio on a square footage basis. These restrictions, which benefit Messrs. Spieker, Foster, Vought, French, Singleton, Schnugg and Eddy and one other Spieker executive officer, among others, last for at least 10 years and, depending on whether the unitholder enters into, and complies with the terms of, an agreement not to sell specified percentages of their Equity Office common shares and EOP Partnership units during the initial 10 year restriction period, up to 20 years after closing of the partnership merger. In addition, EOP Partnership has agreed for tax purposes to make available to these same named unitholders the opportunity to guarantee specified debt of EOP Partnership for the same period and has made specified other undertakings. These provisions are intended to ensure that these unitholders, who originally contributed properties to Spieker Partnership in exchange for Spieker Partnership units, will be able to continue to defer the otherwise substantial gain that would be recognized by them for tax purposes as EOP Partnership unitholders upon a sale of any one or more of these properties. See “The Merger Agreement — Tax Related Undertakings of EOP Partnership” beginning on page 86.

      Loan Forgiveness. On April 20, 2000, Mr. Rothstein borrowed $400,000 from Spieker for the purpose of buying a personal residence. One-half of the loan principal is interest bearing at an annual rate of 6.31%, and the other half is non-interest bearing. The terms of the loan provide that one-fifth of the non-interest bearing portion of the loan will be forgiven each year, as long as Mr. Rothstein continues to be employed by Spieker. The terms of the loan also provide that upon a change in control of Spieker, the outstanding principal balance of $360,000 and all accrued interest on the loan will be forgiven. The accrued interest to be forgiven assuming a June 30, 2001 closing date for the merger is approximately $7,900. The merger will constitute a change in control of Spieker for this purpose.

      Acquisition of Spieker Northwest. In connection with the merger, a subsidiary of Equity Office will purchase 100% of the voting and 5% of the non-voting capital stock of Spieker Northwest, Inc., a noncontrolled third-party service subsidiary of Spieker, for an aggregate of $202,500 in cash from the holders of that voting stock, who include Messrs. Spieker, French and Singleton and one other individual, each of whom owns 25% of the voting capital stock of Spieker Northwest, Inc. and 1.25% of the non-voting.

      BroadBand Restricted Stock Agreements. Spieker has entered into restricted stock agreements with its executive officers, among others, pursuant to which those executive officers have been awarded shares of common stock of BroadBand Office, Inc. In connection with the merger, the restrictions with respect to those shares will lapse.

      The following table sets forth the unvested BroadBand Office, Inc. restricted shares held by Spieker directors and executive officers, the vesting of which will be accelerated in connection with the merger. The value of the unvested restricted shares at the time of the awards was approximately $122,400 in the aggregate.

Unvested
Name	Shares

Warren E. Spieker, Jr.	104,000

John K. French	56,000

Dennis E. Singleton	16,000

John A. Foster	104,000

Craig G. Vought	232,000

Joseph D. Russell, Jr.	56,000

Peter H. Schnugg	32,000

Stuart A. Rothstein	40,000

James C. Eddy	32,000

All other executive officers as a group (4 persons)	144,000

      BroadBand Office, Inc. filed for Chapter 11 bankruptcy protection under the U.S. Bankruptcy Code on May 9, 2001. Therefore, such awards are not expected to have any value.

The Partnership Merger

      In the partnership merger, EOP Partnership will acquire all outstanding interests in Spieker Partnership through the merger of Spieker Partnership with and into EOP Partnership and Spieker Partnership will cease to exist. Holders of Spieker Partnership units, other than Spieker Partnership preferred units, including Spieker, will receive, for each Spieker Partnership unit issued and outstanding immediately before the partnership merger 1.94462 EOP Partnership class A units, with fractional units rounded to the whole number that is nearest to the number of EOP Partnership class A units that otherwise would be paid to a holder of Spieker Partnership units. The Spieker Partnership preferred interests and units will be exchanged as follows:

•	the series B cumulative redeemable preferred interest in Spieker Partnership will be exchanged for 4,250,000 EOP Partnership series E preferred units;
•	the series C cumulative redeemable preferred interest in Spieker Partnership will be exchanged for 6,000,000 EOP Partnership series F preferred units; and
•	the series E cumulative redeemable preferred interest in Spieker Partnership will be exchanged for 4,000,000 EOP Partnership series H preferred units.

      In connection with the partnership merger, EOP Partnership and Equity Office will file a registration statement on Form S-4 to register the class A units of EOP Partnership to be issued to Spieker Partnership unitholders and the Equity Office common shares issuable to holders (other than Equity Office) of units issued in the partnership merger if Equity Office elects to assume, and make a payment in common shares with respect to, EOP Partnership’s obligation to redeem the unitholder’s units under the partnership agreement of EOP Partnership. That registration statement will contain a consent solicitation/information statement/prospectus soliciting the approval of Spieker Partnership unitholders to the principal terms of the merger agreement and the partnership merger.

      Under authority granted Equity Office, as general partner of EOP Partnership, Equity Office has approved the partnership merger. No vote or consent of unitholders of EOP Partnership is required for approval of the partnership merger. The partnership agreement of EOP Partnership requires the approval of the merger by the consent of unitholders holding at least a majority of the outstanding EOP Partnership units, including any EOP Partnership units held by Equity Office. Equity Office owns more than a majority of the outstanding EOP Partnership class A units and all of the outstanding EOP Partnership preferred units, and intends to take action by written consent, as permitted under the partnership agreement of EOP Partnership, to approve the merger on             , 2001.

      California law requires the approval of the principal terms of the partnership merger by at least a majority in interest of each class of the outstanding Spieker Partnership units, including any preferred Spieker Partnership units held by Spieker. Spieker owns more than a majority of the outstanding Spieker

Partnership units, including all outstanding classes of preferred units other than the series D preferred units of Spieker Partnership, and intends to take action by written consent, as permitted under California law, to approve the principal terms of the partnership merger on                          , 2001. The holders of Spieker Partnership series D preferred units have already consented to the principal terms of the partnership merger as described under “The Merger Agreement — Spieker Partnership Series D Preferred Units on page 85.

      The required partnership level approvals of the partnership merger and the merger are, therefore, assured. Neither the merger nor the partnership merger will be completed if the partners of EOP Partnership and Spieker Partnership approve the partnership merger and the merger, as applicable, but the Equity Office common shareholders or the Spieker common stockholders do not approve the merger.

      The merger will be completed as soon as practicable following the partnership merger.

      The merger agreement also provides that the former Spieker Partnership unitholders, other than Spieker and its subsidiaries, will have the right, beginning immediately after the partnership merger, to redeem the EOP Partnership class A units issued to them in the partnership merger in accordance with the terms and limitations of the partnership agreement of EOP Partnership. Upon redemption of these units, these unitholders would receive cash from EOP Partnership or, if Equity Office, as general partner, elects to assume the obligation of EOP Partnership to redeem the units, Equity Office common shares on a one-for-one basis or their cash equivalent, at the election of Equity Office.

Merger Financing

      Equity Office intends to finance the estimated $1.187 billion in merger costs, including the approximately $907 million cash portion of the consideration payable to Spieker common stockholders under a new $1.0 billion bridge facility to be entered into by EOP Partnership before the closing of the partnership merger by EOP Partnership and by EOP Partnership borrowing the remaining $187 million of merger costs under its existing $1.0 billion credit facility. EOP Partnership has received executed commitments from various lenders for the entire $1.0 billion principal amount of the new bridge financing. At March 31, 2001, EOP Partnership had approximately $962 million of available borrowing capacity under its existing credit facility. The bridge facility commitments provide for a bridge facility with a term of 364 days and an interest rate of LIBOR plus 80 basis points, subject to EOP Partnership’s credit rating. No loan or commitment fee is payable by EOP Partnership unless the bridge facility is not refinanced within 120 days from the date of the funding of the bridge facility, in which case a fee of 20 basis points, or $2 million, would be payable by EOP Partnership. Equity Office currently anticipates that EOP Partnership will refinance the bridge facility within 120 days from the date of funding of the bridge facility.

Regulatory Approvals

      No material federal or state regulatory requirements must be complied with or approvals must be obtained by Equity Office, EOP Partnership, Spieker or Spieker Partnership in connection with either the merger or the partnership merger.

Accounting Treatment

      Equity Office will treat the merger as a purchase for financial accounting purposes. This means that Equity Office will record the assets acquired and the liabilities assumed at their estimated fair values at the time the merger is completed.

Restrictions on Resales by Affiliates

      The Equity Office common and preferred shares to be issued to Spieker stockholders in the merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an “affiliate” of Spieker within the meaning of Rule 145 under the Securities Act or who will become an “affiliate” of Equity Office within the meaning of Rule 144 under the Securities Act after the merger. Equity Office common shares received by persons who are deemed to be Spieker affiliates or who become Equity Office affiliates may be resold by these persons only in transactions permitted by the limited resale provisions of Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Spieker generally include individuals or entities that, directly or indirectly through one or more intermediaries, control, are controlled by or are under common control with Spieker and may include officers, directors and principal stockholders of Spieker. All Spieker stockholders who may be deemed to be affiliates of Spieker will be so advised before the completion of the merger.

      Under the merger agreement, Spieker will use commercially reasonable efforts to obtain an affiliate agreement from each affiliate of Spieker before the completion of the merger by which each Spieker affiliate will agree not to sell, transfer, pledge or otherwise dispose of any of the Equity Office common shares, Equity Office preferred shares, EOP Partnership units and EOP Partnership preferred units received in the merger in violation of the Securities Act or the rules and regulations promulgated under the Securities Act. Generally, this will require that all sales be made in accordance with Rule 145 under the Securities Act, which in turn requires that, for specified periods, sales be made in compliance with the volume limitations, manner of sale provisions and current information requirements of Rule 144 under the Securities Act.

      Equity Office has the right to place legends on the certificates evidencing Equity Office common or preferred shares issued to Spieker affiliates in the merger summarizing the foregoing restrictions until a sale, transfer, pledge or other disposition of the Equity Office common shares represented by these certificates has been registered under the Securities Act or is made in compliance with Rule 145 under the Securities Act.

      Persons who are not affiliates of Spieker generally may sell their Equity Office common or preferred shares without restrictions and without delivering this joint proxy statement/prospectus.

No Dissenters’ Rights

      Spieker and Equity Office are organized under Maryland law. Under the Maryland General Corporation Law, because shares of Spieker common stock and series B, C and E preferred stock were listed on a national securities exchange on the record date for the Spieker special meeting, Spieker common and series B, C and E preferred stockholders have no rights to dissent and receive the appraised value of their shares in the merger. The Spieker series A preferred stock was called for redemption and was converted into Spieker common stock on April 6, 2001. No shares of Spieker series D preferred stock were outstanding on the record date for the Spieker special meeting. Following the merger, Equity Office shareholders will continue to own their Equity Office shares and, accordingly, will have no rights to an appraisal of their shares under Maryland law.

Spieker Litigation

      On March 8, 2001, a purported class action complaint was filed in the Superior Court of the State of California, County of San Mateo, by an alleged Spieker stockholder. This complaint names as defendants Spieker and each member of its board of directors and principally alleges that the directors breached duties assertedly owed to Spieker’s stockholders in connection with entering into the merger agreement. The plaintiffs in the lawsuit seek an injunction (1) against the defendants’ agreement to the termination fee provisions of the merger agreement and (2) requiring an unspecified “fair and objective process to sell the company.” On April 20, 2001, the defendants jointly moved to dismiss the complaint or, in the alternative, strike portions of the complaint. On May 7, 2001, plaintiff advised that it will withdraw its original complaint and file an amended complaint. Spieker intends to continue vigorously defending the lawsuit.

THE MERGER AGREEMENT

      The following is a summary of the material terms of the merger agreement, as amended, but does not describe all the terms of the merger agreement. The full text of the merger agreement is attached at the back of this joint proxy statement/prospectus as Annex A. You are urged to read the merger agreement in its entirety because it is the legal document that governs the merger.

Closing; Effective Time of the Merger

      The completion of the merger will occur no later than the third business day after the satisfaction or waiver of the conditions set forth in the merger agreement or at such other date or time as may be agreed in writing by Equity Office and Spieker. If the merger agreement and the merger are approved at the special meetings, Equity Office and Spieker currently expect to complete the merger promptly following receipt of shareholder approval.

      As soon as practicable after all conditions to the completion of the merger and the partnership merger are satisfied, and after the filing of articles of merger for the partnership merger, Equity Office and Spieker will execute and file articles of merger with the State Department of Assessments and Taxation of Maryland relating to the merger. The effective time of the merger will be the time specified in the articles of merger.

Merger Consideration

      In the merger:

•	holders of Spieker common stock will receive, for each share of Spieker common stock issued and outstanding immediately before the merger, $13.50 in cash and 1.49586 Equity Office common shares;

•	holders of Spieker series B preferred stock will receive, for each share of Spieker series B preferred stock issued and outstanding immediately before the merger, one Equity Office series E preferred share;

•	holders of Spieker series C preferred stock will receive, for each share of Spieker series C preferred stock issued and outstanding immediately before the merger, one Equity Office series F preferred share; and

•	holders of Spieker series E preferred stock will receive, for each share of Spieker series E preferred stock issued and outstanding immediately before the merger, one Equity Office series H preferred share.

      The Equity Office series E, F and H preferred shares issued in the merger will have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to those of the shares of the corresponding series of Spieker preferred stock.

      Holders of Spieker common stock will not receive certificates or scrip representing fractional Equity Office common shares. Instead, each holder of Spieker common stock otherwise entitled to a fractional share interest in Equity Office will be paid an amount in cash, without interest, rounded to the nearest cent, determined by multiplying:

•	the average closing price of an Equity Office common share on the NYSE on the five trading days immediately preceding the closing date of the merger by

•	the fraction of an Equity Office common share which such holder of Spieker common stock would otherwise be entitled to receive.

      Except as otherwise agreed, the merger will be completed on the closing date of the partnership merger with at least one hour between the partnership merger and the merger. Upon conversion of the outstanding shares of Spieker common stock and preferred stock into the merger consideration, the Spieker common stock and preferred stock will be cancelled and retired and will cease to exist.

      Because the exchange ratio is fixed at 1.49586 for the portion of the aggregate merger consideration that is payable in Equity Office common shares, the market value of any Equity Office common shares you will receive in the merger may differ from the market value of the Equity Office common shares if the merger occurred today. On           , 2001, the most recent date practicable for obtaining pricing information for Equity Office common shares prior to mailing this joint proxy statement/prospectus, the closing price of Equity Office common shares was $     per share, which, based on the 1.49586 exchange ratio and the $13.50 cash amount per share, would equal a market value equivalent per share of Spieker common stock of $          had the merger been completed on that date, as adjusted to give effect to the portion of the aggregate merger consideration payable in cash and to the portion of the aggregate merger consideration payable in Equity Office common shares.

Surrender of Spieker Stock Certificates

      Equity Office has appointed EquiServe L.P. to act as exchange agent for the purpose of paying the merger consideration. Equity Office will make available to the exchange agent, on or before the effective time of the merger, the cash and securities certificates for that purpose.

      Equity Office will use commercially reasonable efforts to cause the exchange agent within five days after the closing of the merger to send to each holder of Spieker common or preferred stock, a letter of transmittal for use in the exchange and instructions explaining how to surrender certificates to the exchange agent. Holders of Spieker common or preferred stock whose shares are converted into the right to receive the merger consideration and who surrender their certificates to the exchange agent, together with a properly completed and signed letter of transmittal, as the case may be, will receive the merger consideration.

      Holders of unexchanged shares of Spieker common or preferred stock will not be entitled to receive any dividends, interest payments or other distributions payable by Equity Office on the Equity Office common or preferred shares until surrender of their common or preferred stock. Upon surrender, those holders will receive accumulated dividends and distributions, without interest, payable on Equity Office common or preferred shares, as applicable, after and in respect of a record date following the closing of the merger, together with cash instead of fractional shares.

Possible Redesignation of Equity Office Preferred Shares and EOP Partnership Preferred Units to be Issued in the Mergers

      The merger agreement, as amended, permits Equity Office and EOP Partnership to redesignate the series of preferred shares and preferred units to be issued in the merger and the partnership merger to enable Equity Office and EOP Partnership to issue consecutively-numbered series of preferred shares and preferred units. For example, the amended merger agreement permits Equity Office:

•	to redesignate as “series D preferred shares” its series E preferred shares to be issued in the merger in exchange for issued and outstanding Spieker series B preferred shares;

•	to redesignate as “series E preferred shares” its series F preferred shares to be issued in the merger in exchange for issued and outstanding Spieker series C preferred shares; and

•	to redesignate as “series F preferred shares” its series H preferred shares to be issued in the merger in exchange for issued and outstanding Spieker series E preferred shares.

      In addition, the amended merger agreement would permit EOP Partnership:

•	to redesignate as “series D preferred units” its series E preferred units to be issued in the partnership merger in exchange for issued and outstanding Spieker series B preferred units;

•	to redesignate as “series E preferred units” its series F preferred units to be issued in the partnership merger in exchange for issued and outstanding Spieker series C preferred units; and

•	to redesignate as “series F preferred units” its series H preferred units to be issued in the partnership merger in exchange for issued and outstanding Spieker series E preferred units.

      The redesignation of preferred shares or preferred units under the amended merger agreement is subject to the repurchase of the Spieker series D preferred units immediately prior to the partnership merger. See “Spieker Partnership Series D Preferred Units” on page 84. Apart from redesignating the Equity Office preferred shares and EOP Partnership preferred units to be issued in the merger and the partnership merger and eliminating references within the articles supplementary for each series of Equity Office preferred shares and in each newly created series of EOP Partnership preferred units to be issued in the merger and the partnership merger to series of Equity Office preferred shares or EOP Partnership preferred units that will not be issued in the merger and the partnership merger,

•	the articles supplementary for the redesignated Equity Office series D, E and F preferred shares will otherwise be substantially in the form set forth as exhibits to the registration statement of which this document is a part, and

•	the amendments to the EOP Partnership agreement to provide for the creation of the redesignated EOP Partnership series D, E and F preferred units will otherwise be substantially in the form set forth as an exhibit to the registration statement of which this document is a part.

Treatment of Spieker Stock Options

      Each Spieker stock option outstanding under Spieker’s Amended and Restated 1993 Directors’ Stock Option Plan and Spieker’s Amended and Restated 1993 Stock Incentive Plan, whether or not then vested or exercisable, will become fully vested in connection with the merger pursuant to the plan under which it was issued and in any event no later than the day before the merger closes. Each outstanding Spieker stock option will be automatically converted upon the completion of the merger into an option to purchase Equity Office common shares. The substituted Equity Office option will permit its holder to purchase a number of Equity Office common shares equal to the number of shares of Spieker common stock that could have been purchased, under the corresponding Spieker stock option, multiplied by 1.94462 (rounded down to the nearest whole number of shares). The exercise price per Equity Office common share of the substituted option will be equal to the per-share option exercise price specified in the Spieker stock option divided by 1.94462 (rounded up to the nearest whole cent). Each substituted option otherwise will be subject to the same terms and conditions as the corresponding Spieker stock option.

      All Spieker stock options will be converted in the merger into options to purchase Equity Office common shares under the terms of the merger agreement. Under the merger agreement, EOP Partnership will offer to purchase all Spieker stock options converted into Equity Office options for an amount in cash equal to:

•	the excess, if any, of $58.50 over the exercise price of the Spieker stock option; multiplied by

•	the number of shares of Spieker common stock subject to that Spieker stock option.

      Options to purchase Equity Office common shares that are not tendered to EOP Partnership as described above would remain outstanding under their terms. Under voting agreements entered into with Equity Office, directors and executive officers of Spieker holding a total of 3,417,752 Spieker stock options with an average exercise price of $32.41 per Spieker share have agreed to tender their options to EOP Partnership.

Severance and Bonus Payments

      Equity Office will make severance payments under the Spieker special severance policy to any participant who becomes entitled to payments under the policy because of a termination of employment occurring on or after the closing of the merger, unless the participant is terminated for cause or resigns voluntarily with good reason, as further described in the special severance policy. See “The Merger — Conflicts of Interest of Spieker Directors and Executive Officers in the Merger and the Partnership Merger” beginning on page 58. Equity Office also will pay development bonuses to specified Spieker employees, if earned, and will assume Spieker’s obligations to pay annual bonuses to employees not covered by the special severance policy and these bonuses will be payable to such employees who are terminated by Equity Office, unless terminated for inadequate performance, before January 1, 2002. These bonuses will be payable to the extent accrued for the year 2001 through the date of termination and will be calculated based on actual bonuses paid in 2000, assuming such bonuses reflected a full year of employment.

Representations and Warranties of Equity Office and Spieker

      The merger agreement contains customary representations and warranties by each of Spieker, Spieker Partnership, Equity Office and EOP Partnership relating to, among other things:

•	due organization and good standing;

•	capital structure;

•	authorization to enter into the merger agreement and to consummate the merger or the partnership merger, as applicable;

•	enforceability of the merger agreement;

•	no breach of organizational documents or material agreements as a result of the merger agreement or the consummation of the merger or the partnership merger, as applicable;

•	required governmental and third-party consents;

•	compliance with SEC reporting requirements;

•	no material undisclosed liabilities;

•	no changes since December 31, 1999 that would have a material adverse effect;

•	no material legal proceedings;

•	real property;

•	environmental matters;

•	tax matters, including qualification as a REIT;

•	finders’ fees;

•	compliance with laws;

•	contracts and debt instruments;

•	receipt of opinion of financial advisor;

•	exemption from anti-takeover statutes;

•	inapplicability of the Investment Company Act of 1940; and

•	required stockholder and partner approvals.

      In addition to the representations and warranties made by both Equity Office and Spieker, the merger agreement contains additional representations and warranties made by each of Spieker and Spieker Partnership relating to, among other things:

•	disclosure of all related party transactions;

•	appropriate funding of employee benefit plans and compliance with applicable regulations;

•	disclosure of all payments to employees, officers and directors as a result of the merger or the partnership merger or a termination of service after the merger or the partnership merger; and

•	action by the board of directors to render the stockholder rights plan inapplicable to the merger and the partnership merger.

Conduct of Business of Equity Office and EOP Partnership Pending the Merger

      Until the completion of the merger, each of Equity Office and EOP Partnership has agreed that, unless permitted by obtaining Spieker’s prior written consent or except as contemplated by the merger agreement, it will, and will cause its subsidiaries to, among other things:

•	preserve intact its business organizations and goodwill;

•	use commercially reasonable efforts to keep available the services of its officers and employees;

•	confer on a regular basis with Spieker to report material operational matters that would reasonably be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of Equity Office and its subsidiaries taken as a whole;

•	promptly notify Spieker of the occurrence or existence of any change or circumstance that would reasonably be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of Equity Office and its subsidiaries taken as a whole;

•	promptly deliver to Spieker true and correct copies of any report, statement, schedule or other document filed with the SEC;

•	maintain its books and records in accordance with generally accepted accounting principles consistently applied, and not change any of its methods, principles or practices of accounting in any material manner, except as required by the SEC, applicable law or generally accepted accounting principles; and

•	duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided the extensions do not adversely affect Equity Office’s status as a qualified REIT under the Internal Revenue Code.

      In addition, pending the merger, each of Equity Office and EOP Partnership has agreed that, without Spieker’s prior written consent or except as otherwise expressly contemplated by the merger agreement, it will not, and will cause its subsidiaries not to, among other things:

•	make or rescind any express or deemed election relating to taxes unless required by law or necessary to qualify or preserve Equity Office’s status as a REIT or the status of any subsidiary of Equity Office as a partnership for federal income tax purposes, as a qualified REIT subsidiary, or as a taxable REIT subsidiary as defined under the Internal Revenue Code, as the case may be;

•	amend its organizational documents, except in specified instances, including the proposed amendments to Equity Office’s declaration of trust described in this joint proxy statement/prospectus;

•	authorize, declare, set aside or pay any dividend, other than regular quarterly dividends, or regular distributions under the partnership agreement of EOP Partnership, or redemptions of EOP Partnership units under the partnership agreement of EOP Partnership where solely Equity Office common shares are used, or redemptions of Equity Office common shares under its declaration of trust to maintain REIT status;

•	enter into or agree to effect

—	any merger, acquisition, consolidation, reorganization or other business combination with any third party in which Equity Office is not the surviving party to the transaction; or

—	any merger, acquisition, exchange offer or other business combination with a third party in which Equity Office is the surviving party that would result in the issuance of equity securities representing in excess of 25% of the outstanding Equity Office common shares on the date any business combination is entered into or agreed to;

      unless, in either case,

—	the business combination is approved by Spieker, which approval will not be unreasonably withheld or delayed, or

—	the business combination agreement provides that the required vote of Equity Office shareholders for approval of the business combination is no less than the affirmative vote of holders of Equity Office common shares representing more than 50% of the sum of the number of Equity Office common shares outstanding at the time of the approval plus 50,000,000; or

•	authorize, recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions.

Conduct of Business of Spieker and Spieker Partnership Pending the Merger

      Until the completion of the merger, each of Spieker and Spieker Partnership has agreed that, unless permitted by obtaining Equity Office’s prior written consent or except as contemplated by the merger agreement, it will, and will cause its subsidiaries to, among other things:

•	conduct its business, and cause its subsidiaries to conduct their respective businesses, only in the ordinary course and in a manner which is substantially consistent with past practice;

•	use commercially reasonable efforts to preserve intact its business organizations and goodwill;

•	use commercially reasonable efforts, provided it does not require additional compensation, to keep available the services of its officers and employees;

•	confer on a regular basis with Equity Office to report material operational matters and, except in specified instances, any proposals to engage in material transactions;

•	promptly notify Equity Office of the occurrence or existence of any circumstance that would reasonably be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of Spieker and its subsidiaries taken as a whole;

•	promptly deliver to Equity Office true and correct copies of any report, statement, schedule or other document filed with the SEC;

•	maintain its books and records in accordance with generally accepted accounting principles consistently applied, and not change any of its methods, principles or practices of accounting in any material manner, except as required by the SEC, applicable law or generally accepted accounting principles;

•	duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided that Spieker notifies Equity Office of any extensions and provided that the extensions do not adversely affect Spieker’s status as a qualified REIT under the Internal Revenue Code; and

•	maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date of the merger agreement.

      In addition, pending the merger, each of Spieker and Spieker Partnership has agreed that, without Equity Office’s prior written consent or except as contemplated by the merger agreement, it will not, and will cause its subsidiaries not to, among other things:

•	make or rescind any express or deemed election relating to taxes unless required by law or necessary to qualify or preserve Spieker’s status as a REIT or the status of any subsidiary of Spieker as a partnership for federal income tax purposes, as a qualified REIT subsidiary, or as a taxable REIT subsidiary as defined under the Internal Revenue Code, as the case may be;

•	acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any commitment for the acquisition of any real property or, except as permitted in a property capital budget approved in writing by Equity Office, other transaction, other than specified transactions, involving in excess of $100,000, encumber assets, commence construction of or enter into any commitment to develop or construct real estate projects, except in the ordinary course of its office property business, including leasing activities permitted by Equity Office approved guidelines;

•	incur or enter into any commitment to incur additional debt, except for working capital under its revolving line(s) of credit and commitments for debt for specified purposes and not in excess of specified amounts;

•	modify, amend or terminate, or enter into any commitment to modify, amend or terminate, any debt in existence on the date of the merger agreement;

•	amend its organizational documents;

•	classify or re-classify any unissued shares of stock;

•	make any change in the number of shares of capital stock, membership interests or units of limited partnership interest issued and outstanding, except in specified instances;

•	grant options or any other rights or commitments relating to its shares of capital stock, membership interests or units of limited partnership interest, or any security convertible into its shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of beneficial interest, or any security subordinated to the claim of its general creditors;

•	amend or waive any rights under any options or other stock rights;

•	authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to the Spieker common or preferred stock or the units of limited partnership interest in Spieker Partnership, other than regular quarterly dividends, or regular distributions under the partnership agreement of Spieker Partnership, or redemptions of Spieker Partnership units under the partnership agreement of Spieker Partnership where solely Spieker common stock is used, or as necessary to maintain REIT status;

•	directly or indirectly redeem, purchase or acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests or units of partnership interest of Spieker or any Spieker subsidiary, other than redemptions of Spieker Partnership units under the partnership agreement of Spieker Partnership where solely Spieker common stock is used, and the use of Spieker common stock in connection with equity-based employee benefit plans or as necessary to maintain REIT status;

•	sell, lease, mortgage, subject to lien or otherwise dispose of any real property, except in specified instances;

•	sell, lease, mortgage, subject to lien or otherwise dispose of any personal property or intangible property, except in the ordinary course of business and as is not material, individually or in the aggregate;

•	make any loans, advances or capital contributions to, or investments in, any other person, except in specified instances;

•	enter into any new, or amend or supplement any existing, contract, lease or other agreement with Spieker Northwest, Inc.;

•	pay, discharge or satisfy any claims, liabilities or obligations whether absolute, accrued, asserted or unasserted, contingent or otherwise, except in specified instances;

•	guarantee the debt of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the same economic effect;

•	enter into any commitment with any officer, director or affiliate of Spieker, any of its subsidiaries or Spieker Northwest, Inc. or any material commitment with any consultant;

•	increase any compensation or enter into or amend any employment, severance or other arrangement with any of its officers, directors or employees earning more than $50,000 per year, other than as required by any contract or plan or as provided by waivers by employees of benefits under these agreements;

•	adopt any new employee benefit plan or amend any existing plans or rights;

•	settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by the merger agreement;

•	change the ownership of any of its subsidiaries or Spieker Northwest, Inc., except in specified instances;

•	accept a promissory note in payment of the exercise price payable under any option to purchase shares of Spieker common stock;

•	enter into any oral or written “tax protection agreement” that:

—	prohibits or restricts in any manner the disposition of any assets of Spieker or any Spieker subsidiary, including Spieker Northwest, Inc.;

—	requires that Spieker, any Spieker subsidiary or Spieker Northwest, Inc. maintain, or put in place, or replace, debt, whether or not secured by one or more of Spieker’s properties;

—	requires that Spieker, any Spieker subsidiary or Spieker Northwest, Inc. offer to any person at any time the opportunity to guarantee or otherwise assume, directly or indirectly, including through a “deficit restoration obligation” guarantee, indemnification agreement or other similar arrangement, the risk of loss for federal income tax purposes for debt or other liabilities of Spieker, any Spieker subsidiary or Spieker Northwest, Inc.;

—	specifies or relates to a method of taking into account book-tax disparities under section 704(c) of the Internal Revenue Code with respect to one or more assets of Spieker or a Spieker subsidiary; or

—	requires a particular method for allocating one or more liabilities of Spieker or any Spieker subsidiary under section 752 of the Internal Revenue Code;

•	settle or compromise any material federal, state, local or foreign tax liability; or

•	authorize, recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions.

Pre-Merger Dividends and Distributions

     Regular Dividends

      Under the merger agreement, Spieker is permitted to continue to pay regular quarterly dividends on its common stock of $0.70 per share and on the preferred stock at the stated rate. On March 7, 2001, Spieker declared a dividend of $0.70 per share payable on April 20, 2001 to holders of record of its common stock on March 30, 2001. Spieker does not plan to declare and pay any further regular quarterly dividends if the merger closes before June 30, 2001. If the merger closes after June 30, 2001, Spieker currently intends to continue to pay regular quarterly dividends for any additional quarterly periods ending before the closing of the merger.

      The merger agreement contemplates that Spieker will have presented to Equity Office, by March 24, 2001, a financial plan showing the expected management of its operations in a manner that will avoid the need to pay a final pre-merger dividend, as described below. The Spieker financial plan will include projected required quarterly dividends per share of Spieker common stock necessary to ensure that no final pre-merger dividend will be required to be paid with respect to the Spieker common stock, which quarterly dividends will be not less than $0.70 per share of Spieker common stock or result in a “return of capital” per share of Spieker common stock that exceeds one percent of the projected dividends per share.

      Upon the approval of the plan by Equity Office, not to be unreasonably withheld, Spieker will be entitled to increase the quarterly dividend per share of Spieker common stock to the amount shown in the plan. If Spieker increases any quarterly dividend per share of Spieker common stock to an amount greater than $0.70 per share, Equity Office will be entitled to declare a special dividend per Equity Office common share in an amount per Equity Office common share equal to the aggregate amount of quarterly dividends per share of Spieker common stock declared or paid by Spieker in excess of $0.70 per share per quarter, divided by 1.94462. If Equity Office declares this dividend, EOP Partnership will simultaneously declare a distribution to the holders of class A units of limited partnership interest in EOP Partnership in an amount per unit equal to the dividend per share to be paid to the holders of Equity Office common shares. The record date for each of the Equity Office dividend and the EOP Partnership distribution will be the last business day before the closing of the merger.

      Because Spieker will not pay any additional quarterly dividends if the merger closes before June 30, 2001, the provisions described in the preceding two paragraphs would not be operative unless the merger closes after June 30, 2001.

     Final Dividend

      In addition to regular quarterly distributions, as described above, the merger agreement provides that Spieker will declare a final dividend to holders of shares of Spieker common stock, and each series of Spieker preferred stock, if and to the extent required by the terms of the preferred stock, in an amount equal to the minimum amount necessary for Spieker to satisfy the REIT distribution requirements under section 857(a)(1) of the Internal Revenue Code and to avoid the payment of corporate level tax with respect to any undistributed income or gain for Spieker’s short taxable year ending at the time of the merger. Section 857(a)(1) requires a REIT to distribute to its stockholders each taxable year an amount equal to 90% of its “REIT taxable income.” In addition, a REIT is required to pay tax on any income or gain that it does not distribute to its shareholders, even if it satisfies the 90% distribution requirement.

      If Spieker pays a pre-merger dividend to satisfy the distribution requirements described above, Equity Office will be entitled to declare a dividend to holders of Equity Office common shares in an amount per share equal to the amount per share of the pre-merger dividend paid by Spieker to holders of Spieker common stock, divided by 1.94462.

      If Spieker declares a pre-merger dividend as described above, Spieker Partnership will simultaneously declare a distribution to the unitholders in Spieker Partnership, other than to the preferred unitholders, in an amount per unit equal to the dividend per share to be paid to the holders of Spieker common stock, together with any distributions required to be paid to holders of preferred units of limited partnership interest in Spieker Partnership because of any of the dividends described above. If Equity Office declares a pre-merger dividend as described above, EOP Partnership will simultaneously declare a distribution to the holders of class A units of limited partnership interest in EOP Partnership in an amount per unit equal to the dividend per share to be paid to the holders of Equity Office common shares. If the terms of any Equity Office preferred shares or EOP Partnership preferred units of limited partnership interest require the payment of a dividend because of the corresponding dividends to holders of Equity Office common shares or EOP Partnership common units of limited partnership interests, Equity Office and EOP Partnership will declare the required dividends and distributions.

      If Spieker and Equity Office declare pre-merger dividends as described above, the Spieker dividend will be paid on the last business day before the closing of the merger. The record date for the Equity Office and Spieker dividends also will be on the last business day before the closing of the merger.

Conditions to the Merger and the Partnership Merger

     Conditions to Each Party’s Obligations to Effect the Merger and the Partnership Merger

      The obligations of Spieker, Spieker Partnership, Equity Office and EOP Partnership to complete the merger and the partnership merger are subject to the satisfaction or, where permissible, waiver of the following conditions:

•	the approval of the merger, the partnership merger and the merger agreement, as applicable, by the affirmative vote of the holders of:

—	at least a majority of the outstanding Equity Office common shares;

—	at least a majority of the outstanding shares of Spieker common stock;

—	that percentage of limited partner interests and classes of those interests in Spieker Partnership, including partner interests held by Spieker, as provided by the partnership agreement of Spieker Partnership and California law; and

—	at least a majority of all class A units of limited partnership interest in EOP Partnership, including class A units of limited partnership interest held by Equity Office;

•	the approval of the amendments to the Equity Office declaration of trust to be effected as part of the merger by the affirmative vote of the holders of at least a majority of the outstanding Equity Office common shares;

•	the waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 will have expired or been terminated;

•	the NYSE will have approved for listing the Equity Office common shares, the Equity Office series E preferred shares, the Equity Office series F preferred shares and the Equity Office series H preferred shares to be issued in the merger and the Equity Office common shares reserved for issuance upon redemption of the EOP Partnership class A units to be issued in the partnership merger, subject to official notice of issuance, before the closing of the merger;

•	the registration statement on Form S-4 of which this proxy statement/ prospectus forms a part will have become effective and will not be the subject of any stop order or proceedings by the SEC seeking a stop order;

•	the registration statement on Form S-4 relating to the partnership merger of which the consent solicitation/information statement/ prospectus forms a part will have become effective and will not be the subject of any stop order or proceedings by the SEC seeking a stop order;

•	no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the completion of the mergers or any of the other transactions contemplated by the merger agreement will be in effect; and

•	Equity Office and EOP Partnership will have received all state securities or “blue sky” permits and other authorizations necessary to issue the Equity Office common shares issuable in the merger and the EOP Partnership units issuable in the partnership merger.

     Conditions to the Obligations of Equity Office and EOP Partnership to Effect the Merger and the
     Partnership Merger

      The obligations of Equity Office and EOP Partnership to complete the mergers are subject to the satisfaction or, where permissible, waiver of the following conditions:

•	each of the representations and warranties of Spieker and Spieker Partnership contained in the merger agreement, disregarding exceptions for no “material adverse effect,” will be true and correct as of the date of the merger agreement and as of the closing of the merger:

—	except to the extent that these representations and warranties are expressly limited by their terms to another date, in which case these representations and warranties will be true and correct as of that other date; and

—	except where the failure of these representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Spieker material adverse effect, as described below;

•	Spieker and Spieker Partnership will have performed in all material respects all obligations required to be performed by them under the merger agreement at or before the completion of the merger;

•	since February 22, 2001, there will have been no Spieker material adverse effect, as described below;

•	Equity Office will have received a certificate of an officer of Spieker certifying to each of the above;

•	Equity Office will have received an opinion, dated as of the closing date of the merger:

—	from counsel to Spieker relating to the REIT status of Spieker and the partnership status of Spieker Partnership;

—	from counsel to Equity Office relating to the REIT status of Equity Office;

—	from counsel to Equity Office relating to the federal income tax treatment of the merger; and

—	from counsel to Spieker relating to the inapplicability of specified “roll-up” rules to the partnership merger;

•	all of the voting shares of Spieker Northwest, Inc. will have been transferred to an Equity Office subsidiary designated by Equity Office; and

•	each of Messrs. Spieker, Foster and Vought will have entered into a nonsolicitation agreement with Equity Office.

      As used in the merger agreement, a “Spieker material adverse effect” means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of Spieker, Spieker Partnership and the Spieker subsidiaries, taken as a whole, except, in each case, as a result of:

•	changes in general economic conditions nationally or regionally;

•	changes affecting the real estate industry generally which do not affect Spieker or Spieker Partnership, as the case may be, materially disproportionately relative to other participants in the real estate industry similarly situated; or

•	in and of itself and without the occurrence of any other Spieker material adverse effect, changes in the trading prices of Spieker common stock or any series of Spieker preferred stock.

     Conditions to the Obligations of Spieker and Spieker Partnership to Effect the Merger and the
     Partnership Merger

      The obligations of Spieker and Spieker Partnership to complete the merger and the partnership merger are subject to the satisfaction or, where permissible, waiver of the following conditions:

•	each of the representations and warranties of Equity Office and EOP Partnership contained in the merger agreement, disregarding exceptions for no “material adverse effect,” will be true and correct as of the date of the merger agreement and as of the closing of the merger:

—	except to the extent that these representations and warranties are expressly limited by their terms to another date, in which case these representations and warranties will be true and correct as of that other date; and

—	except where the failure of these representations and warranties to be true and correct would not reasonably be expected to have an Equity Office material adverse effect, as described below;

•	Equity Office and EOP Partnership will have performed in all material respects all obligations required to be performed by them under the merger agreement at or before the completion of the merger;

•	since February 22, 2001, there will have been no Equity Office material adverse effect, as described below;

•	Spieker will have received a certificate of an officer of Equity Office certifying to each of the foregoing; and

•	Spieker will have received an opinion, dated as of the closing date of the merger:

—	from counsel to Equity Office relating to the REIT status of Equity Office and the partnership status of EOP Partnership; and

—	from counsel to Spieker relating to the federal income tax treatment of the merger.

      As used in the merger agreement, an “Equity Office material adverse effect” means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of Equity Office, EOP Partnership and the Equity Office subsidiaries, taken as a whole, except, in each case, as a result of:

•	changes in general economic conditions nationally or regionally;

•	changes affecting the real estate industry generally which do not affect Equity Office or EOP Partnership, as the case may be, materially disproportionately relative to other participants in the real estate industry similarly situated; or

•	in and of itself and without the occurrence of any other Equity Office material adverse effect, changes in the trading prices of Equity Office common shares or any series of Equity Office preferred shares.

No Solicitation by Spieker

      Spieker has agreed, for itself and for Spieker Partnership, that neither Spieker nor any Spieker subsidiary will, or will permit any officer, director, employee, affiliate, agent, investment banker, financial advisor, attorney, accountant, broker, finder, consultant or other agent or representative, which we collectively refer to as “Spieker’s representatives,” to:

•	invite, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer, including any proposal or offer to its stockholders, with respect to an “alternative acquisition proposal,” as defined below;

•	engage in any discussions or negotiations with or provide any confidential or non-public information or data to, or afford access to properties, books or records to, any person relating to, or that may reasonably be expected to lead to, an alternative acquisition proposal;

•	enter into any letter of intent, agreement in principle or agreement relating to an alternative acquisition proposal;

•	propose publicly to agree to do any of the foregoing; or

•	otherwise facilitate any effort or attempt to make or implement an alternative acquisition proposal, including by amending or granting any waiver under the Spieker stockholder rights plan.

      Spieker has agreed, for itself and for Spieker Partnership, that it will:

•	immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons or entities conducted before the merger agreement with respect to any alternative acquisition proposal, and inform each Spieker representative and cause each of them to comply with this obligation;

•	request that each person, if any, that has executed a confidentiality agreement in the twenty-four months before the date of the merger agreement in connection with the consideration by the person of any alternative acquisition proposal to return or destroy all confidential information furnished to that person by or on behalf of Spieker and its subsidiaries; and

•	notify Equity Office promptly if Spieker or any of its subsidiaries or any Spieker representative receives:

—	an alternative acquisition proposal or any amendment or change in any previously received alternative acquisition proposal;

—	any request for confidential or nonpublic information or data relating to, or for access to the properties, books or records of, Spieker or any of its subsidiaries by any person that has made or to its knowledge may be considering making an alternative acquisition proposal;

—	any oral or written expression that any activities, discussions or negotiations described above are sought to be initiated or continued with it;

and include in that notice the identity of the person making the alternative acquisition proposal, indication or request, the material terms of that alternative acquisition proposal, indication or request and, if in writing, promptly deliver to Equity Office copies of any proposal, indication or request along with all other related documentation and correspondence and keep Equity Office informed of the status and material terms, including all changes to the status or material terms, of any alternative acquisition proposal, indication or request.

      However, under certain circumstances, Spieker, including in its capacity as the sole general partner of Spieker Partnership, may furnish information to, or enter into discussions or negotiations with, any person that makes a bona fide written alternative acquisition proposal which was not invited, initiated, solicited or encouraged, directly or indirectly, by Spieker or any of its subsidiaries, provided that:

•	a majority of the board of directors of Spieker determines in good faith, after consultation with its financial advisors of nationally recognized reputation and outside legal counsel, that the alternative acquisition proposal is reasonably likely to result in a “superior acquisition proposal,” as defined below;

•	each of Spieker and Spieker Partnership complies with all its obligations under the merger agreement;

•	before furnishing that information to, or entering into discussions or negotiations with, that person, Spieker provides written notice to Equity Office which states that it is furnishing information to, or entering into discussions with, that person; and

•	Spieker enters into a confidentiality agreement with that person the terms of which are in all material respects no less favorable to Spieker and no less restrictive to the person making the alternative acquisition proposal, than the terms of the confidentiality agreement entered into with Equity Office.

      For purposes of the merger agreement, an “alternative acquisition proposal” means any direct or indirect:

•	merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction;

•	sale, acquisition, tender offer, exchange offer, the filing of a registration statement under the Securities Act in connection with an exchange offer, share exchange or other transaction or series of related transactions that, if completed, would result in the issuance of securities representing, or the sale, exchange or transfer of, 15% or more of the outstanding voting equity securities of Spieker or outstanding partnership interests of Spieker Partnership, except an underwritten public offering of Spieker common stock for cash; or

•	sale, lease, exchange, mortgage, pledge, transfer or other disposition of any assets of Spieker or Spieker Partnership in one or a series of related transactions that, if completed, would result in the transfer of more than 30% of the assets of Spieker or Spieker Partnership, other than the mergers.

      If an alternative acquisition proposal constitutes a superior alternative acquisition proposal, as described below, the board of directors of Spieker may withdraw, modify, amend or qualify its recommendation of the merger agreement and the merger and recommend the superior alternative acquisition proposal to its stockholders provided that:

•	Spieker complies fully with the nonsolicitation provisions and provides Equity Office with at least three business days’ prior written notice of its intent to withdraw, modify, amend or qualify its recommendation of the merger agreement or the merger;

•	if during those three business days Equity Office makes a counter proposal to the superior alternative acquisition proposal, Spieker’s board of directors in good faith, taking into account the advice of its outside financial advisors of nationally recognized reputation, determines that the Equity Office counter proposal is:

—	not at least as favorable to Spieker’s stockholders as the superior alternative acquisition proposal, from a financial point of view; and

—	not at least as favorable generally to Spieker’s stockholders, taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of the proposals, and the conditions, prospects and time required for completion of that proposal; and

•	Spieker terminates the merger agreement under the terms of the merger agreement and pays to EOP Partnership the termination fee.

      For purposes of the merger agreement, a “superior alternative acquisition proposal” means a bona fide written proposal made by a third party to acquire, directly or indirectly, Spieker and/or Spieker Partnership in a tender or exchange offer, merger, share exchange, consolidation or sale of all or substantially all of the assets of Spieker, Spieker Partnership, and their subsidiaries or otherwise:

•	on terms which a majority of the board of directors of Spieker determines in good faith, after consultation with Spieker’s financial advisors of nationally recognized reputation, are superior, from a financial point of view, to Spieker’s stockholders to those provided for in the merger;

•	on terms which a majority of the board of directors of Spieker determines in good faith to be more favorable generally to Spieker’s stockholders, taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of the proposals, and the conditions, prospects and time required for completion of the proposal;

•	for which financing, to the extent required, in the reasonable judgment of the board of directors of Spieker is capable of being obtained; and

•	which the board of directors of Spieker determines in good faith is reasonably capable of being consummated.

Termination of the Merger Agreement

     Right to Terminate

      The merger agreement may be terminated at any time before the completion of the partnership merger, whether before or after approval of the merger agreement and the mergers by the Equity Office shareholders, EOP Partnership limited partners, Spieker stockholders or Spieker Partnership limited partners, as follows:

•	by mutual written consent duly authorized by the Equity Office board of trustees and the Spieker board of directors;

•	by either Equity Office or Spieker if:

—	any judgment, injunction, order, decree or action by any governmental entity preventing the consummation of either the merger or the partnership merger becomes final and non-appealable;

—	the merger and the partnership merger have not been completed before December 31, 2001; however, neither Equity Office nor Spieker may terminate the merger agreement if its breach is the reason that the mergers have not been completed;

—	the holders of at least a majority of the outstanding shares of Spieker common stock fail to approve the merger and the merger agreement at the Spieker special meeting, or if holders of partnership units of Spieker Partnership fail to approve the principal terms of the partnership merger by the required vote, or if it is determined by Equity Office that the approvals of the Spieker Partnership unitholders and Spieker Partnership preferred unitholders cannot be obtained, but Spieker may not terminate for either of these reasons if it is in breach in any material respect of its obligations contained in the merger agreement relating to obtaining the required shareholder and partner votes; or

—	the holders of Equity Office common shares fail to approve the merger and the merger agreement and the amendments to the Equity Office declaration of trust at the Equity Office special meeting, or holders of a majority of the partner interests in EOP Partnership fail to approve the merger agreement and the partnership merger, but Equity Office may not terminate for either of these reasons if it is in breach in any material respect of its obligations contained in the merger agreement relating to obtaining the required shareholder and partner votes;

•	by Equity Office:

—	upon a breach of or failure to perform any covenant, obligation or agreement on the part of Spieker or Spieker Partnership contained in the merger agreement, or upon a breach of any representation or warranty of Spieker or Spieker Partnership or if any representation or warranty of Spieker or Spieker Partnership is or becomes untrue, in either case so that the conditions to the consummation of the merger contained in the merger agreement would be incapable of being satisfied by December 31, 2001, or as otherwise extended by the parties; or

—	if (a) the Spieker board of directors has failed to recommend or has withdrawn, modified, amended or qualified, or proposed publicly not to recommend or to withdraw, modify, amend or qualify, in any manner adverse to Equity Office, its approval or recommendation of the merger, the partnership merger or the merger agreement, or approved or recommended any superior alternative acquisition proposal, (b) following the announcement or receipt of an alternative acquisition proposal, Spieker has failed to call the Spieker special meeting or failed to prepare and mail to its stockholders this joint proxy statement/prospectus or (c) the Spieker board of directors or any committee of the Spieker board of directors has resolved to do any of the foregoing; or

•	by Spieker:

—	upon a breach of any covenant, obligation or agreement on the part of Equity Office or EOP Partnership contained in the merger agreement, or upon a breach of any representation or warranty of Equity Office or EOP Partnership or if any representation or warranty of Equity Office or EOP Partnership is or becomes untrue, in either case so that the conditions to the consummation of the merger contained in the merger agreement would be incapable of being satisfied by December 31, 2001 or as otherwise extended by the parties; or

—	if the Spieker board of directors has withdrawn, modified, amended or qualified in any manner adverse to Equity Office its approval or recommendation of the merger or the merger agreement in connection with, or approved or recommended, any superior alternative acquisition proposal, or to enter into a binding written agreement with respect to a superior alternative acquisition proposal, so long as, in each case, Spieker has complied with the terms of the no solicitation provisions contained in the merger agreement and, before terminating the merger agreement, has paid to EOP Partnership the termination fee.

     Effect of Termination

      Except for provisions in the merger agreement regarding confidentiality of nonpublic information, payment of fees and expenses, the effect of termination and specified miscellaneous provisions, if the merger agreement is terminated as described above, the merger agreement will become void and have no effect. In addition, if the merger agreement is so terminated, there will be no liability on the part of Equity Office, EOP Partnership, Spieker or Spieker Partnership, except to the extent that the termination results from a material breach by any party of any of its representations, warranties, covenants or agreements contained in the merger agreement. The confidentiality agreement, dated January 2, 2001, between Spieker and Equity Office will continue in effect notwithstanding any termination of the merger agreement.

     Expenses; Termination Fee

      Except as described below, each party to the merger agreement will bear its own fees and expenses in connection with the transactions contemplated by the merger agreement.

      Spieker and Spieker Partnership will pay to EOP Partnership a termination fee if the merger agreement is terminated:

•	by Spieker, (a) if the Spieker board of directors has withdrawn, modified, amended or qualified in any manner adverse to Equity Office its approval or recommendation of either of the merger or the merger agreement in connection with, or approved or recommended, any superior alternative acquisition proposal, or (b) to enter into a binding written agreement with respect to a superior alternative acquisition proposal, so long as, in each case, Spieker complied with the terms of the nonsolicitation provisions contained in the merger agreement;

•	by Equity Office, if the Spieker board of directors has failed to recommend or has withdrawn, modified, amended or qualified, or proposed publicly not to recommend or to withdraw, modify, amend or qualify, in any manner adverse to Equity Office its approval or recommendation of either of the merger or the merger agreement or approved or recommended any superior alternative acquisition proposal, or has resolved to do any of the foregoing; or

•	under the circumstances listed below, but only if (a) Spieker or Spieker Partnership has received a proposal for an alternative acquisition transaction before the termination and (b) before or within 12 months after the termination, Spieker or Spieker Partnership enters into an agreement regarding any alternative acquisition transaction that is later completed:

—	by Equity Office, if Spieker or Spieker Partnership fails to perform in all material respects all its covenants, obligations and agreements in the merger agreement and the failure cannot be rectified by December 31, 2001;

—	by Equity Office, if Spieker or Spieker Partnership is in breach of any of its representations or warranties in the merger agreement, and the breach reasonably would be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of Equity Office and its subsidiaries taken as a whole and cannot be rectified by December 31, 2001;

—	by Equity Office or Spieker, if following Spieker’s receipt or announcement of an alternative acquisition proposal, Spieker fails to call the Spieker special meeting or fails to prepare and mail to its stockholders this joint proxy statement/prospectus;

—	by Equity Office or Spieker, if any judgment, injunction, order, decree or action by any governmental entity of competent authority, which primarily results from any action or inaction of Spieker or its subsidiaries and prevents the consummation of the merger or the partnership merger, becomes final and non-appealable;

—	by Equity Office or Spieker, if the merger and the partnership merger are not completed before December 31, 2001, and the terminating party has not materially breached its obligations under the merger agreement in a way that prevents the merger or the partnership merger from being completed before December 31, 2001; or

—	by Equity Office or Spieker, if the holders of at least a majority of the outstanding shares of Spieker common stock fail to approve the merger and the merger agreement at the Spieker special meeting, or the holders of partnership units of Spieker Partnership fail to approve the principal terms of the partnership merger by the required vote, or it is determined by Equity Office that the approvals of the Spieker Partnership unitholders and Spieker Partnership preferred unitholders cannot be obtained, but Equity Office or Spieker may not terminate for any of these reasons if it is in breach in any material respect of its obligations contained in the merger agreement relating to obtaining the required shareholder and partner votes.

      The termination fee that EOP Partnership may be entitled to receive will be an amount equal to the lesser of (1) $160 million less termination expenses, as described below, paid or payable under the merger agreement and (2) the maximum amount that can be paid to EOP Partnership without causing Equity Office to fail to meet the REIT income requirements under the Internal Revenue Code. The unpaid amount, if any, will be placed in escrow and will be paid in subsequent years to the extent the payment would not cause Equity Office to fail to meet the REIT income requirements under the Internal Revenue Code. Spieker’s and Spieker Partnership’s obligation to pay any unpaid portion of the termination fee will terminate on February 22, 2004.

      Spieker and Spieker Partnership will pay to EOP Partnership termination expenses if the merger agreement is terminated:

•	by Equity Office, if Spieker or Spieker Partnership fails to perform in all material respects all of its covenants, obligations and agreements in the merger agreement and the failure cannot be rectified by December 31, 2001, or if Spieker or Spieker Partnership is in breach of any of its representations or warranties in the merger agreement, and the breach reasonably would be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of Equity Office and its subsidiaries taken as a whole, and the breach cannot be rectified by December 31, 2001, in each case, so long as Spieker was not entitled to terminate the merger agreement because Equity Office or EOP Partnership failed to perform in all material respects all of its covenants, obligations and agreements in the merger agreement, or because Equity Office or EOP Partnership is in breach of any of its representations or warranties in the merger agreement; or

•	by Equity Office or Spieker, if the holders of at least a majority of the outstanding shares of Spieker common stock fail to approve the merger and the merger agreement at the Spieker special meeting, or the holders of partnership units of Spieker Partnership fail to approve the principal terms of the partnership merger by the required vote or it is determined by Equity Office that the approvals of the Spieker Partnership unitholders and Spieker Partnership preferred unitholders cannot be obtained, but Equity Office or Spieker may not terminate for any of these reasons if it is in breach in any material respect of its obligations contained in the merger agreement relating to obtaining the required shareholder and partner votes.

      Equity Office and EOP Partnership will pay to Spieker Partnership termination expenses if the merger agreement is terminated:

•	by Spieker, if Equity Office or EOP Partnership fails to perform in all material respects all of its covenants, obligations and agreements in the merger agreement and the failure cannot be rectified by December 31, 2001, or if Equity Office or EOP Partnership is in breach of any of its representations or warranties in the merger agreement, and the breach reasonably would be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of Spieker and its subsidiaries taken as a whole, and the breach cannot be rectified by December 31, 2001, in each case, so long as Equity Office was not entitled to terminate the merger agreement because Spieker or Spieker Partnership failed to perform in all material respects all of its covenants, obligations and agreements in the merger agreement, or because Spieker or Spieker Partnership is in breach of any of its representations or warranties in the merger agreement; or

•	by either Spieker or Equity Office, if the holders of a majority of the outstanding Equity Office common shares fail to approve the merger and the merger agreement at the Equity Office special meeting, or if holders of a majority of the EOP Partnership units fail to approve the merger, but neither Equity Office nor Spieker may terminate for either of these reasons if it is in breach in any material respect of its obligations contained in the merger agreement relating to obtaining the required shareholder and partner votes, so long as Equity Office was not entitled to terminate the merger agreement because of a breach of any representation, warranty, covenant, obligation or agreement on the part of Spieker or Spieker Partnership.

      The termination expenses that EOP Partnership or Spieker Partnership may be entitled to receive in these cases will be an amount equal to the lesser of (a) $7,500,000 or (b) the applicable party’s out-of-pocket expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, including all attorneys’, accountants’ and investment bankers’ fees and expenses. If the termination expenses payable to that party exceed the maximum amount that can be paid to that party without causing that party to fail to meet the REIT income requirements under the Internal Revenue Code, then the amount initially payable to that party will be that maximum amount, and the unpaid amount will be placed in escrow and paid in subsequent years to the extent the payment would not cause Equity Office to fail to meet the REIT income requirements under the Internal Revenue Code. The paying party’s obligation to pay any unpaid portion of the termination expenses will terminate on February 22, 2004.

      In addition, if Equity Office prevails in a suit for a breach by Spieker and Spieker Partnership of their obligation to pay the termination fee or termination expenses under the merger agreement, Equity Office will be entitled to its costs and expenses in connection with the suit, with interest.

Waiver and Amendment of the Merger Agreement

      The merger agreement may be amended by the parties in writing by action of the Equity Office board of trustees and the Spieker board of directors at any time before the filing of the Maryland articles of merger relating to the merger. However, after the shareholder and partner approvals are obtained, no such amendment may be made which by law requires the further approval of shareholders or partners without obtaining such further approval. However, if the merger agreement is amended after the mailing of this joint proxy statement/prospectus and your vote is required to such amendment, we will resolicit your vote.

      At any time before the completion of the merger, the parties may, in writing:

•	extend the time for the performance of any of the obligations or other acts of the other party;

•	waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered under the merger agreement; or

•	waive compliance with any of the agreements or conditions of the other party contained in the merger agreement, except as specified.

      By law, neither Equity Office nor Spieker can waive:

•	the requirement that Equity Office common shareholders and Spieker common stockholders and the partners of EOP Partnership approve the merger;

•	the requirement that Equity Office common shareholders approve the amendments to the Equity Office declaration of trust;

•	the requirement that partners of Spieker Partnership approve the principal terms of the partnership merger; or

•	any court order or law preventing the closing of the merger or the partnership merger.

      Whether any of the other conditions would be waived would depend on the facts and circumstances as determined by the reasonable business judgment of the board of trustees of Equity Office or the board of directors of Spieker. If Equity Office or Spieker waived compliance with one or more of the other conditions and the condition was deemed material to a vote of Equity Office common shareholders and/or Spieker common stockholders, Equity Office and/or Spieker would have to resolicit shareholder or stockholder approval, as applicable, before closing the merger. Neither Equity Office nor Spieker intends to notify shareholders or stockholders of any waiver that, in the judgment of Equity Office’s board of trustees and Spieker’s board of directors, does not require resolicitation of shareholder or stockholder approval.

      It is a condition to the closing of the merger that Hogan & Hartson L.L.P., counsel to Equity Office, and Sullivan & Cromwell, counsel to Spieker, deliver opinions that the merger qualifies as a reorganization under the provisions of section 368(a) of the Internal Revenue Code. This condition will not be waived.

Indemnification; Directors’ and Officers’ Insurance

      Under the merger agreement, Equity Office and EOP Partnership will provide exculpation and indemnification for each person who has been at any time on or before February 22, 2001, or who becomes before the completion of the merger, an officer or director of Spieker or any Spieker subsidiary. This exculpation and indemnification will be the same as provided to these persons by Spieker and its subsidiaries immediately before the completion of the merger in each entity’s respective charter, bylaws, partnership, operating or similar agreement, as applicable, as in effect on February 22, 2001. This exculpation and indemnification covers actions only on or before the completion of the merger, including all transactions contemplated by the merger agreement.

      In addition, Equity Office and EOP Partnership will indemnify and hold harmless, to the full extent permitted by applicable law, each of the persons described above against any losses, claims, liabilities, expenses, judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any action by or on behalf of any or all securityholders of Spieker or Equity Office, or any of their subsidiaries, or by or in the right of Spieker or Equity Office, or any of their subsidiaries, in which any of these persons is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to:

•	the fact that he or she is or was an officer, employee or director of Spieker or any of its subsidiaries or any action or omission by that person in his or her capacity as a director; or

•	the merger agreement or the transactions contemplated by the merger agreement, whether in any case asserted or arising before or after the completion of the merger.

      After the completion of the merger, Equity Office and EOP Partnership will be obligated to promptly pay and advance reasonable expenses and costs incurred by each of these persons as they become due and payable in advance of the final disposition of the claim, action, suit, proceeding or investigation to the full extent and in the manner permitted by law. Equity Office is also obligated to purchase, at or before the completion of the merger, directors’ liability insurance policy coverage for Spieker’s directors and officers for a period of six years which will provide the directors and officers with coverage on substantially similar terms as currently provided by Spieker to these directors and officers.

Assumption of Spieker’s Obligations Under Registration Rights Agreements

      Under the merger agreement, Equity Office has agreed to assume Spieker’s obligations under existing registration rights agreements between Spieker and several holders of Spieker Partnership units and Spieker Partnership preferred units.

Voting Agreements

      Messrs. Spieker, French, Singleton, Foster, Vought, Russell, Davenport, Rothstein, Schnugg and Eddy and one other executive officer of Spieker have entered into voting agreements with Equity Office and EOP Partnership agreeing to vote all shares of Spieker common stock, and, if applicable, all Spieker Partnership units, owned of record by each of them, or that they otherwise have the power to vote:

•	for adoption and approval of the merger agreement, the merger and the partnership merger and the transactions contemplated thereby; and

•	against approval or adoption of any action or agreement (other than the merger agreement or the transactions contemplated thereby) made or taken in opposition to or in competition with the merger.

      As of the record date for the Spieker special meeting, these persons beneficially owned, excluding stock options and Spieker Partnership units, a total of 494,805 shares of Spieker common stock, representing approximately 0.73% of the outstanding shares of Spieker common stock entitled to vote at the Spieker special meeting and a total of 3,417,752 Spieker Partnership units representing approximately 4.5% of the outstanding Spieker Partnership units entitled to vote on the partnership merger.

      The voting agreements prohibit these individuals from, directly or indirectly, selling, transferring, pledging, encumbering, assigning or otherwise disposing of their stock, stock options or Spieker Partnership units or entering into any contract, option or other agreement or understanding related to any of those actions. In addition, the voting agreements require these individuals to tender and sell to EOP Partnership all of their options to purchase Spieker common stock in the tender offer to be made by EOP Partnership as described in “— Treatment of Spieker Stock Options” beginning on page 68.

      None of the trustees or executive officers of Equity Office have entered into voting agreements.

Spieker Partnership Series D Preferred Units

      The merger agreement provides that each Spieker Partnership series D preferred unit outstanding immediately before the partnership merger will be exchanged for one EOP Partnership series G preferred unit. Under a consent and purchase agreement dated May 7, 2001 by and between Spieker Partnership and the holders of the outstanding Spieker Partnership series D preferred units, these holders have agreed to sell, immediately before the partnership merger, their series D preferred units to Spieker Partnership at a purchase price of $46.50 per Spieker Partnership series D preferred unit plus accrued and unpaid dividends, in cash, without interest. Spieker will pay an aggregate purchase price of $69,750,000 plus accrued and unpaid dividends for the series D preferred units. Spieker Partnership intends to utilize borrowings under its credit facilities to finance the purchase price of these units. Under the consent and purchase agreement, the holders of the Spieker Partnership series D preferred units also have consented to the principal terms of the partnership merger.

Acquisition of Spieker Northwest

      Messrs. Spieker, French and Singleton and Mr. Bruce E. Hosford own all of the outstanding shares of common stock of Spieker’s noncontrolled subsidiary, Spieker Northwest, Inc., representing 100% of the voting power of Spieker Northwest, and 5% of the outstanding shares of preferred stock of Spieker Northwest. Spieker Partnership owns 95% of the outstanding shares of preferred stock of Spieker Northwest. Messrs. Spieker, Singleton, French and Hosford have entered into a stock purchase agreement that provides for the sale of all of their shares of Spieker Northwest stock to Equity Office Properties Management Corp., a Delaware corporation that is wholly owned by EOP Partnership. Each of Messrs. Spieker, Singleton, French and Hosford will receive $50,625 in exchange for his shares of stock of Spieker Northwest.

Nonsolicitation Agreements

      It is a condition of the merger that each of Messrs. Spieker, Foster and Vought enter into nonsolicitation agreements with Equity Office and EOP Partnership. Under these agreements, each of the named individuals will agree that for a period of 18 months after the closing date of the mergers, they will not:

•	solicit any employee of Equity Office, EOP Partnership, Spieker or Spieker Partnership or their respective subsidiaries for the purpose of causing such employee to leave the employment of Equity Office, EOP Partnership, Spieker or Spieker Partnership or any of their respective subsidiaries; or

•	directly or indirectly hire any such employee.

      However, the named individuals may solicit an employee for the purpose of causing the employee to leave the employment of Equity Office, EOP Partnership, Spieker or Spieker Partnership, or may hire such an employee if:

•	Equity Office or EOP Partnership indicates in writing its intention to terminate the employment of any employee with respect to all and not less than all of the employee’s positions at Equity Office, EOP Partnership, Spieker or Spieker Partnership;

•	Equity Office or EOP Partnership terminates the employment of any employee with respect to all and not less than all of the employee’s positions at Equity Office, EOP Partnership, Spieker and Spieker Partnership; or

•	an employee terminates his positions at all of Equity Office, EOP Partnership, Spieker and Spieker Partnership voluntarily and not as a result of solicitation by the individual.

Tax Related Undertakings of EOP Partnership

      Lock-up Agreements. Under the merger agreement, EOP Partnership has agreed for the benefit of 17 named Spieker Partnership unitholders to amend its partnership agreement to provide that EOP Partnership will not be allowed to sell, exchange or otherwise dispose of, except in tax-free or tax-deferred transactions, specified office properties comprising approximately 6.5 million square feet, or approximately 26.5% of Spieker Partnership’s office portfolio on a square footage basis, and specified industrial properties comprising approximately 5.6 million square feet, or approximately 43.7% of Spieker Partnership’s industrial portfolio on a square footage basis. These office and industrial properties comprise approximately 12.1 million square feet, or approximately 32.3% of Spieker Partnership’s total portfolio on a square footage basis.

      If EOP Partnership sells any of the specified properties, EOP Partnership will be required to pay each protected Spieker Partnership unitholder an amount equal to, on an after-tax basis, any income taxes incurred by the unitholder as a result of the sale, to the extent that any of the built-in gain on the date of the merger with respect to these properties is allocated to the unitholder as a result of that sale. Therefore, even if it were in the best interest of EOP Partnership to sell any of the specified properties, it may be prohibitively expensive for EOP Partnership to do so during the applicable restriction period.

      The lock-ups on these properties will last for a “protection period” of at least 10 years. In addition, each of the 17 named Spieker Partnership unitholders will have the opportunity, but will not be required, to increase the length of the protection period that applies to him by entering into a “restriction agreement,” under the terms of which the Spieker Partnership unitholder would agree not to sell specified percentages of his Equity Office common shares and EOP Partnership units during the initial 10 year restriction period. Specifically, under the restriction agreement, the named Spieker Partnership unitholder would agree not to sell 70% of his Equity Office common shares and EOP Partnership units acquired in the mergers for two years following the mergers. For each full year thereafter, the total percentage of the named Spieker Partnership unitholder’s Equity Office common shares and EOP Partnership units that he would not be able to sell would be reduced by 5%. All restrictions on disposition by the unitholder would terminate on the 10th anniversary of the mergers. The protection period applicable to a named Spieker Partnership unitholder who enters into a restriction agreement will be extended by one year for each year that the unitholder complies with the terms of the restriction agreement, so long as the unitholder complies with the terms of the restriction agreement for at least two years. None of the 17 named Spieker Partnership unitholders is required to enter into a restriction agreement unless he desires to extend his applicable protection period beyond the initial 10-year period. EOP Partnership’s only remedy for breach of a restriction agreement would be to deny the extensions of the protection period that would have been provided in the absence of a breach. Neither Equity Office nor EOP Partnership could bring an action for damages or to enjoin a prohibited transfer.

      Guarantee Opportunities. Under the amendment to the partnership agreement of EOP Partnership described above, EOP Partnership also will be required to make available to the 17 named Spieker Partnership unitholders the opportunity to guarantee “qualifying debt.” Qualifying debt generally is debt that meets specified requirements with respect to loan-to-value or loan-to-guarantee ratios or that is currently outstanding debt of Spieker Partnership. After the merger, if guaranteed debt is repaid or no longer meets the requirements for qualified debt, EOP Partnership must offer the 17 named Spieker Partnership unitholders replacement opportunities for these guarantees. The named unitholders who have the benefit of this protection include, among others, Messrs. Spieker, Foster, French, Vought, Davenport and Schnugg and one other Spieker executive officer.

      If EOP Partnership fails to comply with its obligations described above, EOP Partnership will be required to pay each protected Spieker Partnership unitholder an amount equal, on an after-tax basis, to any income taxes incurred by the protected unitholder as a result of that failure.

      Allocations of “Tier 3” Nonrecourse Liabilities Under Regulations Section 1.752-3(a)(3). Under the amendment to the partnership agreement of EOP Partnership described above, EOP Partnership will be required to use commercially reasonable efforts to cooperate with the 17 named Spieker Partnership unitholders to determine the method to be used for allocating “excess nonrecourse liabilities” of EOP Partnership pursuant to applicable Treasury regulations. With respect to these Spieker Partnership unitholders, EOP Partnership will be prohibited from using a less favorable method of allocating “excess nonrecourse liabilities” than it currently uses with respect to EOP Partnership unitholders who are not parties to express agreements in effect on February 17, 2001, specifying a particular method to be used for such purposes. EOP Partnership also has agreed not to make available to any other EOP Partnership unitholder a more favorable method of allocating “excess nonrecourse liabilities” without making such method available to the protected Spieker Partnership unitholders. In addition, EOP Partnership has agreed to use the same methods of allocating excess nonrecourse liabilities to those 17 named Spieker Partnership unitholders that had been used by Spieker Partnership with respect to those unitholders prior to the partnership merger. If the method of allocating excess nonrecourse liabilities used by EOP Partnership results in the allocation to these specified former Spieker Partnership unitholders of less excess nonrecourse liabilities than was allocated to them by Spieker Partnership, EOP Partnership has agreed to consider in good faith a request by the former Spieker Partnership unitholder to enter into deficit restoration obligations with respect to its EOP Partnership units or to enter into a guarantee of EOP Partnership debt. The named unitholders who have the benefit of this protection include, among others, Messrs. Spieker, French, Foster, Vought, Davenport and Schnugg and one other Spieker executive officer.

      Assumption of Spieker Tax Protection Agreements. Under the merger agreement and the amendment to the partnership agreement of EOP Partnership described above, EOP Partnership also has expressly agreed to assume obligations of Spieker Partnership to other specified Spieker Partnership unitholders under existing tax protection agreements between Spieker Partnership and these unitholders. Specifically, EOP Partnership has agreed to assume Spieker Partnership’s undertaking not to dispose of 11 properties formerly managed by Transpacific Development Company and acquired by Spieker Partnership in 1998 pursuant to a contribution agreement dated February 4, 1998 (referred to as the TDC Curci Portfolio) in taxable transactions prior to February 4, 2018, and to maintain specified debt obligations guaranteed by the contributors of those properties. Also, EOP Partnership has agreed to assume Spieker Partnership’s undertaking not to dispose of Larkspur Landing, which was acquired by Spieker Partnership in early 2000, in a taxable transaction prior to February 28, 2010, to maintain a specified amount of recourse debt and to make deficit restoration obligation opportunities available to the six contributors of that property. EOP Partnership also will assume obligations of Spieker Partnership with respect to properties that are not wholly-owned by Spieker Partnership. These obligations include restrictions on dispositions of the properties and maintenance of debt with respect to these properties.

MATERIAL FEDERAL INCOME TAX

CONSEQUENCES RELATING TO THE MERGER

      The following discussion describes the U.S. federal income tax consequences relating to the merger and the receipt of cash and Equity Office common shares in the merger by holders of Spieker common stock and the receipt of Equity Office preferred shares by holders of Spieker preferred stock. Because this discussion is intended to address only federal income tax consequences of the merger that will apply to all Spieker stockholders, it may not contain all of the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•	you may be subject to special rules that are not discussed below if you are:

        —  a tax-exempt organization;

        —  a broker-dealer;

—	a trader in securities that elects to mark to market;

—	a person who holds Spieker stock as part of a hedge, straddle or conversion transaction;

—	a person who acquired shares of Spieker stock pursuant to the exercise of employee stock options or otherwise as compensation;

—	a person who does not hold its shares of Spieker stock as a capital asset;

—	a non-U.S. corporation, non-U.S. partnership, non-U.S. trust, non-U.S. estate or individual who is not taxed as a citizen or resident of the United States, all of which may be referred to collectively as “non-U.S. persons;”

        —  a trust;

        —  an estate;

        —  a regulated investment company;

        —  an insurance company;

—	U.S. expatriates who are subject to special rules; or

—	otherwise subject to special tax treatment under the Internal Revenue Code;

•	this summary does not address state, local, or foreign tax considerations; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

      You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of the merger on your individual tax situation, including any state, local or non-U.S. tax consequences.

      The information in this section is based on the current Internal Revenue Code, current, temporary and proposed regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. Neither Equity Office nor Spieker has requested, or plans to request, any rulings from the Internal Revenue Service concerning the tax treatment of the merger. It is possible that the Internal Revenue Service would challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court would agree with the Internal Revenue Service.

      Hogan & Hartson L.L.P., counsel to Equity Office, and Sullivan & Cromwell, counsel to Spieker, have reviewed this discussion and are of the opinion that it sets forth the material federal income tax consequences to Spieker common and preferred stockholders as a result of the merger.

      General. Equity Office and Spieker intend for the merger to qualify as a “reorganization” under section 368(a) of the Internal Revenue Code. Hogan & Hartson L.L.P. and Sullivan & Cromwell each is of the opinion that, based on factual representations by both Equity Office and Spieker regarding the merger, the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code. The income tax consequences summarized below are based on the assumption that the merger will qualify as a reorganization. In addition, the obligation of Equity Office and Spieker to consummate the merger is conditioned upon Hogan & Hartson L.L.P., counsel to Equity Office, and Sullivan & Cromwell, counsel to Spieker, delivering opinions to Equity Office and Spieker, respectively, that the merger will qualify as a reorganization under the provisions of section 368(a) of the Internal Revenue Code. The opinions of counsel do rely and will rely on customary representations made by Equity Office and Spieker and applicable factual assumptions. If any of the factual assumptions or representations relied upon in the opinions of counsel are inaccurate, the opinions may not accurately describe the U.S. federal income tax treatment of the merger, and this discussion may not accurately describe the tax consequences of the merger.

      Federal Income Tax Consequences of the Merger to Spieker Common Stockholders. Spieker common stockholders will receive $13.50 in cash and 1.49586 Equity Office common shares for each share of Spieker common stock exchanged in the merger. If the merger of Spieker with and into Equity Office constitutes a reorganization within the meaning of section 368(a) of the Internal Revenue Code, the merger will have the following material federal income tax consequences to Spieker common stockholders:

•	Receipt of Equity Office Common Shares and Cash. A Spieker common stockholder will recognize gain equal to the lesser of either the cash received, excluding cash received for a fractional Equity Office common share, or the amount by which (A) the cash plus the fair market value of the Equity Office common shares received exceeds (B) the stockholder’s adjusted tax basis in its Spieker common stock. A Spieker common stockholder will not recognize any loss on the exchange.

In general, gain recognized by a Spieker common stockholder will be taxable as capital gain. This capital gain will be long-term capital gain if the Spieker stockholder’s holding period in the Spieker common stock is more than one year. However, it is possible that the gain recognized by a Spieker common stockholder will be taxable as dividend income if the cash received does not result in a “meaningful reduction” in the Equity Office common shares that the Spieker common stockholder would have received had it received only Equity Office common shares in the merger. In determining whether a meaningful reduction has occurred, section 318 of the Internal Revenue Code requires that the stockholder be treated as actually owning Equity Office common shares that are owned by the stockholder’s family members or by entities in which the stockholder owns an interest, or which the stockholder has an option to acquire. The Internal Revenue Service has ruled that a minority stockholder in a publicly traded corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a meaningful reduction if that stockholder has any reduction in its percentage stock ownership compared to what the shareholder would have received had all of the merger consideration been stock. Each Spieker stockholder should consult his or her own tax advisor as to the applicability of these rules to his or her situation.

Gain required to be recognized due to the receipt of cash as part of the merger consideration generally must be calculated separately for each block of Spieker common stock exchanged in the merger. A block of stock is generally considered to be a group of shares acquired at the same cost in a single transaction.

A Spieker common stockholder will have a tax basis in the Equity Office common shares received equal to the stockholder’s tax basis in its Spieker common stock exchanged, decreased by the amount of any cash received and increased by the amount of any gain recognized in the exchange.

•	Fractional Shares. A Spieker common stockholder that receives cash instead of a fractional Equity Office common share will be treated as if the fractional share was received in the merger and then redeemed by Equity Office. The Spieker common stockholder generally will recognize capital gain or loss equal to the difference between the amount of cash received for the fractional share and the stockholder’s tax basis in the fractional share. This capital gain or loss will be long-term capital gain or loss if the Spieker stockholder’s holding period in the Spieker common stock is more than one year.

•	Holding Period. The holding period of the Equity Office common shares received by a Spieker common stockholder in the merger will include the holding period of the Spieker common stock exchanged.

      Federal Income Tax Consequences of the Merger to Spieker Preferred Stockholders. Under the merger agreement, each outstanding share of Spieker series B preferred stock will be converted into the right to receive one Equity Office series E preferred share; each outstanding share of Spieker series C preferred stock will be converted into the right to receive one Equity Office series F preferred share; and each outstanding share of Spieker series E preferred stock will be converted into the right to receive one Equity Office Series H preferred share. See “The Merger Agreement — Merger Consideration” beginning on page 66. The merger will have the following material federal income tax consequences to Spieker preferred stockholders:

•	Receipt of Equity Office Preferred Shares. A Spieker preferred stockholder that exchanges its Spieker preferred stock for Equity Office preferred shares only will not recognize gain or loss on such exchange. A Spieker preferred stockholder will have a tax basis in the Equity Office preferred shares received equal to the stockholder’s adjusted tax basis in the Spieker preferred stock exchanged.

•	Holding Period. The holding period of the Equity Office preferred shares received by a Spieker preferred stockholder in the merger will include the holding period of the Spieker preferred stock exchanged, assuming that the Spieker preferred stock was held as a capital asset.

      Backup Withholding. Backup withholding tax at a rate of 31% may apply to cash paid in the merger to a Spieker common stockholder. Backup withholding will not apply, however, if the Spieker common stockholder:

•	furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on Internal Revenue Service Form W-9, or an appropriate substitute form;

•	provides a certificate of foreign status on Internal Revenue Service Form W-8 or W-8 BEN, or an appropriate substitute form; or

•	is otherwise exempt from backup withholding.

      The Internal Revenue Service may impose a penalty upon any taxpayer that fails to provide the correct taxpayer identification number. Any amount withheld under the backup withholding rules may be allowed as a refund or a credit against the stockholder’s federal income tax liability provided that the stockholder furnishes required information to the Internal Revenue Service.

      Federal Income Tax Consequences to Spieker, Equity Office and Equity Office Shareholders. Equity Office and its shareholders will not recognize any gain or loss as a result of the merger, whether or not the merger qualifies as a reorganization under section 368(a) of the Internal Revenue Code.

      Spieker will not recognize any gain or loss as a result of the merger if the merger qualifies as a reorganization under section 368(a) of the Internal Revenue Code and Spieker qualifies as a “real estate investment trust,” or “REIT,” at the time of the merger.

      Federal Income Tax Consequences of the Merger to Spieker and Spieker Stockholders if the Merger Did Not Qualify as a Reorganization or Spieker Did Not Qualify as a REIT. It is a condition to consummation of the merger that Equity Office and Spieker receive opinions of counsel that the merger will qualify as a reorganization for federal income tax purposes, but these opinions will not be binding upon the Internal Revenue Service or the courts.

      If the merger failed to qualify as a reorganization, then, regardless of Spieker’s status as a REIT, a Spieker stockholder would recognize gain or loss, as applicable, equal to the difference between:

•	the aggregate fair market value of the Equity Office common and preferred shares and the cash received in the merger; and

•	the stockholder’s adjusted tax basis in its Spieker stock.

      If the merger failed to qualify as a reorganization, but Spieker qualified as a REIT at the time of the merger, Spieker would incur a tax liability only to the extent that Spieker’s net gain recognized on the deemed transfer of its assets to Equity Office were to exceed the fair market value of the Equity Office common and preferred shares and cash issued in the merger. The liability for the tax attributable to any such gain would transfer to Equity Office.

      If the merger failed to qualify as a reorganization and if Spieker did not qualify as a REIT at the time of the merger, Spieker would generally recognize gain or loss on the deemed transfer of its assets to Equity Office and Equity Office, as its successor, would incur a very significant current tax liability. If Spieker were to fail to qualify as a REIT but the merger were to qualify as a reorganization, Equity Office would be subject to tax if during the 10 years following the merger Equity Office were to dispose of any asset that was acquired from Spieker in the merger. In this event, Equity Office would generally be subject to tax at the highest regular corporate rate on the built-in gain, if any, that existed with respect to such asset at the time of the merger.

      REIT Qualification of Spieker and Equity Office. As a condition to the merger, Morrison & Foerster LLP, special tax counsel to Spieker, will deliver an opinion to Equity Office that Spieker qualifies as a REIT at the time of the merger. This opinion, however, will not be binding on the Internal Revenue Service or the courts. This opinion will rely on customary representations made by Spieker about factual matters relating to the organization and operation of Spieker, Spieker Partnership and its subsidiaries. In addition, this opinion will be based on factual representations of Spieker concerning its business and properties as set forth in this joint proxy statement/ prospectus and the other documents incorporated by reference in this joint proxy statement/ prospectus. If Spieker did not qualify as a REIT in any of its prior tax years, Spieker would be liable for (and, as successor to Spieker in the merger, Equity Office would be obligated to pay any) federal income tax on its income earned in any year that it did not qualify as a REIT.

      As a condition to the merger, Hogan & Hartson L.L.P., counsel to Equity Office, will deliver an opinion to Equity Office and Spieker that commencing with Equity Office’s taxable year ending December 31, 1997, Equity Office was organized and has operated in conformity with the requirements for qualification as a REIT, and that after consummation of the mergers, Equity Office’s proposed method of operation will enable it to continue to qualify as a REIT.

      This opinion will rely upon customary representations made by Equity Office about factual matters relating to the organization and operation of Equity Office, EOP Partnership and its subsidiaries. In addition, this opinion will be based upon factual representations of Equity Office concerning its business and properties as set forth in this joint proxy statement/prospectus and the other documents incorporated by reference in this joint proxy statement/prospectus. Finally, the portion of the Hogan & Hartson L.L.P. opinion that addresses the qualification of Equity Office as a REIT following the merger will be based in part upon the opinion of Morrison & Foerster LLP described above relating to the qualification of Spieker as a REIT at the closing of the merger and the representations made by Spieker in connection with the Morrison & Foerster opinion. If Spieker did not qualify as a REIT at the time of the merger, Equity Office could fail to qualify as a REIT after the merger.

      Equity Office intends to continue to operate in a manner to qualify as a REIT following the merger, but there is no guarantee that Equity Office will qualify or remain qualified as a REIT. Qualification and taxation as a REIT depend upon Equity Office’s ability to meet, through actual annual (or, in some cases, quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Internal Revenue Code. Hogan & Hartson L.L.P. will not review Equity Office’s compliance with these tests on a continuing basis. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of Equity Office, Equity Office cannot guarantee that its actual operating results will satisfy the requirements for taxation as a REIT under the Internal Revenue Code for any particular tax year.

APPROVAL OF AMENDMENTS TO EQUITY OFFICE’S DECLARATION OF TRUST

      As provided in the merger agreement, Equity Office is proposing to its common shareholders two amendments to its declaration of trust. These amendments would:

•	Amend Section 5.2 of the Equity Office declaration of trust to increase the maximum number of trustees from 15 to 16; and

•	Add a new Section 7.2.10 to the Equity Office declaration of trust that would authorize the Equity Office board of trustees to exempt under specified circumstances one or more series of preferred shares issued in connection with a business combination from all or any portion of the ownership limitations and restrictions on transfer set forth in Article VII of the Equity Office declaration of trust.

The text of these amendments is attached to this joint proxy statement/prospectus as Annex D.

     Increase in Maximum Number of Trustees

      The purpose of the amendment to the Equity Office declaration of trust to increase the maximum number of trustees from 15 to 16 is to allow Messrs. Spieker, Foster and Vought to be appointed as trustees of Equity Office following the merger. Equity Office currently has 13 incumbent trustees and will add these three trustees under the merger agreement.

Authority of Board of Trustees to Exempt One or More Series of Preferred Shares Issued in Connection with a Business Combination from All or a Portion of the Existing Share Ownership Limitations and Restrictions on Transfer in the Declaration of Trust

      The purpose of the amendment to the Equity Office declaration of trust to authorize the Equity Office board of trustees to exempt one or more series of preferred shares issued in connection with a business combination from all or any portion of the ownership limitations and restrictions on transfer set forth in Article VII of the Equity Office declaration of trust is to provide the board flexibility in business combination transactions, including the merger, to vary the terms of the ownership limitations and restrictions on transfer applicable to any such preferred shares. This amendment allows, in a business combination transaction, the Equity Office board of trustees to issue one or more series of preferred shares that are exempt from all or part of the ownership limitations and transfer restrictions contained in Article VII of the Equity Office declaration of trust, if either:

•	the Equity Office board determines that, assuming that all the shares of the exempted series of preferred shares are held by one non-U.S. person, it is not reasonably likely that:

(1)	five persons would own directly or indirectly more than 49.5% of the fair market value of the outstanding Equity Office shares;

(2)	the outstanding Equity Office shares would be owned by less than 100 persons; and

(3)	non-U.S. persons would own directly or indirectly 43% or more of the fair market value of the issued and outstanding Equity Office shares; or

•	the Equity Office board establishes restrictions on the direct and indirect ownership and transfer of the exempted series of preferred shares and remedies for invalid transfers to make it reasonably likely that:

(1)	no five individuals directly or indirectly own more than 50% of the value of the outstanding Equity Office shares;

(2)	the outstanding Equity Office shares will be owned by at least 100 persons; and

(3)	the fair market value of the outstanding Equity Office shares directly and indirectly owned by non-U.S. persons is less than 43% of the fair market value of all of the outstanding Equity Office shares; or

•	a combination of the criteria in the two alternatives above so that each of item (1), (2) or (3) is satisfied under one of the two alternatives.

     Required Vote and Equity Office Board Recommendation

      The affirmative vote of a majority of the outstanding Equity Office common shares is required to approve the amendments to the Equity Office declaration of trust. The proposal to approve the merger agreement and the merger and the proposal to approve the amendments to the Equity Office declaration of trust are conditioned on one another. If the merger agreement and the merger and the proposed amendments to the Equity Office declaration of trust are approved by Equity Office common shareholders, the amendments to the Equity Office declaration of trust will become effective at the closing of the merger when articles of merger are filed by Equity Office with the State Department of Assessments and Taxation of Maryland.

      The Equity Office board of trustees recommends that Equity Office common shareholders vote “FOR” approval of the amendments to the Equity Office declaration of trust.

DESCRIPTION OF EQUITY OFFICE SHARES OF BENEFICIAL INTEREST

      The following summary of the material terms of Equity Office’s shares of beneficial interest does not include all of the terms of the shares and should be read together with the declaration of trust and bylaws of Equity Office and applicable Maryland law and, in the case of the Equity Office series E, F and H preferred shares, the forms of the articles supplementary for each of these series. The Equity Office declaration of trust and bylaws are incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 123. Forms of the articles supplementary for the Equity Office series E, F and H preferred shares to be established as part of the merger are included as exhibits to the registration statement, of which this document is a part.

General

      The authorized shares of beneficial interest of Equity Office consist of 750,000,000 common shares, par value $.01 per share, and 100,000,000 preferred shares, par value $.01 per share, of which 8,000,000 shares are designated as 8.98% series A cumulative redeemable preferred shares, 7,000,000 shares are designated as 5.25% series B convertible, cumulative preferred shares and 4,600,000 shares are designated as 8 5/8% series C cumulative redeemable preferred shares of beneficial interest. The following table sets forth the issued and outstanding Equity Office common shares and series A, B and C preferred shares as of May 21, 2001:

Issued and
Class or Series of Shares	Outstanding

Common shares	309,815,068

Series A preferred shares	7,994,000

Series B preferred shares	5,990,000

Series C preferred shares	4,562,000

      Under the Equity Office declaration of trust, the Equity Office board of trustees has the authority to issue authorized but unissued common shares and, subject to the rights of holders of any class or series of preferred shares, preferred shares in one or more classes or series, without shareholder approval. The Equity Office board of trustees also is authorized to reclassify authorized but unissued common shares into preferred shares, and authorized but unissued preferred shares into common shares, without shareholder approval, subject to the rights of holders of any class or series of preferred shares. Absent an express provision to the contrary in the terms of any class or series of authorized shares, under the Equity Office declaration of trust, the Equity Office board of trustees also has the power to divide or combine the outstanding shares of any class or series, without shareholder approval.

      Under Maryland law applicable to Maryland REITs, a shareholder is not personally liable for the obligations of Equity Office solely as a result of his or her status as a shareholder. The Equity Office declaration of trust provides that no shareholder will be liable for any debt or obligation of Equity Office by reason of being a shareholder nor will any shareholder face any personal liability in tort, contract or otherwise to any person that relates to the property or affairs of Equity Office by reason of being a shareholder.

      The Equity Office bylaws further provide that Equity Office will indemnify each present or former shareholder against any claim or liability to which the shareholder may become subject by reason of being or having been a shareholder and that Equity Office will reimburse each shareholder for all reasonable expenses incurred by him or her relating to any such claim or liability. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by Equity Office.

      Inasmuch as Equity Office carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which Equity Office’s assets plus its insurance coverage would be insufficient to satisfy the claims against Equity Office and its shareholders.

Common Shares

      All Equity Office common shares outstanding are duly authorized, validly issued, fully paid and nonassessable.

      Subject to the preferential rights of any other shares of beneficial interest and to the provisions of the Equity Office declaration of trust regarding ownership limitations and restrictions on transfers of shares of beneficial interest, holders of Equity Office common shares are entitled to receive distributions if, as and when authorized and declared by the Equity Office board of trustees out of assets legally available therefor and to share ratably in the assets of Equity Office legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liability of Equity Office.

      Subject to the provisions of the Equity Office declaration of trust regarding ownership limitations and restrictions on transfer of shares of beneficial interest, each outstanding Equity Office common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Except as provided with respect to any other class or series of shares of beneficial interest, the holders of the Equity Office common shares possess the exclusive voting power.

      There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election and the holders of the remaining shares of beneficial interest, except as provided with respect to any other class or series of shares of beneficial interest, will not be able to elect any trustees.

      Holders of Equity Office common shares have no preferences, conversion, sinking fund, redemption rights or preemptive rights to subscribe for any securities of Equity Office. Subject to the exchange provisions of the declaration of trust regarding ownership limitations and restrictions on transfer, Equity Office common shares have equal distribution, liquidation, voting and other rights.

      The Equity Office declaration of trust permits the termination of the existence of Equity Office if approved by the affirmative vote of the holders of not less two-thirds of the votes entitled to be cast on the matter. In addition, the Equity Office board of trustees may terminate the status of Equity Office as a REIT under the Internal Revenue Code at any time, without a vote of the holders of Equity Office common or preferred shares.

Preferred Shares

      The Equity Office declaration of trust authorizes the Equity Office board of trustees to issue 100,000,000 preferred shares, to classify any unissued preferred shares and to reclassify any previously classified but unissued preferred shares of any series from time to time, in one or more series, as authorized by the Equity Office board of trustees. The Equity Office board of trustees also is authorized to reclassify authorized but unissued common shares into preferred shares, and authorized but unissued preferred shares into common shares, without shareholder approval.

     Series A Preferred Shares

      The Equity Office series A preferred shares rank senior to the Equity Office common shares and on a parity with the Equity Office series B and series C preferred shares with respect to payment of distributions and distributions of assets upon liquidation, dissolution or winding up of Equity Office.

      Holders of the Equity Office series A preferred shares are entitled to receive, when and as authorized by Equity Office, cumulative cash distributions at the rate of 8.98% of the $25.00 liquidation preference per annum, which is equivalent to a fixed annual amount of $2.245 per share. These distributions are cumulative and are payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year.

      The Equity Office series A preferred shares are not convertible and are not entitled to the benefit of any sinking fund.

      On and after June 15, 2002, Equity Office, at its option, may redeem the series A preferred shares, in whole or from time to time in part, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions to the date fixed for redemption. However, the redemption price, other than the portion consisting of accrued and unpaid distributions, is payable only out of the sale proceeds of other shares of beneficial interest of Equity Office. In addition, Equity Office may acquire any series A preferred shares that have been transferred to a charitable beneficiary under Article VII of the declaration of trust of Equity Office because they were owned or acquired by a shareholder in violation of the applicable ownership limits.

     Series B Preferred Shares

      The Equity Office series B preferred shares rank senior to the Equity Office common shares and on a parity with the Equity Office series A preferred shares and the Equity Office series C preferred shares with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of Equity Office.

      Distributions on the Equity Office series B preferred shares are cumulative and are payable quarterly, when, as and if declared by the Equity Office board of trustees, on or about February 15, May 15, August 15 and November 15 of each year, at the rate of 5.25% of the $50.00 liquidation preference per annum, which is equivalent to $2.625 per annum per share.

      The Equity Office series B preferred shares are convertible at any time, at the option of the holder, unless previously redeemed, into Equity Office common shares at a conversion price of $35.70 per Equity Office common share, which is equivalent to a conversion rate of 1.40056 common shares for each Equity Office series B preferred share, and which may be adjusted in specified circumstances.

      The Equity Office series B preferred shares are not entitled to the benefit of any sinking fund.

      On and after February 15, 2003, the Equity Office series B preferred shares will be redeemable by Equity Office, in whole or from time to time in part, at the option of Equity Office, for that number of Equity Office common shares as are issuable at the conversion price. Equity Office may exercise the redemption right only if for 20 trading days within any period of 30 consecutive trading days, the closing price of the Equity Office common shares on the NYSE exceeds $41.055 per share, which may be adjusted in specified circumstances.

      On and after February 15, 2003, the Equity Office series B preferred shares may be redeemed at the option of Equity Office for cash, in whole or from time to time in part, initially at $51.1667 per Equity Office series B preferred share and thereafter at prices declining to $50.00 per Equity Office series B preferred share on and after February 15, 2007, plus in each case accumulated and unpaid distributions, if any, to the redemption date. Equity Office may not exercise its cash redemption right unless the redemption price, other than the portion consisting of accumulated and unpaid distributions, for the exercise of the cash redemption right is paid solely out of the sale proceeds of other shares of beneficial interest of Equity Office. In addition, Equity Office may acquire any series B preferred shares that have been transferred to a charitable beneficiary under Article VII of the declaration of trust of Equity Office because they were owned or acquired by a shareholder in violation of the applicable ownership limits.

      The Equity Office series B preferred shares are subject to mandatory redemption on February 15, 2008 at a price of $50.00 per Equity Office series B preferred share, plus accumulated and unpaid distributions to the redemption date.

     Series C Preferred Shares

      The Equity Office series C preferred shares rank senior to the common shares and on a parity with the Equity Office series A preferred shares and the Equity Office series B preferred shares with respect to payment of distributions and distributions of assets upon liquidation, dissolution or winding up of Equity Office.

      Holders of the Equity Office series C preferred shares are entitled to receive, when and as authorized by Equity Office, cumulative cash distributions at the rate of 8 5/8% of the liquidation preference per annum, which is equivalent to $2.15625 per Equity Office series C preferred share per year. These distributions are cumulative and are payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year.

      The Equity Office series C preferred shares are not convertible and are not entitled to the benefit of any sinking fund.

      On or after December 8, 2003, Equity Office, at its option, may redeem the Equity Office series C preferred shares, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions to the date of redemption, without interest, to the extent Equity Office has funds legally available therefor. However, the redemption price of the Equity Office series C preferred shares, other than any portion thereof consisting of accumulated and unpaid distributions, may be paid only from sale proceeds of other equity securities of Equity Office. In addition, Equity Office may acquire any series C preferred shares that have been transferred to a charitable beneficiary under Article VII of the declaration of trust of Equity Office because they were owned or acquired by a shareholder in violation of the applicable ownership limits.

     Liquidation Rights of Series A, B and C Preferred Shares

      Upon any voluntary or involuntary liquidation, dissolution or winding up of Equity Office, the Equity Office series A and C preferred shares are entitled to a liquidation preference of $25.00 per share and the series B preferred shares are entitled to a liquidation preference of $50.00 per share plus, in each case, any accumulated and unpaid distributions to the date of payment, before any distribution of assets is made to holders of common shares and any other class or series of shares of Equity Office ranking junior to the Equity Office series A, B and C preferred shares as to liquidation rights. If upon any voluntary or involuntary liquidation, dissolution or winding up of Equity Office, the assets of Equity Office are insufficient to make such full payments to holders of Equity Office series A, B and C preferred shares and other preferred shares ranking on a parity with the Equity Office series A, B and C preferred shares, then holders of Equity Office series A, B and C preferred shares and parity preferred shares will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Equity Office series A, B and C preferred shares will not be entitled to any further participation in any distribution of assets by Equity Office.

     Voting Rights of Series A, B and C Preferred Shares

      Holders of Equity Office series A, B and C preferred shares do not have any voting rights, except as set forth below or as otherwise required by law.

      Under the articles supplementary establishing the Equity Office series A, B and C preferred shares, the Equity Office board of trustees may not authorize, create or increase the authorized amount of any class or series of shares ranking before the outstanding Equity Office series A, B and C preferred shares with respect to the payment of distributions or upon liquidation, dissolution or winding up of Equity Office, or reclassify any authorized shares into any such shares or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, without the approval of holders of at least two-thirds of the outstanding Equity Office series A, B and C preferred shares voting separately as classes. A two-thirds separate class vote also would be required for any amendment, alteration or repeal of provisions of the declaration of trust, whether by merger, consolidation or otherwise, that would materially and adversely affect any right, preference, privilege or voting power of the Equity Office series A, B and C preferred shares, with several specified exceptions set forth in the declaration of trust.

      The holders of the outstanding Equity Office series A, B and C preferred shares also are entitled, voting together as a single class with all other equity securities with like voting rights, to elect a total of two trustees to the Equity Office board of trustees at any time distributions on the preferred shares are in arrears for six or more quarterly periods.

Power to Issue Additional Common Shares and Preferred Shares

      Equity Office believes that the power of its board of trustees to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to cause Equity Office to issue such classified or reclassified shares of beneficial interest provides Equity Office with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which may arise. The additional classes or series, as well as the common shares, generally will be available for future issuance without further action by Equity Office’s shareholders, unless such action is required by applicable law or the rules of the NYSE. Although the Equity Office board of trustees has no present intention of doing so, it could authorize Equity Office to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of Equity Office that might involve a premium price for holders of common shares or otherwise be in their best interest.

New Series E, F and H Preferred Shares

      The Equity Office series E, F and H preferred shares to be established before or simultaneously with the merger will have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to those of the shares of the corresponding series of Spieker preferred stock.

      The following table sets forth the authorized, issued and outstanding Equity Office series E, F and H preferred shares upon completion of the merger:

		Issued and
Class or Series of Shares	Authorized	Outstanding

Series E preferred shares	4,250,000	4,250,000

Series F preferred shares	6,000,000	6,000,000

Series H preferred shares	4,000,000	4,000,000

     Series E Preferred Shares to be Issued in the Merger

      The Equity Office series E preferred shares to be issued in the merger will rank senior to the Equity Office common shares and on a parity with the Equity Office series A, B, C, F and H preferred shares with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of Equity Office.

      Distributions on the Equity Office series E preferred shares, when issued, will cumulate and will be payable quarterly, when, as and if declared by the Equity Office board of trustees, on the last day of March, June, September and December of each year. The rate of distributions for the series E preferred shares will be $2.3625 per annum per share.

      The Equity Office series E preferred shares will not be convertible into Equity Office common shares and will not be entitled to the benefit of any sinking fund.

      The Equity Office series E preferred shares will be redeemable by Equity Office at a price of $25.00 per Equity Office series E preferred share, plus accumulated and unpaid distributions to the redemption date. The redemption price of series E preferred shares, other than the portion consisting of accrued and unpaid distributions, will be payable solely out of proceeds from the sale of other shares of beneficial interest of Equity Office, including any rights, warrants or options to purchase any shares of beneficial interest but excluding debt securities convertible into or exchangeable for shares of beneficial interest.

      If any series E preferred shares are outstanding, no distributions may be declared or paid or set apart for payment on any class or series of shares of beneficial interest of Equity Office ranking, as to distributions, on a parity with or junior to series E preferred shares for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on series E preferred shares for all past distribution periods and the then current distribution period.

      In addition, unless full cumulative distributions on series E preferred shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period:

•	no distributions other than in Equity Office common shares or other shares of beneficial interest ranking junior to series E preferred shares as to distributions and amounts upon liquidation may be declared or paid or set aside for payment or other distribution may be declared or made upon the Equity Office common shares, series A preferred shares, series B preferred shares, series C preferred shares, series F preferred shares and series H preferred shares or any other shares of beneficial interest of Equity Office ranking junior to or on a parity with series E preferred shares as to distributions or upon liquidation; and

•	no Equity Office common shares, series A preferred shares, series B preferred shares, series C preferred shares, series F preferred shares and series H preferred shares or any other shares of beneficial interest of Equity Office ranking junior to or on a parity with series E preferred shares as to distributions or amounts upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares of beneficial interest) by Equity Office, except by conversion into or exchange for other shares of beneficial interest of Equity Office ranking junior to series E preferred shares as to distributions and amounts upon liquidation.

      Upon any voluntary or involuntary liquidation, dissolution or winding up of Equity Office, the Equity Office series E preferred shares, when issued, will be entitled to a liquidation preference of $25.00 per share, plus accrued and unpaid distributions to the date of payment, before any distribution or payment to the Equity Office common shares or any other class or series of shares of beneficial interest of Equity Office ranking junior to the Equity Office series E preferred shares as to liquidation rights.

      If upon any voluntary or involuntary liquidation, dissolution or winding up of Equity Office, the assets of Equity Office are insufficient to make full payments to holders of Equity Office series E preferred shares and other preferred shares ranking on a parity with the Equity Office series E preferred shares, then holders of Equity Office series E preferred shares and such other preferred shares will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Equity Office series E preferred shares will not be entitled to any further participation in any distribution of assets by Equity Office.

     Series F Preferred Shares to be Issued in the Merger

      The Equity Office series F preferred shares to be issued in the merger will rank senior to the Equity Office common shares and on a parity with the Equity Office series A, B, C, E and H preferred shares with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of Equity Office.

      Distributions on the Equity Office series F preferred shares, when issued, will cumulate and will be payable quarterly, when, as and if declared by the Equity Office board of trustees, on the last day of January, April, July and October of each year. The rate of distributions for the series F preferred shares will be $1.96875 per annum per share.

      The Equity Office series F preferred shares will not be convertible into Equity Office common shares and will not be entitled to the benefit of any sinking fund.

      The Equity Office series F preferred shares, when issued, will be redeemable by Equity Office after October 10, 2002 at a price of $25.00 per Equity Office series F preferred share, plus accumulated and unpaid distributions to the redemption date. The redemption price of series F preferred shares, other than the portion consisting of accrued and unpaid distributions, will be payable solely out of proceeds from the sale of other shares of beneficial interest of Equity Office, including any rights, warrants or options to purchase any shares of beneficial interest but excluding debt securities convertible into or exchangeable for shares of beneficial interest.

      The Equity Office series F preferred shares will have the same limitations on the payment of distributions on junior and parity shares and the same liquidation rights as the Equity Office series E preferred shares.

     Series H Preferred Shares to be Issued in the Merger

      The new Equity Office series H preferred shares to be issued in the merger will rank senior to the Equity Office common shares and on a parity with the Equity Office series A, B, C, E and F preferred shares with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of Equity Office. Distributions on the Equity Office series H preferred shares will cumulate and will be payable quarterly, when, as and if declared by the Equity Office board of trustees, on the last day of March, June, September and December of each year. The rate of distributions for the series H preferred shares will be $2.00 per annum per share.

      The Equity Office series H preferred shares will not be convertible into Equity Office common shares and will not be entitled to the benefit of any sinking fund.

      The Equity Office series H preferred shares will be redeemable by Equity Office after June 4, 2003 at a price of $25.00 per Equity Office series H preferred share, plus accumulated and unpaid distributions to the redemption date. The redemption price of series H preferred shares, other than the portion consisting of accrued and unpaid distributions, will be payable solely out of proceeds from the sale of other shares of beneficial interest of Equity Office, including any rights, warrants or options to purchase any shares of beneficial interest but excluding debt securities convertible into or exchangeable for shares of beneficial interest.

      The Equity Office series H preferred shares will have the same limitations on the payment of distributions on junior and parity preferred shares and the same liquidation rights as the Equity Office series E and F preferred shares.

     Voting Rights of Equity Office Series E, F and H Preferred Shares

      Holders of Equity Office series E, F and H preferred shares will not have any voting rights, except as set forth below or as otherwise required by law.

      Under the articles supplementary establishing these series of preferred shares, if six quarterly distributions, whether or not consecutive, payable on any of these series of preferred shares or other parity preferred shares are in arrears, the number of trustees on the Equity Office board of trustees will be increased by two, and the holders of the series E, F and H preferred shares, voting together as a class, with the holders of other series of parity preferred shares entitled to such voting rights, which are referred to as “voting preferred shares,” will have the right to elect two additional trustees to serve on the Equity Office board of trustees until the distributions have been paid in full or set aside for payment. The term of office of all trustees so elected will terminate with the termination of such voting rights.

      The approval of a majority of the outstanding series E, F and H preferred shares and all other series of voting preferred shares similarly affected and having such voting rights, voting as a single class is required to:

•	enter into a share exchange that affects series E, F or H preferred shares, or consolidate with or merge Equity Office with or into any other entity, unless in each such case each series E, F or H preferred share remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption thereof identical to those of the series E, F or H preferred shares, as applicable, or

•	authorize, reclassify, create, or increase the authorized amount of any class of shares of beneficial interest having rights senior to series E, F or H preferred shares with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up of the affairs of Equity Office.

      However, Equity Office may create additional classes of parity preferred shares and shares of beneficial interest ranking junior to series E, F and H preferred shares as to distributions or amounts upon liquidation, dissolution or winding up of the affairs of Equity Office, increase the authorized number of parity preferred shares and junior shares and issue additional series of parity preferred shares and junior shares without the consent of any holder of series E, F or H preferred shares.

      The approval of two-thirds of the outstanding series E, F and H preferred shares and all other series of voting preferred shares similarly affected and having such voting rights, voting as a single class, is required in order to amend the articles supplementary for the series E, F or H preferred shares or Equity Office’s declaration of trust to affect materially and adversely the rights, preferences or voting power of the holders of series E, F or H preferred shares or any voting preferred shares.

REIT Ownership Limitations and Transfer Restrictions Applicable to Equity Office Common Shares and Series A, B and C Preferred Shares

      For Equity Office to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of its outstanding shares of beneficial interest may be owned, actually or constructively, by five or fewer “individuals,” which, as defined in the Internal Revenue Code for this purpose, includes certain entities. In addition, if Equity Office, or an actual or constructive owner of 10% or more of the shares of Equity Office, owns, actually or constructively, 10% or more of a tenant of Equity Office, then the rent received by Equity Office from that “related party tenant” will not be qualifying income for purposes of determining whether Equity Office meets the requirements for qualification as a REIT under the Internal Revenue Code unless the tenant is a taxable REIT subsidiary and specified requirements are met. A REIT’s shares also must be beneficially owned by 100 or more persons.

      As a means of addressing these requirements, Article VII of the Equity Office declaration of trust provides that, with several exceptions, no person may own, or be deemed to own directly and/or by virtue of the attribution provisions of the Internal Revenue Code, more than 9.9%, in value or number of shares, whichever is more restrictive, of the issued and outstanding shares of any class or series of shares. Under the Equity Office declaration of trust, the Equity Office board of trustees may increase the ownership limit with respect to any class or series of shares. After giving effect to this increase, however, five beneficial owners of common shares may not beneficially own in the aggregate more than 49.5% of the outstanding common shares. In addition, the Equity Office board of trustees is required to waive or modify the ownership limit with respect to one or more persons who would not be treated as “individuals” under the Internal Revenue Code if such person submits to the Equity Office board of trustees specified information that demonstrates, to the reasonable satisfaction of the Equity Office board of trustees, that such ownership would not jeopardize Equity Office’s status as a REIT under the Internal Revenue Code. The Equity Office declaration of trust further prohibits any person from transferring any Equity Office common or preferred shares if the transfer would result in shares of beneficial interest of Equity Office being owned by fewer than 100 persons or otherwise would cause Equity Office not to qualify as a REIT.

      With respect to the Equity Office series B preferred shares, the ownership limit in the declaration of trust means the greater of (a) 9.9% of the series B preferred shares, in value or number, whichever is more restrictive, or (b) such number of series B preferred shares such that five persons who are considered individuals pursuant to Section 542 of the Internal Revenue Code, as modified by Section 856(h)(3) of the Internal Revenue Code, taking into account all excepted holders within the meaning of the declaration of trust, could not beneficially own, in the aggregate, more than 49.5% of the value of the outstanding shares of beneficial interest of Equity Office.

      If any transfer of shares or any other event would otherwise result in any person violating the ownership limits, then the declaration of trust provides that (a) the transfer will be void and of no force or effect with respect to the prohibited transferee with respect to that number of shares that exceeds the ownership limits and (b) the prohibited transferee would not acquire any right or interest in the shares. The shares transferred in violation of the ownership limit instead would be transferred automatically to a charitable trust, the beneficiary of which would be a qualified charitable organization selected by Equity Office.

      The trustee of the charitable trust would be required to sell the shares transferred in violation of the ownership limit to a person or entity who could own the shares without violating the ownership limit, and to distribute to the prohibited transferee an amount equal to the lesser of the price paid by such person for the shares transferred in violation of the ownership limit or the sales proceeds received by the charitable trust for the shares. In the case of a transfer for no consideration, such as a gift, the charitable trustee would be required to sell the shares to a qualified person or entity and distribute to the prohibited transferee an amount equal to the lesser of the fair market value of the shares as of the date of the prohibited transfer or the sales proceeds received by the charitable trust.

      Under its declaration of trust, Equity Office, or its designee, would have the right to purchase the shares from the charitable trust at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in the transfer of the shares to the charitable trust, or, in the case of a devise or gift, the market price at the time of such devise or gift, and (b) the market price of such shares on the date Equity Office, or its designee, were to agree to purchase the shares. Any proceeds derived from the sale of the shares in excess of the amount distributed to the prohibited transferee under these provisions would be distributed to the beneficiary of the charitable trust.

      The charitable trustee will have the sole right to vote the shares that it holds, and any distributions paid on shares held by the charitable trustee would be paid to the beneficiary of the charitable trust.

      If the transfer to the charitable trust of the shares that were transferred in violation of the ownership limit is not automatically effective for any reason, then the transfer that resulted in the violation of the ownership limit would be void.

      All persons or entities who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5%, or such other percentage between  1/2 of 1% and 5% as provided in applicable rules and regulations under the Internal Revenue Code, of the lesser of the number or value of the outstanding Equity Office shares must give a written notice to Equity Office by January 30 of each year stating the name and address of such owner, the number of Equity Office shares owned and a description of the manner in which such Equity Office shares are held. In addition, a holder of record of Equity Office shares to whom the foregoing requirement applies who holds his Equity Office shares as nominee for another person or entity which is required to include in gross income the dividends received on such shares must also give notice of the name and address of such person or entity and the number of Equity Office shares of such person or entity with respect to which such holder of record is nominee. In addition, each record, beneficial and constructive holder of Equity Office shares is required, upon demand of Equity Office, to disclose to Equity Office in writing any information with respect to the direct, indirect and constructive ownership of Equity Office shares as the Equity Office board of trustees deems necessary to comply with the provisions of the Internal Revenue Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

      The Equity Office declaration of trust contains an additional limitation on the ownership by non-U.S. persons of Equity Office common and preferred shares, other than preferred shares issued and outstanding as of June 19, 2000, and common shares into which such preferred shares may be converted. This limitation restricts the direct or indirect acquisition or ownership of Equity Office shares if, as a result of the acquisition or ownership, non-U.S. persons would own directly or indirectly 43% or more of the fair market value of the issued and outstanding Equity Office shares. If any transfers of Equity Office shares occur that would result in non-U.S. persons owning directly or indirectly 43% or more of the fair market value of the issued and outstanding Equity Office shares as described above, then the number of shares that would cause a non-U.S. person to violate this restriction are automatically transferred to a charitable trust, or if transfer to a charitable trust would not be effective to prevent violation of this restriction, then the transfer of shares will be void.

      As part of the merger, the Equity Office declaration of trust will be amended to allow for the exemption of series of preferred shares issued in any merger from ownership limitations or restrictions on transfer under specified circumstances. See “Approval of Amendments to Equity Office’s Declaration of Trust” beginning on page 93.

      The foregoing restrictions on ownership and transferability would not apply if the Equity Office board of trustees were to determine that it is no longer in the best interests of Equity Office to attempt to qualify, or to continue to qualify, as a REIT under the Internal Revenue Code.

REIT Ownership Limitations and Transfer Restrictions Applicable to Equity Office Series E, F and H Preferred Shares

      Instead of being governed by the foregoing restrictions, the Equity Office series E, F and H preferred shares will have ownership limitations and transfer restrictions identical to those contained in the articles supplementary for the corresponding Spieker series B, C and E preferred stock.

      Under the articles supplementary for the Equity Office series E, F and H preferred shares, no holder of series E, F and H preferred shares may own more than 9.9% of the value of the outstanding Equity Office common shares and preferred shares. If the issuance or transfer of series E, F and H preferred shares to any person would cause that person to exceed the ownership limit (unless a waiver of the Equity Office board of trustees has been obtained), would cause Equity Office to be beneficially owned by fewer than 100 persons or would cause Equity Office to become “closely held” under Section 856(h) of the Internal Revenue Code, the issuance or transfer will be null and void and the intended transferee will acquire no rights to the shares.

      Series E, F and H preferred shares involved in a transfer or change in capital structure that results in a person owning in excess of the ownership limit (unless a waiver of the Equity Office board of trustees has been obtained) or would cause Equity Office to become “closely held” within the meaning of Section 856(h) of the Internal Revenue Code will automatically be exchanged for excess preferred shares of the same series as the shares intended to be transferred. All excess preferred shares will be transferred, without action by the shareholder, to Equity Office as trustee of a trust for the exclusive benefit of the transferee or transferees to whom the excess preferred shares are ultimately transferred.

      While the excess preferred shares are held in trust, they will not be entitled to vote, they will not be considered for purposes of any shareholder vote or the determination of a quorum for a shareholder vote and they will not be entitled to participate in any distributions made by Equity Office or upon liquidation. Equity Office has the right, for a period of 90 days during the time the excess preferred shares are held by Equity Office in trust, to purchase all or any portion of the excess preferred shares from the intended transferee at the lesser of the price paid for the shares by the intended transferee and the closing market price for the shares on the date Equity Office exercises its option to purchase.

      All certificates representing series E, F and H preferred shares will bear a legend referring to the restrictions described above.

      All holders of series E, F and H preferred shares who own of record more than 5% of the outstanding Equity Office common shares and preferred shares, or 1% if there are more than 200 but fewer than 2,000 shareholders or one-half of 1% if there are 200 or less shareholders of record, must file an affidavit with Equity Office containing the information specified in the articles supplementary for the class or series of shares owned by the filing holder within 30 days after January 1 of each year. In addition, each series E, F and H preferred shareholder will upon demand be required to disclose to Equity Office in writing information with respect to the direct, indirect and constructive ownership of shares as the Equity Office board of trustees deems necessary to determine Equity Office’s status as a REIT and to ensure compliance with the ownership limit.

Possible Redesignation of Equity Office Preferred Shares to be Issued in the Merger

      The merger agreement, as amended, permits Equity Office to redesignate the series of preferred shares to be issued in the merger and the partnership merger to enable Equity Office to issue consecutively-numbered series of preferred shares. For example, the amended merger agreement permits Equity Office:

•	to redesignate as “series D preferred shares” its series E preferred shares to be issued in the merger in exchange for issued and outstanding Spieker series B preferred shares;

•	to redesignate as “series E preferred shares” its series F preferred shares to be issued in the merger in exchange for issued and outstanding Spieker series C preferred shares; and

•	to redesignate as “series F preferred shares” its series H preferred shares to be issued in the merger in exchange for issued and outstanding Spieker series E preferred shares.

      The redesignation of preferred shares under the amended merger agreement is subject to the repurchase of the Spieker series D preferred units immediately prior to the partnership merger. Apart from redesignating the Equity Office preferred shares to be issued in the merger and eliminating references within the articles supplementary for each series of Equity Office preferred shares to be issued in the merger to series of Equity Office preferred shares that will not be issued in the merger, the articles supplementary for the redesignated Equity Office series D, E and F preferred shares will otherwise be substantially in the form set forth as exhibits to the registration statement of which this document is a part.

Transfer Agent and Registrar

      The transfer agent and registrar for the Equity Office common and preferred shares is EquiServe LP.

Anti-Takeover Considerations

      Maryland law and the Equity Office declaration of trust and bylaws contain a number of provisions that may have the effect of discouraging transactions that involve an actual or threatened change of control of Equity Office. See “Comparison of Shareholder Rights” beginning on page 104. These provisions include:

•	Classified board of trustees and size of board fixed with range — The board of trustees of Equity Office is divided into three classes with staggered terms of office. The total number of trustees is fixed by a majority vote of the board of trustees within a range of a minimum of nine and a maximum of 15 (to be increased to 16 as part of the merger). These provisions may make it more difficult for a third party to gain control of the board of trustees of Equity Office. At least two annual meetings of Equity Office, instead of one, generally would be required to effect a change in a majority of the board of trustees, and the number of trustees cannot be increased above the maximum number of trustees specified in the declaration of trust without board and shareholder approvals.

•	Unsolicited Takeover Provisions of Maryland Law — Maryland law provides protection for Maryland real estate investment trusts against unsolicited takeovers by protecting the board of trustees with regard to actions taken in a takeover context. Maryland law also allows publicly held Maryland real estate investment trusts to elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers.

•	Call of Special Meetings of Shareholders — The Equity Office bylaws provide that special meetings of shareholders may be called only by the chairman of the board, the president, one-third of the trustees or by the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at the meeting. This provision limits the ability of shareholders to call special meetings.

•	Advance Notice Provisions for Shareholder Nominations and Shareholder New Business Proposals — The Equity Office bylaws require advance written notice for shareholders to nominate a trustee or bring other business before a meeting of shareholders. This provision limits the ability of shareholders to make nominations for trustees or introduce other proposals that are not timely received for consideration at a meeting.

•	Two-thirds Shareholder Vote Required to Approve Some Amendments to the Declaration of Trust — Some amendments to the declaration of trust must first be declared advisable by the board of trustees and thereafter must be approved by shareholders by the affirmative vote of not less than two-thirds of all votes entitled to be cast. These vote requirements may make amendments to the Equity Office declaration of trust that shareholders believe desirable more difficult to effect.

•	Exclusive Authority of Board to Amend Bylaws, Except for Specified Amendments — The Equity Office bylaws provide that the power to amend, repeal or adopt new bylaws is vested exclusively with the board of trustees, except that any amendments by the board of trustees to the bylaw provisions relating to meetings of shareholders, the minimum and maximum number of trustees, and the requirement that at least two-thirds of the trustees must be persons who are not executive officers of Equity Office or persons affiliated with Mr. Zell or his affiliates are subject to the approval of shareholders by vote of a majority of the votes cast. These provisions may make more difficult bylaw amendments that shareholders may believe are desirable.

•	Business Combination with Interested Shareholders — The Maryland Business Combination Act provides that, unless exempted, a Maryland real estate investment trust may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuances of shares and other specified transactions, with an “interested shareholder” or its affiliates, for five years after the most recent date on which the interested shareholder became an interested shareholder and thereafter unless specified criteria are met. The Equity Office board of trustees has elected by resolution to exempt from the provisions of the Maryland Business Combination Act any business combination with any person. However, this resolution, by its terms, may be altered or repealed at any time, in whole or in part, by the board of trustees.

•	Other Constituencies — Maryland law expressly codifies the authority of a Maryland real estate investment trust to include in its charter a provision that allows the board of trustees to consider the effect of a potential acquisition of control on shareholders, employees, suppliers, customers, creditors and communities in which offices or other establishments of the trust are located. The Equity Office declaration of trust does not include a provision of this type. Maryland law also provides, however, that the inclusion or omission of this type of provision in the declaration of trust of a Maryland real estate investment trust does not create an inference concerning factors that may be considered by the board of trustees regarding a potential acquisition of control. This law may allow the board of trustees to reject an acquisition proposal even though the proposal was in the best interests of Equity Office shareholders.

COMPARISON OF SHAREHOLDER RIGHTS

      The following comparison of the rights of Equity Office shareholders and Spieker stockholders summarizes the material differences but is not intended to list all of the differences. As a Maryland real estate investment trust, Equity Office is subject to the Maryland REIT Law. The Maryland REIT Law covers many of the same matters covered by the Maryland General Corporation Law, including limitation of liabilities of trustees and officers, indemnification of trustees and officers, classification of the board, classification of shares, amendment of the declaration of trust, mergers of a Maryland real estate investment trust with other entities and dissenters’ rights. There are some corporate governance matters that are addressed in the Maryland General Corporation Law, however, that are not dealt with in the Maryland REIT Law. It is the general practice of Maryland real estate investment trusts to address some of these matters through provisions in the declaration of trust or bylaws. As a Maryland corporation, Spieker is subject to the Maryland General Corporation Law.

      The following discussion should be read together with the declaration of trust and bylaws of Equity Office, the charter and bylaws of Spieker and applicable Maryland law. The declaration of trust and bylaws of Equity Office and the charter and bylaws of Spieker are incorporated by reference in this joint proxy statement/prospectus, and will be sent to holders of Equity Office common shares and Spieker common and preferred stock upon request. See “Where You Can Find More Information” beginning on page 123.

Authorized Shares

      Equity Office. The authorized shares of beneficial interest of Equity Office consist of 750,000,000 common shares, $.01 par value per share, and 100,000,000 preferred shares, $.01 par value per share, of which 8,000,000 shares are designated as 8.98% series A cumulative redeemable preferred shares, 7,000,000 shares are designated as 5.25% series B convertible cumulative preferred shares and 4,600,000 shares are designated as 8 5/8% series C cumulative redeemable preferred shares.

      Under the Equity Office declaration of trust, the Equity Office board of trustees has the authority to issue authorized but unissued common shares or preferred shares in one or more classes or series without shareholder approval. The Equity Office board of trustees also is authorized to reclassify authorized but unissued common shares into preferred shares, and authorized but unissued preferred shares into common shares, without shareholder approval.

      Subject to an express provision to the contrary in the terms of any class or series of authorized shares, under the Equity Office declaration of trust the board of trustees also has the power to divide or combine the outstanding shares of any class or series, without shareholder approval.

      Notwithstanding the foregoing, under the articles supplementary establishing the outstanding series A, B and C preferred shares of Equity Office, the board of trustees may not authorize, create or increase the authorized amount of any class or series of shares ranking before the outstanding series A, B and C preferred shares with respect to the payment of distributions or upon liquidation, without the approval of holders of two-thirds of the outstanding shares of these series of preferred shares voting together as a single class.

      At May 21, 2001, there were issued and outstanding 309,815,068 Equity Office common shares, 7,994,000 Equity Office series A preferred shares, 5,990,000 Equity Office series B preferred shares and 4,562,900 Equity Office series C preferred shares.

      Before completion of the merger, Equity Office will file articles supplementary to its declaration of trust to provide for the designation of the preferred shares to be issued in the merger, of which 4,250,000 will be classified as series E preferred shares, 6,000,000 will be classified as series F preferred shares and 4,000,000 will be classified as series H preferred shares. Equity Office also will provide for the designation of a corresponding number of excess preferred shares for each newly established series of preferred shares. The Equity Office series E, F and H preferred shares issued in the merger will have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to those of the shares of the corresponding series of Spieker preferred stock.

      Spieker. The authorized shares of capital stock of Spieker consist of 1,000,000,000 shares of capital stock, par value $.0001 per share, of which 649,000,000 are classified as Spieker common stock, 2,000,000 are classified as class B common stock, par value $.0001 per share, 1,500,000 are classified as class C common stock, par value $.0001 per share, 1,000,000 are classified as series A preferred stock, par value $.0001 per share, 5,000,000 are classified as series B preferred stock, par value $.0001 per share, 6,000,000 are classified as series C preferred stock, par value $.0001 per share, 1,500,000 are classified as series D preferred stock, par value $.0001 per share, 4,000,000 are classified as series E preferred stock, par value $.0001 per share, and 330,000,000 are classified as excess stock.

      Subject to limitations prescribed by Maryland law and the Spieker charter, the Spieker board of directors is authorized to reclassify any unissued portion of the authorized shares of capital stock into other classes or series of common stock or preferred stock. The Spieker board may also establish the number of shares in each class or series, fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

      Except as described above, the articles supplementary establishing the outstanding series B, C and E preferred stock of Spieker do not permit the Spieker board of directors to authorize, reclassify, create or increase the authorized amount of any class of stock having rights senior to those series of preferred stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the affairs of Spieker without the approval of holders of a majority of the outstanding shares of those series of preferred stock, each voting together as a single class.

      At May 21, 2001, there were issued and outstanding 67,395,001 shares of Spieker common stock, 4,250,000 shares of series B preferred stock, 6,000,000 shares of series C preferred stock, 4,000,000 shares of series E preferred stock, no shares of class B common stock, no shares of series A preferred stock and no shares of excess stock.

Voting Rights

      Equity Office. Each holder of Equity Office common shares is entitled to one vote per share and to the same and identical voting rights as other holders of Equity Office common shares. Holders of Equity Office common shares do not have cumulative voting rights. Except as provided in articles supplementary establishing a series of Equity Office preferred shares or required by law, holders of Equity Office preferred shares do not have any voting rights. For a description of the voting rights of holders of outstanding series A, B and C preferred shares, see “Description of Equity Office Shares of Beneficial Interest — Preferred Shares — Voting Rights of Series A, B and C Preferred Shares” beginning on page 98.

      Spieker. Each holder of Spieker common stock is entitled to one vote per share and to the same and identical voting rights as other holders of Spieker common stock. Holders of Spieker common stock do not have cumulative voting rights. Except as provided by law or in the articles supplementary establishing the series of Spieker preferred stock, holders of Spieker series B, C and E preferred stock do not have voting rights.

Classification of the Board

      Equity Office. The Maryland REIT Law permits a Maryland real estate investment trust’s board of trustees to be divided into up to three classes with staggered terms of office. The Equity Office declaration of trust divides the Equity Office board of trustees into three classes, with classes being elected to three-year terms on a rotating basis.

      Spieker. The Maryland General Corporation Law permits a Maryland corporation to divide its board of directors into classes with staggered terms of office so long as the term of office of at least one class expires each year. Spieker’s board of directors is divided into three classes, with classes being elected to three-year terms on a rotating basis.

Number of Trustees/ Directors; Removal of Trustees/ Directors; Vacancies

      Equity Office. The Equity Office declaration of trust currently provides for a minimum of nine and a maximum of 15 trustees, with the number of trustees within this range established by a majority vote of the board of trustees as provided in the Equity Office bylaws. As part of the merger, the Equity Office declaration of trust will be amended to, among other things, increase the maximum number of trustees from 15 to 16. Under the Equity Office bylaws, except during the period in which a vacancy exists, at least two-thirds of the Equity Office trustees must be persons who are not executive officers of Equity Office or persons affiliated with Samuel Zell or his affiliates.

      Under the Equity Office declaration of trust, subject to the rights of one or more classes or series of preferred shares to elect one or more trustees, a trustee may be removed at any time, but only with cause, at a meeting of the shareholders by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote generally in the election of trustees.

      Under the Equity Office declaration of trust, subject to the rights of holders of any class or series of preferred shares, each vacancy on the board of trustees, including a vacancy resulting from an increase in the number of trustees, may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is elected and qualifies.

      The holders of the outstanding shares of series A, B and C preferred shares of Equity Office are entitled, voting together as a single class, to elect a total of two trustees to the Equity Office board of trustees at any time distributions on the preferred shares were in arrears for six or more quarterly periods, whether or not consecutive.

      Spieker. Spieker’s charter provides that the number of directors shall be three members which may be increased or decreased by at least a majority of the board of directors pursuant to Spieker’s bylaws.

Spieker’s bylaws provide that two-thirds of the entire board of directors may alter the number of directors set by Spieker’s charter. The minimum number of directors permitted under Spieker’s charter and bylaws is three and the maximum is 25. The current size of Spieker’s board of directors is seven. Spieker’s charter provides that directors may be removed from office at any time, but only for cause and then only by the affirmative vote of 80% of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors. Spieker’s bylaws provide that cause, for these purposes, is defined as:

•	Conviction of a felony;

•	Declaration of unsound mind by order of a court;

•	Gross dereliction of duty;

•	Conviction of any act involving moral turpitude; or

•	Commission of an act that constitutes intentional misconduct or a knowing violation of law if the action in either event results both in an improper substantial personal benefit to the director and in a material injury to Spieker.

      Subject to the rights of the holders of any series of stock separately entitled to elect one or more directors, vacancies on Spieker’s board which result from the removal of a director may be filled by the vote of Spieker stockholders. Subject to the rights of the holders of any series of stock separately entitled to elect one or more directors, a majority of remaining directors, whether or not constituting a quorum, may fill a vacancy on the Spieker board of directors resulting from any cause except an increase in the number of directors. A majority of the entire board of directors may fill a vacancy on the Spieker board resulting from an increase in the number of directors. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director and a director elected by the board of directors to fill a vacancy serves until the next annual meeting of stockholders and until a successor is elected and qualifies.

      If six quarterly dividends, whether or not consecutive, payable on shares of series B, C, D and E preferred stock are in arrears, whether or not earned or declared, the number of directors then constituting the board of directors will be increased by two, and the holders of shares of series B, C, D and E preferred stock, voting together as a class, will have the right to elect two additional directors at any annual meeting of the stockholders or a properly called meeting of the holders of series B, C, D and E preferred stock until all of the dividends have been declared and paid or set aside for payment. The term of office of all directors so elected shall be terminated with the termination of such voting rights.

Limitation of Trustee/ Director and Officer Liability

      Equity Office. Under Maryland law, the declaration of trust of a Maryland real estate investment trust may include a provision expanding or limiting the liability of its trustees and officers to the trust or its shareholders for money damages but may not include a provision which restricts or limits the liability of its trustees or officers to the trust or its shareholders to the extent that:

•	it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or

•	a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

      The Equity Office declaration of trust provides that, to the maximum extent that Maryland law permits, no trustee or officer of Equity Office shall be liable to Equity Office or to any shareholder for money damages.

      Spieker. Maryland law permits a corporation to include in its charter any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, subject to the same limitations described above for a Maryland real estate investment trust. Spieker’s charter provides that to the fullest extent permitted by Maryland law, no director or officer shall be personally liable to Spieker or its stockholders for money damages.

Indemnification

      Equity Office. Maryland law generally permits a Maryland real estate investment trust to indemnify any person made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a trustee, officer, employee or agent of the trust or any predecessor entity, or is or was serving at the request of the trust or predecessor entity as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, unless it is established that:

•	the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•	the person actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful.

      Under Maryland law, indemnity may be provided against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The indemnification may be provided, however, only if authorized for a specific proceeding after a determination has been made that indemnification is permissible in the circumstances because the person met the applicable standard of conduct. This determination is required to be made:

•	by the board of trustees by a majority vote of a quorum consisting of trustees not, at the time, parties to the proceeding;

•	if a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more trustees not, at the time, parties to the proceeding;

•	by special legal counsel; or

•	by the shareholders.

      If the proceeding is one by or in the right of the trust, indemnification may not be provided as to any proceeding in which the person is found liable to the trust.

      A Maryland real estate investment trust may pay, before final disposition, the expenses, including attorneys’ fees, incurred by a trustee, officer, employee or agent in defending a proceeding. Under Maryland law, expenses may be advanced to a trustee or officer when the trustee or officer gives an undertaking to the trust to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. Maryland law does not require that the undertaking be secured and the undertaking may be accepted without reference to the financial ability of the trustee or officer to repay the advance. A Maryland trust is required to indemnify any trustee who has been successful, on the merits or otherwise, in defense of a proceeding for reasonable expenses. The determination as to reasonableness of expenses is required to be made in the same manner as required for indemnification.

      Under the Maryland REIT Law, the indemnification and advancement of expenses provided by statute are not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders, vote of trustees or otherwise.

      Under the Equity Office bylaws, Equity Office is required to indemnify and advance expenses to present and former trustees and officers, and may indemnify employees and agents, of Equity Office and its predecessors. The Equity Office bylaws also provide for mandatory indemnification and advancement of expenses to present and former shareholders of Equity Office or its predecessors made a party to a proceeding by reason of their status.

      The limited partnership agreement of EOP Partnership also provides for indemnification of Equity Office and its officers and trustees to the same extent that indemnification is provided to officers and trustees of Equity Office in its declaration of trust, and limits the liability of Equity Office and its officers and trustees to EOP Partnership and its respective partners to the same extent that the Equity Office declaration of trust limits the liability of the officers and trustees of Equity Office to Equity Office and its shareholders.

      Spieker. The Maryland General Corporation Law allows corporations such as Spieker to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner, trustee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, on the same terms and subject to the same limitations as described above for a Maryland real estate investment trust.

      The Spieker charter provides that Spieker shall provide any indemnification permitted by Maryland law and shall indemnify:

•	Directors and officers, whether serving Spieker or at its request any other entity, to the full extent required or permitted by Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law; and

•	Employees and agents, whether serving Spieker or at its request any other entity, to the extent authorized by the Spieker board of directors or the bylaws and permitted by law.

Duties of Trustees and Directors

      Equity Office and Spieker. Maryland law provides protection for Maryland corporations and Maryland real estate investment trusts against unsolicited takeovers by protecting the board of directors or board of trustees with regard to actions taken in a takeover context. Maryland law provides that the duties of directors and trustees will not require them to:

•	accept, recommend, or respond to any proposal by a person seeking to acquire control;

•	authorize the real estate investment trust to redeem any rights under, modify, or render inapplicable a shareholder rights plan;

•	make a determination under the Maryland Business Combination Statute or the Control Share Acquisition Statute, as described below;

•	elect to be subject to any or all of the “elective provisions” described below; or

•	act or fail to act solely because of:

—	the effect the act or failure to act may have on an acquisition or potential acquisition of control; or

—	the amount or type of consideration that may be offered or paid to shareholders in an acquisition.

      Maryland law also establishes a presumption that the act of a director or trustee satisfies the required standard of care. In the case of a Maryland corporation, a director must perform his or her duties in good faith, in a manner that is in the best interests of the corporation and with the care of an ordinarily prudent person under similar circumstances. In the case of a Maryland real estate investment trust, the standard of care is not explicitly addressed in the statute. In addition, an act of a director or trustee relating to or affecting an acquisition or a potential acquisition of control is not subject under Maryland law to a higher duty or greater scrutiny than is applied to any other act of a director or trustee. This provision creates a Maryland rule which is less exacting than case law in many other jurisdictions which (a) imposes an enhanced level of scrutiny when a board implements anti-takeover measures in a change of control context, and (b) shifts the burden of proof to directors to show that the defensive mechanism adopted by a board is reasonable in relation to the threat posed.

      Maryland law also provides that the duty of a trustee is only enforceable by the trust or in the right of the trust. A shareholder suit to enforce the duty of a trustee, therefore, can only be brought derivatively.

Maryland Elective Provisions

      Equity Office and Spieker. Maryland legislation enacted in 1999 allows publicly held Maryland corporations and Maryland real estate investment trusts to elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers. The election to be governed by one or more of these provisions can be made by a Maryland real estate investment trust in its declaration of trust or bylaws or by resolution adopted by the board of trustees so long as the trust or corporation has at least three trustees or directors, as applicable, who, at the time of electing to be subject to the provisions are not:

•	officers or employees of the trust or corporation;

•	persons seeking to acquire control of the trust or corporation;

•	directors, officers, affiliates or associates of any person seeking to acquire control; or

•	nominated or designated as trustees or directors by a person seeking to acquire control.

      Articles supplementary must be filed with the Maryland State Department of Assessments and Taxation if a Maryland corporation or real estate investment trust elects to be subject to any or all of the provisions by board resolution or bylaw amendment. Shareholder approval is not required for the filing of articles supplementary.

      The Maryland legislation provides that a corporation or real estate investment trust can elect to be subject to all or any portion of the following provisions, notwithstanding any contrary provisions contained in the trust’s existing declaration of trust or bylaws:

•	Classified Board: The corporation or real estate investment trust may divide its board into three classes which, to the extent possible, will have the same number of directors or trustees, as applicable, the terms of which will expire at the third annual meeting of shareholders after the election of each such class;

•	Two-Thirds Shareholder Vote to Remove Trustees or Directors Only for Cause: The shareholders may remove any trustee or director, as applicable, only by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the shareholders generally in the election of directors, but a trustee or director may not be removed without cause;

•	Size of Board Fixed by Vote of Board: The number of directors or trustees, as applicable, will be fixed only by resolution of the board;

•	Board Vacancies Filled by the Board for the Remaining Term: Vacancies that result from an increase in the size of the board, or the death, resignation, or removal of a trustee or director, may be filled only by the affirmative vote of a majority of the remaining trustees or directors even if they do not constitute a quorum. Trustees or directors elected to fill vacancies shall hold office for the remainder of the full term of the class of trustees or directors in which the vacancy occurred, as opposed to until the next annual meeting of shareholders, and until a successor is elected and qualifies; and

•	Shareholder Calls of Special Meetings: Special meetings of shareholders shall be called by the secretary of the corporation or real estate investment trust only upon the written request of shareholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

      In response to the 1999 legislation, Equity Office elected to be governed by the provisions of the Maryland code relating to the filling of board vacancies for the remainder of the term as described above.

However, even before the 1999 legislation, the Equity Office declaration of trust and/or bylaws, as applicable, already provided for a classified board, that the number of trustees was to be determined by a resolution of the board, subject to a minimum and maximum number, and that the secretary of Equity Office must call a special meeting of shareholders only upon the written request of the holders of a majority of the outstanding securities entitled to vote.

      Spieker has not elected to be governed by the specific provisions of the 1999 legislation. However, Spieker’s charter and/or bylaws, as applicable, already provide for a classified board, that the number of directors is to be determined by a resolution of the board, subject to a minimum and maximum number, and that the secretary of Spieker must call a special meeting of stockholders only upon the written request of the holders of a majority of the outstanding securities entitled to vote.

Call of Special Meetings of Shareholders

      Equity Office. The Equity Office bylaws provide that special meetings of shareholders may be called by the chairman of the board, the president or one-third of the trustees. Special meetings of shareholders also may be called by the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at a special meeting of shareholders.

      Spieker. Spieker’s bylaws provide that special meetings of the stockholders may be called by the chairman of the board, the president or a majority of the board and by the secretary upon the written request of stockholders holding at least a majority of all votes entitled to be cast at the meeting.

Shareholder Action by Written Consent

      Equity Office. The Equity Office bylaws permit any action required or permitted to be taken at a meeting of shareholders to be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by shareholders entitled to cast a sufficient number of votes to approve the matter.

      Spieker. Spieker’s bylaws also allow any action required or allowed to be taken at a stockholder’s meeting to be taken without a meeting if there is a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

Advance Notice Provisions for Shareholder Nominations and Shareholder New Business Proposals

      Equity Office. The Equity Office bylaws require advance written notice for shareholders to nominate a trustee or bring other business before a meeting of shareholders.

      For an annual meeting, a shareholder must deliver notice to the secretary of Equity Office not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the applicable anniversary date of the prior year’s annual meeting, or the meeting is a special meeting of shareholders at which trustees will be elected, notice by the shareholder must be given not earlier than the close of business on the 90th day before the meeting and not later than the close of business on the later of the 60th day before the meeting or the tenth day following the day on which public announcement of the date of the meeting is first made by Equity Office.

      The Equity Office bylaws contain detailed requirements for the contents of shareholder notices of trustee nominations and new business.

      Spieker. The Spieker bylaws require advance written notice for shareholders to nominate a director or bring other business before a meeting of stockholders.

      For an annual meeting, a shareholder must deliver notice to the secretary of Spieker not less than 60 days nor more than 90 days before the first anniversary of the preceding year’s annual meting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than

60 days from the anniversary date, notice by the stockholder must be delivered not earlier than the 90th day before the annual meeting and not later than the close of business on the later of the 60th day before the annual meeting or the tenth day following the day on which public announcement of the date of the annual meeting is first made. In the case of a special meeting of stockholders called for the purpose of electing directors, notice must be given not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

      The Spieker bylaws contain detailed requirements for the contents of stockholder notices of director nominations and new business.

Amendment of the Equity Office Declaration of Trust and Spieker Charter

      Equity Office. Under Maryland law and the Equity Office declaration of trust, the trustees, by a two-thirds vote, may at any time amend the declaration of trust solely to enable Equity Office to qualify as a REIT under the Internal Revenue Code or as a real estate investment trust under Maryland law, without action by Equity Office shareholders. The Equity Office board of trustees also may amend the declaration of trust to set the terms of one or more series of preferred shares without action by holders of Equity Office common shares. Other amendments to the declaration of trust must first be declared advisable by the board of trustees and thereafter must be approved by shareholders by the affirmative vote of not less than two-thirds of all votes entitled to be cast, or, in the case of amendments to the declaration of trust in connection with mergers and other specified business combinations or that involve an increase or decrease in the number of authorized common shares or preferred shares, not less than a majority of all votes entitled to be cast.

      Under the articles supplementary for the series A, B and C preferred shares of Equity Office, the approval of holders of each preferred series by a two-thirds class vote would be required for:

•	the authorization, creation or increase in the authorized or issued amount of any class or series of Equity Office shares ranking before the outstanding preferred series as to distributions or upon liquidation; or

•	any amendment, alteration or repeal of provisions of the declaration of trust, whether by merger, consolidation, or otherwise, so as to materially and adversely affect any right, preferences, privileges or voting power of the outstanding series of preferred shares.

      Spieker. General amendments to Spieker’s charter are governed by the provisions of the Maryland General Corporation Law. Spieker’s charter expressly provides, however, that Spieker’s board of directors may determine the rights, preferences, privileges, designations and other characteristics of classes and series of Spieker’s stock. Under the Maryland General Corporation Law, general amendments to Spieker’s charter require Spieker’s board of directors to adopt a resolution which sets forth the proposed amendment, declare that it is advisable and direct that the proposed amendment be submitted for consideration at either an annual or special meeting of the stockholders entitled to vote to approve the amendment.

      Spieker’s charter requires that any proposed amendment to the charter will become effective only upon the affirmative vote of the holders of not less than a majority of all votes entitled to be cast on the matter. However, any amendment to, repeal of or adoption of any provision inconsistent with those provisions of the charter relating to:

•	the number, the selection and the removal of members of the board of directors;

•	the board’s review of business combination transactions;

•	shareholder proposals; or

•	the amendment of the charter,

will be effective only if it is adopted upon the affirmative vote of not less than 80% of the aggregate votes entitled to be cast on the proposed amendment.

      The Maryland General Corporation Law provides holders of classes or series of Spieker’s preferred stock a right to vote as a class or series on amendments to Spieker’s charter, regardless of limitations on the voting rights of the class or series, if the amendment would alter or change any preference or relative or other right given to the class or series.

Amendment of the Bylaws

      Equity Office. The Equity Office bylaws provide that the power to amend, repeal or adopt new bylaws is vested exclusively with the board of trustees, except that any amendments by the board of trustees to the bylaw provisions relating to meetings of shareholders, the minimum and maximum number of trustees, and the requirement that at least two-thirds of the trustees must be persons who are not executive officers of Equity Office or persons affiliated with Mr. Zell or his affiliates are subject to the approval of shareholders by vote of a majority of the votes cast.

      Spieker. The bylaws provide that amendments to the bylaws may be adopted either by holders of record of not less than 80% of votes entitled to be cast by the outstanding shares of Spieker capital stock generally in the election of directors or by a vote of two-thirds of Spieker’s board.

Mergers, Consolidations and Sales of Assets

      Equity Office. Under the Maryland REIT Law, a merger involving a Maryland real estate investment trust generally requires approval by the affirmative vote of not less than two-thirds of all votes entitled to be cast on the matter, unless the declaration of trust specifies a greater or lesser percentage, but not less than a majority of all votes entitled to be cast. No shareholder approval is required for 90% owned subsidiary mergers or by shareholders of a Maryland successor trust if the merger does not reclassify or change the outstanding shares or otherwise amend the declaration of trust and the number of shares to be issued in the merger is not more than 20% of the number of its shares of the same class or series outstanding immediately before the merger is completed. The Equity Office declaration of trust specifies that the affirmative vote of shareholders of not less than a majority of all votes entitled to be cast is required to approve mergers for which a shareholder vote is required under Maryland law.

      The Maryland REIT Law does not address the requirements for the approval by shareholders of a consolidation or sale of all or substantially all of the assets of a real estate investment trust. However, the Equity Office declaration of trust requires that a majority of the Equity Office shares entitled to vote on the matter must approve a consolidation of Equity Office into one or more other entities or the sale of all or substantially all of the assets of Equity Office outside the ordinary course of business. Under the Equity Office declaration of trust, the mortgage, pledge or other creation of a security interest in any or all of the assets of Equity Office, whether or not in the ordinary course of business, as well as the sale of all or substantially all of the assets of Equity Office to a majority owned subsidiary or as a distribution to shareholders, is not deemed to be a sale requiring shareholder approval.

      Spieker. Under the Maryland General Corporation Law, Spieker may approve a consolidation, merger, share exchange or transfer of assets by adopting a resolution that declares the proposed transaction is advisable on substantially the terms and conditions set forth in the resolution and directing that the proposed transaction be submitted for consideration at either an annual or special meeting of the stockholders. Notice which states that a purpose of the meeting will be to act on the proposed consolidation, merger, share exchange or transfer of assets must be provided to each stockholder entitled to vote on the proposed transaction and to each stockholder not entitled to vote on the proposed transaction, except the stockholders of a successor in a merger if the merger does not alter the contract rights of their stock as expressly provided in the charter.

      Under the Maryland General Corporation Law, a proposed merger ordinarily requires the approval of stockholders by the affirmative vote of two-thirds of all the votes entitled to vote on the proposed merger.

However, as permitted by the Maryland General Corporation Law, Spieker’s charter provides that any proposed action requiring, under Maryland law, the affirmative vote of more than a majority of all the votes entitled to vote on the proposed action shall be valid and effective if authorized under the charter by the affirmative vote of a majority of the total number of votes entitled to vote on the proposed action, except as otherwise provided in the charter. Spieker’s charter does not contain a provision requiring the affirmative vote of more than a majority of all votes entitled to vote on any proposed merger.

      Approval of a merger by Spieker’s stockholder’s is not required if: (a) the merger does not reclassify or change the terms of any class or series of stock that is outstanding immediately before the merger becomes effective or otherwise amend its charter and (b) the number of shares of its stock of such class or series outstanding immediately after the effective time of the merger does not increase by more than 20% of the number of its shares of the class or series of stock that is outstanding immediately before the merger becomes effective, or there is no stock outstanding or subscribed for and entitled to be voted on the merger.

      Spieker’s charter provides that the board of directors will, in connection with the exercise of its business judgement involving a business combination or any actual or proposed transaction which would or may involve a change in control of Spieker, in determining what is in the best interests of the Spieker stockholders, give due consideration to all relevant factors, including, but not limited to:

•	all economic effect, both immediate and long-term, upon the Spieker stockholders including the effect of not participating in the transaction;

•	the social and economic effect on the employees, customers of, and others dealing with Spieker and on the communities in which Spieker operates or is located;

•	whether the proposal is acceptable based on the historical and current operating results or financial condition of Spieker;

•	the reputation and business practices of the offeror and its management and affiliates as they would affect the employees of Spieker;

•	the future value of the stock or any other securities of Spieker;

•	any antitrust or other legal and regulatory issues that are raised by the proposed transaction; and

•	the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or entity.

      If, after considering all the relevant factors, the board determines that the proposed business combination or actual or proposed transaction which may involve a change in control of Spieker should be rejected by the Spieker stockholders, the board may take any lawful action to defeat the transaction, including but not limited to advising shareholders not to approve the proposed transaction, instituting litigation against the party making the proposal and obtaining a more favorable offer from another individual or entity.

Dissolution of Equity Office or Spieker; Termination of REIT Status

      Equity Office. The Equity Office declaration of trust permits the termination of the existence of Equity Office if approved by the affirmative vote of the holders of not less two-thirds of the outstanding Equity Office shares entitled to vote on the matter. In addition, the board of trustees may terminate the status of Equity Office as a REIT under the Internal Revenue Code for any taxable year without a vote of the holders of Equity Office common or preferred shares.

      Spieker. Under the Maryland General Corporation Law, Spieker may be dissolved if its board of directors adopts a resolution which declares that dissolution is advisable and directs that the proposed dissolution be submitted for consideration at either an annual or special meeting of the stockholders.

Notice which states that a purpose of the meeting will be to act on the proposed dissolution must be given to each stockholder entitled to vote on the proposed dissolution. To be effective, the proposed dissolution must be approved by the stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast.

Business Combinations with Interested Shareholders

      Equity Office and Spieker. The Maryland Business Combination Act provides that, unless exempted, a Maryland real estate investment trust or corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuances of shares and other specified transactions, with an “interested shareholder” or its affiliates, for five years after the most recent date on which the interested shareholder became an interested shareholder. Thereafter, unless specified “price criteria” and other standards are met or an exemption is available, a business combination with an interested shareholder or its affiliates must be recommended by the board of trustees and approved by (a) at least 80% of the outstanding voting shares and (b) at least two-thirds of the outstanding voting shares, other than voting shares held by the interested shareholder or any of its affiliates. Under the statute, an “interested shareholder” generally is defined to mean a person or group which owns beneficially, directly or indirectly, 10% or more of the outstanding voting shares of the real estate investment trust. These requirements do not apply to a business combination with an interested shareholder or its affiliates if approved by the board of trustees before the time the interested shareholder first became an interested shareholder.

      The Equity Office board of trustees has elected by resolution to exempt from the provisions of the Maryland Business Combination Act any business combination with any person. However, this resolution, by its terms, may be altered or repealed at any time, in whole or in part, by the board of trustees. The Spieker board of directors has elected by resolution to exempt from the provisions of the Maryland Business Combination Act the proposed merger.

Control Share Acquisitions

      Equity Office and Spieker. The Maryland Control Share Acquisition Act provides that shares of a Maryland real estate investment trust or corporation that are acquired in a “control share acquisition,” which is defined as the acquisition of shares comprising one-fifth, one-third or a majority of all voting shares, have no voting rights except:

•	if approved by shareholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all “interested shares”; or

•	if the acquisition of the shares has been approved or exempted at any time before the acquisition of the shares.

The Maryland Control Share Acquisition Act is applicable to a publicly traded Maryland real estate investment trust or corporation unless its charter or bylaws specifically provides that it shall be inapplicable.

      The Equity Office bylaws provide that the Maryland Control Share Act shall not apply to any acquisition by any person of shares of Equity Office. Any amendment to this provision by the board of trustees would require the approval of shareholders by a vote of a majority of the votes cast. See “— Amendment of the Bylaws” on page 115. Neither Spieker’s bylaws nor its charter contain such an opt-out provision.

Other Constituencies

      Equity Office and Spieker. Maryland law expressly codifies the authority of Maryland real estate investment trusts and Maryland corporations to include in their charters a provision that allows the board of trustees or board of directors to consider the effect of a potential acquisition of control on shareholders, employees, suppliers, customers, creditors and communities in which offices or other establishments of the trust are located. The Equity Office declaration of trust does not include a provision of this type. Maryland law also provides, however, that the inclusion or omission of this type of provision in the declaration of trust of a Maryland real estate investment trust allowing the board of trustees to consider the effect of a potential acquisition of control on the foregoing constituencies does not create an inference concerning factors that may be considered by the board of trustees regarding a potential acquisition of control. As described above in “— Mergers, Consolidations and Sales of Assets — Spieker” beginning on page 115, Spieker’s charter includes a provision allowing the board of directors to consider other constituencies in their consideration of a merger proposal.

Dissenters’ Rights

      Equity Office and Spieker. Maryland law applicable to Maryland real estate investment trusts provides dissenters’ rights for any shareholder who objects to a merger to the same extent as a Maryland corporation’s stockholders would enjoy dissenters’ rights. Therefore, shareholders of both Equity Office and Spieker have the same statutory dissenters’ rights. A shareholder has the right to demand and receive payment of the fair value of his or her shares, unless:

•	the shares are listed on a national securities exchange or are designated as a national market security on the interdealer quotation system of the National Association of Securities Dealers, Inc. on the record date for determining shareholders entitled to vote on the merger; or

•	the shares are those of a successor entity, as long as the merger does not alter the contract rights of the shares as expressly provided by the declaration of trust and the shares are converted in whole or in part in the merger into stock, including preferred stock, of the successor entity or cash, scrip, or other rights or interests arising out of the treatment of fractional shares.

Distributions

      Equity Office. The Equity Office declaration of trust provides that the trustees will endeavor to declare and pay distributions as necessary for Equity Office to qualify as a REIT under the Internal Revenue Code. However, shareholders do not have any right to a distribution unless and until authorized and declared by the Equity Office board of trustees. Distributions may not be paid on the Equity Office common shares unless all accrued but unpaid distributions on each outstanding series of preferred shares of Equity Office have been declared and paid or set apart for payment. Payments of distributions by Equity Office are not limited by any rules concerning the capital or surplus of Equity Office or the par value of the Equity Office shares.

      Spieker. The Maryland General Corporation Law provides that the board of directors may not make a distribution of money or property to its stockholders if the distribution would prevent the corporation from paying its debts as they became due in the ordinary course of business or, unless and to the extent specifically allowed by the corporation’s charter, if after the distribution, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights to distributions upon dissolution of the corporation’s shareholders whose rights upon dissolution are superior to those receiving the distribution.

Shareholder Rights Plans

      Equity Office. Equity Office has not adopted a shareholder rights plan.

      Spieker. On September 9, 1998, Spieker adopted a shareholder rights plan. On that date, the Spieker board of directors declared a dividend payable on September 30, 1998 of one right for each outstanding share of Spieker common stock held of record at the close of business on September 30, 1998. Shares of Spieker common stock issued thereafter and prior to the separation time, as described below, will have an attached right. The Spieker board of directors adopted the Rights Agreement for the purpose of protecting stockholders against attempts to acquire control of Spieker by means of a hostile tender offer made at less than a full and fair price and other takeover tactics that can be used to deprive stockholders of the ability to get a full and fair price for all of their shares.

      The separation time will occur upon the earlier of:

•	10 days following the date any entity commences a tender or exchange offer which, if completed, would result in that entity becoming an acquiring person, as described below.

•	10 days following a public announcement that an entity has become an acquiring person.

      An acquiring person is any person or entity which beneficially owns 15% or more of the Spieker common stock, with some exceptions. The Spieker board of directors may shorten or lengthen the 10-day time period by resolution before the expiration of the 10-day period, in which case the separation time will be the date determined by the Spieker board of directors. If a tender offer or exchange offer is cancelled or terminated before the separation time without the purchase or exchange of any shares of Spieker common stock, the offer will be deemed not to have been made.

      Until the separation time, Spieker common stock certificates will evidence the rights, and the rights will be transferred with and only with the Spieker common stock. After the separation time, the rights agent will mail separate rights certificates to holders of Spieker common stock, and the rights may trade separately.

      The rights will become exercisable one business day following the separation time. In that event, each right, other than rights beneficially owned by the acquiring person, shall entitle the holder to purchase for an exercise price of $140 a number of shares of Spieker common stock having a market value of $280.

      The Spieker board of directors may also elect, at any time after the separation time and before the acquiring person becomes the beneficial owner of 50% of the Spieker common stock, to exchange each outstanding right for one share of Spieker common stock or one one-hundredth of a share of Spieker participating preferred stock. The Spieker board of directors may, at its option, at any time before the separation time, redeem all of the outstanding rights at a price of $.01 per right. Immediately upon the action of the Spieker board of directors electing to redeem the rights, without any further action and without any notice, the right to exercise the rights will terminate and each right will thereafter represent only the right to receive the redemption price in cash.

      The rights will expire on the earliest of (1) the close of business on September 30, 2008, (2) the date on which the rights are redeemed, (3) the date the Spieker board of directors elects to exchange the rights for Spieker common stock or Spieker participating preferred stock or (4) the date of Spieker’s merger into another corporation pursuant to an agreement entered into before the public announcement that a person has become an acquiring person.

      The exercise price and the number of rights outstanding, or in some circumstances the securities purchasable upon exercise of the rights, are subject to adjustment from time to time to prevent dilution in the event of a stock split or the distribution of any securities or assets in respect of, instead of or in exchange for Spieker common stock.

      If at any time following the date of the public announcement that a person has become an acquiring person, either Spieker is acquired in a merger or other business combination in which it is not the surviving corporation or 50% or more of Spieker’s assets, cash flow or earning power is sold or transferred, then each holder of a right would be entitled to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right.

      The Spieker shareholder rights plan will terminate immediately before the merger but will otherwise remain in full force and effect until such time.

REIT Ownership Limitations

      Equity Office. For Equity Office to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of its outstanding shares of beneficial interest may be owned, actually or constructively, by five or fewer “individuals,” which, as defined in the Internal Revenue Code for this purpose, includes some entities. In addition, if Equity Office, or an actual or constructive owner of 10% or more of the shares of Equity Office, owns, actually or constructively, 10% or more of a tenant of Equity Office, then the rent received by Equity Office from that “related party tenant” will not be qualifying income for purposes of determining whether Equity Office meets the requirements for qualification as a REIT under the Internal Revenue Code unless the tenant is a taxable REIT subsidiary and specified requirements are met. A REIT’s shares also must be beneficially owned by 100 or more persons.

      As a means of addressing these requirements, Article VII of the Equity Office declaration of trust provides that, subject to exceptions, no person may own, or be deemed to own directly and/or by virtue of the attribution provisions of the Internal Revenue Code, more than 9.9%, in value or number of shares, whichever is more restrictive, of the issued and outstanding shares of any class or series of shares. Under the Equity Office declaration of trust, the board of trustees may increase the ownership limit with respect to any class or series of shares. After giving effect to this increase, however, five beneficial owners of common shares may not beneficially own in the aggregate more than 49.5% of the outstanding common shares. In addition, the Equity Office board of trustees is required to waive or modify the ownership limit with respect to one or more persons who would not be treated as “individuals” under the Internal Revenue Code if such person submits to the Equity Office board of trustees specified information that demonstrates, to the reasonable satisfaction of the board of trustees, that such ownership would not jeopardize Equity Office’s status as a REIT under the Internal Revenue Code. The Equity Office declaration of trust further prohibits any person from transferring any Equity Office common or preferred shares if the transfer would result in shares of beneficial interest of Equity Office being owned by fewer than 100 persons or otherwise would cause Equity Office not to qualify as a REIT.

      If any transfer of shares or any other event would otherwise result in any person violating the ownership limits, then the declaration of trust provides that (a) the transfer will be void and of no force or effect with respect to the prohibited transferee with respect to that number of shares that exceeds the ownership limits and (b) the prohibited transferee would not acquire any right or interest in the shares. The shares transferred in violation of the ownership limit instead would be transferred automatically to a charitable trust, the beneficiary of which would be a qualified charitable organization selected by Equity Office.

      The trustee of the charitable trust would be required to sell the shares transferred in violation of the ownership limit to a person or entity who could own the shares without violating the ownership limit, and to distribute to the prohibited transferee an amount equal to the lesser of the price paid by such person for the shares transferred in violation of the ownership limit or the sales proceeds received by the charitable trust for the shares. In the case of a transfer for no consideration, such as a gift, the charitable trustee would be required to sell the shares to a qualified person or entity and distribute to the prohibited transferee an amount equal to the lesser of the fair market value of the shares as of the date of the prohibited transfer or the sales proceeds received by the charitable trust.

      Under its declaration of trust, Equity Office, or its designee, would have the right to purchase the shares from the charitable trust at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in the transfer of the shares to the charitable trust, or, in the case of a devise or gift, the market price at the time of such devise or gift, and (b) the market price of such shares on the date Equity Office, or its designee, were to agree to purchase the shares. Any proceeds derived from the sale of the shares in excess of the amount distributed to the prohibited transferee under these provisions would be distributed to the beneficiary of the charitable trust.

      The charitable trustee will have the sole right to vote the shares that it holds, and any distributions paid on shares held by the charitable trustee would be paid to the beneficiary of the charitable trust.

      If the transfer to the charitable trust of the shares that were transferred in violation of the ownership limit is not automatically effective for any reason, then the transfer that resulted in the violation of the ownership limit would be void.

      All persons or entities who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5%, or such other percentage between  1/2 of 1% and 5% as provided in applicable rules and regulations under the Internal Revenue Code, of the lesser of the number or value of the outstanding Equity Office shares must give a written notice to Equity Office by January 30 of each year stating the name and address of such owner, the number of Equity Office shares owned and a description of the manner in which such Equity Office shares are held. In addition, a holder of record of Equity Office shares subject to the foregoing requirement who holds its Equity Office shares as nominee for another person or entity which is required to include in gross income the dividends received on such shares must also give notice of the name and address of such person or entity and the number of Equity Office shares of such person or entity with respect to which such holder of record is nominee. In addition, each record, beneficial and constructive holder of Equity Office shares is required, upon demand of Equity Office, to disclose to Equity Office in writing any information with respect to the direct, indirect and constructive ownership of Equity Office shares as the Equity Office board of trustees deems necessary to comply with the provisions of the Internal Revenue Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

      The Equity Office declaration of trust contains an additional limitation on the ownership by non-U.S. persons of Equity Office common and preferred shares, other than preferred shares issued and outstanding as of June 19, 2000, and the common shares into which such preferred shares may be converted. This limitation restricts the direct or indirect acquisition or ownership of Equity Office shares if, as a result of the acquisition or ownership, non-U.S. persons would own directly or indirectly 43% or more of the fair market value of the issued and outstanding Equity Office shares. If any transfers of Equity Office shares occur that would result in non-U.S. persons owning directly or indirectly 43% or more of the fair market value of the issued and outstanding Equity Office shares as described above, then the number of shares that would cause a non-U.S. person to violate this restriction are automatically transferred to a charitable trust, or if transfer to a charitable trust would not be effective to prevent violation of this restriction, then the transfer of shares will be void.

      As part of the merger, the Equity Office declaration of trust will be amended to allow for the board to exempt one or more series of preferred stock issued in connection with their issuance in a business combination from these ownership limitations and restrictions on transfer under specified circumstances. See “Approval of Amendments to Equity Office’s Declaration of Trust” beginning on page 93.

      The foregoing restrictions on ownership and transferability would not apply if the Equity Office board of trustees were to determine that it is no longer in the best interests of Equity Office to attempt to qualify, or to continue to qualify, as a REIT under the Internal Revenue Code.

      For a description of the ownership limitations and transfer restrictions that will apply to the Equity Office series E, F and H preferred shares, see “Description of Equity Office Shares of Beneficial Interest — REIT Ownership Limitations and Transfer Restrictions Applicable to Equity Office Series E, F and H Preferred Shares” beginning on page 103.

      Spieker. To enable Spieker to continue to qualify as a REIT, Spieker’s charter restricts the ownership of shares of common stock and preferred stock. Spieker’s charter provides that, subject to exceptions specified in the charter, no stockholder may own more than 9.9% of the value of the outstanding common stock and preferred stock. Spieker’s board may waive this ownership limit in some limited situations if the Board receives a ruling of the Internal Revenue Service or an opinion of counsel to the effect that such ownership will not jeopardize Spieker’s status as a REIT for federal income tax purposes. As a condition to such waiver, the board may require representations and undertakings from the applicant with respect to preserving the REIT status of Spieker. The ownership limit will not apply if the board and the stockholders of Spieker determine that it is no longer in the best interests of Spieker to attempt to qualify, or to continue to qualify, as a REIT. If the issuance or transfer of shares of common stock or preferred stock to any person would cause such person to exceed the ownership limit (unless a waiver of the board has been obtained) would cause Spieker to be beneficially owned by fewer than 100 persons or cause Spieker to become “closely held” under Section 856(h) of the Internal Revenue Code, such issuance or transfer shall be null and void and the intended transferee will acquire no rights to such shares.

      Spieker’s charter also provides that shares involved in a transfer or change in capital structure that results in a person owning in excess of the ownership limit, unless a waiver of the board has been obtained, or would cause Spieker to become “closely held” within the meaning of Section 856(h) of the Internal Revenue Code will automatically be exchanged for excess stock. All excess stock will be transferred, without action by the stockholder, to Spieker as trustee of a trust for the exclusive benefit of the transferee or transferees to whom the excess stock is ultimately transferred. While the excess stock is held in trust, it will not be entitled to vote, it will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote and it will not be entitled to participate in any distributions made by Spieker, except upon liquidation. Spieker would have the right, for a period of 90 days during the time the excess stock is held by Spieker in trust, to purchase all or any portion of the excess stock from the intended transferee at the lesser of the price paid for the stock by the intended transferee and the closing market price for the stock on the date Spieker exercises its option to purchase.

      The ownership limit provision in Spieker’s charter will not be automatically removed even if the REIT provisions of the Internal Revenue Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the ownership limit would require an amendment to the charter. An amendment to the charter increasing the ownership limit requires the affirmative vote of holders owning a majority of the total number of shares of all classes of stock outstanding and entitled to vote on the amendment.

      All certificates representing shares of common stock and preferred stock bear a legend referring to the restrictions described above.

      All persons who own of record more than 5% of the outstanding common stock and preferred stock (or 1% if there are more than 200 but fewer than 2,000 shareholders or one-half of 1% if there are 200 or less shareholders of record) must file an affidavit with Spieker containing the information specified in Spieker’s charter within 30 days after January 1 of each year. In addition, each shareholder will upon demand be required to disclose to Spieker in writing such information with respect to the direct, indirect and constructive ownership of shares as the Spieker board deems necessary to determine Spieker’s status as a REIT and to ensure compliance with the ownership limit.

LEGAL MATTERS

      The validity of the Equity Office common and preferred shares offered by this joint proxy statement/ prospectus will be passed upon for Equity Office by Hogan & Hartson L.L.P., Washington, D.C. and New York, New York.

      The qualification of the merger as a reorganization under section 368(a) of the Internal Revenue Code and the qualification of Equity Office as a REIT for federal income tax purposes will be passed upon for Equity Office by Hogan & Hartson L.L.P., Washington, D.C. and New York, New York.

      The qualification of the merger as a reorganization under section 368(a) of the Internal Revenue Code will be passed upon for Spieker by Sullivan & Cromwell, New York, New York. The qualification of Spieker as a REIT for federal income tax purposes will be passed upon for Spieker by Morrison & Foerster LLP, San Francisco, California, special tax counsel for Spieker.

EXPERTS

      Ernst & Young LLP, independent auditors, have audited the Equity Office consolidated financial statements and schedule included in its Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this joint proxy statement/ prospectus and elsewhere in the registration statement. The Equity Office financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

      The audited financial statements and schedule of Spieker incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

SHAREHOLDER PROPOSALS

      Shareholder proposals intended to be presented at the 2002 annual meeting of Equity Office shareholders must have been received by the Secretary of Equity Office no later than December 17, 2001, to be considered for inclusion in its proxy statement relating to the 2002 meeting.

      To be considered for inclusion in the proxy statement relating to the Equity Office 2002 meeting, shareholder proposals submitted outside the Rule 14a-8 processes must have been received by the Secretary of Equity Office no earlier than February 21, 2002 and no later than March 25, 2002 to be presented at the 2002 annual meeting of shareholders, and discretionary authority may be used if untimely submitted.

      Due to the proposed merger, Spieker does not currently expect to hold a 2001 annual meeting of stockholders because Spieker will be merged with and into Equity Office and it will cease to exist as a separate legal entity. If the merger is not completed and an annual meeting is held, to be eligible for inclusion in Spieker’s proxy statement and form of proxy relating to that meeting, proposals of stockholders intended to be presented at the meeting must be received by Spieker within a reasonable period of time after Spieker announces publicly the date of the meeting and before Spieker mails its proxy statement to stockholders in connection with the meeting.

OTHER MATTERS

      As of the date of this joint proxy statement/ prospectus, neither the board of trustees of Equity Office nor the board of directors of Spieker knows of any matters that will be presented for consideration at either special meeting other than those described in this joint proxy statement/ prospectus. If any other matters properly come before either of the special meetings or any adjournments or postponements of either of the special meetings, and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies to vote the shares represented by those proxies as to any other matters. Those individuals named in the Equity Office proxies intend to vote or not vote consistent with the recommendation of the management of Equity Office. Those individuals named as proxies in the Spieker proxies intend to vote or not vote consistent with the recommendation of the management of Spieker.

WHERE YOU CAN FIND MORE INFORMATION

      Equity Office has filed with the SEC a registration statement on Form S-4 (333-57526) of which this joint proxy statement/ prospectus forms a part. The registration statement registers the distribution to Spieker common stockholders of the Equity Office common shares to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Equity Office common shares. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this joint proxy statement/ prospectus. In addition, Equity Office and Spieker file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any of this information at the following locations of the SEC:

Public Reference Room 450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549	New York Regional Office 7 World Trade Center Suite 1300 New York, NY 10048	Chicago Regional Office Citicorp Center 500 West Madison Street Suite 1400 Chicago, IL 60661-2511

      You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

      The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including Equity Office and Spieker, who file electronically with the SEC. The address of that site is http://www.sec.gov. Reports, proxy statements and other information concerning Equity Office and Spieker may also be inspected at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, New York 10005.

      The SEC allows Equity Office and Spieker to “incorporate by reference” information in this document, which means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this document.

      The documents listed below that Equity Office and Spieker have previously filed with the SEC are considered to be a part of this joint proxy statement/ prospectus. They contain important business and financial information about the companies that is not included in or delivered with this document.

Equity Office SEC Filings (File No. 1-13115):

2000 Annual Report on Form 10-K	Filed on March 23, 2001

Quarterly Report on Form 10-Q for the quarter ended March 31, 2001	Filed on May 15, 2001

Current Reports on Form 8-K	Filed on March 23, 2001 and March 9, 2001

Registration Statement on Form 8-A	Filed on June 19, 1997, setting forth the description of Equity Office common shares, including any amendments or reports filed for the purpose of updating such description

Spieker SEC Filings (File No. 1-12528):

2000 Annual Report on Form 10-K	Filed on March 23, 2001

Quarterly Report on Form 10-Q for the quarter ended March 31, 2001	Filed on May 15, 2001

Current Report on Form 8-K	Filed on March 9, 2001

Registration Statement on Form 8-A	Filed on November 3, 1993, setting forth the description of the Spieker common stock, including any amendments or reports filed for the purpose of updating such description

      Equity Office and Spieker incorporate by reference additional documents that either company may file with the SEC between the date of this joint proxy statement/ prospectus and the date of each company’s special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy materials.

      Equity Office has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Equity Office, as well as all pro forma financial information, and Spieker has supplied all information contained or incorporated by reference in this joint proxy statement/ prospectus relating to Spieker. This document constitutes the prospectus of Equity Office and a joint proxy statement of Spieker and Equity Office.

WHAT INFORMATION YOU SHOULD RELY ON

      No person has been authorized to give any information or to make any representation that differs from, or adds to, the information discussed in this joint proxy statement/ prospectus or in the annexes attached hereto which are specifically incorporated by reference. Therefore, if anyone gives you different or additional information, you should not rely on it.

      This document is dated              , 2001. The information contained in this joint proxy statement/ prospectus speaks only as of its date unless the information specifically indicates that another date applies. This joint proxy statement/ prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, Equity Office common shares or Spieker common stock or to ask for proxies, to or from any person to whom it is unlawful to direct these activities.

EQUITY OFFICE PROPERTIES TRUST

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

As of and for the three months ended March 31, 2001
and for the year ended December 31, 2000
(Unaudited)

      The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2001 is presented as if the proposed merger of Equity Office Properties Trust and Spieker Properties, Inc. had occurred on March 31, 2001. The accompanying Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2001 and for the year ended December 31, 2000 reflect the proposed merger of Equity Office Properties Trust and Spieker Properties, Inc. as if the merger had occurred on January 1, 2000.

      In the opinion of management, all significant adjustments necessary to reflect the effects of the merger have been made.

EQUITY OFFICE PROPERTIES TRUST

PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2001 (Unaudited)
(Dollars in thousands)

	Equity Office	Spieker			Equity Office
	Properties Trust	Properties, Inc.	Merger		Properties Trust
	Historical	Historical	Adjustments(A)		Pro Forma

ASSETS:

Investment in real estate, net	$16,612,557	$4,360,358	$2,821,918	(B)	$23,794,833

Cash and cash equivalents	37,610	37,034	—	(C)	74,644

Rent and other receivables	306,835	51,425	(41,245	)(D)	317,015

Escrow deposits and restricted cash	45,131	—	—		45,131

Investment in unconsolidated joint ventures	1,135,205	18,098	(1,938	)(E)	1,151,365

Prepaid expenses and other assets, net	585,960	147,871	(73,930	)(F)	659,901

Total Assets	$18,723,298	$4,614,786	$2,704,805		$26,042,889

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Mortgage debt, net	$2,784,255	$51,785	$—		$2,836,040

Unsecured notes, net	5,836,404	1,936,500	(18,500	)(G)	7,754,404

Lines of credit	37,500	94,632	1,186,573	(H)	1,318,705

Distribution payable	160,679	55,178	—		215,857

Other liabilities	596,574	210,101	—		806,675

Total Liabilities	9,415,412	2,348,196	1,168,073		12,931,681

Commitments and contingencies
Minority Interests

EOP Partnership	995,943	288,603	202,389	(I)	1,486,935

Partially owned properties	198,280	—	—		198,280

Total Minority Interests	1,194,223	288,603	202,389		1,685,215

Redeemable common stock	54,122	—	—		54,122

Shareholders’ Equity:

Preferred shares	613,423	368,373	(12,123	)(J)	969,673

Common shares	3,073	6	1,005	(K)	4,084

Additional paid in capital	7,443,045	1,609,608	1,345,461	(L)	10,398,114

Total Shareholders’ Equity	8,059,541	1,977,987	1,334,343		11,371,871

Total Liabilities and Shareholders’ Equity	$18,723,298	$4,614,786	$2,704,805		$26,042,889

EQUITY OFFICE PROPERTIES TRUST

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2001 (Unaudited)
(Dollars in thousands, except per share data)

	Equity Office	Spieker			Equity Office
	Properties Trust	Properties, Inc.	Merger		Properties Trust
	Historical	Historical	Adjustments(A)		Pro Forma

Revenues:

Rental	$509,135	$158,348	$4,601	(M)	$672,084

Tenant reimbursements	97,321	48,978	—		146,299

Parking	30,590	—	—		30,590

Other	13,163	1,792	—		14,955

Fee income	2,172	322	—		2,494

Interest/dividends	10,835	958	—		11,793

Total revenues	663,216	210,398	4,601		878,215

Expenses:

Interest:

Expense incurred	157,940	33,395	18,724	(N)	210,059

Amortization of deferred financing costs	1,326	746	(746	)(O)	1,326

Depreciation	114,566	30,333	14,110	(P)	159,009

Amortization	9,082	3,857	(3,857	)(Q)	9,082

Real estate taxes	76,662	12,889	—		89,551

Insurance	3,307	1,784	—		5,091

Repairs and maintenance	65,600	17,094	—		82,694

Property operating	69,022	22,990	—		92,012

Ground rent	3,081	—	—		3,081

General and administrative	25,639	7,639	—	(R)	33,278

Total expenses	526,225	130,727	28,231		685,183

Income before allocation to minority interests, income from investment in unconsolidated joint ventures, net gain on sales of real estate and cumulative effect of a change in accounting principle	136,991	79,671	(23,630)		193,032

Minority Interests:

EOP Partnership	(16,282)	(12,116)	2,360	(S)	(26,038)

Partially owned properties	(3,253)	—	—		(3,253)

Income from investment in unconsolidated joint ventures	15,426	—	—		15,426

Net gain on sales of real estate	—	20,516	—		20,516

Net income from continuing operations	132,882	88,071	(21,270)		199,683

Preferred distributions	(10,884)	(8,317)	854	(T)	(18,347)

Net income from continuing operations before cumulative effect of a change in accounting principle available for common shares	$121,998	$79,754	$(20,416)		$181,336

Net income from continuing operations before cumulative effect of a change in accounting principle per weighted average common share outstanding — basic	$0.40				$0.44	(U)

Weighted average common shares outstanding — basic	306,971,084				408,581,209

Net income from continuing operations before cumulative effect of a change in accounting principle per weighted average common share and common share equivalent outstanding — diluted	$0.39				$0.44	(U)

Weighted average common shares and common share equivalents outstanding — diluted	351,400,853				470,172,726

EQUITY OFFICE PROPERTIES TRUST

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2000 (Unaudited)
(Dollars in thousands, except per share data)

	Equity Office	Spieker			Equity Office
	Properties Trust	Properties, Inc.	Merger		Properties Trust
	Historical	Historical	Adjustments(A)		Pro Forma

Revenues:

Rental	$1,732,799	$556,330	$4,966	(M)	$2,294,095

Tenant reimbursements	324,193	188,169	—		512,362

Parking	112,107	—	—		112,107

Other	48,047	3,839	—		51,886

Fee income	10,931	1,535	—		12,466

Interest/dividends	36,166	3,963	—		40,129

Total revenues	2,264,243	753,836	4,966		3,023,045

Expenses:

Interest:

Expense incurred	525,787	130,773	74,895	(N)	731,455

Amortization of deferred financing costs	9,746	2,267	(2,267	)(O)	9,746

Depreciation	399,768	123,027	56,438	(P)	579,233

Amortization	26,903	14,789	(14,789	)(Q)	26,903

Real estate taxes	268,305	51,533	—		319,838

Insurance	12,214	5,666	—		17,880

Repairs and maintenance	234,986	65,618	—		300,604

Property operating	238,490	91,478	—		329,968

Ground rent	10,012	—	—		10,012

General and administrative	91,415	28,822	—	(R)	120,237

Total expenses	1,817,626	513,973	114,277		2,445,876

Income before allocation to minority interests, income from investment in unconsolidated joint ventures, net gain on sales of real estate and extraordinary items	446,617	239,863	(109,311)		577,169

Minority Interests:

EOP Partnership	(59,376)	(46,450)	12,140	(S)	(93,686)

Partially owned properties	(6,843)	—	—		(6,843)

Income from investment in unconsolidated joint ventures	56,251	—	—		56,251

Net gain on sales of real estate	36,013	140,051	—		176,064

Net income from continuing operations	472,662	333,464	(97,171)		708,955

Put option settlement	(2,576)	—	—		(2,576)

Preferred distributions, net	(43,348)	(33,269)	3,415	(T)	(73,202)

Net income from continuing operations before extraordinary items available for common shares	$426,738	$300,195	$(93,756)		$633,177

Net income from continuing operations before extraordinary items per weighted average common share outstanding — basic	$1.54				$1.67	(U)

Weighted average common shares outstanding — basic	277,186,733				378,765,944

Net income from continuing operations before extraordinary items per weighted average common share and common share equivalent outstanding — diluted	$1.53				$1.66	(U)

Weighted average common shares and common share equivalents outstanding — diluted	318,997,407				437,738,366

EQUITY OFFICE PROPERTIES TRUST

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

MARCH 31, 2001 (Unaudited)
(Dollars in thousands, except per share data)

(A)	Represents adjustments to record the merger between Equity Office and Spieker based upon the assumed purchase price of $7.3 billion assuming a market value of $29.2945 per share of Equity Office’s common shares. The calculation of the merger acquisition cost is as follows:

Issuance of 100.5 million Equity Office common shares based on a 1.49586 exchange ratio in exchange for 67.2 million shares of Spieker common stock (see Note I)	$2,944,326

Issuance of 17.2 million EOP Partnership units based on a 1.94462 exchange ratio in exchange for 8.8 million units of Spieker Partnership (see Note I)	502,746

Payment of $13.50 per share of Spieker common stock outstanding	907,072

Issuance of 4,250,000 9.45% series E preferred shares of Equity Office in exchange for 4,250,000 shares of 9.45% series B preferred stock of Spieker	106,250

Issuance of 6,000,000 7.875% series F preferred shares of Equity Office in exchange for 6,000,000 shares of 7.875% series C preferred stock of Spieker	150,000

Issuance of 4,000,000 8.0% series H preferred shares of Equity Office in exchange for 4,000,000 shares of 8.00% series E preferred stock of Spieker	100,000

Assumption of Spieker’s total liabilities	2,348,196

Adjustment to Spieker’s unsecured notes to reflect fair value (see Note G)	(18,500)

Assumed borrowing by Spieker to redeem the Spieker Partnership series D preferred units prior to the merger	69,750

Payment to Spieker stock option holders to redeem 5,630,879 stock options at $58.50 each less the weighted average exercise price of $34.78 per option plus an additional $2.2 million for employer’s share of social security tax on the redemption amounts (assumes all option holders accept the cash tender offer)	135,821

Merger costs (see calculation below)	73,930

Total merger acquisition cost	$7,319,591

The following is a calculation of estimated merger costs:

Employee termination costs	$40,955

Investment advisory fees	15,000

Transfer taxes	5,000

Legal, accounting and other fees	12,975

Total merger costs	$73,930

(B)	Represents the estimated increase over Spieker’s investment in real estate based upon the merger acquisition cost to reflect the allocation to other tangible assets of Spieker being acquired:

Merger acquisition cost (see Note A)	$7,319,591

Less basis of Spieker’s net assets acquired:

Investment in real estate, net	4,360,358

Cash and cash equivalents	37,034

Rents and other receivables (excluding $41.2 million of deferred rents receivable)	10,180

Investment in unconsolidated joint ventures (excluding $1.9 million relating to Spieker Northwest, Inc. (see Note E))	16,160

Prepaid expenses and other assets (excluding $73.9 million of deferred leasing and financing costs (see Note F))	73,941

Subtotal	4,497,673

Adjustment to record fair value of Spieker’s investment in real estate, net	$2,821,918

EQUITY OFFICE PROPERTIES TRUST

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(C)	There was no change in cash and cash equivalents as a result of the following transactions:

Anticipated borrowings on a bridge loan credit facility and the current line of credit to finance the cash portion of the merger consideration, the redemption of all outstanding Spieker stock options, the redemption of all Spieker Partnership series D preferred units and the merger costs (see Note H)	$1,186,573

Less cash portion of merger consideration, the redemption of all outstanding Spieker stock options, the redemption of all Spieker Partnership series D preferred units and the merger costs (see Note A)	(1,186,573)

Net adjustment to cash and cash equivalents	$—

(D)	Represents the elimination of Spieker’s deferred rent receivable of $41.2 million, which arose from the historical straight lining of rental revenue.

(E)	Adjustment to consolidate Spieker Northwest, Inc. as a result of the acquisition of 100% of its voting stock by Equity Office Properties Management Corp., a wholly owned subsidiary of EOP Partnership, for approximately $0.2 million. The $1.9 million adjustment represents Spieker’s historical equity investment in Spieker Northwest, Inc. The adjustment to the pro forma balance sheet as a result of the acquisition of Spieker Northwest, Inc. is as follows:

Investment in real estate, net (see Note B)	$1,938

Investment in unconsolidated joint ventures	$(1,938)

(F)	Represents an adjustment to write-off Spieker’s deferred financing and leasing costs of $73.9 million, which were not assigned any value in the allocation of the merger acquisition cost.

(G)	To adjust Spieker’s unsecured notes to fair value.

(H)	To reflect borrowings on additional credit facilities to finance the cash portion of the merger consideration, the redemption of all outstanding Spieker stock options, the redemption of all Spieker Partnership series D preferred units and the merger costs as follows:

Cash portion of merger consideration (see Note A)	$907,072

Payment to Spieker stock option holders to redeem all outstanding Spieker stock options (see Note A)	135,821

Merger costs (see Note A)	73,930

Redemption of all Spieker Partnership series D preferred units prior to the merger (see Note A)	69,750

Borrowings on additional credit facilities	$1,186,573

      EOP Partnership has received executed commitments from various lenders for the entire $1.0 billion principal amount of a bridge loan credit facility to be entered into before the closing of the merger, bearing interest at LIBOR plus 80 basis points, subject to EOP Partnership’s credit rating, and maturing in 364 days from date of funding of the bridge facility. EOP Partnership will need to refinance the bridge facility prior to its maturity. No loan or commitment fee is payable by EOP Partnership unless the bridge facility is not refinanced within 120 days from the date of the funding of the bridge facility, in which case a fee of 20 basis points, or $2 million, would be payable by EOP Partnership. See Note N. The current line of credit bears interest at LIBOR plus 60 basis points plus an annual facility fee of 20 basis points and matures in June 2003.

EQUITY OFFICE PROPERTIES TRUST

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(I)	To adjust common minority interests in EOP Partnership to reflect the merger as follows:

Equity Office historical common shareholders’ equity, minority interests in EOP Partnership and redeemable common stock	$8,496,183

Spieker historical common shareholders’ equity and minority interests in Spieker Partnership	1,898,217

Pro forma adjustments to common shareholders’ equity	1,548,855

Total	11,943,255

Minority interests ownership percentage of EOP Partnership after the merger as of March 31, 2001 (see below)	12.45%

Minority interest ownership of EOP Partnership after the merger	1,486,935
Less historical minority interest ownership of EOP

Partnership prior to the merger	(995,943)

Less historical minority interest ownership of Spieker Partnership prior to the merger	(288,603)

Adjustment to minority interest ownership of EOP Partnership to reflect the merger	$202,389

The 12.45% minority interest of EOP Partnership as of March 31, 2001 is calculated as follows:

			Shares and
	Shares	Units	Units

Shares of Spieker common stock and Spieker Partnership units outstanding at March 31, 2001	65,971,027	8,825,245	74,796,272

Add conversion of Spieker series A preferred stock to Spieker common stock	1,219,512	—	1,219,512

Total Spieker common stock and Spieker Partnership units outstanding at March 31, 2001	67,190,539	8,825,245	76,015,784

Conversion rate to Equity Office common shares and EOP Partnership units	1.49586	1.94462

Equity Office common shares and EOP

Partnership units to be issued in the partnership merger on March 31, 2001	100,507,640	17,161,748	117,669,388

Equity Office common shares and EOP Partnership units outstanding at March 31, 2001	309,016,219	41,056,246	350,072,465

Equity Office common shares and EOP Partnership units outstanding after the merger on March 31, 2001	409,523,859	58,217,994	467,741,853

Minority interests ownership percentage of EOP Partnership as of March 31, 2001	12.45%

Equity Office ownership percentage of EOP

Partnership as of March 31, 2001	87.55%

EQUITY OFFICE PROPERTIES TRUST

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(J)	To record the issuance of Equity Office preferred shares in exchange for Spieker preferred shares:

Issuance of Equity Office series E preferred shares	$106,250

Issuance of Equity Office series F preferred shares	150,000

Issuance of Equity Office series H preferred shares	100,000

Total Equity Office preferred shares	356,250

Spieker series A preferred shares	23,949

Spieker series B preferred shares	102,064

Spieker series C preferred shares	145,959

Spieker series E preferred shares	96,401

Total Spieker preferred shares outstanding prior to the merger	368,373

Total adjustment to preferred shares	$(12,123)

(K)	To record the par value of 100.5 million Equity Office common shares issued to Spieker common stockholders.

(L)	To reflect the net increase in additional paid in capital associated with the merger as follows:

Issuance of 100.5 million Equity Office common shares based on a 1.49586 conversion ratio in exchange for 67.2 million shares of Spieker common stock (see Note I)	$2,944,326

Issuance of 17.2 million EOP Partnership units based on a 1.94462 exchange rate in exchange for 8.8 million units of Spieker Partnership (see Note I)	502,746

Less par value of Equity Office common shares issued to Spieker common stockholders (see Note K)	(1,005)

Adjustment to minority interests in EOP Partnership (see Note I)	(202,389)

Less historical minority interests in the ownership of Spieker Partnership	(288,603)

Less Spieker’s historical additional paid in capital	(1,609,614)

Net increase in paid in capital	$1,345,461

(M)	To reflect the adjustment for the straight-line effect of scheduled rent increases.

(N)	To reflect the additional interest expense incurred from borrowing on a bridge loan credit facility and the current line of credit to finance the cash portion of the merger consideration, the redemption of all outstanding Spieker stock options, the redemption of all Spieker Partnership series D preferred units and the merger costs and amortization of the mark-to-market adjustment for the unsecured notes:

Borrowing from bridge loan credit facility	$1,000,000

Borrowing from current line of credit	186,573

Cash portion of merger consideration, the redemption of all outstanding Spieker stock options, the redemption of all Spieker Partnership series D preferred units and the merger costs (see Note H)	1,186,573

Effective interest rate	6.31%

Additional annual interest expense	74,873

Amortization of $18.5 million mark-to-market adjustment (see Note G)	22

Adjustment to annual interest expense	$74,895

Adjustment to quarterly interest expense	$18,724

      The current line of credit bears interest at LIBOR plus 60 basis points plus an annual facility fee of 20 basis points and matures in June 2003. As of March 31, 2001, the available borrowing capacity on this facility was approximately $962 million. EOP Partnership has received executed commitments from

EQUITY OFFICE PROPERTIES TRUST

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

various lenders for the entire $1.0 billion principal amount of a bridge loan credit facility to be entered into before the closing of the merger, bearing interest at LIBOR plus 80 basis points, subject to EOP Partnership’s credit rating, and maturing in 364 days from date of funding of the bridge facility. The effective interest rate of 6.31% represents the LIBOR rate as of March 31, 2001, plus 80 basis points, which is the effective rate on the current line of credit as well as the bridge loan credit facility. EOP Partnership will need to refinance the bridge facility prior to maturity of the bridge facility. No loan or commitment fee is payable by EOP Partnership unless the bridge facility is not refinanced within 120 days from the date of the funding of the bridge facility, in which case a fee of 20 basis points, or $2 million, would be payable by EOP Partnership. EOP Partnership anticipates incurring higher interest costs on the replacement indebtedness due to higher interest costs of longer-term debt.

      Since the interest rate on the bridge loan credit facility and the current line of credit is based on a spread over LIBOR the rates will periodically change. If the interest rate on the additional credit facility increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense:

Adjustment to annual interest expense if interest rate increases 12.5 basis points	$1,483

Adjustment to annual interest expense if interest rate decreases 12.5 basis points	$(1,483)

Adjustment to quarterly interest expense if interest rate increases 12.5 basis points	$371

Adjustment to quarterly interest expense if interest rate increases 12.5 basis points	$(371)

(O)	To reverse Spieker’s historical amortization of deferred financing costs due to the write-off of deferred financing costs as a result of the merger (see Note F).

(P)	To reflect additional depreciation expense related to the adjustment to the investment in real estate as follows:

Adjustment to investment in real estate (see Note B)	$2,821,918

Portion allocated to building and improvements	80%

Adjustment to the depreciable basis of Spieker’s investment in real estate, net	$2,257,534

Additional annual depreciation expense based on an estimated useful life of 40 years	$56,438

Additional quarterly depreciation expense based on an estimated useful life of 40 years	$14,110

(Q)	To reverse Spieker’s historical amortization of deferred lease commissions due to the write-off of deferred lease commissions as a result of the merger (see Note F).

(R)	Management has estimated that there will be a reduction of general and administrative expenses as a result of the merger of approximately 50% to 60% on a pro forma basis. The general and administrative expense savings have not been included in the pro forma condensed combined statements of operations. There can be no assurance that Equity Office will be successful in realizing such anticipated cost savings.

(S)	To adjust the minority interest income allocation to EOP Partnership for the three months ended March 31, 2001 to 12.56% and for the year ended December 31, 2000 to 12.89% as if the merger had occurred on January 1, 2000, and the Equity Office common shares and EOP Partnership units to be issued in the merger were issued on January 1, 2000. The minority interest income allocation to EOP Partnership for each period is calculated based on the weighted average number of EOP Partnership units outstanding during the period divided by the sum of the weighted average number of Equity Office common shares and EOP Partnership units outstanding during the period. Issuance

EQUITY OFFICE PROPERTIES TRUST

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

of additional common shares and units changes the ownership interests of both the minority interests and Equity Office.

(T)	Adjustment to eliminate the dividend on the Spieker series A preferred stock which was converted into shares of Spieker common stock on April 6, 2001.

(U)	The following table sets forth the computation of basic earnings per common share and diluted earnings per common share and common share equivalent:

	For the three months ended		For the year ended
	March 31, 2001		December 31, 2000

	Historical	Pro Forma	Historical	Pro Forma

Numerator

Net income from continuing operations before gain on sales of real estate	$121,998	$160,820	$392,198	$457,113

Gain on sales of real estate (excluding allocation to minority interests in partially owned properties of $1,473 for the year ended December 31, 2000)	—	20,516	34,540	176,064

Numerator for basic earnings per share — net income from continuing operations available for common shares	121,998	181,336	426,738	633,177

Minority interest in EOP Partnership	16,282	26,038	59,376	93,686

Numerator for diluted earnings per share — net income from continuing operations available for common shares and common share equivalents	$138,280	$207,374	$486,114	$726,863

Denominator

Denominator for basic earnings per common share — weighted average common shares outstanding	306,971,084	408,581,209	277,186,733	378,765,944

Denominator for diluted earnings per common share and common share equivalent — weighted average common shares and common share equivalents outstanding	351,400,853	470,172,726	318,997,407	437,738,366

Basic earnings available for common shares per weighted
average common share:

Net income from continuing operations before gain on sales of real estate, net of minority interests	$.40	$.40	$1.43	$1.27

Gain on sales of real estate, net of minority interests	—	.04	.11	.40

Net income from continuing operations	$.40	$.44	$1.54	$1.67

Diluted earnings available for common shares and common
share equivalents per weighted average common share and
common share equivalent:

Net income from continuing operations before gain on sales of real estate	$.39	$.40	$1.42	$1.26

Gain on sales of real estate	—	.04	.11	.40

Net income from continuing operations	$.39	$.44	$1.53	$1.66

ANNEX A

AGREEMENT AND PLAN OF MERGER

DATED AS OF FEBRUARY 22, 2001, AS AMENDED

AGREEMENT AND PLAN OF MERGER

among

EQUITY OFFICE PROPERTIES TRUST,

EOP OPERATING LIMITED PARTNERSHIP,

SPIEKER PROPERTIES, INC.

and

SPIEKER PROPERTIES, L.P.

Dated as of February 22, 2001

ARTICLE 1

THE MERGERS

i

Page

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF EQUITY OFFICE AND EOP PARTNERSHIP

3.1	Organization, Standing and Power of Equity Office	A-25

3.2	Equity Office Subsidiaries	A-25

3.3	Capital Structure	A-26

3.4	Other Interests	A-28

3.5	Authority; Noncontravention; Consents	A-28

3.6	SEC Documents; Financial Statements; Undisclosed Liabilities	A-29

3.7	Absence of Certain Changes or Events	A-30

3.8	Litigation	A-30

3.9	Properties	A-30

3.10	Environmental Matters	A-32

3.11	Taxes	A-32

3.12	Brokers; Schedule of Fees and Expenses	A-33

3.13	Compliance with Laws	A-33

3.14	Contracts; Debt Instruments	A-33

3.15	Opinion of Financial Advisor	A-34

3.16	State Takeover Statutes	A-34

3.17	Investment Company Act of 1940	A-34

3.18	Definition of Knowledge of Equity Office	A-34

3.19	Required Shareholder Approvals and Partner Approvals	A-34
ARTICLE 4
COVENANTS

4.1	Conduct of Spieker’s and Spieker Partnership’s Business Pending Merger	A-34

4.2	Conduct of Equity Office’s and EOP Partnership’s Business Pending Merger	A-37

4.3	No Solicitation	A-38

4.4	Affiliates	A-40

4.5	Other Actions	A-40
ARTICLE 5
ADDITIONAL COVENANTS

5.1	Preparation of the Form S-4 and the Proxy Statement; Spieker Stockholders Meeting, Spieker Unitholders Consent Solicitation and Equity Office Shareholders Meeting	A-41

5.2	Access to Information; Confidentiality	A-43

5.3	Commercially Reasonable Efforts; Notification	A-43

5.4	Tax Matters	A-44

5.5	Public Announcements	A-44

5.6	Listing	A-44

5.7	Transfer and Gains Taxes	A-44

5.8	Benefit Plans and Other Employee Arrangements	A-45

5.9	Indemnification	A-46

5.10	Declaration of Dividends and Distributions	A-48

5.11	Transfer of Spieker TRS	A-49

5.12	Notices	A-49

5.13	Resignations	A-49

5.14	Assumption of Existing Tax Protection Agreements	A-50

5.15	EOP Partnership Agreement	A-50

5.16	Registration Rights Agreements	A-50

EXHIBITS

Exhibit A	—	Form of Delaware Certificate of Merger
Exhibit B	—	Form of California Certificate of Merger
Exhibit C	—	Form of Maryland Articles of Merger
Exhibit D	—	Form of Articles Supplementary Designating Equity Office Series E Preferred Shares
Exhibit E	—	Form of Articles Supplementary Designating Equity Office Series F Preferred Shares
Exhibit F	—	Form of Articles Supplementary Designating Equity Office Series G Preferred Shares
Exhibit G	—	Form of Articles Supplementary Designating Equity Office Series H Preferred Shares
Exhibit H	—	Form of Amendment to EOP Partnership Agreement Creating Equity Office Preferred OP Units
Exhibit I	—	Form of Proposed Equity Office Charter Amendments
Exhibit J	—	Form of Nonsolicitation Agreement
Exhibit K	—	Form of Amendment to EOP Partnership Agreement Addressing Certain Federal Income Tax Matters

Index of Defined Terms

Acquisition Proposal	4.3(a)(i)

Additional Corresponding Equity Office Dividends and Distributions	5.10

Affiliate	2.11

Agreement	Preamble

AICPA Statement	5.1(b)

Articles of Merger	E

Base Amount	7.2

Break-Up Expenses	7.2

Break-Up Fee	7.2

Break-Up Fee Tax Opinion	7.2

California Certificate of Merger	D

Cash Amount Per Share	1.10(b)(i)

CERCLA	2.10(a)

Certificate	1.10(b)(vii)

Closing	1.3

Closing Date	1.3

Code	F

Commitment	4.1(j)

Confidentiality Agreement	4.3(b)

Controlled Group Member	2.12

Corresponding Equity Office Dividends and Distributions	1.13(d)(ii)

CRULPA	1.1(a)

Delaware Certificate of Merger	C

Department	1.4

DRULPA	1.1(a)

Effective Time	1.4

Effective Times	1.4

Employee Plan	2.12

Encumbrances	2.9(a)

Environmental Law	2.10(a)

Environmental Mitigation	2.9(d)

Environmental Permits	2.10(b)(iv)

EOP Partnership	Preamble

EOP Partnership Agreement	1.5

Equity Office	Preamble

Equity Office Bylaws	1.6

Equity Office Common Shares	1.10(b)(i)

Equity Office Counter Proposal	4.3(c)

Equity Office Declaration of Trust	1.6

Equity Office Disclosure Letter	Art. 3

Equity Office Exchangeable Notes	3.3(b)

Equity Office Existing Preferred OP Units	3.3(e)

Equity Office Existing Preferred Shares	3.3(a)

Equity Office Financial Statement Date	3.7

Equity Office Material Adverse Effect	3.1

Equity Office Non-controlled Subsidiaries	3.2(a)

Equity Office Options	3.3(b)

Equity Office OP Units	1.10(a)(i)

Equity Office Other Interests	3.4

Equity Office Partner Approvals	1.11

Equity Office Preferred OP Units	1.10(a)(vi)

v

Equity Office Preferred Shares	1.10(b)(vi)

Equity Office Properties	3.9(a)

Equity Office Rent Roll	3.9(g)

Equity Office SEC Documents	3.6

Equity Office Series A Preferred OP Unit	3.3(e)

Equity Office Series B Preferred OP Unit	3.3(e)

Equity Office Series C Preferred OP Unit	3.3(e)

Equity Office Series D Preferred OP Unit	1.10(a)(ii)

Equity Office Series E Preferred OP Unit	1.10(a)(iii)

Equity Office Series F Preferred OP Unit	1.10(a)(iv)

Equity Office Series G Preferred OP Unit	1.10(a)(v)

Equity Office Series H Preferred OP Unit	1.10(a)(vi)

Equity Office Series A Preferred Shares	3.3(a)

Equity Office Series B Preferred Shares	3.3(a)

Equity Office Series C Preferred Shares	3.3(a)

Equity Office Series D Preferred Share	1.10(b)(ii)

Equity Office Series E Preferred Share	1.10(b)(iii)

Equity Office Series F Preferred Share	1.10(b)(iv)

Equity Office Series G Preferred Share	1.10(b)(v)

Equity Office Series H Preferred Share	1.10(b)(vi)

Equity Office Shareholder Approvals	3.5(a)

Equity Office Shareholders Meeting	5.1(c)

Equity Office Space Lease	3.9(g)

Equity Office Subsidiaries	3.1

Equity Office TRS	I

ERISA	2.12

Exchange Act	2.6

Exchange Agent	1.13(a)

Exchange Fund	1.13(b)

Final Spieker Dividend	1.13(d)(i)

Final Spieker Partnership Distribution	1.13(d)(i)

Form S-4	5.1(a)

Former Spieker Properties	2.10(b)(ii)

GAAP	2.6

Governmental Entity	2.5(c)

Hazardous Materials	2.10(a)

HSR Act	2.5(c)

Indebtedness	2.18(b)

Indemnification Parties	5.9(b)

Indemnified Parties	5.9(a)

Indemnifying Parties	5.9(a)

Joint Proxy Statement	5.1(a)

Knowledge of Spieker	2.23

Knowledge of Equity Office	3.18

Laws	2.5(c)

Lease Guidelines	4.1(j)

Liens	2.2(b)

Maximum Amount	7.2

Merger	A

Merger Consideration	1.10(b)

Mergers	B

NYSE	5.6

Partner Approvals	1.11

Partnership Merger	B

Partnership Merger Consideration	1.10(a)

Payor	7.2

Pension Plan	2.12

Permitted Title Exceptions	2.9(a)

Person	2.2(a)

Property Restrictions	2.9(a)

Proposed Equity Office Charter Amendments	4.2(h)

Qualifying Income	7.2

Recipient	7.2

REIT	2.14(b)

REIT Requirements	7.2

Release	2.10(a)

Rule 145 Affiliates	4.4

SEC	2.5(c)

Securities Act	2.3(g)

Shareholder Approvals	3.5(a)

Spieker	Preamble

Spieker Acquisition Agreement	7.2

Spieker Articles	2.1

Spieker Bylaws	2.1

Spieker Class B Common Stock	2.3(a)

Spieker Class C Common Stock	2.3(a)

Spieker Common Stock	1.10(b)(i)

Spieker Disclosure Letter	Art. 2

Spieker Financial Statement Date	2.7

Spieker Material Adverse Effect	2.1

Spieker OP Units	1.10(a)(i)

Spieker Other Interests	2.4

Spieker Partner Approvals	1.11

Spieker Partnership	Preamble

Spieker Partnership Agreement	1.5

Spieker Preferred OP Units	1.10(a)(vi)

Spieker Preferred Stock	1.10(b)(vi)

Spieker Properties	2.9(a)

Spieker Recent SEC Documents	2.6

Spieker Rent Roll	2.9(e)

Spieker Representative	4.3(a)(ii)

Spieker Rights	2.21

Spieker Rights Agreement	2.21

Spieker SEC Documents	2.6

Spieker Series A Preferred OP Unit	1.10(a)(ii)

Spieker Series B Preferred OP Unit	1.10(a)(iii)

Spieker Series C Preferred OP Unit	1.10(a)(iv)

Spieker Series D Preferred OP Unit	1.10(a)(v)

Spieker Series E Preferred OP Unit	1.10(a)(vi)

Spieker Series A Preferred Share	1.10(b)(ii)

Spieker Series B Preferred Share	1.10(b)(iii)

Spieker Series C Preferred Share	1.10(b)(iv)

Spieker Series D Preferred Share	1.10(b)(v)

Spieker Series E Preferred Share	1.10(b)(vi)

Spieker Space Lease	2.9(e)

Spieker Stockholder Approvals	2.5(a)

Spieker Stockholders Meeting	5.1(d)

Spieker Stock Options	2.3(b)

Spieker Stock Rights	2.3(b)

Spieker Subsidiaries	2.2(a)

Spieker TRS	I

Spieker Voting Agreement	J

Stock Amount Per Share	1.10(b)(i)

Stock Purchase Agreement	I

Subsidiary	2.2(a)

Substituted Option	5.8(c)

Superior Acquisition Proposal	4.3(d)

Surviving Partnership	1.1(a)

Surviving Trust	1.2

Takeover Statute	2.20

Taxes	2.14(a)

Tax Protection Agreements	2.18(j)

Third Party Provisions	8.5

Title 3	1.2

Title 8	1.2

Transfer	4.3(a)(i)

Transfer and Gains Taxes	5.7

Welfare Plan	2.12

1940 Act	2.22

AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 22, 2001, by and among EQUITY OFFICE PROPERTIES TRUST, a Maryland real estate investment trust (“Equity Office”), EOP OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (“EOP Partnership”), SPIEKER PROPERTIES, INC., a Maryland corporation (“Spieker”), and SPIEKER PROPERTIES, L.P., a California limited partnership (“Spieker Partnership”).

R E C I T A L S:

      A.  The Board of Trustees of Equity Office and the Board of Directors of Spieker deem it advisable and in the best interests of their respective shareholders, upon the terms and subject to the conditions contained herein, that Spieker shall merge with and into Equity Office (the “Merger”).

      B.  Equity Office, as the sole general partner of EOP Partnership, and Spieker, as the sole general partner of Spieker Partnership, deem it advisable and in the best interests of their respective limited partners, subject to the conditions and other provisions contained herein, that, immediately prior to the Merger, Spieker Partnership shall merge with and into EOP Partnership (or such other entity as provided in Section 1.1(a)), with the holders of partnership interests in Spieker Partnership at the time of the Partnership Merger receiving in any event units of limited partnership interest in EOP Partnership, as set forth herein (the “Partnership Merger” and, together with the Merger, the “Mergers”).

      C.  Upon the terms and subject to the conditions set forth herein, immediately prior to the Merger, EOP Partnership and Spieker Partnership shall execute a Certificate of Merger (the “Delaware Certificate of Merger”) in substantially the form attached hereto as Exhibit A and shall file such Delaware Certificate of Merger in accordance with Delaware law to effectuate the Partnership Merger.

      D.  Upon the terms and subject to the conditions set forth herein, immediately prior to the Merger, EOP Partnership and Spieker Partnership shall execute a Certificate of Merger (the “California Certificate of Merger”) in substantially the form attached hereto as Exhibit B and shall file such California Certificate of Merger in accordance with California law to effectuate the Partnership Merger.

      E.  Upon the terms and subject to the conditions set forth herein, immediately following the effectiveness of the Partnership Merger, Equity Office and Spieker shall execute Articles of Merger (the “Articles of Merger”) in substantially the form attached hereto as Exhibit C and shall file such Articles of Merger in accordance with Maryland law to effectuate the Merger.

      F.  For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall constitute a plan of reorganization under Section 368(a) of the Code.

      G.  For federal income tax purposes, it is intended that the Partnership Merger, regardless of form, be treated as a contribution by Spieker Partnership of all of its assets to EOP Partnership in exchange for partnership interests in EOP Partnership, as provided for herein, under Section 721 of the Code, and a distribution of such partnership interests by Spieker Partnership to its partners under Section 731 of the Code.

      H.  Equity Office, EOP Partnership, Spieker and Spieker Partnership desire to make certain representations, warranties, covenants and agreements in connection with the Mergers.

      I.   Concurrently with the execution of this Agreement and as an inducement to Equity Office and EOP Partnership to enter into this Agreement, Messrs. Warren E. Spieker, Jr., John K. French and Dennis E. Singleton, as owners of voting capital stock of Spieker Northwest, Inc., a California corporation (“Spieker TRS”), have entered into a Stock Purchase Agreement, dated as of the date hereof, relating to the voting capital stock of Spieker TRS (the “Stock Purchase Agreement”), providing for the sale of their shares of outstanding voting capital stock of Spieker TRS to Equity Office Properties Management Corp. (“Equity Office TRS”) or its assigns.

      J.  As an inducement to Equity Office to enter into this Agreement, certain executive officers of Spieker have entered into a voting agreement (each, a “Spieker Voting Agreement”), pursuant to which such person has agreed, among other things, to vote his shares of Spieker Common Stock and Spieker OP Units (as defined herein) to approve this Agreement, the respective Mergers and any other matter which requires his vote in connection with the transactions contemplated by this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE 1

THE MERGERS

      1.1  The Partnership Merger.

      (a)  Upon the terms and subject to the conditions of this Agreement, and in accordance with Title 6, Chapter 17 of the Delaware Code Annotated, as amended (the “DRULPA”), and Title 2, Chapter 3, Article 7.5 of the California Corporations Code, as amended (the “CRULPA”), immediately prior to the consummation of the Merger, Spieker Partnership shall be merged with and into EOP Partnership with EOP Partnership as the surviving limited partnership (or, at EOP Partnership’s option, with a limited liability company owned entirely, directly and/or indirectly, by EOP Partnership, or a limited partnership owned entirely, directly and/or indirectly, by EOP Partnership, as determined by Equity Office and EOP Partnership), with the entity designated by EOP Partnership being the surviving limited partnership or limited liability company, as applicable, provided that the alternative structure does not materially adversely affect any class or series of partnership interests in Spieker Partnership) (the “Surviving Partnership”), and with the holders of partnership interests in Spieker Partnership receiving in any event units of partnership interest in EOP Partnership, as set forth in Section 1.10(a).

      (b)  Pursuant to Treasury Regulation § 1.708-1(c)(3), EOP Partnership and Spieker Partnership intend that the Partnership Merger be treated as an “assets over” form of merger, with the consequences set forth in Treasury Regulation § 1.708-1(c)(3)(i). In addition, if and to the extent that any transaction entered into pursuant to this Agreement or otherwise deemed undertaken in connection with the transactions contemplated by this Agreement is treated for federal income tax purposes as a direct or indirect transfer of cash from EOP Partnership to a holder of Spieker OP Units or Spieker Preferred OP Units that would be characterized as a sale for federal income tax purposes, pursuant to Treasury Regulation § 1.708-1(c)(4) such sale shall be treated by all parties as a sale by the former holder of Spieker OP Units or Spieker Preferred OP Units receiving (or deemed to receive) such cash of Spieker OP Units or Spieker Preferred OP Units to EOP Partnership and as a direct purchase by EOP Partnership of such Spieker OP Units or Spieker Preferred OP Units from such former holder of Spieker OP Units or Spieker Preferred OP Units immediately prior to the Partnership Merger (and not as a transfer of cash from EOP Partnership to Spieker Partnership as part of the Partnership Merger). Each holder of Spieker OP Units or Spieker Preferred OP Units who receives, directly or indirectly, any cash in connection with the Partnership Merger shall be deemed, by such holder’s act of receiving and accepting such cash, to have agreed to the characterization of such transaction set forth in the immediately preceding sentence for purposes of Treasury Regulation § 1.708-1(c)(4).

      1.2  The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (“Title 3”), and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (“Title 8”), Spieker shall be merged with and into Equity Office, with Equity Office surviving as a real estate investment trust (the “Surviving Trust”).

      1.3  Closing. The closing of the Mergers (the “Closing”) will take place commencing at 9:00 a.m., local time, on the date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Article 6) shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Section 6.1 (the “Closing Date”), at the offices of Hogan & Hartson L.L.P., 885 Third Avenue, New York, NY 10022, unless another date or place is agreed to in writing by the parties.

      1.4  Effective Time. As soon as practicable on the Closing Date, (i) EOP Partnership and Spieker Partnership shall execute and file the Delaware Certificate of Merger, executed in accordance with the DRULPA, with the Office of the Secretary of State of the State of Delaware, and the California Certificate of Merger, executed in accordance with the CRULPA, with the Office of the Secretary of State of the State of California and (ii) Equity Office and Spieker shall then execute and file the Articles of Merger, executed in accordance with Title 3 and Title 8, with the State Department of Assessments and Taxation of Maryland (the “Department”), and shall make all other filings and recordings required, with respect to the Partnership Merger, under the DRULPA and the CRULPA or, with respect to the Merger, under Title 3 and Title 8. The Mergers shall become effective (each an “Effective Time” and collectively the “Effective Times”) at such times as Equity Office and Spieker shall agree should be specified in the Delaware Certificate of Merger, the California Certificate of Merger and the Articles of Merger (not to exceed thirty (30) days after the Articles of Merger are accepted for record by the Department). Unless otherwise agreed, the parties shall cause the Effective Times to occur on the Closing Date, with not less than one hour between the Effective Time of the Partnership Merger and the Effective Time of the Merger.

      1.5  Effect of Partnership Merger on Agreements of Limited Partnership. The Second Amended and Restated Agreement of Limited Partnership, as amended (including the amendment made pursuant to Section 1.9), of EOP Partnership, as in effect as of the Effective Time of the Partnership Merger (the “EOP Partnership Agreement”), shall continue in full force and effect after the Partnership Merger until further amended in accordance with applicable Delaware law. The Second Amended and Restated Agreement of Limited Partnership, as amended, of Spieker Partnership, as in effect immediately prior to the Effective Time of the Partnership Merger (the “Spieker Partnership Agreement”), shall terminate at the Effective Time of the Partnership Merger.

      1.6  Effect of Merger on Declaration of Trust and Bylaws. The Articles of Amendment and Restatement of Declaration of Trust, as amended (including the amendments made pursuant to Section 1.8) of Equity Office (the “Equity Office Declaration of Trust”) and the Bylaws, as amended, of Equity Office (the “Equity Office Bylaws”), as in effect as of the Effective Time of the Merger, and if approved by the Equity Office shareholders, as amended by the Proposed Equity Office Charter Amendments (as defined herein), shall continue in full force and effect after the Merger until further amended in accordance with applicable Maryland law and the terms thereof.

      1.7  Trustees of Equity Office. The trustees of Equity Office following the Merger shall consist of the trustees of Equity Office immediately prior to the Effective Time of the Merger, who shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal, together with Mr. Warren E. Spieker, Jr., Craig G. Vought and John A. Foster, each of whom shall, no later than the third business day after the Effective Time of the Merger, become a trustee. Mr. Spieker’s term shall expire in 2004. Prior to the initial filing of the Form S-4 with the SEC, Spieker shall notify Equity Office in writing as to whether (a) Mr. Vought’s term shall expire in 2003 and Mr. Foster’s term shall expire in 2002 or (b) Mr. Vought’s term shall expire in 2002 and Mr. Foster’s term shall expire in 2003. Following their election as trustees, such individuals shall serve for their designated terms, subject to their earlier death, resignation or removal.

      1.8  Effect on Capital Stock. The effect of the Merger on the shares of capital stock of Spieker shall be as provided in the Articles of Merger and in Section 1.10. The Merger shall not change the shares of beneficial interest of Equity Office outstanding immediately prior to the Merger. Prior to or as of the Effective Time, the Equity Office Declaration of Trust shall be amended, in accordance with Title 8 and the terms of the Equity Office Declaration of Trust, as follows:

(i) by the adoption by the Equity Office Board of Trustees of the articles supplementary substantially in the form set forth on Exhibit D to provide for the creation of the Equity Office Series E Preferred Shares (as defined herein) and the Equity Office Series E Preferred Excess Shares (as defined herein);

(ii) by the adoption by the Equity Office Board of Trustees of the articles supplementary substantially in the form set forth on Exhibit E to provide for the creation of the Equity Office Series F

Preferred Shares (as defined herein) and the Equity Office Series F Preferred Excess Shares (as defined herein);

(iii) by the adoption by the Equity Office Board of Trustees of the articles supplementary substantially in the form set forth on Exhibit F to provide for the creation of the Equity Office Series G Preferred Shares (as defined herein) and the Equity Office Series G Preferred Excess Shares (as defined herein); and

(iv) by the adoption by the Equity Office Board of Trustees of the articles supplementary substantially in the form set forth on Exhibit G to provide for the creation of the Equity Office Series H Preferred Shares (as defined herein) and the Equity Office Series H Preferred Excess Shares (as defined herein).

      1.9  Effect on Partnership Interests. The effect of the Partnership Merger on the partnership interests of Spieker Partnership shall be as provided in the Delaware Certificate of Merger and in Section 1.10. The Partnership Merger shall not change the partnership interests of EOP Partnership outstanding immediately prior to the Merger. Prior to or as of the Effective Time, the EOP Partnership Agreement shall be amended, in accordance with the DRULPA and the terms of the EOP Partnership Agreement, by the adoption by Equity Office, in its capacity as the general partner of EOP Partnership, of an amendment substantially in the form set forth on Exhibit H in order to provide for the creation of (i) if necessary, the Equity Office Series D Preferred OP Units (as defined herein), (ii) the Equity Office Series E Preferred OP Units (as defined herein), (iii) the Equity Office Series F Preferred OP Units (as defined herein), (iv) the Equity Office Series G Preferred OP Units (as defined herein) and (v) the Equity Office Series H Preferred OP Units (as defined herein).

      1.10  Partnership Merger Consideration; Merger Consideration.

      (a)  Partnership Merger Consideration. The consideration to be paid to holders of Partnership Units (as defined in the Spieker Partnership Agreement) and Partnership Interests (as defined in the Spieker Partnership Agreement) of Spieker Partnership in the Partnership Merger (collectively, the “Partnership Merger Consideration”) is as follows:

(i) Each Partnership Unit (as defined in the Spieker Partnership Agreement) of Spieker Partnership, excluding all Partnership Units allocated to the Spieker Preferred OP Units (as defined herein) (“Spieker OP Units”), outstanding immediately prior to the Effective Time of the Partnership Merger shall be exchanged for 1.94462 Class A Units (as defined in the EOP Partnership Agreement) of EOP Partnership (“Equity Office OP Units”). The holders of the Equity Office OP Units issued in the Partnership Merger (other than Spieker and Spieker Subsidiaries (as defined herein)) shall be entitled to redeem such Equity Office OP Units immediately following the consummation of the Partnership Merger (and thereafter) pursuant to the terms of the EOP Partnership Agreement, except that for purposes of the exchange provisions thereof such Equity Office OP Units shall be deemed to have been issued as of the date the related Spieker OP Units were issued by Spieker Partnership (or if earlier, one year prior to the Effective Time of the Partnership Merger), and shall be entitled to the same rights and privileges as the holders of Equity Office OP Units outstanding on the date hereof.

(ii) The Series A Preferred Interest (as defined in the Spieker Partnership Agreement) of Spieker Partnership (“Spieker Series A Preferred OP Unit”) outstanding immediately prior to the Effective Time of the Partnership Merger, if any, shall be exchanged for 1,000,000 Series D Preferred Units (as defined in the EOP Partnership Agreement), designated a Series D Preferred Unit, of EOP Partnership (each, an “Equity Office Series D Preferred OP Unit”).

(iii) The Series B Cumulative Redeemable Preferred Interest (as defined in the Spieker Partnership Agreement) of Spieker Partnership (“Spieker Series B Preferred OP Unit”) outstanding immediately prior to the Effective Time of the Partnership Merger shall be exchanged for 4,250,000 Series E Preferred Units (as defined in the EOP Partnership Agreement), designated a Series E Preferred Unit, of EOP Partnership (each, an “Equity Office Series E Preferred OP Unit”).

(iv) The Series C Cumulative Redeemable Preferred Interest (as defined in the Spieker Partnership Agreement) of Spieker Partnership (“Spieker Series C Preferred OP Unit”) outstanding immediately prior to the Effective Time of the Partnership Merger shall be exchanged for 6,000,000 Series F Preferred Units (as defined in the EOP Partnership Agreement), designated a Series F Preferred Unit, of EOP Partnership (each, an “Equity Office Series F Preferred OP Unit”).

(v) Each Series D Preferred Unit (as defined in the Spieker Partnership Agreement) of Spieker Partnership (“Spieker Series D Preferred OP Unit”) outstanding immediately prior to the Effective Time of the Partnership Merger shall be exchanged for one Series G Preferred Unit (as defined in the EOP Partnership Agreement), designated a Series G Preferred Unit, of EOP Partnership (“Equity Office Series G Preferred OP Unit”).

(vi) The Series E Cumulative Redeemable Preferred Interest (as defined in the Spieker Partnership Agreement) of Spieker Partnership (“Spieker Series E Preferred OP Unit”) outstanding immediately prior to the Effective Time of the Partnership Merger shall be exchanged for 4,000,000 Series H Preferred Units (as defined in the EOP Partnership Agreement), designated a Series H Preferred Unit, of EOP Partnership (each, an “Equity Office Series H Preferred OP Unit”).

      As used herein, (i) “Spieker Preferred OP Units” means, collectively, Spieker Series A Preferred OP Units, Spieker Series B Preferred OP Units, Spieker Series C Preferred OP Units, Spieker Series D Preferred OP Units and Spieker Series E Preferred OP Units and (ii) “Equity Office Preferred OP Units” means, collectively, Equity Office Series D Preferred OP Units, Equity Office Series E Preferred OP Units, Equity Office Series F Preferred OP Units, Equity Office Series G Preferred OP Units and Equity Office Series H Preferred OP Units.

      (b)  Merger Consideration. The consideration to be paid to holders of capital stock of Spieker in the Merger (collectively, the “Merger Consideration”) is as follows:

(i) Each share of Common Stock, par value $.0001 per share, of Spieker (“Spieker Common Stock”) issued and outstanding immediately prior to the Effective Time of the Merger, together with the associated Spieker Right (as defined herein), shall be converted into the right to receive (a) an amount of cash computed as set forth in subparagraph (A) below (the “Cash Amount Per Share”), without interest, and (b) a number of validly issued, fully paid and nonassessable common shares of beneficial interest, $.01 par value per share, of Equity Office (“Equity Office Common Shares”) computed as set forth in subparagraph (B) below (the “Stock Amount Per Share”), as follows:

(A) The Cash Amount Per Share shall be an amount of cash, without interest, equal to $13.50.

(B) The Stock Amount Per Share shall be 1.49586 Equity Office Common Shares.

(ii) Each share of Series A Preferred Stock (par value $.0001 per share), liquidation preference $25.00 per share, of Spieker (“Spieker Series A Preferred Share”) issued and outstanding immediately prior to the Effective Time of the Merger, if any, shall be converted into the right to receive one Series D preferred share of beneficial interest, $0.01 par value per share, liquidation preference $25.00 per share, of Equity Office (“Equity Office Series D Preferred Share”);

(iii) Each share of Series B Cumulative Redeemable Preferred Stock (par value $.0001 per share), liquidation preference $25.00 per share, of Spieker (“Spieker Series B Preferred Share”) issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive one Series E preferred share of beneficial interest, $0.01 par value per share, liquidation preference $25.00 per share, of Equity Office (“Equity Office Series E Preferred Share”). The Equity Office Series E Preferred Shares shall have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of the Spieker Series B Preferred Shares outstanding on the date hereof;

(iv) Each share of Series C Cumulative Redeemable Preferred Stock (par value $.0001 per share), liquidation preference $25.00 per share, of Spieker (“Spieker Series C Preferred Share”) issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive one Series F preferred share of beneficial interest, $0.01 par value per share, liquidation preference $25.00 per share, of Equity Office (“Equity Office Series F Preferred Share”). The Equity Office Series F Preferred Shares shall have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of the Spieker Series C Preferred Shares outstanding on the date hereof;

(v) Each share of Series D Cumulative Redeemable Preferred Stock (par value $.0001 per share), liquidation preference $50.00 per share, of Spieker (“Spieker Series D Preferred Shares”) issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive one Series G preferred share of beneficial interest, $0.01 par value per share, liquidation preference $50.00 per share, of Equity Office (“Equity Office Series G Preferred Share”). The Equity Office Series G Preferred Shares shall have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of the Spieker Series D Preferred Shares outstanding on the date hereof;

(vi) Each share of Series E Cumulative Redeemable Preferred Stock (par value $.0001 per share), liquidation preference $25.00 per share, of Spieker (“Spieker Series E Preferred Share”) issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive one Series H preferred share of beneficial interest, $0.01 par value per share, liquidation preference $25.00 per share, of Equity Office (“Equity Office Series H Preferred Share”). The Equity Office Series H Preferred Shares shall have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of the Spieker Series E Preferred Shares outstanding on the date hereof. As used herein, (i) “Spieker Preferred Stock” means, collectively, Spieker Series A Preferred Shares, Spieker Series B Preferred Shares, Spieker Series C Preferred Shares, Spieker Series D Preferred Shares and Spieker Series E Preferred Shares and (ii) “Equity Office Preferred Shares” means, collectively, Equity Office Series D Preferred Shares, Equity Office Series E Preferred Shares, Equity Office Series F Preferred Shares, Equity Office Series G Preferred Shares and Equity Office Series H Preferred Shares;

(vii) All shares of Spieker Common Stock, together with the associated Spieker Right, when so converted as provided in Section 1.10(b)(i), and all shares of Spieker Preferred Stock, when so converted as provided in Sections 1.10(b)(ii)-(vi), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (a “Certificate”) theretofore representing any such shares shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificate in accordance with Section 1.13(c), as applicable, (A) any dividends and other distributions in accordance with Section 1.13(d), (B) certificates representing the Equity Office Common Shares into which such shares of Spieker Common Stock are converted pursuant to Section 1.10(b)(i), (C) cash, without interest, into which such shares of Spieker Common Stock are converted pursuant to Section 1.10(b)(i), (D) certificates representing the Equity Office Series D Preferred Shares into which Spieker Series A Preferred Shares are converted pursuant to Section 1.10(b)(ii), if any, (E) certificates representing the Equity Office Series E Preferred Shares into which Spieker Series B Preferred Shares are converted pursuant to Section 1.10(b)(iii), (F) certificates representing the Equity Office Series F Preferred Shares into which Spieker Series C Preferred Shares are converted pursuant to Section 1.10(b)(iv), (G) certificates representing the Equity Office Series G Preferred Shares into which Spieker Series D Preferred Shares are converted pursuant to Section 1.10(b)(v), (H) certificates representing the Equity Office Series H Preferred Shares into which Spieker Series E Preferred Shares are converted pursuant to Section 1.10(b)(vi), and (I) any cash, without interest, in lieu of fractional Equity Office Common Shares to be issued or paid in consideration for Spieker Common Stock upon the surrender of such Certificate in accordance with Sections 1.13(c) and 1.13(g).

      1.11  Partner Approval. Spieker shall seek the requisite approval of the partners of Spieker Partnership of this Agreement, the Merger, the withdrawal of Spieker as general partner and the Partnership Merger to the extent required by the Spieker Partnership Agreement or applicable law to effectuate the transactions contemplated by this Agreement (collectively, the “Spieker Partner Approvals”). Equity Office shall seek the requisite approval of the partners of EOP Partnership of the Merger and the Partnership Merger to the extent required by the EOP Partnership Agreement or applicable law to effectuate the transactions contemplated by this Agreement (collectively, the “Equity Office Partner Approvals,” and together with the Spieker Partner Approvals, the “Partner Approvals”).

      1.12  Appraisal or Dissenters Rights. The holders of Spieker Common Stock, Spieker Preferred Stock (other than the Spieker Series A Preferred Shares), Equity Office Common Shares, Equity Office Existing Preferred Shares, Equity Office OP Units or Equity Office Existing Preferred Shares are not entitled under applicable law to appraisal, dissenters or similar rights as a result of the Mergers. Pursuant to Section 3-202 of the Maryland General Corporation Law, the holders of Spieker Series A Preferred Shares are entitled to dissenter’s rights in accordance with the Maryland General Corporation Law. Pursuant to Section 15679.2 of the CRULPA, the holders of Spieker OP Units and Spieker Preferred OP Units are entitled to dissenters rights in accordance with the CRULPA but not otherwise.

      1.13  Exchange of Certificates; Pre-Closing Dividends; Fractional Shares.

      (a)  Exchange Agent. Prior to the Effective Time, Equity Office shall appoint Equiserve LLC as the exchange agent, or another bank or trust company reasonably acceptable to Spieker, to act as exchange agent (the “Exchange Agent”) for the exchange of the Merger Consideration upon surrender of certificates representing issued and outstanding shares of Spieker Common Stock and each series of Spieker Preferred Stock.

      (b)  Equity Office to Provide Merger Consideration; Spieker to Provide Funds for Final Spieker Dividend. Equity Office shall provide to the Exchange Agent on or before the Effective Time of the Merger, for the benefit of the holders of Spieker Common Stock and each series of Spieker Preferred Stock, the Merger Consideration issuable in exchange for the issued and outstanding Spieker Common Stock and each series of Spieker Preferred Stock pursuant to Section 1.10, together with any cash required to make payments in lieu of any fractional shares pursuant to Section 1.13(g) (the “Exchange Fund”). The Exchange Agent (or other depository acting for the benefit of the Exchange Agent) shall invest any cash included in the Exchange Fund as directed by Equity Office, on a daily basis. Any interest or other income resulting from such investments shall be paid to Equity Office. Spieker shall provide to the Exchange Agent not later than one business day prior to the Effective Time of the Merger, for the benefit of the holders of Spieker Common Stock and each series of Spieker Preferred Stock, cash payable in respect of any dividends required pursuant to Section 1.13(d)(i). Such cash shall be invested in accordance with written directions delivered by Spieker to the Exchange Agent or other depository not later than one business day prior to the Effective Time of the Merger, with any interest or other income earned on such investments to be paid to Equity Office as the successor to Spieker in the Merger.

      (c)  Exchange Procedure. Equity Office shall use commercially reasonable efforts to cause the Exchange Agent, no later than the fifth business day after the Closing Date, to mail to each holder of record of a Certificate or Certificates which immediately prior to the Effective Time represented outstanding shares of Spieker Common Stock or any series of Spieker Preferred Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.10(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Equity Office may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration together with any dividends or distributions to which such holder is entitled pursuant to Section 1.13(d) and cash, if any, payable in lieu of fractional shares pursuant to Section 1.13(g). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, (i) the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Spieker Common Stock or a series of Spieker Preferred Stock, as applicable, theretofore represented by such Certificate shall have been converted pursuant to Section 1.10(b), together with any dividends or other distributions to which such holder is entitled pursuant to Section 1.13(d) and cash, if any, payable in lieu of fractional shares pursuant to Section 1.13(g), (ii) Equity Office shall use commercially reasonable efforts to cause the Exchange Agent to mail (or make available for collection by hand if so elected by the surrendering holder) such amount to such holder within five business days after receipt thereof, and (iii) the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Spieker Common Stock or any series of Spieker Preferred Stock which is not registered in the transfer records of Spieker, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a Person other than the registered holder of such Certificate or establish to the satisfaction of Equity Office that such tax or taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 1.13, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of Spieker Common Stock or any series of Spieker Preferred Stock heretofore represented by such Certificate shall have been converted pursuant to Section 1.10, and any dividends or other distributions to which such holder is entitled pursuant to Section 1.13(d) and any cash payable in lieu of fractional shares pursuant to Section 1.13(g). No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate or on any cash payable pursuant to Section 1.13(d) or Section 1.13(g). Equity Office or the Exchange Agent, as applicable, shall be entitled, in its sole and absolute discretion, to deduct and withhold from the cash, Equity Office Common Shares or Equity Office Preferred Shares (as defined herein), or any combination thereof, that otherwise is payable pursuant to this Agreement to any holder of shares of Spieker Common Stock or any series of Spieker Preferred Stock such amounts as Equity Office or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. For this purpose, any Equity Office Common Shares or Equity Office Preferred Shares deducted and withheld by Equity Office shall be valued at the last trading price of the Equity Office Common Shares or the Equity Office Preferred Shares, as applicable, on the New York Stock Exchange on the Effective Date of the Merger (or in the event that a series of Equity Office Preferred Shares does not trade on the New York Stock Exchange, at the liquidation preference (excluding unpaid dividends) per Equity Office Preferred Share). To the extent that amounts are so withheld by Equity Office or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Spieker Common Stock or a series of Spieker Preferred Stock, as applicable, in respect of which such deduction and withholding was made by Equity Office or the Exchange Agent.

      (d)  Record Dates for Final Dividends; Distributions with Respect to Unexchanged Shares.

(i) If and to the extent necessary for Spieker to satisfy the requirements of Section 857(a)(1) of the Code for the taxable year of Spieker ending at the Effective Time of the Merger (and to avoid the payment of any tax with respect to undistributed income or gain), Spieker shall declare a dividend (the “Final Spieker Dividend”) to holders of shares of Spieker Common Stock and each series of Spieker Preferred Stock, if and to the extent required by the terms thereof, the record date for which shall be the close of business on the last business day prior to the Effective Time of the Merger, in an amount equal to the minimum dividend sufficient to permit Spieker to satisfy such requirements. Any dividends payable hereunder to holders of Spieker Common Stock and, if applicable, each series of Spieker Preferred Stock shall be paid on the last business day immediately preceding the Closing Date. In the event that Spieker is required to declare a Final Spieker Dividend with respect to the Spieker Common Stock, Spieker Partnership shall simultaneously declare a distribution (the “Final Spieker Partnership Distribution”) to holders of Spieker OP Units in an amount per unit equal to the Final Spieker Dividend payable per share of Spieker Common Stock, together with any distributions required to be paid to holders of Spieker Preferred OP Units by reason of the payment of either the Final Spieker Dividend or the Final Spieker Partnership Distribution with respect to Spieker OP Units, the record date for which shall be the close of business on the last business day prior to the Effective Time of the Partnership Merger. The distribution payable hereunder to holders of Spieker OP Units and, if applicable, Spieker Preferred OP Units, shall be paid on the last business day immediately preceding the Closing Date.

(ii) If Spieker determines that it is necessary to declare the Final Spieker Dividend, Spieker shall notify Equity Office at least 20 days prior to the date for the Spieker Stockholders Meeting, and Equity Office shall be entitled to declare a dividend per share payable to holders of shares of Equity Office Common Shares (in which event EOP Partnership shall declare a distribution per unit payable to holders of Equity Office OP Units if a distribution has been declared on the Equity Office Common Shares), the record dates for which shall be the close of business on the last business day prior to the Effective Time, in an amount per Equity Office Common Share (and Equity Office OP Unit) equal to the quotient obtained by dividing (x) the Final Spieker Dividend paid by Spieker with respect to each share of Spieker Common Stock by (y) 1.94462 (the “Corresponding Equity Office Dividends and Distributions”). If, and to the extent, the terms of any series of Equity Office Preferred Shares or Equity Office Preferred OP Units require the payment of a dividend or distribution by reason of the payment of the Corresponding Equity Office Dividends and Distributions, Equity Office and EOP Partnership shall declare and pay any such required dividends and distributions. The Corresponding Equity Office Dividends and Distributions (and any dividends payable to holders of Equity Office Preferred Shares and distributions payable to holders of Equity Office Preferred OP Units) shall be in addition to any Additional Corresponding Equity Office Dividends and Distributions (and any dividends payable to holders of Equity Office Preferred Shares and distributions payable to holders of Equity Office Preferred OP Units) payable pursuant to Section 5.10.

(iii) No dividends or other distributions with respect to Equity Office Common Shares or any series of Equity Office Preferred Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Equity Office Common Shares or such series of Equity Office Preferred Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.13(g), in each case until the surrender of such Certificate in accordance with this Section 1.13. Subject to the effect of applicable escheat laws, following surrender of any such Certificate (A) with respect to Certificates that represent the right to receive Equity Office Common Shares, there shall be paid to the holder of such Certificate, without interest, (i) at the time of such surrender, the amount of any cash payable pursuant to Section 1.10 and/or in lieu of any fractional Equity Office Common Shares to which such holder is entitled pursuant to Section 1.13(g) and (ii) (x) at the time of such surrender the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Equity Office Common Shares, without interest, and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole Equity Office Common Shares and (B) with respect to Certificates that represent the right to receive any series of Equity Office Preferred Shares, there shall be paid to the holder of such Certificate, without interest, (x) at the time of such surrender the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Equity Office Preferred Shares and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such Equity Office Preferred Shares.

      (e)  No Further Ownership Rights in Spieker Common Stock and Spieker Preferred Stock. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 1.13 (including any cash paid pursuant to Section 1.13(g)) shall be deemed to have been paid in full satisfaction of all rights pertaining to the Spieker Common Stock and each series of Spieker Preferred Stock, as applicable, theretofore represented by such Certificates; provided, however, that Spieker shall transfer to the Exchange Agent cash sufficient to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Spieker on such Spieker Common Stock or any such series of Spieker Preferred Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the stock transfer books of Spieker of the Spieker Common Stock or any series of Spieker Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Equity Office for any reason, they shall be canceled and exchanged as provided in this Section 1.13.

      (f)  No Liability. None of Spieker, Equity Office or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration or dividends delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Exchange Fund delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for 12 months after the Effective Time shall be redelivered by the Exchange Agent to Equity Office, upon demand, and any holders of Certificates who have not theretofore complied with Section 1.13(c) shall thereafter look only to Equity Office for delivery of the Merger Consideration, any cash payable in lieu of fractional shares pursuant to Section 1.13(g) and any unpaid dividends, subject to applicable escheat and other similar laws.

      (g)  No Fractional Shares; No Fractional Equity Office OP Units

(i) No certificates or scrip representing fractional Equity Office Common Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a shareholder of Equity Office.

(ii) No fractional Equity Office Common Shares shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional Equity Office Common Shares pursuant to this Agreement, each holder of Spieker Common Stock shall be paid an amount in cash (without interest), rounded to the nearest cent (with .5 of a cent rounded up), determined by multiplying (i) the average closing price of one Equity Office Common Share on the New York Stock Exchange on the five trading days immediately preceding the Closing Date by (ii) the fraction of an Equity Office Common Share which such holder would otherwise be entitled to receive under this Section 1.13.

(iii) No fractional Equity Office OP Units shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional Equity Office OP Units pursuant to this Agreement, each holder of Spieker OP Units who would receive, based on the exchange ratio specified in Section 1.10(a)(i), a number of Equity Office OP Units that is not a whole number shall receive instead a number of Equity Office OP Units that is equal to the whole number that is nearest to the number of Equity Office OP Units that otherwise would be paid to such holder of Spieker OP Units based on Section 1.10(a)(i) (with .5 of a Spieker OP Unit rounded up).

      (h)  Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Equity Office or the Exchange Agent, the posting by such Person of a bond in such reasonable amount as Equity Office or the Exchange Agent reasonably may direct (but consistent with the practices Equity Office applies to its own shareholders) as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the cash, Equity Office Common Shares or Equity Office Preferred Shares to which the holders thereof are entitled pursuant to Section 1.10, any cash payable pursuant to Section 1.13(g) to which the holders thereof are entitled and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.13(d).

(i) Applicability to Partnership Merger. Except for the provisions relating to the Exchange Agent, certificates, the exchange procedure and fractional Equity Office Common Shares, (which shall not be applicable), all other provisions of this Section 1.13 shall apply to Spieker Partnership, EOP Partnership, the Spieker OP Units and the Spieker OP Preferred Units with respect to the Partnership Merger.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SPIEKER AND SPIEKER PARTNERSHIP

      Except as specifically set forth in the Spieker SEC Documents (as defined herein) or in the schedule delivered to Equity Office prior to the execution hereof and identified by either co-Chief Executive Officer of

Spieker as the disclosure letter to this Agreement (the “Spieker Disclosure Letter”), Spieker and Spieker Partnership represent and warrant to Equity Office and EOP Partnership as follows:

      2.1  Organization, Standing and Power. Spieker is a corporation duly incorporated, validly existing and in good standing under the laws of Maryland. Spieker has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. The Articles of Incorporation, as amended and supplemented, of Spieker (the “Spieker Articles”) are in effect, and no dissolution, revocation or forfeiture proceedings regarding Spieker have been commenced. Spieker is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Spieker Material Adverse Effect (as defined herein). As used in this Agreement, a “Spieker Material Adverse Effect” means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of Spieker, Spieker Partnership and the Spieker Subsidiaries (as defined herein), taken as a whole, except, in each case, as a result of (i) changes in general economic conditions nationally or regionally, (ii) changes affecting the real estate industry generally which do not affect Spieker or Spieker Partnership, as the case may be, materially disproportionately relative to other participants in the real estate industry similarly situated, or (iii) in and of itself and without the occurrence of any other Spieker Material Adverse Effect, changes in the trading prices of Spieker Common Stock or any series of Spieker Preferred Stock. Spieker has delivered to Equity Office complete and correct copies of the Spieker Articles and the Amended and Restated Bylaws of Spieker (the “Spieker Bylaws”), in each case, as amended or supplemented to the date of this Agreement.

      2.2  Spieker Subsidiaries.

      (a)  Schedule 2.2 to the Spieker Disclosure Letter sets forth (i) each Subsidiary (as defined herein) of Spieker (the “Spieker Subsidiaries”) and Spieker TRS (which Spieker TRS constitutes the only entity in which Spieker owns a non-voting equity interest and has no right to control except as set forth in Schedule 2.4 of the Spieker Disclosure Letter), (ii) the ownership interest therein of Spieker, (iii) if not directly or indirectly wholly owned by Spieker, the identity and ownership interest of each of the other owners of such Spieker Subsidiary or Spieker TRS, as applicable, (iv) each office property and other commercial property owned by such Spieker Subsidiary or Spieker TRS, as applicable, and (v) if not wholly owned by such Spieker Subsidiary or Spieker TRS, as applicable, the identity and ownership interest of each of the other owners of such property. As used in this Agreement, “Subsidiary” of any Person (as defined herein) means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest, or (ii)(A) 10% or more of the voting power of the voting capital stock or other voting equity interests, or (B) 10% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. As used herein, “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity. Schedule 2.2 of the Spieker Disclosure Letter sets forth a true and complete list of the equity securities owned by Spieker, any Spieker Subsidiary or Spieker TRS, in any corporation, partnership, limited liability company, joint venture or other legal entity, excluding Spieker Subsidiaries and Spieker TRS.

      (b)  Except as set forth in Schedule 2.2 to the Spieker Disclosure Letter, (i) all of the outstanding shares of capital stock owned by Spieker, or Spieker Subsidiary or Spieker TRS of each Spieker Subsidiary and Spieker TRS that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive or similar rights, and (B) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) and (ii) all equity interests in each Spieker Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Spieker, by another Spieker Subsidiary or Spieker TRS or by Spieker and another Spieker Subsidiary or Spieker TRS are owned free and clear of all Liens other than pledges, if any, contained in organizational documents of such Spieker Subsidiary and given to secure performance thereunder. Each Spieker Subsidiary and Spieker TRS that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each Spieker Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Each Spieker Subsidiary and Spieker TRS is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Spieker Material Adverse Effect. Complete and correct copies of the articles of incorporation, bylaws, organization documents and partnership, joint venture and operating agreements of each Spieker Subsidiary and Spieker TRS, as amended to the date of this Agreement, have been previously delivered or made available to Equity Office. No effective amendment has been made to the Spieker Partnership Agreement since February 28, 2000.

      2.3  Capital Structure.

      (a)  The authorized shares of capital stock of Spieker consist of 1,000,000,000 shares of capital stock, par value $.0001 per share, 649,000,000 of which are classified as Spieker Common Stock, 2,000,000 of which are classified as Class B Common Stock (par value $.0001 per share) of Spieker (“Spieker Class B Common Stock”), 1,500,000 of which are classified as Class C Common Stock (par value $.0001 per share) of Spieker (“Spieker Class C Common Stock”), 1,000,000 of which are classified as Series A Preferred Shares, 5,000,000 of which are classified as Series B Preferred Shares, 6,000,000 of which are classified as Series C Preferred Shares, 1,500,000 of which are classified as Series D Preferred Shares, 4,000,000 of which are classified as Series E Preferred Shares and 330,000,000 of which are classified as Excess Stock. 65,923,946 shares of Spieker Common Stock are issued and outstanding on the date of this Agreement; no shares of Spieker Class B Common Stock are issued and outstanding on the date of this Agreement; no shares of Spieker Class C Common Stock are issued and outstanding on the date of this Agreement; 1,000,000 Spieker Series A Preferred Shares are issued and outstanding on the date of this Agreement; 4,250,000 Spieker Series B Preferred Shares are issued and outstanding on the date of this Agreement; 6,000,000 Spieker Series C Preferred Shares are issued and outstanding on the date of this Agreement; no shares of Spieker Series D Preferred Shares are issued and outstanding on the date of this Agreement; 4,000,000 Spieker Series E Preferred Shares are issued and outstanding on the date of this Agreement. 6,500,000 shares of Spieker Participating Preferred Stock (par value $.0001 per share) have been reserved for issuance pursuant to the Spieker Rights Plan and none are outstanding.

      (b)  Set forth in Schedule 2.3(b) to the Spieker Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase shares of Spieker Common Stock or Spieker OP Units granted under Spieker’s Amended and Restated 1993 Directors’ Stock Option Plan, Spieker’s Amended and Restated 1993 Stock Incentive Plan, Spieker Partnership’s Employee Stock Incentive Pool or any other formal or informal arrangement (collectively, the “Spieker Stock Options”); and (ii) except for the Spieker Rights, the Spieker Series A Preferred Shares and the Spieker OP Units, all other warrants or other rights to acquire Spieker Common Stock, all stock appreciation rights, restricted stock, dividend equivalents, deferred compensation accounts, performance awards, restricted stock unit awards and other awards which are outstanding on the date of this Agreement (“Spieker Stock Rights”). Schedule 2.3(b) to the Spieker Disclosure Letter sets forth for each Spieker Stock Option and Spieker Stock Right (other than Spieker OP Units and Spieker Series A Preferred Shares) the name of the grantee, the date of the grant, the type of grant, the status of the option grants as qualified or nonqualified under Section 422 of the Code, the number of shares of Spieker Common Stock subject to each option or other award, the number and type of shares subject to options or awards that are currently exercisable, the exercise price per share, and the number and type of such shares subject to stock appreciation rights. On the date of this Agreement, except as set forth in this Section 2.3 or excepted therefrom or as set forth in Schedule 2.3(b) to the Spieker Disclosure Letter, no shares of Spieker Common Stock were outstanding or reserved for issuance.

      (c)  All outstanding shares of Spieker Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights under law or the Spieker Articles or Spieker Bylaws, or any contract or instrument to which Spieker is a party or by which it is bound. There are no bonds, debentures, notes or other indebtedness of Spieker having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which shareholders of Spieker may vote.

      (d)  Other than (i) as set forth in this Section 2.3 or in Schedule 2.3(b) to the Spieker Disclosure Letter, (ii) Spieker OP Units, which may be converted into shares of Spieker Common Stock at a rate of one share of Spieker Common Stock for each Spieker OP Unit or, under the circumstances described in Article XI and Exhibit C of the Spieker Partnership Agreement, into cash, shares of Spieker Common Stock or a combination of cash and shares of Spieker Common Stock, (iii) 1,500,000 Spieker Series D Preferred Shares issuable, and reserved for issuance, upon the conversion of Spieker Series D Preferred OP Units, and (iv) 1,219,512 shares of Spieker Common Stock issuable, and reserved for issuance, upon the conversion of the Spieker Series A Preferred Shares, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Spieker or any Spieker Subsidiary or Spieker TRS is a party or by which such entity is bound, obligating Spieker or any Spieker Subsidiary or Spieker TRS to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Spieker or any Spieker Subsidiary or Spieker TRS or obligating Spieker or any Spieker Subsidiary or Spieker TRS to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Spieker or a Spieker Subsidiary or Spieker TRS).

      (e)  As of the date of this Agreement, (i) 75,749,191 Spieker OP Units (including for purposes of this Section 2.3(e) the Spieker Series A Preferred Unit representing 1,000,000 Spieker OP Units) are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights under law or the Spieker Partnership Agreement, or any contract or instrument to which Spieker or Spieker Partnership is a party or by which either is bound, of which 66,923,946 Spieker OP Units (including for purposes of this Section 2.3(e) the Spieker Series A Preferred Unit representing 1,000,000 Spieker OP Units) are owned by Spieker, (ii) the Spieker Series A Preferred OP Unit (which represents 1,000,000 Spieker OP Units) is validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights, and is owned by Spieker, (iii) the Spieker Series B Preferred OP Unit is validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights and is owned by Spieker, (iv) the Spieker Series C Preferred OP Unit is validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights, and is owned by Spieker, (v) 1,500,000 Spieker Series D Preferred OP Units are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights, none of which are owned by Spieker and (vi) the Spieker Series E Preferred OP Unit is validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights, and is owned by Spieker. Schedule 2.3(e) to the Spieker Disclosure Letter sets forth the name of each holder of Spieker OP Units and the number of Spieker OP Units owned by each such holder as of the date of this Agreement. Except as provided in the Spieker Partnership Agreement or as contemplated by this Agreement, the Spieker OP Units are not subject to any restrictions imposed by Spieker Partnership on the transfer, assignment, pledge, distribution, encumbrance or other disposition thereof (either voluntarily or involuntarily and with or without consideration) or on the exercise of the voting rights thereof provided in the Spieker Partnership Agreement. Except as provided in the Spieker Partnership Agreement, Spieker Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, the issuance or sale of interests in Spieker Partnership, whether issued or unissued, or securities convertible into or exchangeable or exercisable for interests in Spieker Partnership.

      (f)  All dividends on Spieker Common Stock and each series of Spieker Preferred Stock and all distributions on Spieker OP Units and Spieker Preferred OP Units, which have been declared prior to the date of this Agreement, have been paid in full.

      (g)  Set forth on Schedule 2.3(g) to the Spieker Disclosure Letter is a list of each registration rights agreement or other agreement between Spieker and/or Spieker Partnership, on the one hand, and one or more other parties, on the other hand, which sets forth the rights of any such other party or parties to cause the registration of any securities of Spieker and/or Spieker Partnership pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

      2.4  Other Interests. Except for interests in the Spieker Subsidiaries, Spieker TRS and certain other entities as set forth in Schedule 2.4 to the Spieker Disclosure Letter (the “Spieker Other Interests”), none of Spieker, Spieker Partnership, any Spieker Subsidiary or Spieker TRS owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust, limited liability company or other entity (other than investments in short-term investment securities). With respect to the Spieker Other Interests, Spieker Partnership is a partner, member or shareholder in good standing, and owns such interests free and clear of all Liens. None of Spieker, Spieker Partnership, any Spieker Subsidiary or Spieker TRS is in material breach of any agreement, document or contract which is of a material nature governing its rights in or to the Spieker Other Interests, all of which agreements, documents and contracts are (a) listed in Schedule 2.4 to the Spieker Disclosure Letter, (b) unmodified except as described therein and (c) to the Knowledge of Spieker (as defined herein), in full force and effect. To the Knowledge of Spieker, the other parties to any such agreement, document or contract which is of a material nature are not in material breach of any of their respective obligations under such agreements, documents or contracts.

      2.5  Authority; Noncontravention; Consents.

      (a)  Spieker has the requisite corporate power and authority to enter into this Agreement and, subject to the requisite Spieker stockholder approval of the Merger and any other matters reasonably and timely requested by any other party to effectuate the transactions contemplated by this Agreement (collectively, the “Spieker Stockholder Approvals”) and the Spieker Partner Approvals (as defined herein), to consummate the transactions contemplated by this Agreement to which Spieker is a party. The execution and delivery of this Agreement by Spieker and the consummation by Spieker of the transactions contemplated by this Agreement to which Spieker is a party have been duly authorized by all necessary action on the part of Spieker, except for and subject to the Spieker Stockholder Approvals and the Spieker Partner Approvals. This Agreement has been duly executed and delivered by Spieker and constitutes a valid and binding obligation of Spieker, enforceable against Spieker in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

      (b)  Spieker Partnership has the requisite partnership power and authority to enter into this Agreement and, subject to the requisite Spieker Partner Approvals, to consummate the transactions contemplated by this Agreement to which Spieker Partnership is a party. The execution and delivery of this Agreement by Spieker Partnership and the consummation by Spieker Partnership of the transactions contemplated by this Agreement to which Spieker Partnership is a party have been duly authorized by all necessary action on the part of Spieker Partnership, except for and subject to the Spieker Stockholder Approvals and the Spieker Partner Approvals. This Agreement has been duly executed and delivered by Spieker Partnership and constitutes a valid and binding obligation of Spieker Partnership, enforceable against Spieker Partnership in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

      (c)  Except as set forth in Schedule 2.5(c)(1) to the Spieker Disclosure Letter and subject to receipt of the Spieker Stockholder Approvals and the Spieker Partner Approvals, the execution and delivery of this Agreement by Spieker do not, and the consummation of the transactions contemplated by this Agreement to which Spieker is a party and compliance by Spieker with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to material loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Spieker or any Spieker Subsidiary under, (i) the Spieker Articles or Spieker Bylaws or the comparable charter or organizational documents or partnership, operating, or similar agreement (as the case may be) of any Spieker Subsidiary or Spieker TRS, each as amended or supplemented, (ii) any loan or credit agreement, note, bond, mortgage, indenture, merger or other acquisition agreement, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Spieker or any Spieker Subsidiary or Spieker TRS or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, “Laws”) applicable to Spieker or any Spieker Subsidiary or Spieker TRS, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to (x) have a Spieker Material Adverse Effect or (y) prevent or materially impair the ability of Spieker to perform any of its obligations hereunder or prevent or materially threaten or impede the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to Spieker or any Spieker Subsidiary or Spieker TRS in connection with the execution and delivery of this Agreement by Spieker and Spieker Partnership or the consummation by Spieker or any Spieker Subsidiary of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the “SEC”) of (x) the Joint Proxy Statement (as defined herein), and (y) such reports and filings under the Securities Act and Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing and acceptance for record of the Articles of Merger by the Department, (iii) the filing of the Delaware Certificate of Merger with the Office of the Secretary of State of the State of Delaware, (iv) the filing of the California Certificate of Merger with the Secretary of State of the State of California and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 2.5(c)(2) to the Spieker Disclosure Letter, (B) as may be required under (w) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (x) laws requiring transfer, recordation or gains tax filings, (y) federal, state or local environmental laws or (z) the “blue sky” laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Spieker from performing its obligations under this Agreement in any material respect or reasonably be expected to have, individually or in the aggregate, a Spieker Material Adverse Effect.

      2.6  SEC Documents; Financial Statements; Undisclosed Liabilities. Spieker and Spieker Partnership have filed all reports, schedules, forms, statements and other documents required to be filed with the SEC since December 31, 1997 through the date hereof (collectively, including all exhibits thereto and any registration statement filed since such date, the “Spieker SEC Documents”). All of the Spieker SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in each case, the rules and regulations promulgated thereunder applicable to such Spieker SEC Documents. None of the Spieker SEC Documents at the time of filing contained, nor will any report, schedule, form, statement or other document filed by Spieker or Spieker Partnership after the date hereof and prior to the Effective Time contain, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Spieker included in the Spieker SEC Documents or of Spieker Partnership included in the Spieker SEC Documents complied, or will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, or will fairly present, in all material respects in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Spieker and its Subsidiaries or Spieker Partnership and its Subsidiaries, as the case may be, in each case, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (except, in the case of unaudited statements, as permitted by Form 10-Q under the

Exchange Act). Except as set forth in Schedule 2.6(b) to the Spieker Disclosure Letter, Spieker has no Subsidiaries which are not consolidated for accounting purposes. Except for liabilities and obligations set forth in the Spieker SEC Documents or in Schedule 2.6(c) to the Spieker Disclosure Letter, none of Spieker, any Spieker Subsidiary or Spieker TRS has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Spieker or in the notes thereto and which, individually or in the aggregate, would reasonably be expected to have a Spieker Material Adverse Effect.

      2.7  Absence of Certain Changes or Events. Except as disclosed in the Spieker SEC Documents or in Schedule 2.7 to the Spieker Disclosure Letter, since December 31, 1999 (the “Spieker Financial Statement Date”), Spieker, its Subsidiaries and Spieker TRS have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition and disposition of properties and issuance of securities) and there has not been (a) any circumstance, event, occurrence, change or effect that has had a Spieker Material Adverse Effect, nor has there been any circumstance, event, occurrence, change or effect that with the passage of time would reasonably be expected to result in a Spieker Material Adverse Effect, (b) except for regular quarterly distributions not in excess of $0.70 per share of Spieker Common Stock or Spieker OP Unit (subject to changes pursuant to Section 5.10 and to any Final Spieker Dividend payable pursuant to Section 1.13(d)(i)), $0.8536584 per share of Spieker Series A Preferred Shares, of $0.590625 per share of Spieker Series B Preferred Shares, $0.4921875 per share of Spieker Series C Preferred Shares or of $0.50 per share of Spieker Series E Preferred Shares (or, in each case, with respect to the period commencing on the date hereof and ending on the Closing Date, distributions as necessary to maintain REIT (as defined herein) status), in each case with customary record and payment dates, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Spieker Common Stock, the Spieker OP Units or any series of the Spieker Preferred OP Units or the Spieker Preferred Stock, (c) any split, combination or reclassification of the Spieker Common Stock, the Spieker OP Units or any series of the Spieker Preferred OP Units or the Spieker Preferred Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock of Spieker or partnership interests in Spieker Partnership or any issuance of an ownership interest in, any Spieker Subsidiary or Spieker TRS, (d) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Spieker Material Adverse Effect, (e) any change in accounting methods, principles or practices by Spieker or any of its Subsidiaries, Spieker Partnership or any of its Subsidiaries or Spieker TRS materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Spieker SEC Documents or required by a change in GAAP, or (f) any amendment in any material respect of any employment, consulting, severance, retention or any other agreement between Spieker and any officer or director of Spieker.

      2.8  Litigation. Except as disclosed in the Spieker SEC Documents or in Schedule 2.8 to the Spieker Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Spieker, the Spieker Subsidiaries and Spieker TRS (a) which are covered by insurance, subject to a reasonable deductible or retention limit or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of Spieker, a Spieker Subsidiary or the Spieker TRS) or, to the Knowledge of Spieker (as hereinafter defined), threatened in writing against or affecting Spieker, or any Spieker Subsidiary or Spieker TRS that, individually or in the aggregate, would reasonably be expected to (i) have a Spieker Material Adverse Effect or (ii) prevent or materially impair the ability of Spieker to perform any of its obligations hereunder or prevent or materially threaten or impair the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any court or Governmental Entity or arbitrator outstanding against Spieker, any Spieker Subsidiary or Spieker TRS having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Notwithstanding the foregoing, (y) Schedule 2.8 to the Spieker Disclosure Letter sets forth each and every material uninsured claim, equal employment opportunity claim and claim relating to sexual harassment and/or discrimination pending or, to the Knowledge of Spieker, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim, and (z) no claim has been made under any directors’ and officers’ liability insurance policy maintained at any time by Spieker, any of the Spieker Subsidiaries or Spieker TRS.

      2.9  Properties.

      (a)  Except as provided in Schedule 2.2 or Schedule 2.9(a) to the Spieker Disclosure Letter, Spieker or the Spieker Subsidiary or Spieker TRS set forth on Schedule 2.2 to the Spieker Disclosure Letter owns fee simple title to or holds a leasehold interest in each of the real properties identified in Schedule 2.2 to the Spieker Disclosure Letter (the “Spieker Properties”), which are all of the real estate properties owned or leased by them, in each case (except for the Permitted Title Exceptions (as defined herein)) free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title (“Encumbrances”). Schedule 2.2 to the Spieker Disclosure Letter further identifies which of the Spieker Properties are owned in fee simple by Spieker or the Spieker Subsidiary or Spieker TRS and which of the Spieker Properties are subject to a ground lease. Except as set forth in Schedule 2.2 to the Spieker Disclosure Letter, no other Person has any ownership interest in any of the Spieker Properties and any such ownership interest so scheduled does not materially interfere with the present use of, any of the Spieker Properties subject thereto or affected thereby. Except as set forth in Schedule 2.9(a) to the Spieker Disclosure Letter, none of the Spieker Properties is subject to any restriction on the sale or other disposition thereof or on the financing or release of financing thereon. The Spieker Properties are not subject to any rights of way, agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, “Property Restrictions”) or Encumbrances, except for the following (collectively, the “Permitted Title Exceptions”) (i) Property Restrictions and Encumbrances set forth in the Spieker Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, which do not materially adversely affect the current use of any Spieker Property, (iii) Property Restrictions and Encumbrances disclosed on existing title reports or policies or existing surveys or subsequently granted by Spieker or the Spieker Subsidiary or Spieker TRS, which Property Restrictions and Encumbrances, in any event, do not materially interfere with the present use of any of the Spieker Properties subject thereto or affected thereby and (iv) liens for real estate taxes not yet due and payable, mechanics’, carriers’, workmen’s, repairmen’s liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Spieker Properties subject thereto or affected thereby. Schedule 2.9(a) to the Spieker Disclosure Letter lists each of the Spieker Properties which are under development as of the date of this Agreement and describes the status of such development as of the date hereof.

      (b)  Except as provided in Schedule 2.2 or Schedule 2.9(b) to the Spieker Disclosure Letter, valid policies of title insurance (or fully paid and enforceable commitments therefor) have been issued insuring the applicable Spieker Subsidiary’s or Spieker TRS’s (as the case may be) fee simple title or leasehold estate, as the case may be, to the Spieker Properties owned by it in amounts approximately equal to the purchase price therefor paid by such Spieker Subsidiary or Spieker TRS, subject only to the Permitted Title Exceptions and the matters disclosed in the Spieker Disclosure Letter. Such policies are, at the date hereof, in full force and effect. No material claim has been made against any such policy.

      (c)  Except as provided in Schedule 2.9(c) to the Spieker Disclosure Letter, Spieker has no Knowledge (i) that, any certificate, permit or license from any governmental authority having jurisdiction over any of the Spieker Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Spieker Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Spieker Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of the same, the absence of which would reasonably be expected to have a material adverse effect on such Spieker Property, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any of the Spieker Properties issued by any governmental authority which would reasonably be expected to have a material adverse effect on such Spieker Property, (iii) of any structural defects relating to any Spieker Property which would reasonably be expected to have a material adverse effect on such Spieker Property, (iv) of any Spieker Property whose building systems are not in working order so as to have a material adverse effect on such Spieker Property, or (v) of any physical damage to any Spieker Property which would reasonably be expected to have a material adverse effect on such Spieker Property for which there is not insurance in effect covering the cost of the restoration and the loss of revenue (subject to a reasonable deduction or retention limit).

      (d)  Except as set forth in Schedule 2.9(d) to the Spieker Disclosure Letter, none of Spieker, any Spieker Subsidiary or Spieker TRS has received any written or published notice to the effect that (i) any condemnation or involuntary rezoning proceedings are pending or threatened with respect to any of the Spieker Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Spieker Properties or by the continued maintenance, operation or use of the parking areas which would reasonably be expected to have a material adverse effect on such Spieker Property. Except as set forth in Schedule 2.9(d) to the Spieker Disclosure Letter, (i) all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to any Spieker Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation (as defined herein)) have been performed, paid or taken, as the case may be, and (ii) Spieker has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, in each of case (i) and (ii) except as set forth in development or operating budgets for such Spieker Properties delivered to Equity Office and EOP Partnership prior to the date hereof and other than those which would not reasonably be expected to have a Spieker Material Adverse Effect. As used in this Agreement, “Environmental Mitigation” means investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling and analysis, installation, reclamation, closure or post-closure in response to any actual or suspected environmental condition or Hazardous Materials.

      (e)  The rent rolls previously provided by Spieker to Equity Office (the “Spieker Rent Roll”) list each Spieker Space Lease (as defined herein) in effect as of the dates set forth therein, none of which are earlier than December 31, 2000, and, except for omissions or discrepancies that, either individually or in the aggregate, would not reasonably be expected to have a Spieker Material Adverse Effect, all information set forth in the Spieker Rent Roll is true, correct and complete as of the date thereof. “Spieker Space Lease” means each lease or other right of occupancy affecting or relating to a property in which Spieker Partnership (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of the lease agreement or as successor to any prior landlord, but excluding any ground lease. Spieker has made available to Equity Office true, correct and complete copies of all Spieker Space Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. Except as set forth in a delinquency report made available to Equity Office, none of Spieker, any Spieker Subsidiary or Spieker TRS, on the one hand, nor, to the knowledge of Spieker or Spieker Partnership, any other party, on the other hand, is in monetary default under any Spieker Space Lease, except for such defaults that would not reasonably be expected to have a Spieker Material Adverse Effect.

      (f) Schedule 2.9(f) contains a true and complete list, by type of insurance, carrier, coverages (including limits) and term, of all material policies of casualty, liability and other types of insurance (except title insurance) carried by Spieker or any Spieker Subsidiary. All such policies are in full force and effect and neither Spieker nor any Spieker Subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of Spieker or any Spieker Subsidiary or any of their respective assets thereunder.

      2.10  Environmental Matters.

      (a)  “Environmental Law” shall mean all applicable Laws, including any plans, other criteria, or guidelines promulgated pursuant to such Laws, relating to noise control, or the protection of human health, safety and natural resources, animal health or welfare or the environment, including, without limitation, Laws relating to the use, manufacturing, production, generation, installation, recycling, reuse, sale, storage, handling, transport, treatment, release, threatened release or disposal of any Hazardous Materials (including the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. ss 9601 et seq. (“CERCLA”)). “Hazardous Materials” shall mean substances, wastes, radiation or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic, (ii) which are listed, regulated or defined under any Environmental Law, and shall include “hazardous wastes,” “hazardous substances,” “hazardous materials,” “pollutants,” “contaminants,” “toxic substances,” “radioactive materials” or “solid wastes,” (iii) the presence of which on property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the property or to adjacent properties, (iv) which contain without limitation polychlorinated biphenyls (PCBs), asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (v) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions. “Release” shall have the meaning set forth in Section 101 of CERCLA, without regard to the exclusions set forth therein.

      (b) Except as disclosed in the Spieker SEC Documents,

(i) none of Spieker, any of the Spieker Subsidiaries or Spieker TRS or, to Spieker’s Knowledge, any other Person has caused or permitted the presence of any Hazardous Materials at, on or under any of the Spieker Properties and none of Spieker, any of the Spieker Subsidiaries or Spieker TRS has any Knowledge of the presence of any Hazardous Materials at, on or under any of the Spieker Properties, in each of the foregoing cases, such that the presence of such Hazardous Materials (including the presence of asbestos in any buildings or improvements at the Spieker Properties) would, individually or in the aggregate, reasonably be expected to have a Spieker Material Adverse Effect;

(ii) (y) there have been no Releases of Hazardous Materials at, on, under or from (A) the Spieker Properties or (B) any real property previously owned, operated or leased by Spieker, the Spieker Subsidiaries, or Spieker TRS (the “Former Spieker Properties”) during the period of such ownership, operation or tenancy, and (z) none of Spieker, any of the Spieker Subsidiaries or Spieker TRS has any Knowledge of any Releases of Hazardous Materials having occurred or presently occurring at, on, under or from the Spieker Properties or the Former Spieker Properties, which Releases described in changes (y) and (z) would, individually or in the aggregate, reasonably be expected to have a Spieker Material Adverse Effect;

(iii) (y) Spieker, the Spieker Subsidiaries and Spieker TRS have not failed to comply with any Environmental Law, and (z) none of Spieker, any of the Spieker Subsidiaries or Spieker TRS has any liability under the Environmental Laws, except in each of cases (y) and (z) to the extent that any such failure to comply or any such liability, individually or in the aggregate, would not reasonably be expected to have a Spieker Material Adverse Effect; and

(iv) Spieker, the Spieker Subsidiaries and Spieker TRS have been duly issued, and currently have and will maintain through the Closing Date, all permits, licenses, certificates and approvals required under any Environmental Law (collectively, the “Environmental Permits”) necessary to operate their businesses as currently operated except where the failure to obtain and maintain such Environmental Permit would not, individually or in the aggregate, reasonably be expected to have a Spieker Material Adverse Effect. Spieker, the Spieker Subsidiaries and Spieker TRS have timely filed applications for all Environmental Permits. All of the Environmental Permits are transferable and none require consent, notification or other action to remain in full force and effect following consummation of the transactions contemplated hereby.

      (c)  Spieker has previously delivered or made available to Equity Office complete copies of all material information, documents and reports, including, without limitation, environmental investigations and testing or analysis that are in the possession or control of any of Spieker, the Spieker Subsidiaries and Spieker TRS and which relate to compliance with Environmental Laws by any of them or to the past or current environmental condition of the Spieker Properties.

      2.11  Related Party Transactions. Set forth in Schedule 2.11 to the Spieker Disclosure Letter is a list of all material arrangements, agreements and contracts entered into by Spieker, any Spieker Subsidiary and Spieker TRS which are in effect and which are with (a) any investment banker or financial advisor, in each case, relating to any obligation to make, or which could result in the making of, any payment (except pursuant to indemnification obligations), (b) any Person who is an officer, director or Affiliate (as defined herein) of Spieker or any Spieker Subsidiary or Spieker TRS, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate or (c) any Person who acquired Spieker Common Stock, Spieker OP Units or any series of Spieker Preferred OP Units or Spieker Preferred Stock in a private placement. Such documents, copies of all of which have previously been delivered or made available to Equity Office, are listed in Schedule 2.11 to the Spieker Disclosure Letter. As used in this Agreement, the term “Affiliate” shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

      2.12  Employee Benefits. As used herein, the term “Employee Plan” includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, agreement, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”) (“Pension Plan”), and any welfare plan as defined in Section 3(1) of ERISA (“Welfare Plan”)), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by Spieker, any Spieker Subsidiary or Spieker TRS (each, a “Controlled Group Member”) and covering any Controlled Group Member’s active or former employees (or their beneficiaries), (ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Controlled Group Member may otherwise have any material liability (whether or not such Controlled Group Member still maintains such Employee Plan). Each Employee Plan is listed on Schedule 2.12 to the Spieker Disclosure Letter. Except as disclosed in Schedule 2.12 to the Spieker Disclosure Letter, with respect to the Employee Plans:

      (a)  No Controlled Group Member has any continuing liability under any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant’s termination of employment, except as may be required by Section 4980B of the Code or Section 601 (et seq.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

      (b)  Each Employee Plan complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Employee Plan, and, to the Knowledge of Spieker, each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan is tax-exempt under Section 501(a) of the Code and, to the Knowledge of Spieker, no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and Section 501(a) of the Code, respectively. No lawsuits, claims (other than routine claims for benefits) or formal complaints to, or by, any Person or governmental entity have been filed, are pending or, to the Knowledge of Spieker, threatened with respect to any Employee Plan and, to the Knowledge of Spieker, there is no fact or contemplated event which would reasonably be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Pension Plan. Without limiting the foregoing, the following are true with respect to each Employee Plan:

(i) all Controlled Group Members have complied in all material respects with the reporting and disclosure requirements of ERISA, the Code, or both, with respect to each Employee Plan and no Controlled Group Member has incurred any material liability in connection with such reporting or disclosure;

(ii) all contributions and payments with respect to Employee Plans that are required to be made by a Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code; and

(iii) with respect to each such Employee Plan, to the extent applicable, Spieker has delivered to or has made available to Equity Office true and complete copies of (A) plan documents, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the IRS, (C) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and actuarial reports and (D) all related trust agreements, insurance contract or other funding agreements that implement each such Employee Plan.

      (c)  With respect to each Employee Plan, to the Knowledge of Spieker, there has not occurred, and no Person is contractually bound to enter into, any “prohibited transaction” within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA and which could subject Spieker or any Controlled Group Member to material liability.

      (d)  No Controlled Group Member has maintained or been obligated to contribute to any Employee Plan subject to Code Section 412 or Title IV of ERISA. No Employee Plan subject to Code Section 412 or Title IV of ERISA has been terminated.

      (e)  With respect to each Pension Plan maintained by any Controlled Group Member, such Plan provides the Plan Sponsor the authority to amend or terminate the Plan at any time, subject to applicable requirements of ERISA and the Code.

      2.13  Employee Policies. The employee handbooks of Spieker, the Spieker Subsidiaries and Spieker TRS currently in effect have been delivered to Equity Office and fairly and accurately summarize in all material respects all material employee policies, vacation policies and payroll policies.

      2.14  Taxes.

      (a)  Each of Spieker, the Spieker Subsidiaries and Spieker TRS (A) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects, (B) has paid (or Spieker has paid on its behalf) all Taxes (as defined herein) shown on such returns and reports as required to be paid by it, and (C) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 3121, and 3402 of the Code or similar provisions under any foreign laws) and has, within the time period prescribed by law, withheld and paid over to the proper governmental entities all amounts required to be so withheld and paid over under applicable laws and regulations, except, with respect to all of the foregoing, where the failure to file such tax returns and reports or failure to pay such Taxes or failure to comply with such withholding requirements would not reasonably be expected to have a Spieker Material Adverse Effect. The most recent audited financial statements contained in the Spieker SEC Documents reflect an adequate reserve for all material Taxes payable by Spieker, the Spieker Subsidiaries and Spieker TRS for all taxable periods and portions thereof through the date of such financial statements. Since the Spieker Financial Statement Date, Spieker has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and none of Spieker, any Spieker Subsidiary or Spieker TRS has incurred any material liability for Taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed upon Spieker, any Spieker Subsidiary, or Spieker TRS. None of Spieker, any Spieker Subsidiary or Spieker TRS is

the subject of any audit, examination, or other proceeding in respect of federal income Taxes, and to Spieker’s Knowledge, no audit, examination or other proceeding in respect of federal income Taxes involving any of Spieker, any Spieker Subsidiary, or Spieker TRS is being considered by any Tax authority. To the Knowledge of Spieker, no deficiencies for any Taxes have been proposed, asserted or assessed against Spieker, any Spieker Subsidiary or Spieker TRS, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, “Taxes” shall include all taxes, charges, fees, levies and other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding (including, without limitation, dividend withholding and withholding required pursuant to Sections 1445 and 1446 of the Code), social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

      (b)  Spieker (i) for all taxable years for which the Internal Revenue Service could assert a tax liability, has been subject to taxation as a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all such years, (ii) has operated since December 31, 2000 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending on the earlier of December 31, 2001 or the Closing Date and, if later, for the taxable year of Spieker ending on the Closing Date, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to Spieker’s Knowledge, no such challenge is pending or threatened. Each Spieker Subsidiary which is a partnership, joint venture or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership or as an entity that is disregarded for federal income tax purposes and not as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by Spieker of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause Spieker to violate Section 856(c)(4) of the Code. Spieker Partnership is not a publicly traded partnership within the meaning of Section 7704(b) of the Code that is taxable as a corporation pursuant to Section 7704(a) of the Code. Each Spieker Subsidiary which is a corporation has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code. Neither Spieker nor any Spieker Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or Temporary Treas. Reg. §1.337(d)-5T or (y) which is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

      (c)  To Spieker’s knowledge, as of the date hereof, Spieker is a “domestically-controlled” REIT within the meaning of Section 897(h) of the Code.

      2.15  No Payments to Employees, Officers or Directors. Schedule 2.15 to the Spieker Disclosure Letter contains a true and complete list of all arrangements, agreements or plans pursuant to which cash and non-cash payments which will become payable to each employee, officer or director of Spieker, any Spieker Subsidiary or Spieker TRS as a result of the Merger or a termination of service subsequent to the consummation of the Merger. Except as described in Schedule 2.15 to the Spieker Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement or as a result of a termination of service subsequent to the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of Spieker, any Spieker Subsidiary or Spieker TRS. Except as described in Schedule 2.15 of the Spieker Disclosure Letter, there is no agreement or arrangement with any employee, officer or other service provider under which Spieker, any Spieker Subsidiary or any Spieker TRS has agreed to pay any tax that might be owed under Section 4999 of the Code with respect to payments to such individuals.

      2.16  Broker; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Goldman, Sachs & Co. the fees and expenses of which are described in the engagement letter dated February 16, 2001, between Goldman, Sachs & Co. and Spieker, a true, correct and complete copy of which has previously been given to Equity Office, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Spieker or any Spieker Subsidiary.

      2.17  Compliance with Laws. None of Spieker, any Spieker Subsidiary or Spieker TRS has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except in each case to the extent that such violation or failure would not reasonably be expected to have a Spieker Material Adverse Effect.

      2.18  Contracts; Debt Instruments.

      (a)  None of Spieker, any Spieker Subsidiary or Spieker TRS has received a written notice that it is in violation of or in default under (nor to the Knowledge of Spieker does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of Spieker does such a violation or default exist, except in each case to the extent that such violation or default, individually or in the aggregate, would not reasonably be expected to have a Spieker Material Adverse Effect.

      (b)  Except for any of the following expressly identified in the Spieker SEC Documents, Schedule 2.18(b) to the Spieker Disclosure Letter sets forth a list of each material loan or credit agreement, note, bond, mortgage, indenture and any other agreement or instrument pursuant to which any Indebtedness (as defined herein) of Spieker, the Spieker Subsidiaries and Spieker TRS, other than Indebtedness payable to Spieker, a Spieker Subsidiary or the Spieker TRS, is outstanding or may be incurred. For purposes of this Section 2.18, “Indebtedness” shall mean (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof) and (v) guarantees of any such indebtedness of any other Person.

      (c)  To the extent not set forth in response to the requirements of Section 2.18(b), Schedule 2.18(c) to the Spieker Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which Spieker, any Spieker Subsidiary or Spieker TRS is a party or an obligor with respect thereto.

      (d)  Except as set forth in Schedule 2.18(d) of the Spieker Disclosure Letter, none of Spieker, any Spieker Subsidiary or Spieker TRS is a party to any agreement which would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any of the Spieker Properties.

      (e)  None of Spieker, any Spieker Subsidiary or Spieker TRS is a party to any agreement relating to the management of any Spieker Property by any Person other than Spieker, a Spieker Subsidiary or Spieker TRS.

      (f)  None of Spieker, any Spieker Subsidiary or Spieker TRS is a party to any agreement pursuant to which Spieker, any Spieker Subsidiary or Spieker TRS manages or provides services with respect to any real properties other than Spieker Properties, except for the agreements listed in Schedule 2.18(f) to the Spieker Disclosure Letter.

      (g)  Spieker has delivered to Equity Office prior to the date of this Agreement a true and complete capital budget for the year 2001 relating to budgeted capital improvements and development. Schedule 2.18(g) to the Spieker Disclosure Letter lists all material agreements entered into by Spieker, each of the Spieker Subsidiaries and Spieker TRS relating to the development or construction of, or additions or expansions to, any Spieker Real Properties (or any properties with respect to which Spieker has executed as of the date of this Agreement a purchase agreement or other similar agreement) which are currently in effect and under which Spieker or any of the Spieker Subsidiaries or Spieker TRS currently has, or expects to incur, an obligation in excess of $250,000 in the aggregate in the future. True, correct and complete copies of such agreements have previously been delivered or made available to Equity Office.

      (h)  Schedule 2.18(h) to the Spieker Disclosure Letter lists all agreements entered into by Spieker, any Spieker Subsidiary or Spieker TRS providing for the sale of, or option to sell, any Spieker Properties or the purchase of, or option to purchase, by Spieker, any Spieker Subsidiary or Spieker TRS, on the one hand, or the other party thereto, on the other hand, any real estate not yet consummated as of the date hereof.

      (i)  Except as set forth in Schedule 2.18(i) to the Spieker Disclosure Letter, none of Spieker, any Spieker Subsidiary or Spieker TRS has any material continuing contractual liability (A) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by Spieker, any Spieker Subsidiary or Spieker TRS or (B) to pay any additional purchase price for any of the Spieker Properties.

      (j)  Except as set forth in Schedule 2.18(j) to the Spieker Disclosure Letter, none of Spieker, any Spieker Subsidiary or Spieker TRS has entered into or is subject, directly or indirectly, to any “Tax Protection Agreements.” As used herein, a Tax Protection Agreement is an agreement, oral or written, (A) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the Spieker Partnership or any other Spieker Subsidiary that is treated as a partnership for federal income tax purposes, and that (i) prohibits or restricts in any manner the disposition of any assets of Spieker, any Spieker Subsidiary or Spieker TRS, (ii) requires that Spieker, any Spieker Subsidiary or Spieker TRS maintain, put in place, or replace, indebtedness, whether or not secured by one or more of the Spieker Properties, or (iii) requires that Spieker, any Spieker Subsidiary or Spieker TRS offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly (including, without limitation, through a “deficit restoration obligation,” guarantee (including, without limitation, a “bottom” guarantee), indemnification agreement or other similar arrangement), the risk of loss for federal income tax purposes for indebtedness or other liabilities of Spieker, any Spieker Subsidiary or Spieker TRS, (B) that specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of Spieker or a Spieker Subsidiary, or (C) that requires a particular method for allocating one or more liabilities of Spieker or any Spieker Subsidiary under Section 752 of the Code. None of Spieker, any Spieker Subsidiary or Spieker TRS is in violation of or in default under any Tax Protection Agreement.

      2.19  Opinion of Financial Advisor. Spieker has received the written opinion of Goldman, Sachs & Co., Spieker’s financial advisor, to the effect that the proposed consideration to be received by the holders of Spieker Common Stock pursuant to the Merger is fair to such holders from a financial point of view.

      2.20  State Takeover Statutes. Spieker has taken all action necessary to exempt the transactions contemplated by this Agreement between Equity Office and Spieker and its Affiliates from the operation of any “fair price,” “moratorium,” “control share acquisition” or any other anti-takeover statute or similar statute enacted under the laws of the state or federal laws of the United States or similar statute or regulation (a “Takeover Statute”).

      2.21  Stockholder Rights Plan. The Board of Directors of Spieker has resolved to, and Spieker promptly after execution of this Agreement shall, take all action necessary to render the rights (the “Spieker Rights”) issued pursuant to the terms of that certain Stockholder Protection Rights Agreement, dated as of September 10, 1998, between Spieker and The Bank of New York, as rights agent (the “Spieker Rights Agreement”), inapplicable to the Mergers, this Agreement, and the other transactions contemplated hereby.

      2.22  Investment Company Act of 1940. None of Spieker, any Spieker Subsidiary or Spieker TRS is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

      2.23  Definition of “Knowledge of Spieker”. As used in this Agreement, the phrase “Knowledge of Spieker” (or words of similar import) means the actual knowledge of those individuals identified in Schedule 2.23 to the Spieker Disclosure Letter.

      2.24  Required Stockholder Approvals and Partner Approvals. The affirmative vote of the holders of at least a majority of the Spieker Common Stock and the Spieker Series A Preferred Stock outstanding and entitled to vote and voting together as a single class are the only votes of the holders of any class or series of Spieker capital stock necessary or required under this Agreement or under applicable law to approve the Merger and this Agreement. The approval of Spieker and the affirmative vote of at least a majority of each class of Spieker limited partner interests, voting in accordance with the Spieker Partnership Agreement, and the affirmative vote of the outstanding Spieker Series D Preferred OP Units, as set forth in Schedule 2.24 to the Spieker Disclosure Letter, are the only vote of the holders of any class or series of Spieker Partnership’s partnership interests necessary or required under this Agreement or under applicable law to approve this Agreement, the Merger, the withdrawal of Spieker as general partner and the Partnership Merger (including, without limitation, termination of the Spieker Partnership Agreement).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF EQUITY OFFICE AND

EOP PARTNERSHIP

      Except as specifically set forth in the Equity Office SEC Documents (as defined herein) or in the schedule delivered to Spieker prior to the execution hereof and identified by the President or an Executive Vice President of Equity Office as the disclosure letter to this Agreement (the “Equity Office Disclosure Letter”), Equity Office and EOP Partnership represent and warrant to Spieker and Spieker Partnership as follows:

      3.1  Organization, Standing and Power of Equity Office. Equity Office is a real estate investment trust duly organized, validly existing and in good standing under the laws of Maryland. Equity Office has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Equity Office is duly qualified or licensed to do business as a foreign trust and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have an Equity Office Material Adverse Effect (as defined herein). As used in this Agreement, an “Equity Office Material Adverse Effect” means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of Equity Office, EOP Partnership and the Subsidiaries of Equity Office (collectively, “Equity Office Subsidiaries”), taken as a whole, except, in each case, as a result of (i) changes in general economic conditions nationally or regionally, (ii) changes affecting the real estate industry generally which do not affect Equity Office or EOP Partnership, as the case may be, materially disproportionately relative to other participants in the real estate industry similarly situated, or (iii) in and of itself and without the occurrence of any other Equity Office Material Adverse Effect, changes in the trading prices of Equity Office Common Shares or any series of Equity Office Preferred Shares. Equity Office has delivered to Spieker complete and correct copies of the Equity Office Declaration of Trust and the Equity Office Bylaws, as amended or supplemented to the date of this Agreement.

      3.2  Equity Office Subsidiaries.

      (a)  Schedule 3.2(a) to the Equity Office Disclosure Letter sets forth (i) each Equity Office Subsidiary and each entity in which Equity Office or EOP Partnership holds non-voting equity securities (but no voting equity securities) (collectively, the “Equity Office Non-controlled Subsidiaries”), (ii) the ownership interest therein of Equity Office, (iii) if not directly or indirectly wholly owned by Equity Office, the identity and ownership interest of each of the other owners of such Equity Office Subsidiary, (iv) each office property and other commercial property owned by such Equity Office Subsidiary, and (v) if not wholly owned by such Equity Office Subsidiary, the identity and ownership interest of each of the other owners of such property.

      (b)  Except as set forth in Schedule 3.2(b) to the Equity Office Disclosure Letter, (i) all the outstanding shares of capital stock owned by Equity Office, an Equity Office Subsidiary or Equity Office TRS of each

Equity Office Subsidiary and each Equity Office Non-controlled Subsidiary that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive or similar rights and (B) owned free and clear of all Liens and (ii) all equity interests in each Equity Office Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Equity Office, by another Equity Office Subsidiary or by Equity Office and another Equity Office Subsidiary are owned free and clear of all Liens. Each Equity Office Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each Equity Office Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Each Equity Office Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have an Equity Office Material Adverse Effect. Complete and correct copies of the Articles of Incorporation, Bylaws, organization documents and partnership, joint venture and operating agreements of each Equity Office Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to Spieker. No effective amendment has been made to the EOP Partnership Agreement since December 22, 2000 (except to admit substituted limited partners following transfers of Equity Office OP Units).

      3.3  Capital Structure.

      (a)  The authorized shares of beneficial interest of Equity Office consist of 750,000,000 Equity Office Common Shares, 307,728,060 of which were issued and outstanding as of January 31, 2001, and 100,000,000 preferred shares of beneficial interest, 8,000,000 of which are designated as 8.98% Series A Cumulative Redeemable Preferred Shares (“Equity Office Series A Preferred Shares”), 7,000,000 of which are designated as 5.25% Series B Convertible, Cumulative Preferred Shares (“Equity Office Series B Preferred Shares”) and 4,600,000 of which are designated as 8?% Series C Cumulative Redeemable Preferred Shares (“Equity Office Series C Preferred Shares,” and, together with the Equity Office Series A Preferred Shares and the Equity Office Series B Preferred Shares, the “Equity Office Existing Preferred Shares”). As of January 31, 2001, 7,994,000 Equity Office Series A Preferred Shares were issued and outstanding, 6,000,000 Equity Office Series B Preferred Shares were issued and outstanding and 4,562,900 Equity Office Series C Preferred Shares were issued and outstanding.

      (b)  Set forth in Schedule 3.3(b) to the Equity Office Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase Equity Office’s shares of beneficial interest granted under the Employee Share Option and Restricted Share Plan or any other formal or informal arrangement (collectively, the “Equity Office Options”); and (ii) except for the Equity Office Series B Preferred Shares and the Senior Exchangeable Notes due November 15, 2008 of EOP Partnership (the “Equity Office Exchangeable Notes”), all other warrants or other rights to acquire Equity Office’s shares of beneficial interest, all share appreciation rights, phantom shares, dividend equivalents, performance units and performance shares which are outstanding on the date of this Agreement. Schedule 3.3(b) to the Equity Office Disclosure Letter sets forth the Equity Office Options granted to Equity Office’s Chief Executive Officer and four other most highly compensated officers, the date of each grant, the status of each Equity Office Option as qualified or nonqualified under Section 422 of the Code, the number of Equity Office Common Shares subject to each Equity Office Option, the number and type of Equity Office’s Common Shares subject to Equity Office Options that are currently exercisable, the exercise price per share, and the number and type of such shares subject to share appreciation rights. On the date of this Agreement, except as set forth in this Section 3.3 or excepted therefrom or as set forth in Schedule 3.3(b) or 3.3(d) to the Equity Office Disclosure Letter, no shares of beneficial interest of Equity Office were outstanding or reserved for issuance (except for Equity Office Common Shares reserved for issuance upon redemption of Equity Office OP Units and upon exchange of the Equity Office Exchangeable Notes).

      (c)  All outstanding shares of beneficial interest of Equity Office are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights under law or the Equity Office Declaration of Trust or Equity Office Bylaws, or any contract or instrument to which Equity Office is a party or by which it is bound. Except for the Equity Office Exchangeable Notes, there are no bonds, debentures, notes or other indebtedness of Equity Office having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Equity Office may vote.

      (d)  Except (i) as set forth in this Section 3.3 or in Schedule 3.3(b) or 3.3(d) to the Equity Office Disclosure Letter, (ii) Equity Office Common Shares issuable, and reserved for issuance, upon conversion of the Equity Office Series B Preferred Shares, (iii) 9,558,824 Equity Office Common Shares issuable, and reserved for issuance, upon exchange of the Equity Office Exchangeable Notes and (iv) Equity Office OP Units, which may be redeemed for Equity Office Common Shares, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Equity Office or any Equity Office Subsidiary is a party or by which such entity is bound, obligating Equity Office or any Equity Office Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of beneficial interest, voting securities or other ownership interests of Equity Office or any Equity Office Subsidiary or obligating Equity Office or any Equity Office Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Equity Office or an Equity Office Subsidiary).

      (e)  As of January 31, 2001, 349,245,178 Equity Office OP Units, 7,994,000 8.98% Series A Cumulative Redeemable Preferred Units (“Equity Office Series A Preferred OP Units”), 6,000,000 5.25% Series B Convertible, Cumulative Preferred Units (“Equity Office Series B Preferred OP Units”) and 4,562,900 8 5/8% Series C Cumulative Redeemable Preferred Units (“Equity Office Series C Preferred OP Units,” and, together with the Equity Office Series A Preferred OP Units and the Equity Office Series B Preferred OP Units, the “Equity Office Existing Preferred OP Units”) are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights under law or the EOP Partnership Agreement, or any contract or instrument to which Equity Office or EOP Partnership is a party or by which either is bound, of which 307,728,060 Equity Office OP Units and all of the Equity Office Existing Preferred OP Units are owned by Equity Office and Equity Office Subsidiaries. Schedule 3.3(e) to the Equity Office Disclosure Letter sets forth the name of each holder of Equity Office OP Units and the number of Equity Office OP Units owned by each such holder as of January 31, 2001. Except as set forth in the EOP Partnership Agreement or as contemplated by this Agreement, the Equity Office OP Units and Equity Office Existing Preferred OP Units are not subject to any restrictions imposed by EOP Partnership on the transfer, assignment, pledge, distribution, encumbrance or other disposition thereof (either voluntarily or involuntarily and with or without consideration) or on the exercise of the voting rights thereof provided in the EOP Partnership Agreement. Except as set forth in this Section 3.3 or in Schedule 3.3(d) to the Equity Office Disclosure Letter, EOP Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, interests in EOP Partnership, whether issued or unissued, or securities convertible or exchangeable into interests in EOP Partnership.

      (f)  All dividends on Equity Office Common Shares and Equity Office Existing Preferred Shares and all distributions on Equity Office OP Units and Equity Office Existing Preferred OP Units, which have been declared prior to the date of this Agreement have been paid in full, except that (i) the dividends payable on Equity Office Common Shares (along with the corresponding distributions payable on Equity Office OP Units) which were declared on February 13, 2001 and are payable on April 16, 2001 have not yet been paid, (ii) the dividends payable on Equity Office Series A Preferred Shares (along with the corresponding distributions payable on Equity Office Series A Preferred OP Units) which were declared on November 1, 2000 and are payable on March 15, 2001 have not yet been paid, and (iii) the dividends payable on Equity Office Series C Preferred Shares (along with the corresponding distributions payable on Equity Office Series C Preferred OP Units) which were declared on November 1, 2000 and are payable on March 15, 2001 have not yet been paid.

      (g)  The Equity Office Common Shares and the Equity Office Preferred Shares to be issued by Equity Office, and the Equity Office OP Units to be issued by the EOP Partnership, pursuant to this Agreement have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable. The Equity Office Preferred OP Units to be issued by EOP Partnership pursuant to this Agreement will be different series of the same class of limited partnership interests as the Equity Office Existing Preferred OP Units and will represent units of Limited Partnership Interest (as defined in the EOP Partnership Agreement) in EOP Partnership.

      3.4  Other Interests. Except for interests in the Equity Office Subsidiaries, Equity Office Non-Controlled Subsidiaries and certain other entities as set forth in Schedule 3.2(a), 3.2(b) or 3.4 to the Equity Office Disclosure Letter (the “Equity Office Other Interests”), neither Equity Office nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities). With respect to the Equity Office Other Interests, Equity Office, EOP Partnership, an Equity Office Subsidiary or an Equity Office Non-Controlled Subsidiary is a partner or shareholder in good standing, and owns such interests free and clear of all Liens. Neither Equity Office nor any of the Equity Office Subsidiaries is in material breach of any agreement, document or contract which is of a material nature governing its rights in or to the Equity Office Other Interests, all of which agreements, documents and contracts are (a) listed in Schedule 3.4 to the Equity Office Disclosure Letter (or disclosed in the Equity Office SEC Documents (as defined herein)), (b) unmodified except as described therein and (c) to the Knowledge of Equity Office (as defined herein), in full force and effect. To the Knowledge of Equity Office and except as set forth in Schedule 3.4 to the Equity Office Disclosure Letter, the other parties to any such agreement, document or contract which is of a material nature are not in breach of any of their respective obligations under such agreements, documents or contracts.

      3.5  Authority; Noncontravention; Consents.

      (a)  Equity Office has the requisite power and authority to enter into this Agreement and, subject to the requisite shareholder approval of the Merger and the Proposed Equity Office Charter Amendments (as defined herein) (the “Equity Office Shareholder Approvals” and, together with the Spieker Stockholder Approvals, the “Shareholder Approvals”), to consummate the transactions contemplated by this Agreement to which Equity Office is a party. The execution and delivery of this Agreement by Equity Office and the consummation by Equity Office of the transactions contemplated by this Agreement to which Equity Office is a party have been duly authorized by all necessary action on the part of Equity Office, except for and subject to the Equity Office Shareholder Approvals and the requisite approval, if any is required, of the partners of EOP Partnership. This Agreement has been duly executed and delivered by Equity Office and constitutes a valid and binding obligation of Equity Office, enforceable against Equity Office in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

      (b)  EOP Partnership has the requisite partnership power and, subject to the requisite partner approval of the Partnership Merger (if any), authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which EOP Partnership is a party. The execution and delivery of this Agreement by EOP Partnership and the consummation by EOP Partnership of the transactions contemplated by this Agreement to which EOP Partnership is a party have been duly authorized by all necessary action on the part of EOP Partnership, except for and subject to the Equity Office Partner Approvals. This Agreement has been duly executed and delivered by EOP Partnership and constitutes a valid and binding obligation of EOP Partnership, enforceable against EOP Partnership in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

      (c)  Except as set forth in Schedule 3.5(c)(1) to the Equity Office Disclosure Letter and subject to receipt of the Equity Office Shareholder Approvals and the Equity Office Partner Approvals, the execution and delivery of this Agreement by Equity Office and EOP Partnership do not, and the consummation of the transactions contemplated by this Agreement to which Equity Office or EOP Partnership is a party and compliance by Equity Office or EOP Partnership with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Equity Office or any Equity Office Subsidiary under, (i) the Equity Office Declaration of Trust or the Equity Office Bylaws or the comparable charter or organizational documents or partnership, operating or similar agreement (as the case may be) of any other Equity Office Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Equity Office or any Equity Office Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Equity Office or any Equity Office Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to (x) have an Equity Office Material Adverse Effect or (y) prevent or materially impair the ability of Equity Office to perform any of its obligations hereunder or prevent or materially threaten or impede the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Equity Office or any Equity Office Subsidiary in connection with the execution and delivery of this Agreement by Equity Office and EOP Partnership or the consummation by Equity Office or any Equity Office Subsidiary of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (x) the Form S-4 (as defined herein) and (y) such reports and filings under the Securities Act and under Sections 13(a) and 13(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing and acceptance for record of the Articles of Merger by the Department, (iii) the filing of the Delaware Certificate of Merger with the Office of the Secretary of State of the State of Delaware, (iv) the filing of the California Certificate of Merger with the Secretary of State of the State of California, (v) such filings as may be required in connection with the payment of any transfer and gains taxes and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.5(c)(2) to the Equity Office Disclosure Letter or (B) as may be required under (w) the HSR Act, (x) federal, state or local environmental laws or (y) the “blue sky” laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Equity Office from performing its obligations under this Agreement in any material respect or reasonably be expected to have, individually or in the aggregate, an Equity Office Material Adverse Effect.

      3.6  SEC Documents; Financial Statements; Undisclosed Liabilities. Equity Office and EOP Partnership have filed all reports, schedules, forms, statements and other documents required to be filed with the SEC since December 31, 1997 through the date hereof (the “Equity Office SEC Documents”). All of the Equity Office SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Equity Office SEC Documents. None of the Equity Office SEC Documents at the time of filing contained, nor will any report, schedule, form, statement or other document filed by Equity Office or EOP Partnership after the date hereof and prior to the Effective Time contain, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Equity Office and the Equity Office Subsidiaries included in the Equity Office SEC Documents complied, or will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, or will fairly present, in all material respects in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Equity Office and the Equity Office Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (except, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act). Except for liabilities and obligations set forth in the Equity Office SEC Documents or in Schedule 3.6 to the Equity Office Disclosure Letter, neither Equity Office nor any Equity Office Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Equity Office or in the notes thereto and which, individually or in the aggregate, would reasonably be expected to have an Equity Office Material Adverse Effect.

      3.7  Absence of Certain Changes or Events. Except as disclosed in the Equity Office SEC Documents or in Schedule 3.7 to the Equity Office Disclosure Letter, since December 31, 1999 (the “Equity Office Financial Statement Date”), Equity Office and the Equity Office Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any circumstance, event, occurrence, change or effect that has had an Equity Office Material Adverse Effect, nor has there been any circumstance, event, occurrence, change or effect that with the passage of time would reasonably be expected to result in an Equity Office Material Adverse Effect, (b) except for regular quarterly distributions not in excess of $0.45 per Equity Office Common Share or Equity Office OP Unit or the stated distribution rate for each Equity Office Existing Preferred Share or Equity Office Existing Preferred OP Unit, subject to changes pursuant to Section 5.10 and to any Corresponding Equity Office Dividends and Distributions paid pursuant to Section 1.13(d)(ii) and to rounding adjustments as necessary and with customary record and payment dates, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to Equity Office Common Shares, Equity Office OP Units, Equity Office Existing Preferred Shares or Equity Office Existing Preferred OP Units, (c) any split, combination or reclassification of any of Equity Office’s shares of beneficial interest, (d) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have an Equity Office Material Adverse Effect or (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by Equity Office or any Equity Office Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the Equity Office SEC Documents or required by a change in GAAP.

      3.8  Litigation. Except as disclosed in the Equity Office SEC Documents or in Schedule 3.8 to the Equity Office Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Equity Office and the Equity Office Subsidiaries (a) which are covered by insurance, subject to a reasonable deductible or retention limit or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of Equity Office or an Equity Office Subsidiary) or, to the Knowledge of Equity Office (as defined herein), threatened in writing against or affecting Equity Office or any Equity Office Subsidiary that, individually or in the aggregate, would reasonably be expected to (i) have an Equity Office Material Adverse Effect or (ii) prevent or materially impair the ability of Equity Office to perform any of its obligations hereunder or prevent or materially threaten or impair the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Equity Office or any Equity Office Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

      3.9  Properties.

      (a)  Except as set forth in Schedule 3.9(a) to the Equity Office Disclosure Letter, Equity Office or one of the Equity Office Subsidiaries owns fee simple title to each of the real properties listed in the Equity Office SEC Filings as owned by it (the “Equity Office Properties”), except where the failure to own such title would not have an Equity Office Material Adverse Effect.

      (b)  The Equity Office Properties are not subject to any Encumbrances or Property Restrictions which reasonably could be expected to cause an Equity Office Material Adverse Effect.

      (c)  Valid policies of title insurance (or fully paid and enforceable commitments therefor) have been issued insuring Equity Office’s or the applicable Equity Office Subsidiary’s fee simple title or leasehold estate, as the case may be, to the Equity Office Properties in amounts which are, except in the case of San Felipe

Plaza, approximately equal to the purchase price thereof paid by Equity Office or the applicable Equity Office Subsidiaries therefor, except where the failure to obtain such title insurance would not reasonably be expected to have an Equity Office Material Adverse Effect.

      (d)  Equity Office has no Knowledge (i) that it has failed to obtain a certificate, permit or license from any governmental authority having jurisdiction over any of the Equity Office Properties where such failure would reasonably be expected to have an Equity Office Material Adverse Effect or of any pending threat of modification or cancellation of any of the same which would reasonably be expected to have an Equity Office Material Adverse Effect, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, rule, regulation or requirement affecting any of the Equity Office Properties issued by any governmental authorities which would reasonably be expected to have an Equity Office Material Adverse Effect or (iii) of any structural defects relating to Equity Office Properties, Equity Office Properties whose building systems are not in working order, physical damage to any Equity Office Property for which there is not insurance in effect covering the cost of the restoration and the lost revenue (subject to a reasonable deduction or retention limit), except such structural defects, building systems not in working order and physical damage, which, in the aggregate, would not reasonably be expected to have an Equity Office Material Adverse Effect.

      (e)  Except as set forth in Schedule 3.9(e) to the Equity Office Disclosure Letter, neither Equity Office nor any of the Equity Office Subsidiaries has received any written or published notice to the effect that (i) any condemnation or involuntary rezoning proceedings are pending or threatened with respect to any of the Equity Office Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Equity Office Properties or by the continued maintenance, operation or use of the parking areas, other than such notices which, in the aggregate, would not reasonably be expected to have an Equity Office Material Adverse Effect.

      (f)  Except as set forth in Schedule 3.9(f) to the Equity Office Disclosure Letter, (i) all work to be performed, payments to be made and actions to be taken by Equity Office or the Equity Office Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or similar action relating to any Equity Office Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation), have been performed, paid or taken, as the case may be, and (ii) Equity Office has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, in each of cases (i) and (ii) except where the failure to do so would, in the aggregate, not reasonably be expected to have an Equity Office Material Adverse Effect.

      (g)  The rent roll previously provided by Equity Office to Spieker (the “Equity Office Rent Roll”) lists each Equity Office Space Lease (as defined herein) in effect as of the respective dates indicated in the Equity Office Rent Roll and, except for omissions or discrepancies that, either individually or in the aggregate, would not reasonably be expected to have an Equity Office Material Adverse Effect, all information set forth in the Equity Office Rent Roll is true, correct, and complete as of the date thereof. “Equity Office Space Lease” means each lease or other right of occupancy affecting or relating to a property in which EOP Partnership (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of the lease agreement or as successor to any prior landlord, but excluding any ground lease. Equity Office has made available to Spieker true, correct and complete copies of all Equity Office Space Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. Except as set forth in a delinquency report made available to Spieker, neither Equity Office nor any Equity Office Subsidiary, on the one hand, nor, to the Knowledge of Equity Office or EOP Partnership, any other party, on the other hand, is in monetary default under any Equity Office Space Lease, except for such defaults that would not reasonably be expected to have an Equity Office Material Adverse Effect.

      (h)  Schedule 3.9(h) contains a true and complete list, by type of insurance, carrier, coverages (including limits) and term, of all material policies of casualty, liability and other types of insurance (except title insurance) carried by Equity Office or any Equity Office Subsidiary. All such policies are in full force and effect and neither Equity Office nor any Equity Office Subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of Equity Office or any Equity Office Subsidiary or any of their respective assets thereunder.

      3.10  Environmental Matters.

      Except as disclosed in the Equity Office SEC Documents,

      (i)  none of Equity Office, any of the Equity Office Subsidiaries or, to Equity Office’s Knowledge, any other Person has caused or permitted the presence of any Hazardous Materials at, on or under any of the Equity Office Properties, such that the presence of such Hazardous Materials (including the presence of asbestos in any buildings or improvements at the Equity Office Properties) would, individually or in the aggregate, reasonably be expected to have an Equity Office Material Adverse Effect;

      (ii)  except in accordance with the Environmental Permits, there have been no Releases of Hazardous Materials at, on, under or from (A) the Equity Office Properties, or (B) any real property formerly owned, operated or leased by Equity Office or the Equity Office Subsidiaries during the period of such ownership, operation or tenancy, which would, individually or in the aggregate, reasonably be expected to have an Equity Office Material Adverse Effect;

      (iii)  (y) Equity Office and the Equity Office Subsidiaries have not failed to comply in any material respect with all Environmental Laws, and (z) neither Equity Office nor any of the Equity Office Subsidiaries has any liability under the Environmental Laws, except in each of cases (y) and (z) to the extent such failure to comply or any such liability, individually or in the aggregate, would not reasonably be expected to have an Equity Office Material Adverse Effect; and

      (iv)  Equity Office and the Equity Office Subsidiaries have been duly issued, and currently have and will maintain through the Closing Date, all Environmental Permits except where the failure to obtain and maintain such Environmental Permits would not, individually or in the aggregate, reasonably be expected to have an Equity Office Material Adverse Effect. Equity Office and the Equity Office Subsidiaries have timely filed applications for all Environmental Permits.

      3.11  Taxes.

      (a)  Each of Equity Office and the Equity Office Subsidiaries (i) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so), and all such returns and reports are accurate and complete in all material respects, (ii) has paid (or Equity Office has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it and (iii) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 3121, and 3402 of the Code or similar provisions under any foreign laws) and has, within the time period prescribed by law, withheld and paid over to the proper governmental entities all amounts required to be so withheld and paid over under applicable laws and regulations, except, with respect to all of the foregoing, where the failure to file such tax returns or reports or failure to pay such Taxes or failure to comply with such requirements would not reasonably be expected to have an Equity Office Material Adverse Effect. The most recent audited financial statements contained in the Equity Office SEC Documents reflect an adequate reserve for all material Taxes payable by Equity Office and the Equity Office Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the Equity Office Financial Statement Date, Equity Office has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither Equity Office nor any Equity Office Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Equity Office or any Equity Office Subsidiary. Neither Equity Office nor any Equity Office Subsidiary is the subject of any audit, examination, or other proceeding in respect of federal income Taxes, and to Equity Office’s Knowledge, no audit, examination or other proceeding in respect of federal income Taxes involving any of Equity Office or any Equity Office

Subsidiary is being considered by any Tax authority. To the Knowledge of Equity Office, no deficiencies for any Taxes have been proposed, asserted or assessed against Equity Office or any of the Equity Office Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

      (b)  Equity Office (i) for all taxable years commencing with 1997, which was the first year of its operations, through December 31, 2000, has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has qualified as a REIT for all such years, (ii) has operated since December 31, 2000 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year that includes the Closing Date and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to Equity Office’s Knowledge, no such challenge is pending or threatened. Each Equity Office Subsidiary which is a partnership, joint venture or limited liability company either (A)(i) has been treated since its formation and continues to be treated for federal income tax purposes either as a partnership or as an entity that is disregarded for federal income tax purposes and not as a corporation or as an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by Equity Office of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause Equity Office to violate Section 856(c)(4) of the Code or (B)(i) met the conditions set forth in clause (A)(i) and (A)(ii) as of December 31, 2000 and (ii) as of March 31, 2001, will be treated for federal income tax purposes as a corporation and will qualify as a taxable REIT Subsidiary under Section 856(l) of the Code. EOP Partnership is not a publicly traded partnership within the meaning of Section 7704(b) of the Code that is taxable as a corporation pursuant to Section 7704(a) of the Code. Each Equity Office Subsidiary which is a corporation (1) has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code or (2) as of March 31, 2001 will qualify as a taxable REIT subsidiary under Section 856(1) of the Code. Except as set forth in Schedule 3.11 to the Equity Office Disclosure Letter, neither Equity Office nor any Equity Office Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or Temporary Treas. Reg. §1.337(d)-5T or (y) which is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

      (c)  To Equity Office’s knowledge, as of the date hereof, Equity Office is a “domestically-controlled REIT” within the meaning of Section 897(h)(4)(B) of the Code.

      3.12  Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by Equity Office and are described in the engagement letter dated February 16, 2001, between Morgan Stanley & Co. Incorporated and Equity Office, a true, correct and complete copy of which has previously been given to Spieker, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Equity Office or any Equity Office Subsidiary.

      3.13  Compliance with Laws. Neither Equity Office nor any of the Equity Office Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except in each case to the extent that such violation or failure would not reasonably be expected to have an Equity Office Material Adverse Effect.

      3.14  Contracts; Debt Instruments. Neither Equity Office nor any Equity Office Subsidiary has received a written notice that Equity Office or any Equity Office Subsidiary is in violation of or in default under (nor to the Knowledge of Equity Office does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of Equity Office does such a violation or default exist, except to the extent such violation or default, individually or in the aggregate, would not reasonably be expected to have an Equity Office Material Adverse Effect, except as set forth in the Equity Office SEC Documents or in Schedule 3.14 to the Equity Office Disclosure Letter.

      3.15  Opinion of Financial Advisor. Equity Office has received the opinion of Morgan Stanley & Co. Incorporated, Equity Office’s financial advisor, to the effect that the consideration to be paid by Equity Office in connection with the Merger is fair, from a financial point of view, to Equity Office.

      3.16  State Takeover Statutes. Equity Office has taken all action necessary to exempt the transactions contemplated by this Agreement between Equity Office and Spieker and its Affiliates from the operation of Takeover Statutes.

      3.17  Investment Company Act of 1940. Neither Equity Office nor any of the Equity Office Subsidiaries is, or at the Effective Time will be, required to be registered under the 1940 Act.

      3.18  Definition of “Knowledge of Equity Office”. As used in this Agreement, the phrase “Knowledge of Equity Office” (or words of similar import) means the actual knowledge of those individuals identified in Schedule 3.18 to the Equity Office Disclosure Letter.

      3.19  Required Shareholder Approvals and Partner Approvals. The affirmative vote of the holders of not less than a majority of all votes entitled to be cast by holders of Equity Office Common Shares, and the affirmative vote of the partners of EOP Partnership holding at least a majority of the outstanding Partnership Units (as defined in the EOP Partnership Agreement) (including Partnership Units held by Equity Office), are the only votes of the holders of any class or series of Equity Office capital shares or EOP Partnership limited partners necessary or required under this Agreement or under applicable law to approve the Merger, this Agreement and the Proposed Equity Office Charter Amendments. The approval of the Partnership Merger by Equity Office is the only vote necessary or required under this Agreement or under applicable law to approve the Partnership Merger under the EOP Partnership Agreement.

ARTICLE 4

COVENANTS

      4.1  Conduct of Spieker’s and Spieker Partnership’s Business Pending Merger. During the period from the date of this Agreement to the Effective Times, except as consented to in writing by Equity Office or as contemplated in this Agreement, Spieker and Spieker Partnership shall, and shall cause (or, in the case of Spieker Subsidiaries and Spieker TRS that Spieker or Spieker Partnership do not control, shall use commercially reasonable efforts to cause) each of the Spieker Subsidiaries and Spieker TRS to:

(a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted, except for such changes as are expressly required by this Agreement;

(b) use commercially reasonable efforts to preserve intact its business organizations and goodwill and, provided it does not require additional compensation, keep available the services of its officers and employees;

(c) confer on a regular basis with one or more representatives of Equity Office to report operational matters of materiality and, subject to Section 4.3, any proposals to engage in material transactions;

(d) promptly notify Equity Office of the occurrence or existence of any circumstance, event, occurrence, change or effect that has had or would reasonably be expected to have a Spieker Material Adverse Effect;

(e) promptly deliver to Equity Office true and correct copies of any report, statement, schedule or other document filed with the SEC subsequent to the date of this Agreement;

(f) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Spieker Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

(g) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided Spieker notifies Equity Office that it is availing itself of such extensions and provided such extensions do not adversely affect Spieker’s status as a qualified REIT under the Code;

(h) maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date hereof;

(i) not make or rescind any express or deemed election relative to Taxes (unless such election or rescission is required by law or necessary (1) to preserve Spieker’s status as a REIT, or (2) to qualify or preserve the status of any Spieker Subsidiary as a partnership for federal income tax purposes, as a qualified REIT subsidiary under Section 856(i) of the Code, or as a taxable REIT subsidiary under Section 856(l) of the Code, as the case may be (in which event Spieker or the applicable Spieker Subsidiary shall not fail to make such election in a timely manner);

(j) not (A) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a “Commitment”) for the acquisition of any real property or, except as permitted in a property capital budget approved in writing by Equity Office, other transaction (other than Commitments referred to in Schedule 4.1(j) to the Spieker Disclosure Letter) involving in excess of $100,000, encumber assets or commence construction of, or enter into any Commitment to develop or construct other real estate projects, except in the ordinary course of its office property business, including leasing activities pursuant to Equity Office-approved guidelines identified as the guidelines by Equity Office and Spieker as of the date hereof (the “Lease Guidelines”), (B) incur or enter into any Commitment to incur additional indebtedness (secured or unsecured) except for working capital under its revolving line(s) of credit and Commitments for indebtedness for the purposes and not in excess of the amounts described on Schedule 4.1(j) to the Spieker Disclosure Letter or (C) modify, amend or terminate, or enter into any Commitment to modify, amend or terminate, any indebtedness (secured or unsecured) in existence as of the date hereof;

(k) not amend the Spieker Articles or the Spieker Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Spieker Subsidiary or Spieker TRS;

(l) not classify or re-classify any unissued shares of capital stock; make no change in the number of shares of capital stock, membership interests or units of limited partnership interest issued and outstanding, other than pursuant to (i) the exercise of options disclosed in Schedule 2.3 to the Spieker Disclosure Letter, (ii) the conversion of the Spieker Class A Preferred Shares if required by their terms, (iii) the redemption of Spieker OP Units under the Spieker Partnership Agreement solely for shares of Spieker Common Stock unless, and only to the extent that, such redemption solely for shares of Spieker Common Stock would reasonably be expected to cause Spieker not to qualify as a REIT for federal income tax purposes, or (v) the conversion of Spieker Series D OP Units under the Spieker Partnership Agreement solely into Spieker Series D Preferred Shares;

(m) grant no options or other right or commitment relating to its shares of capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of beneficial interest, or any security subordinated to the claim of its general creditors and not amend or waive any rights under any of the Spieker Stock Options or Spieker Stock Rights;

(n) except as provided in Section 5.10 and in connection with the use of Spieker Common Stock to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any Spieker Common Stock, Spieker Preferred Stock, Spieker OP Unit or Spieker Preferred OP Unit or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests or units of partnership interest of Spieker or any Spieker Subsidiary, except for (A) deemed transfers of Spieker excess shares required under Article Ninth of the Spieker Articles in order to preserve the status of Spieker as a REIT under the Code, (B) redemptions of Spieker OP Units, whether or not outstanding on the date of this Agreement, under the Spieker Partnership Agreement in which solely Spieker Common

Stock is utilized, and (C) redemption of the Spieker Series A Preferred Stock, which Spieker shall call for redemption and (except to the extent converted into Spieker Common Stock pursuant to the terms thereof) redeem promptly after the date hereof;

(o) not sell, lease, mortgage, subject to Lien (or, in the case of an involuntary Lien, fail to have such Lien removed within 30 days of the creation thereof) or otherwise dispose of any of the Spieker Properties, except in connection with a transaction that is permitted by Section 4.1(j), that is made in the ordinary course of business and is the subject of a binding contract in existence on the date of this Agreement and disclosed in Schedule 2.18 to the Spieker Disclosure Letter or in connection with a transaction that is permitted by the Lease Guidelines;

(p) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of its personal property or intangible property, except in the ordinary course of business and is not material, individually or in the aggregate;

(q) not make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances and capital contributions to Spieker Subsidiaries or Spieker TRS in existence on the date hereof and ordinary course expense advances to employees and except in connection with a transaction permitted by Section 4.1(j), and not enter into any new, or amend or supplement any existing, contract, lease or other agreement with Spieker TRS;

(r) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to Equity Office or incurred in the ordinary course of business consistent with past practice;

(s) not guarantee the indebtedness of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

(t) not enter into any Commitment with any officer, director or Affiliate of Spieker or any of the Spieker Subsidiaries or Spieker TRS or any material Commitment with any consultant;

(u) not increase any compensation or enter into or amend any employment, severance or other arrangement with any of its officers, directors or employees earning more than $50,000 per annum, other than as required by any contract or Plan or in accordance with waivers by employees of benefits under such agreements or in accordance with Section 5.8(f);

(v) not adopt any new employee benefit plan or amend any existing plans or rights;

(w) not settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

(x) not change the ownership of any of its Subsidiaries or Spieker TRS, except changes which arise as a result of the acquisition of Spieker OP Units in exchange for Spieker Common Stock pursuant to exercise of the Spieker OP Unit redemption right under Section 8.6 of the Spieker Partnership Agreement;

(y) not accept a promissory note in payment of the exercise price payable under any option to purchase shares of Spieker Common Stock;

(z) not enter into any Tax Protection Agreement;

(aa) not settle or compromise any material federal, state, local or foreign tax liability; and

(bb) not authorize, recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions.

      4.2  Conduct of Equity Office’s and EOP Partnership’s Business Pending Merger. During the period from the date of this Agreement to the Effective Times, except as consented to in writing by Spieker or as expressly contemplated in this Agreement, Equity Office and EOP Partnership shall, and shall cause (or, in the case of Spieker Subsidiaries that Spieker or Spieker Partnership do not control, shall use commercially reasonable efforts to cause) each of the Equity Office Subsidiaries to:

(a) use commercially reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

(b) confer on a regular basis with one or more representatives of Spieker to report operational matters of materiality which would reasonably be expected to have an Equity Office Material Adverse Effect;

(c) promptly notify Spieker of the occurrence or existence of any circumstance, event, occurrence, change or effect that has had or would reasonably be expected to have an Equity Office Material Adverse Effect;

      (d)  promptly deliver to Spieker true and correct copies of any report, statement, schedule or other document filed with the SEC subsequent to the date of this Agreement;

      (e)  maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Equity Office Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

      (f)  duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided such extensions do not adversely affect Equity Office’s status as a qualified REIT under the Code;

      (g)  not make or rescind any express or deemed election relative to Taxes (unless such election or rescission is required by law or necessary (1) to preserve Equity Office’s status as a REIT, or (2) to qualify or preserve the status of any Equity Office Subsidiary as a partnership for federal income tax purposes, as a qualified REIT subsidiary under Section 856(i) of the Code, or as a taxable REIT subsidiary under Section 856(l) of the Code, as the case may be, in which event Equity Office or the applicable Equity Office Subsidiary shall not fail to make such election in a timely manner);

      (h)  not amend the Equity Office Declaration of Trust, the Equity Office Bylaws or the EOP Partnership Agreement (except for the Proposed Equity Office Charter Amendments (as defined herein) and the amendment to the EOP Partnership Agreement described in Section 5.4), except to the extent necessary to reflect the admission of additional limited partners and other amendments in connection therewith that can be made by Equity Office without a vote of limited partners and that will not, individually or in the aggregate, materially adversely affect the rights or obligations of holders of Equity Office OP Units); as used herein, “Proposed Equity Office Charter Amendments” means the proposed amendments to the Equity Office Declaration of Trust, substantially in the form attached hereto as Exhibits I, which has been approved by the Board of Trustees of Equity Office and will be submitted to a vote of the shareholders of Equity Office;

      (i)  not (A) enter into or agree to effect any merger, acquisition, consolidation, reorganization, or other business combination with any third party in which Equity Office is not the surviving party thereto or (B) enter into or agree to effect any merger, acquisition, exchange offer or other business combination with a third party in which Equity Office is the surviving party that would result in the issuance of equity securities representing in excess of 25% of the outstanding Equity Office Common Shares on the date any such business combination is entered into or agreed to unless, in either such case, such business combination is approved by Spieker, which approval shall not be unreasonably withheld or delayed, or the business combination agreement provides that the required vote of Equity Office shareholders for approval of such business combination is no less than the affirmative vote of holders of Equity Office Common Shares representing more than 50% of the sum (x) the number of Equity Office Common Shares outstanding at the time of each approval plus (y) 50,000,000;

      (j)  except as provided in Section 5.10 hereof and in connection with the use of Equity Office Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any Equity Office Common Shares or Equity Office OP Units or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest of Equity Office or any Equity Office Subsidiary, except for (A) redemptions of Equity Office Common Shares required under Section 7.3.6 of the Equity Office Declaration of Trust in order to preserve the status of Equity Office as a REIT under the Code, and (B) redemptions of Equity Office OP Units, whether or not outstanding on the date of this Agreement, under the EOP Partnership Agreement in which Equity Office Common Shares are utilized; and

      (k)  not authorize, recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions.

      4.3  No Solicitation.

      (a)  On and after the date hereof and prior to the Effective Time of the Merger, Spieker agrees, for itself and in its capacity as the sole general partner of the Spieker Partnership, that:

(i) none of it, Spieker Partnership, any Spieker Subsidiary or Spieker TRS shall invite, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to any direct or indirect (A) merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction, (B) sale, acquisition, tender offer, exchange offer (or the filing of a registration statement under the Securities Act in connection with such an exchange offer), share exchange or other transaction or series of related transactions that, if consummated, would result in the issuance of securities representing, or the sale, exchange or transfer of, 15% or more of the outstanding voting equity securities of Spieker or outstanding partnership interests of Spieker Partnership (including, without limitation, partnership interests and units), except an underwritten public offering of Spieker Common Stock for cash, or (C) sale, lease, exchange, mortgage, pledge, transfer or other disposition (“Transfer”) of any assets of Spieker or Spieker Partnership in one or a series of related transactions that, if consummated, would result in the Transfer of more than 30% of the assets of Spieker or Spieker Partnership, other than the Mergers (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”), or engage in any discussions or negotiations with or provide any confidential or non-public information or data to, or afford access to properties, books or records to, any Person relating to, or that may reasonably be expected to lead to, an Acquisition Proposal, or enter into any letter of intent, agreement in principle or agreement relating to an Acquisition Proposal, or propose publicly to agree to do any of the foregoing, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal (including, without limitation, by amending or granting any waiver under, the Spieker Rights Agreement);

(ii) none of it, Spieker Partnership, any Spieker Subsidiary or Spieker TRS will permit any officer, director, employee, affiliate, agent, investment banker, financial advisor, attorney, accountant, broker, finder, consultant or other agent or representative of Spieker, Spieker Partnership, any Spieker Subsidiary or Spieker TRS (each, a “Spieker Representative”) to engage in any of the activities described in Section 4.3(a)(i);

(iii) (A) it, Spieker Partnership, the Spieker Subsidiaries and Spieker TRS will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing (including, without limitation, any Acquisition Proposal) and will take commercially reasonable actions to inform each Spieker Representative, and each of the Persons referred to in Section 4.3(b), of the obligations undertaken in this Section 4.3 and to cause each Spieker Representative to comply with such obligations, and (B) it shall promptly request each Person, if any, that has executed a confidentiality agreement within the twenty-four months prior to the date hereof in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it, Spieker Partnership, the Spieker Subsidiaries and Spieker TRS; and

(iv) it will (A) notify Equity Office promptly (but in any event within 24 hours), orally and in writing, if Spieker, Spieker Partnership, any Spieker Subsidiary, Spieker TRS or any Spieker Representative after receipt of (1) an Acquisition Proposal or any amendment or change in any previously received Acquisition Proposal, (2) any request for confidential or nonpublic information or data relating to, or for access to the properties, books or records of, Spieker, Spieker Partnership, any Spieker Subsidiary or Spieker TRS by any Person that has made, or to such party’s knowledge may be considering making, an Acquisition Proposal, or (3) any oral or written expression that any such activities, discussions or negotiations are sought to be initiated or continued with it, and, as applicable, include in such notice the identity of the Person making such Acquisition Proposal, indication or request, the material terms of such Acquisition Proposal, indication or request and, if in writing, shall promptly deliver to Equity Office copies of any proposals, indications of interest, indication or request along with all other related documentation and correspondence; and (B) will keep Equity Office informed of the status and material terms of (including all changes to the status or material terms of) any such Acquisition Proposal, indication or request.

      (b)  Notwithstanding Section 4.3(a), the Board of Directors of Spieker (including with respect to Spieker’s capacity as the sole general partner of Spieker Partnership) shall not be prohibited from furnishing information to or entering into discussions or negotiations with, any Person that makes a bona fide written Acquisition Proposal to the Board of Directors of Spieker after the date hereof which was not invited, initiated, solicited or encouraged, directly or indirectly, by Spieker, Spieker Partnership, any Spieker Subsidiary, Spieker TRS or any Spieker Representative on or after the date hereof, if, and only to the extent that (i) a majority of the Board of Directors of Spieker determines in good faith, after consultation with its financial advisors of nationally recognized reputation and outside legal counsel, that such Acquisition Proposal is reasonably likely to result in a Superior Acquisition Proposal, (ii) each of Spieker and Spieker Partnership complies with all of its obligations under this Agreement, (iii) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, Spieker provides written notice to Equity Office to the effect that it is furnishing information to, or entering into discussions with such Person and (iv) Spieker enters into a confidentiality agreement with such Person the material terms of which are (without regard to the terms of such Acquisition Proposal) in all material respects no less favorable to Spieker, and no less restrictive to the Person making such Acquisition Proposal, than those contained in the Confidentiality Agreement, dated January 2, 2001, between Spieker and Equity Office (the “Confidentiality Agreement”).

      (c)  Notwithstanding anything to the contrary set forth in Section 4.3(a) or 4.3(b), in the event that an Acquisition Proposal constitutes a Superior Acquisition Proposal (as defined herein), nothing contained in this Section 4.3 shall prohibit the Board of Directors of Spieker from withdrawing, modifying, amending or qualifying its recommendation of this Agreement and the Merger as required under Section 5.1(d) hereof and recommending such Superior Acquisition Proposal to its stockholders: (i) if but only if, Spieker: (A) complies fully with this Section 4.3 and (B) provides Equity Office with at least three (3) business days’ prior written notice of its intent to withdraw, modify, amend or qualify its recommendation of this Agreement or the Merger, (ii) if, in the event that during such three (3) business days Equity Office makes a counter proposal to such Superior Acquisition Proposal (any such counter proposal being referred to in this Agreement as the “Equity Office Counter Proposal”), Spieker’s Board of Directors in good faith, taking into account the advice of its outside financial advisors of nationally recognized reputation, determines (A) that the Equity Office Counter Proposal is not at least as favorable to Spieker’s stockholders as the Superior Acquisition Proposal, from a financial point of view, and (B) the Equity Office Counter Proposal is not at least as favorable generally to Spieker’s stockholders (taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of such proposals, and the conditions, prospects and time required for completion of such proposal), and (iii) Spieker shall have terminated this Agreement in accordance with Section 7.1(h).

      (d)  For all purposes of this Agreement, “Superior Acquisition Proposal” means a bona fide written proposal made by a third party to acquire, directly or indirectly, Spieker and/or Spieker Partnership pursuant to a tender or exchange offer, merger, share exchange, consolidation or sale of all or substantially all of the assets of Spieker, Spieker Partnership, and the Spieker Subsidiaries or otherwise (i) on terms which a majority of the Board of Directors of Spieker determines in good faith, (A) after consultation with Spieker’s financial advisors of nationally recognized reputation, are superior, from a financial point of view, to Spieker’s stockholders to those provided for in the Merger and (B) to be more favorable generally to Spieker’s stockholders (taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of such proposals, and the conditions, prospects and time required for completion of such proposal), (ii) for which financing, to the extent required, in the reasonable judgment of the Board of Directors is capable of being obtained and (iii) which the Board of Directors of Spieker determines in good faith is reasonably capable of being consummated.

      (e)  Any disclosure that the Board of Directors of Spieker may be compelled to make with respect to the receipt of an Acquisition Proposal in order to comply with its duties to shareholders imposed by applicable law or Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this Section 4.3.

      (f)  Nothing in this Section 4.3 shall (i) permit Spieker to terminate this Agreement (except as expressly provided in Article 7) or (ii) affect any other obligations of Spieker under this Agreement.

      4.4  Affiliates. Prior to the Effective Time of the Merger, Spieker shall cause to be prepared and delivered to Equity Office a list (reasonably satisfactory to counsel for Equity Office) identifying all Persons who, at the time of the Spieker Stockholders Meeting and the Equity Office Shareholders Meeting, may be deemed to be “affiliates” of Spieker or Spieker Partnership as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the “Rule 145 Affiliates”). Spieker shall use its commercially reasonable efforts to cause each Person who is identified as a Rule 145 Affiliate in such list to deliver to Equity Office on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any Equity Office Common Shares, Equity Office OP Units or Equity Office Preferred OP Units issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with paragraph (d) of Rule 145 or as otherwise permitted by the Securities Act. Equity Office shall be entitled to place legends as specified in such written agreements on the certificates representing any Equity Office Common Shares to be received pursuant to the terms of this Agreement by such Rule 145 Affiliates who have executed such agreements and to issue appropriate stop transfer instructions to the transfer agent for the Equity Office Common Shares, Equity Office OP Units and Equity Office Preferred OP Units issued to such Rule 145 Affiliates, consistent with the terms of such agreements. Each of Equity Office and EOP Partnership shall timely file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Rule 145 Affiliate of Spieker or Equity Office may reasonably request, all to the extent required from time to time to enable such Rule 145 Affiliate to sell shares of beneficial interest of Equity Office received by such Rule 145 Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such rule may be amended from to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.

      4.5  Other Actions. Each of Spieker and Spieker Partnership, on the one hand, and Equity Office and EOP Partnership, on the other hand, shall not take, and shall use commercially reasonable efforts to cause their respective Subsidiaries not to take, any action that would result in (i) any of the representations and warranties of such party (without giving effect to any “knowledge” qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any “knowledge” qualification) that are not so qualified becoming untrue in any material respect or (iii) except as expressly required by Section 4.3, any of the conditions to the Merger set forth in Article 6 not being satisfied.

ARTICLE 5

ADDITIONAL COVENANTS

      5.1  Preparation of the Form S-4 and the Proxy Statement; Spieker Stockholders Meeting, Spieker Unitholders Consent Solicitation and Equity Office Shareholders Meeting.

(a) As promptly as practicable after execution of this Agreement, (i) each of Spieker and Equity Office shall prepare and file with the SEC (with appropriate requests for confidential treatment, unless the parties hereto otherwise agree) under the Exchange Act, one or more joint proxy statements/prospectuses, forms of proxies and information statements (such joint proxy statement(s)/prospectus(es) and information statements together with any amendments to supplements thereto, the “Joint Proxy Statement”) relating to the stockholder meeting of Spieker and the shareholder meeting of Equity Office, the vote of the stockholders of Spieker with respect to the Merger and the shareholders of Equity Office with respect to the Merger, and the consent, if any, of partners of Spieker Partnership and EOP Partnership in connection with any required Partner Approvals and (ii) in connection with the clearance by the SEC of the Joint Proxy Statement, Equity Office and Spieker, if applicable, shall prepare and file with the SEC under the Securities Act one or more registration statements on Form S-4 (such registration statements, together with any amendments or supplements thereto, the “Form S-4”), in which the Joint Proxy Statement will be included, as one or more prospectuses in connection with the registration under the Securities Act of the Equity Office Common Shares, Equity Office Preferred Shares, Equity Office OP Units and Equity Office Preferred OP Units to be distributed to the holders of Spieker Common Stock, Spieker Preferred Shares, Spieker OP Units and Spieker Preferred OP Units in the Mergers. The respective parties will cause the Proxy Statement and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Spieker, Spieker Partnership, Equity Office and EOP Partnership shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Joint Proxy Statement and the Form S-4. Each of Equity Office and Spieker, if applicable, shall use its commercially reasonable efforts, and Spieker will cooperate with Equity Office, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the Proxy Statement with the SEC). Each of Spieker and Spieker Partnership, on the one hand, and Equity Office and EOP Partnership, on the other hand, agree promptly to correct any information provided by it for use in the Joint Proxy Statement and the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the Joint Proxy Statement and the Form S-4 and to cause the Joint Proxy Statement and the Form S-4 as amended or supplemented to be filed with the SEC and to be disseminated to their respective stockholders and shareholders and partners, in each case as and to the extent required by applicable federal and state securities laws. Each of Spieker, Spieker Partnership, Equity Office and EOP Partnership agrees that the information provided by it for inclusion in the Joint Proxy Statement or the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders and shareholders of Spieker and Equity Office and at the time of the respective taking of consents, if any, of partners of Spieker Partnership and EOP Partnership, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Equity Office will advise and deliver copies (if any) to Spieker, promptly after it receives notice thereof, of any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information (regardless of whether such requests relate to Equity Office or EOP Partnership, on the one hand, and Spieker or Spieker Partnership, on the other hand), and Equity Office shall promptly notify Spieker, and Spieker shall promptly notify Equity Office, if applicable, of (i) the time when the Form S-4 has become effective, (ii) the filing of any supplement or amendment thereto, (iii) the issuance of any stop order, and (iv) the suspension of the qualification and registration of the Equity Office Common Shares, Equity Office Preferred Shares, Equity Office OP Units and Equity Office Preferred OP Units issuable in connection with the Mergers.

(b) Each of Spieker, Spieker Partnership, Equity Office and EOP Partnership shall use its commercially reasonable efforts to timely mail the joint proxy statement/prospectus contained in the Form S-4 to its stockholders or shareholders. It shall be a condition to the mailing of the joint proxy statement/prospectus that (i) Equity Office and EOP Partnership shall have received a “comfort” letter from Arthur Andersen LLP, independent public accountants for Spieker and Spieker Partnership, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the “AICPA Statement”), dated as of the date on which the Form S-4 shall become effective and as of the Effective Time, addressed to Equity Office and EOP Partnership, in form and substance reasonably satisfactory to Equity Office and EOP Partnership, concerning the procedures undertaken by Arthur Andersen LLP with respect to the financial statements and information of Spieker, Spieker Partnership and their subsidiaries and Spieker TRS contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and (ii) Spieker shall have received a “comfort” letter from Ernst & Young LLP, independent public accountants for Equity Office and EOP Partnership, of the kind contemplated by the AICPA Statement, dated as of the date on which the Form S-4 shall become effective and as of the Effective Time, addressed to Spieker and Spieker Partnership, in form and substance reasonably satisfactory to Spieker, concerning the procedures undertaken by Ernst & Young LLP with respect to the financial statements and information of Equity Office, EOP Partnership and their subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement. Each of Spieker and Spieker Partnership also shall use commercially reasonable efforts to cause (i) the counsel to render the opinion described in clause (i) of Section 6.2(d) to have delivered an opinion, which opinion shall be filed as an exhibit to the Form S-4, as to the federal income tax matters described in clause (i) of Section 6.2(d), and (ii) Sullivan & Cromwell or other counsel reasonably satisfactory to Equity Office to have delivered an opinion, which opinion shall be filed as an exhibit to the Form S-4, as to the federal income tax matters described in clause (ii) of Section 6.2(d) and Section 6.3(e) and such other federal income tax matters as are required to be addressed in the Form S-4 and the Joint Proxy Statement under the applicable rules of the SEC. Each of Equity Office and EOP Partnership shall use commercially reasonable efforts to cause Hogan & Hartson L.L.P. or other counsel reasonably satisfactory to Spieker to have delivered an opinion, which opinion shall be filed with the SEC as an exhibit to the Form S-4, as to the federal income tax matters described in clause (iii) of Section 6.2(d), Section 6.2(e) and Section 6.3(d). Such opinions shall contain customary exceptions, assumptions and qualifications and be based upon customary representations.

(c) Equity Office will duly call and give notice of and, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Joint Proxy Statement is mailed to the shareholders of Equity Office), convene and hold a meeting of its shareholders (the “Equity Office Shareholders Meeting”) for the purpose of obtaining the Equity Office Shareholder Approvals. Equity Office shall, through its Board of Trustees, recommend to its shareholders approval of this Agreement, the Merger and the transactions contemplated by this Agreement.

(d) Spieker will duly call and give notice of and, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Joint Proxy Statement is mailed to the stockholders of Spieker), convene and hold a meeting of its stockholders (the “Spieker Stockholders Meeting”) for the purpose of obtaining the Spieker Stockholder Approvals. Spieker shall, through its Board of Directors, recommend to its stockholders approval of this Agreement, the Merger and the transactions contemplated by this Agreement and include such recommendation in the Proxy Statement; provided, however, that prior to the Spieker Stockholders Meeting, such recommendation may be withdrawn, modified, amended or qualified if and only to the extent permitted by Section 4.3(c) hereof.

(e) Equity Office and Spieker shall use their commercially reasonable efforts to convene their respective shareholder and stockholder meetings on the same day, which day, subject to the provisions of Sections 5.1(c), 5.1(d) and 5.3, shall be a day not later than 60 days after the date the Joint Proxy Statement is mailed.

(f) If on the date for the Equity Office Shareholders Meeting and Spieker Stockholders Meeting established pursuant to Section 5.1(e) of this Agreement, either Equity Office or Spieker has not received duly executed proxies for a sufficient number of votes to approve the Merger, then both parties shall recommend the adjournment of their respective shareholders and stockholders meetings until one or more dates not later than the date 10 days after the originally scheduled date of the shareholders meetings.

(g) Spieker shall request written consents for approval by the limited partners of Spieker Partnership of each of the matters described in the definition of Spieker Partner Approvals. Spieker shall vote in favor of or consent to, as applicable, each of the matters described in the definition of Spieker Partner Approvals, to the extent approval thereof is required by the Spieker Partnership Agreement. Spieker shall recommend to the limited partners of Spieker Partnership that they approve such matters. Spieker shall execute its written consent to each of the matters described in the definition of Spieker Partner Approvals, on the 20th business day after mailing of the Joint Proxy Statement to holders of the Spieker OP Units and Spieker Preferred OP Units and immediately thereafter Spieker Partnership shall mail to each holder of a Spieker OP Unit and each Spieker Preferred OP Unit a notice of the approval of the Partnership Merger in accordance with Section 15679.3 of the CRULPA. Equity Office shall request written consents, if any is required, by the limited partners of EOP Partnership of each of the matters described in the definition of Equity Office Partner Approvals. Equity Office shall vote, if any is required, in favor of such matters and recommend to the limited partners of EOP Partnership that they approve such matters.

(h) Spieker shall not exercise any dissenters or other similar rights with respect to any of its Spieker OP Units or Spieker Preferred OP Units, including, without limitation, any rights under Section 15679.2 of the CRULPA.

      5.2  Access to Information; Confidentiality. Subject to the requirements of confidentiality agreements with third parties in existence on the date hereof, each of the parties shall, and shall cause each of its Subsidiaries (and, in the case of Spieker, Spieker TRS) to, afford to the other parties and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other parties, reasonable access during normal business hours prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the parties shall, and shall cause each of its Subsidiaries (and, in the case of Spieker, Spieker TRS) to, furnish promptly to the other parties (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of the parties shall, and shall cause its Subsidiaries (and in the case of Spieker, Spieker TRS) to, use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence in accordance with the Confidentiality Agreement, which shall remain in full force and effect pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement or the termination hereof.

      5.3  Commercially Reasonable Efforts; Notification.

      (a)  Subject to the terms and conditions herein provided, each of the parties shall: (i) use commercially reasonable efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, including, without limitation, any filing under the HSR Act, and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use commercially reasonable efforts (other than the payment of money which is not contractually required to be paid) to obtain in writing any consents required from third parties to effectuate the Mergers, such consents to be in form reasonably satisfactory to each of the parties; and (iii) use commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, each party shall take all such necessary action.

      (b)  Spieker and Spieker Partnership shall use commercially reasonable efforts to obtain from Arthur Andersen LLP access to all work papers relating to audits of Spieker and Spieker Partnership performed by Arthur Andersen LLP, and the continued cooperation of Arthur Andersen LLP with regard to the preparation of consolidated financial statements for the Surviving Trust.

      (c)  Spieker and Spieker Partnership shall give prompt notice to Equity Office and EOP Partnership, and Equity Office and EOP Partnership shall give prompt notice to Spieker and Spieker Partnership, (i) if any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      5.4  Tax Matters.

      (a)  Each of Equity Office and Spieker shall use its commercially reasonable efforts before and after the Effective Time to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(e) and 6.3(e).

      (b)  In connection with the Partnership Merger, EOP Partnership shall adopt an amendment to the EOP Partnership Agreement substantially in the form set forth as Exhibit K hereto addressing certain federal income tax matters affecting the holders of Spieker OP Units who will receive Equity Office OP Units in the Partnership Merger.

      5.5  Public Announcements. The initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties prior to the execution of this Agreement. Spieker will consult with Equity Office before issuing, and provide Equity Office the opportunity to review and comment upon, any material press release or other written public statement, including, without limitation, any press release or other written public statement which addresses in any manner the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

      5.6  Listing. Equity Office shall use commercially reasonable efforts to cause the Equity Office Common Shares, Equity Office Series E Preferred Shares, Equity Office Series F Preferred Shares and Equity Office Series H Preferred Shares to be issued in the Merger, the Equity Office Common Shares reserved for issuance upon redemption of Equity Office OP Units issued in the Partnership Merger, the Equity Office Common Shares reserved for issuance upon conversion of Equity Office Series D Preferred Shares (if any), and the Equity Office Series G Preferred Shares reserved for issuance upon conversion of Equity Office Series G Preferred OP Units issued in the Partnership Merger, in each case, to be approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance, prior to the Effective Time.

      5.7  Transfer and Gains Taxes. Each party shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, “Transfer and Gains Taxes”). From and after the Effective Time, Equity Office shall pay or cause EOP Partnership, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Equity Office Common Shares or Equity Office OP Units, as applicable, all Transfer and Gains Taxes (which term shall not in any event be construed to include for these purposes any Tax imposed under the Code).

      5.8  Benefit Plans and Other Employee Arrangements.

      (a)  Benefit Plans. After the Effective Time, all employees of Spieker who are employed by the Surviving Trust shall be eligible to participate in the same manner as other similarly situated employees of the Surviving Trust who were formerly employees of Equity Office in any “employee benefit plan,” as defined in Section 3(3) of ERISA, sponsored or maintained by the Surviving Trust after the Effective Time or, if Equity Office determines it is not practicable for such employees to do so immediately after the Effective Time, then such employees shall continue to be eligible to participate in an “employee benefit plan”, as defined in Section 3(3) of ERISA, of Spieker which is continued by the Surviving Trust until such time as Equity Office determines it is practicable to include them in its “employee benefit plans” for similarly situated employees of the Surviving Trust as contemplated above. With respect to each such employee benefit plan, service with Spieker or any Spieker Subsidiary (as applicable) and the predecessor of any of them shall be included for purposes of determining eligibility to participate, vesting (if applicable) and determination of the level of entitlement to, benefits under such employee benefit plan. Equity Office shall, or shall cause the Surviving Trust and its Subsidiaries to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to all employees of Spieker who are employed by the Surviving Trust under any welfare plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for such employees immediately prior to the Effective Time, and (ii) provide each such employee of Spieker who is employed by the Surviving Trust with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

      (b)  Stock Option and Restricted Stock Plans. The stock option plans or programs of Spieker and the restricted stock plans or programs of Spieker shall be discontinued as of the Effective Time.

      (c)  Spieker Stock Options. Immediately prior to the date on which the Spieker stockholders approve the Merger, each outstanding Spieker Stock Option shall, effective as of such time, become fully vested and exercisable to the extent not already so vested and exercisable and, to the extent not otherwise provided in the applicable option agreement as permitted by applicable law, each such Spieker Stock Option shall be automatically converted at the Effective Time into an option (a “Substituted Option”) to purchase a number of shares of Equity Office Common Shares equal to the number of shares of Spieker Common Stock that could have been purchased (assuming full vesting) under such Spieker Stock Option multiplied by 1.94462 (rounded down to the nearest whole number of shares of Spieker Common Stock) at an exercise price per share of Equity Office Common Shares equal to the per-share option exercise price specified in the Spieker Stock Option divided by 1.94462 (rounded up to the nearest whole cent). Such Substituted Option shall otherwise be subject to the same terms and conditions as such Spieker Stock Option. For purposes of expiration and otherwise, the date of grant of the Substituted Option shall be the date on which the corresponding Spieker Stock Option was granted. As soon as practicable after the date hereof and subject to applicable law, Equity Office shall offer to purchase, subject to consummation of the Mergers, all Spieker Stock Options outstanding on the date hereof from the holders thereof for an amount in cash in respect thereof equal to the product of (i) the excess, if any, of (A) $58.50 over (B) the exercise price of such Spieker Stock Option and (ii) the number of shares of Spieker Common Stock subject thereto. If the holder of any such Spieker Stock Option tenders such option prior to 11:59 p.m., Pacific Time, on the 20th business day after the purchase offer is made to the holders thereof, then within three business days after the Effective Time, Equity Office shall, subject to reduction for required withholding taxes, pay to each such tendering former holder of

Spieker Stock Options the purchase price thereof. As promptly as reasonably practicable after the Effective Time, Equity Office shall issue to each holder of an outstanding Spieker Stock Option a document evidencing the foregoing assumption by Equity Office. In respect of each Spieker Stock Option assumed by Equity Office, but not tendered for cash, and converted into a Substituted Option, and the Equity Office Common Shares underlying such Substituted Option, Equity Office shall, as soon as practicable after the Effective Time, file and keep current a Registration Statement on Form S-8 or other appropriate registration statement for as long as Substituted Options remain outstanding.

      (d)  Restricted Stock. All unvested shares of restricted stock of Spieker set forth in Schedule 5.8(d) of the Spieker Disclosure Letter shall, by virtue of this Agreement and without further action of Spieker, Equity Office or the holder of such shares of restricted stock, to the extent required in the plan, agreement or instrument pursuant to which such shares of restricted stock were granted, vest and become free of all restrictions immediately prior to the date on which the Spieker shareholders approve the Merger and shall be converted into the Merger Consideration upon the Effective Time pursuant to Section 1.10.

      (e)  Withholding. To the extent required by applicable law, Spieker shall require each employee who exercises a Spieker Stock Option or who receives Spieker Common Stock pursuant to any existing commitment to pay to Spieker in cash or Spieker Common Stock an amount sufficient to satisfy in full Spieker’s obligation to withhold Taxes incurred by reason of such exercise or issuance (unless and to the extent such withholding is satisfied pursuant to the provision regarding withholding in Section 1.13(c)).

      (f)  Special Severance Policy. Equity Office acknowledges that the transactions contemplated by this Agreement shall be deemed a “Change in Control” for purposes of the Special Severance Policy, and that severance payments shall be made in accordance with the Special Severance Policy to any participant who becomes entitled to such payments on account of a termination of employment occurring on or after the Effective Date, unless such termination is for Cause or is a voluntary resignation without Good Reason in accordance with the terms of the Special Severance Policy. As of the Effective Time, there shall not be any additional employees or other service providers thereafter designated for participation in the Special Severance Policy.

      (g)  Bonus Plans. From and after the Effective Time, Equity Office or EOP Partnership shall pay, if earned, development bonuses to employees identified on Schedule 5.8(g) of the Spieker Disclosure Letter up to the aggregate amount set forth on Schedule 5.8(g) of the Spieker Disclosure Letter. Equity Office or EOP Partnership also shall assume the obligations of Spieker to pay annual bonuses to Spieker employees not covered by the Special Severance Policy and such bonuses shall be payable to such employees who are terminated by Equity Office (unless terminated for inadequate performance) before January 1, 2002. Such bonuses shall be payable to the extent accrued for the year 2001 through the date of termination and shall be calculated based on actual bonuses paid in 2000 (assuming such bonuses reflected a full year of employment).

      5.9  Indemnification.

      (a)  From and after the Effective Time, Equity Office and EOP Partnership (collectively, the “Indemnifying Parties”) shall provide exculpation and indemnification for each individual who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time of the Merger, an officer or director of Spieker or any Spieker Subsidiary (the “Indemnified Parties”) which is the same as the exculpation and indemnification provided to the Indemnified Parties by Spieker and the Spieker Subsidiaries immediately prior to the Effective Time of the Merger in its charter, Bylaws or in its partnership, operating or similar agreement, as in effect on the date hereof.

      (b)  In addition to the rights provided in Section 5.9(a) above, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any action by or on behalf of any or all security holders of Spieker or Equity Office, or any Spieker Subsidiary or Equity Office Subsidiary, or by or in the right of Spieker or Equity Office, or any Spieker Subsidiary or Equity Office Subsidiary, or any claim, action, suit, proceeding or investigation in which any individual who is now, or has been, at any time prior to the date hereof, or who becomes prior to the Effective Time of the Merger, an officer, employee or director of Spieker or any Spieker Subsidiary (the “Indemnifica-

tion Parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer, employee or director of Spieker or any of the Spieker Subsidiaries or any action or omission by such individual in his capacity as a director, or (ii) this Agreement or the transactions contemplated by this Agreement, whether in any case asserted or arising before or after the Effective Time of the Merger, the Indemnifying Parties shall, from and after the Effective Time of the Merger, indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnification Party against any losses, claims, liabilities, expenses (including reasonable attorneys’ fees and expenses), judgments, fines and amounts paid in settlement in accordance herewith in connection with any such threatened or actual claim, action, suit, proceeding or investigation. Any Indemnification Party proposing to assert the right to be indemnified under this Section 5.9(b) shall, promptly after receipt of notice of commencement of any action against such Indemnification Party in respect of which a claim is to be made under this Section 5.9(b) against the Indemnifying Parties, notify the Indemnifying Parties of the commencement of such action, enclosing a copy of all papers served; provided, however, that the failure to provide such notice shall not affect the obligations of the Indemnifying Parties except to the extent such failure to notify materially prejudices the Indemnifying Parties’ ability to defend such claim, action, suit, proceeding or investigation; and provided further, however, that, in the case of any action pending at the Effective Time of the Merger, notification pursuant to this Section 5.9(b) shall be received by Equity Office prior to such Effective Time. If any such action is brought against any of the Indemnification Parties and such Indemnification Parties notify the Indemnifying Parties of its commencement, the Indemnifying Parties will be entitled to participate in and, to the extent that they elect by delivering written notice to such Indemnification Parties promptly after receiving notice of the commencement of the action from the Indemnification Parties, to assume the defense of the action and after notice from the Indemnifying Parties to the Indemnification Parties of their election to assume the defense, the Indemnifying Parties will not be liable to the Indemnification Parties for any legal or other expenses except as provided below. If the Indemnifying Parties assume the defense, the Indemnifying Parties shall have the right to settle such action without the consent of the Indemnification Parties; provided, however, that the Indemnifying Parties shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnification Parties or any decree or restriction on the Indemnification Parties; provided further, however, that no Indemnifying Parties, in the defense of any such action shall, except with the consent of the Indemnification Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnification Parties of a release from all liability with respect to such action. The Indemnification Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnification Parties unless (i) the employment of counsel by the Indemnification Parties has been authorized in writing by the Indemnifying Parties, (ii) the Indemnification Parties have reasonably concluded (based on written advice of counsel to the Indemnification Parties) that there may be legal defenses available to them that are different from or in addition to and inconsistent with those available to the Indemnifying Parties, (iii) a conflict or potential conflict exists (based on written advice of counsel to the Indemnification Parties) between the Indemnification Parties and the Indemnifying Parties (in which case the Indemnifying Parties will not have the right to direct the defense of such action on behalf of the Indemnification Parties) or (iv) the Indemnifying Parties have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action from the Indemnification Parties, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Parties and shall promptly be paid by each Indemnifying Party as they become due and payable in advance of the final disposition of the claim, action, suit, proceeding or investigation to the fullest extent and in the manner permitted by law; provided, however, that in no event shall any contingent fee arrangement be considered reasonable. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Indemnification Party to repay any expenses advanced if it shall ultimately be determined that the Indemnification Party is not entitled to be indemnified against such expense. It is understood that the Indemnifying Parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such Indemnification Parties unless (a) the employment of more than one counsel has been authorized in writing by the Indemnifying Parties, (b) any of the Indemnification Parties have reasonably concluded (based on written advice of counsel to the Indemnification Parties) that there may be legal defenses available to them that are different from or in addition to and inconsistent with those available to other Indemnification Parties or (c) a conflict or potential conflict exists (based on written advice of counsel to the Indemnification Parties) between any of the Indemnification Parties and the other Indemnification Parties, in each case of which the Indemnifying Parties shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifying Parties (i) shall not be liable for any settlement effected without their prior written consent and (ii) shall not have any obligation hereunder to any Indemnification Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable law. In the event of a final and non-appealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnification Parties shall promptly refund to the Indemnifying Parties the amount of all such expenses theretofore advanced pursuant hereto.

      (c)  At or prior to the Effective Time of the Merger, Equity Office shall purchase directors’ and officers’ liability insurance covering acts or omissions occurring prior to the Effective Time of the Merger for a period of six years with respect to those individuals who are currently covered by Spieker’s directors’ and officers’ liability insurance policy on terms with respect to such coverage and amount no less favorable to Spieker’s directors and officers currently covered by such insurance than those of such policy in effect on the date hereof.

      (d)  This Section 5.9 is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties, the Indemnification Parties and their successors, assigns and heirs and shall be binding on all successors and assigns of Equity Office and EOP Partnership. Each of the Indemnified Parties and the Indemnification Parties shall be entitled to enforce the covenants contained in this Section 5.9 and Equity Office and EOP Partnership acknowledge and agree that each Indemnified Party and Indemnification Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Indemnified Party or such Indemnification Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section 5.9.

      (e)  If Equity Office or EOP Partnership or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

      5.10  Declaration of Dividends and Distributions. From and after the date of this Agreement, neither Spieker nor Equity Office shall make any dividend or distribution to its respective stockholders or shareholders without the prior written consent of the other party; provided, however, the written consent of the other party shall not be required for the authorization and payment of (a) distributions at their respective stated dividend or distribution rates with respect to Equity Office Existing Preferred Shares or any series of Spieker Preferred Stock, (b) quarterly distributions with respect to the Spieker Common Stock of $0.70 per share for the quarter ending March 31, 2001 and each quarter thereafter, subject to increase as set forth below and (c) quarterly distributions with respect to the Equity Office Common Shares of up to $0.45 per share for the quarter ending March 31, 2001 and for each quarter thereafter; provided, however, the record date for each distribution with respect to the Spieker Common Stock shall be the same date as the record date for the quarterly distribution for the Equity Office Common Shares, as provided to Spieker by notice not less than twenty (20) business days prior to the record date for any quarterly Equity Office distribution. Within 30 days of the date of this Agreement, Spieker shall prepare and present to Equity Office a financial plan showing in reasonable detail the expected management of its operations, including any asset dispositions, and its estimated taxable income (including allowable deductions attributable to payments required to be made by Spieker prior to the Effective Time under the Spieker special severance policy and allowable deductions attributable to the vesting of restricted stock of Spieker set forth on Schedule 5.8(d) prior to the Effective Time) in a manner that results in no required Final Spieker Dividend in order for Spieker, at the Effective Time of the Merger, to satisfy the requirement of the Section 857(a)(1) for the short taxable year of Spieker ending at such time (and to avoid the payment of any tax with respect to any undistributed income or gain for such year). Such plan shall include the projected required quarterly dividends per share of Spieker Common Stock necessary to ensure that no Final Spieker Dividend is required to be paid, which quarterly dividends shall be not less than $0.70 per share nor result in a “return of capital” per share of Spieker Common Stock that exceeds one percent (1%) of the projected dividends per share. Upon the approval by Equity Office of such plan, which approval shall not be unreasonably withheld, Spieker shall be entitled to increase the quarterly dividend per share of Spieker Common Stock to the amount shown in such plan, as approved by Equity Office. From and after the date of this Agreement, Spieker Partnership shall not make any distribution to the holders of Spieker OP Units except a distribution per Spieker OP Unit in the same amount as a dividend per share of Spieker Common Stock permitted pursuant to this Section 5.10, with the same record and payment dates as such dividend on the Spieker Common Stock. If Spieker increases any quarterly dividend per share of Spieker Common Stock to an amount in excess of $0.70 per share in accordance with this Section 5.10, Equity Office shall be entitled to declare a dividend per share payable to holders of Equity Office Common Shares (and EOP Partnership shall declare a distribution per unit payable to holders of Equity Office OP Units if a dividend has been declared on the Equity Office Common Shares), the record dates for which shall be the close of the business on the last business day prior to the Effective Time, in an amount per Equity Office Common Share and Equity Office OP Unit equal to the quotient obtained by dividing (x) the aggregate amount of quarterly dividends per share of Spieker Common Stock declared or paid by Spieker in excess of $0.70 per share per quarter in accordance with this Section 5.10 by (y) 1.94462 (the “Additional Corresponding Equity Office Dividends and Distributions”). If, and to the extent, the terms of any series of Equity Office Preferred Shares or Equity Office Preferred OP Units require the payment of a dividend or distribution by reason of the payment of the Additional Corresponding Equity Office Dividends and Distributions, Equity Office and EOP Partnership shall declare and pay any such required dividends and distributions. The Additional Corresponding Equity Office Dividends and Distributions (and any dividends payable to holders of Equity Office Preferred Shares and distributions payable to holders of Equity Office Preferred OP Units) shall be paid on the last business day immediately preceding the Closing Date. The foregoing restrictions shall not apply, however, (i) to Equity Office to the extent a distribution (or an increase in a distribution) by Equity Office is necessary for Equity Office to maintain REIT status, avoid the incurrence of any taxes under Section 857 of the Code, avoid the imposition of any excise taxes under Section 4981 of the Code, or avoid the need to make one or more extraordinary or disproportionately larger distributions to meet any of the three preceding objectives (or to any corresponding distributions or increases in distributions paid by EOP Partnership), (ii) to Equity Office and EOP Partnership with respect to any Corresponding Equity Office Dividends and Distributions, or (iii) to Spieker and Spieker Partnership with respect to any Final Spieker Dividends and Final Spieker Partnership Distributions.

      5.11  Transfer of Spieker TRS. At the Closing and pursuant to the Stock Purchase Agreement, each of the holders of voting capital stock of Spieker TRS (other than Spieker Partnership, to the extent it owns any such voting capital stock) shall transfer to Equity Office TRS Sub or such Person or Persons as Equity Office TRS Sub shall designate by written notice delivered to them prior to the Closing, or shall authorize a merger that will result in such a transfer of all of the shares of Spieker TRS which are not owned by Spieker Partnership, for an aggregate consideration in an amount equal to the purchase price per share set forth in the Stock Purchase Agreement multiplied by the number of outstanding shares of voting capital stock of Spieker TRS. Equity Office shall use commercially reasonable efforts to cause Equity Office TRS Sub to perform its obligations under the Stock Purchase Agreement.

      5.12  Notices. Equity Office shall provide such notice to its preferred shareholders of the Merger as is required under Maryland law or the Equity Office Declaration of Trust.

      5.13  Resignations. On the Closing Date, Spieker shall cause the directors and officers of Spieker and of each of the Spieker Subsidiaries to submit their resignations from such positions, effective as of the Effective Time of the Merger.

      5.14  Assumption of Existing Tax Protection Agreements. Effective as of the Effective Time of the Partnership Merger, Equity Office and EOP Partnership shall assume the obligations of Spieker, Spieker Partnership and/or the applicable Spieker Subsidiary, as the case may be, under the Tax Protection Agreements as described in Schedule 2.18(j) to the Spieker Disclosure Letter. Immediately prior to the Effective Time of the Partnership Merger, Equity Office and EOP Partnership shall enter into agreements with Spieker and Spieker Partnership, for the benefit of and enforceable by the individuals and entities who are intended to be protected by the provisions of the Tax Protection Agreements, confirming such assumption effective as of the Effective Time of the Partnership Merger.

      5.15  EOP Partnership Agreement. At the Closing, EOP Partnership shall assume and perform any obligations that Spieker Partnership or any Spieker Subsidiary has immediately prior to the Effective Time to issue securities in accordance with the terms of any partnership or other agreement to which Spieker Partnership or such Spieker Subsidiary is a party and that are described on Schedule 5.15, in the same manner and to the same extent that Spieker Partnership or such Spieker Subsidiary would be required to perform such obligation if no Merger had been consummated.

      5.16  Registration Rights Agreements. At the Closing, Spieker shall assign and Equity Office shall assume by appropriate instrument the Registration Rights Agreements described on Schedule 5.16 to the Spieker Disclosure Letter.

ARTICLE 6

CONDITIONS

      6.1  Conditions to Each Party’s Obligation to Effect the Mergers. The obligations of each party to effect the Mergers and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

      (a)  Shareholder and Partner Approvals. The Spieker Stockholder Approvals, the Equity Office Shareholder Approvals and the Partner Approvals shall have been obtained.

      (b)  HSR Act. The waiting period (and any extension thereof) applicable to the Partnership Merger, the Merger or the transactions contemplated by the Stock Purchase Agreement under the HSR Act, if applicable to the Partnership Merger, the Merger or the transactions contemplated by the Stock Purchase Agreement, shall have expired or been terminated.

      (c)  Listing of Shares. The NYSE shall have approved for listing the Equity Office Common Shares, Equity Office Series E Preferred Shares, Equity Office Series F Preferred Shares and Equity Office Series H Preferred Shares to be issued in the Merger, the Equity Office Common Shares reserved for issuance upon redemption of Equity Office OP Units issued in the Partnership Merger, the Equity Office Common Shares reserved for issuance upon conversion of Equity Office Series D Preferred Shares (if any), and the Equity Office Series G Preferred Shares reserved for issuance upon conversion of Equity Office Series G Preferred OP Units issued in the Partnership Merger, in each case, to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

      (d)  Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

      (e)  No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated hereby shall be in effect.

      (f)  Blue Sky Laws. Equity Office and EOP Partnership shall have received all state securities or “blue sky” permits and other authorizations necessary to issue the Equity Office Common Shares and Equity Office OP Units issuable in the Mergers.

      6.2  Conditions to Obligations of Equity Office and EOP Partnership. The obligations of Equity Office and EOP Partnership to effect the Mergers and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by Equity Office:

      (a)  Representations and Warranties. Each of the representations and warranties of Spieker and Spieker Partnership set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Spieker Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Spieker Material Adverse Effect; and Equity Office shall have received a certificate (which certificate may be qualified by “knowledge” to the same extent as the representations and warranties of Spieker and Spieker Partnership contained herein are so qualified) signed on behalf of Spieker by the chief executive officer or the chief financial officer of Spieker, in such capacity, to such effect.

      (b)  Performance of Obligations of Spieker and Spieker Partnership. Spieker and Spieker Partnership shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Equity Office shall have received a certificate signed on behalf of Spieker by the chief executive officer or the chief operating officer of Spieker, in such capacity, to such effect.

      (c)  Material Adverse Effect. Since the date of this Agreement, there shall have been no Spieker Material Adverse Effect and Equity Office shall have received a certificate of the chief executive officer or chief operating officer of Spieker, in such capacity, certifying to such effect.

      (d)  Tax Opinions Relating to REIT Status and Partnership Status. Equity Office shall have received (i) an opinion of counsel to Spieker reasonably satisfactory to Equity Office, dated as of the Closing Date, to the effect that, commencing with its taxable year ended December 31, 1993 through and including the end of its taxable year ended December 31, 1999, (x) Spieker was organized and operated in conformity with the requirements for qualification as a REIT under the Code, and (y) Spieker Partnership was during and since October 15, 1993, through the end of its taxable year ended December 31, 1999, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations); (ii) an opinion of Sullivan & Cromwell or other counsel to Spieker reasonably satisfactory to Equity Office, dated as of the Closing Date, to the effect that, commencing with its taxable year ended December 31, 2000, (x) Spieker was organized and has operated in conformity with the requirements for qualification as a REIT under the Code, and (y) Spieker Partnership has been during and since January 1, 2000, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations and upon the opinion of counsel rendering the opinion described in clause (i) if such counsel is not the same counsel), and (iii) an opinion of Hogan & Hartson L.L.P. or other counsel to Equity Office reasonably satisfactory to Spieker, dated as of the Closing Date, to the effect that, commencing with its taxable year ended December 31, 1997, Equity Office was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the Merger, Equity Office’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations and based upon and subject to the opinions of counsel to Spieker described in clauses (i) and (ii) above).

      (e)  Tax Opinion Relating to the Mergers. Equity Office shall have received an opinion dated the Closing Date from Hogan & Hartson L.L.P. or other counsel reasonably satisfactory to Equity Office, based upon customary certificates and letters, which letters and certificates are to be in a form to be agreed upon by the parties and dated the Closing Date, to the effect that (i) the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code and (ii) the Partnership Merger will not result in the recognition of taxable gain or loss at the time of the Partnership Merger to a holder of Spieker OP Units or Spieker Preferred OP Units, as applicable, (A) who is a “U.S. person” (as defined for purposes of Sections 897 and 1445 of the Code; (B) who does not exercise its redemption right with respect to Equity Office OP Units or Equity Office Preferred OP Units, as applicable, under the EOP Partnership Agreement on a date sooner than the date two years after the Effective Date for the Partnership Merger; (C) who does not receive a cash distribution in connection with the Partnership Merger (or a deemed cash distribution resulting from relief or a deemed relief from liabilities, including as a result of the prepayment of indebtedness of Spieker Partnership in connection with or following the Partnership Merger) in excess of such holder’s adjusted basis in its Spieker OP Units or its Spieker Preferred OP Units, as applicable, at the time of the Partnership Merger; (D) who is not required to recognize gain by reason of the application of Section 707(a) of the Code and the Treasury Regulations thereunder to the Partnership Merger, with the result that the Partnership Merger is treated as part of a “disguised sale” by reason of any transactions undertaken by Spieker Partnership prior to or in connection with the Partnership Merger or any debt of Spieker Partnership that is assumed or repaid in connection with the Partnership Merger; and (E) whose “at risk” amount does not fall below zero as a result of the Mergers.

      (f)  Opinion Relating to Roll-Up Rules. Equity Office shall have received an opinion of Sullivan & Cromwell or other counsel to Spieker reasonably satisfactory to Equity Office, dated as of the Closing Date, to the effect that the Partnership Merger is not subject to the requirements of (a) Subpart 900 of Regulation S-K, as amended, as promulgated by the SEC, (b) Rule 2810(a)(10) promulgated by the National Association of Securities Dealers or (c) Sections 25014.5 through 25014.7 of Title 4, Division 1 of the California Corporate Securities Law, as amended.

      (g)  “Comfort” Letter. Equity Office and EOP Partnership shall have received a “comfort” letter from Arthur Andersen LLP, as described in Section 5.1(b).

      (h)  Shares of Spieker TRS. All of the voting shares of Spieker TRS (other than any such shares owned by Spieker Partnership) shall have been transferred to Equity Office TRS Sub, or its designees or assigns, in accordance with the Stock Purchase Agreement.

      (i)  Nonsolicitation Agreements. Each of Warren E. Spieker, Jr., John A. Foster and Craig G. Vought shall have entered into nonsolicitation agreements substantially in the forms set forth on Exhibit J.

      6.3  Conditions to Obligations of Spieker and Spieker Partnership. The obligations of Spieker and Spieker Partnership to effect the Mergers and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by Spieker:

(a) Representations and Warranties. Each of the representations and warranties of Equity Office and EOP Partnership set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Equity Office Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Equity Office Material Adverse Effect; and Spieker shall have received a certificate (which certificate may be qualified by “knowledge” to the same extent as the representations and warranties of Equity Office and EOP Partnership contained herein are so qualified) signed on behalf of Equity Office by the chief executive officer or the chief financial officer of Equity Office, in such capacity, to such effect.

(b) Performance of Obligations of Equity Office and EOP Partnership. Equity Office and EOP Partnership shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Spieker shall have received a certificate of Equity Office signed on behalf of Equity Office by a duly authorized executive officer of Equity Office, in such capacity, to such effect.

(c) Material Adverse Effect. Since the date of this Agreement, there shall have been no Equity Office Material Adverse Effect and Spieker shall have received a certificate of a duly authorized executive officer of Equity Office, in such capacity, certifying to such effect.

(d) Tax Opinions Relating to REIT Status and Partnership Status. Spieker shall have received the opinion of Hogan & Hartson L.L.P. or other counsel to Equity Office reasonably satisfactory to Spieker, dated as of the Closing Date, that, commencing with its taxable year ended December 31, 1997, (i) Equity Office was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the Merger, Equity Office’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations and based upon and subject to the opinions of counsel to Spieker described in Section 6.2(d) of this Agreement), and (ii) EOP Partnership has been during and since 1997, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations).

(e) Tax Opinion Relating to the Mergers. Spieker shall have received an opinion dated the Closing Date from Sullivan & Cromwell or other counsel reasonably satisfactory to Spieker, based upon customary certificates and letters, which letters and certificates are to be in a form to be agreed upon by the parties and dated the Closing Date, to the effect that (i) the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code and (ii) the Partnership Merger will not result in the recognition of taxable gain or loss at the time of the Partnership Merger to a holder of Spieker OP Units or Spieker Preferred OP Units, as applicable, (A) who is a “U.S. person” (as defined for purposes of Sections 897 and 1445 of the Code; (B) who does not exercise its redemption right with respect to Equity Office OP Units or Equity Office Preferred OP Units, as applicable, under the EOP Partnership Agreement on a date sooner than the date two years after the Effective Date for the Partnership Merger; (C) who does not receive a cash distribution in connection with the Partnership Merger (or a deemed cash distribution resulting from relief or a deemed relief from liabilities, including as a result of the prepayment of indebtedness of Spieker Partnership in connection with or following the Partnership Merger) in excess of such holder’s adjusted basis in its Spieker OP Units or its Spieker Preferred OP Units, as applicable, at the time of the Partnership Merger; (D) who is not required to recognize gain by reason of the application of Section 707(a) of the Code and the Treasury Regulations thereunder to the Partnership Merger, with the result that the Partnership Merger is treated as part of a “disguised sale” by reason of any transactions undertaken by Spieker Partnership prior to or in connection with the Partnership Merger or any debt of Spieker Partnership that is assumed or repaid in connection with the Partnership Merger; and (E) whose “at risk” amount does not fall below zero as a result of the Mergers.

(f) “Comfort” Letter. Spieker and Spieker Partnership shall have received a “comfort” letter from Ernst & Young LLP, as described in Section 5.1(b).

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER

      7.1  Termination. This Agreement may be terminated at any time prior to the Effective Time of the Partnership Merger, whether such action occurs before or after any of the Spieker Stockholder Approvals, the Equity Office Shareholder Approvals or either of the Spieker Partner Approvals are obtained:

(a) by mutual written consent duly authorized by the Board of Trustees of Equity Office and the Board of Directors of Spieker;

(b) by Equity Office, (i) upon a breach of or failure to perform any covenant, obligation or agreement on the part of Spieker or Spieker Partnership set forth in this Agreement, or (ii) upon a breach of or in the event that any representation or warranty of Spieker or Spieker Partnership is or shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by December 31, 2001 (or as otherwise extended);

(c) by Spieker, (i) upon a breach of or failure to perform any covenant, obligation or agreement on the part of Equity Office or EOP Partnership set forth in this Agreement, or (ii) upon a breach of or in the event that any representation or warranty of Equity Office or EOP Partnership is or shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by December 31, 2001 (or as otherwise extended);

(d) by either Equity Office or Spieker, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of either of the Mergers shall have become final and non-appealable;

(e) by either Equity Office or Spieker, if the Mergers shall not have been consummated before December 31, 2001; provided, however, that a party may not terminate pursuant to this clause (e) if the terminating party shall have breached in any material respect its obligations under this Agreement in any manner that shall have caused either of the Mergers not to have been consummated by such date;

(f) by either Equity Office or Spieker (unless Spieker or Spieker Partnership is in breach in any material respect of its obligations under Section 5.1) if, upon a vote at a duly held Spieker Stockholders Meeting or any adjournment thereof, the Spieker Stockholder Approvals shall not have been obtained as contemplated by Section 5.1, if the Spieker Partner Approvals have not been obtained as contemplated by Section 5.1 or if it is determined by Equity Office that the Spieker Partner Approvals cannot be obtained;

(g) by either Spieker or Equity Office (unless Equity Office or EOP Partnership is in breach in any material respect of its obligations under Section 5.1) if, upon a vote at a duly held Equity Office Shareholders Meeting or any adjournment thereof, the Equity Office Shareholder Approvals shall not have been obtained as contemplated by Section 5.1 or if the Equity Office Partner Approvals have not been obtained as contemplated by Section 5.1;

(h) by Spieker (i) if the Board of Directors of Spieker shall have withdrawn, modified, amended or qualified in any manner adverse to Equity Office its approval or recommendation of either of the Merger or this Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal, or, (ii) in order to enter into a binding written agreement with respect to a Superior Acquisition Proposal, provided that, in each case, Spieker shall have complied with the terms of Section 4.3 and, prior to terminating pursuant to this Section 7.1(h), has paid to EOP Partnership the Break-Up Fee (as defined herein) as provided by Section 7.2 hereof; and

(i) by Equity Office, if (1) the Board of Directors of Spieker shall have failed to recommend or withdrawn, modified, amended or qualified, or proposed publicly not to recommend or to withdraw, modify, amend or qualify, in any manner adverse to Equity Office its approval or recommendation of either of the Mergers or this Agreement or approved or recommended any Superior Acquisition Proposal, (2) following the announcement or receipt of an Acquisition Proposal, Spieker shall have failed to call the Spieker Stockholders Meeting in accordance with Section 5.1(a) or failed to prepare and mail to its stockholders the Joint Proxy Statement in accordance with Section 5.1(a) or 5.1(b), or (3) the Board of Directors of Spieker or any committee thereof shall have resolved to do any of the foregoing.

      7.2  Certain Fees and Expenses. If this Agreement shall be terminated (i) pursuant to Section 7.1(h), 7.1(i)(1) or 7.1(i)(3), then Spieker and Spieker Partnership theretofore or thereupon shall pay to EOP Partnership a fee equal to the Break-Up Fee (as defined herein), and (ii) pursuant to Section 7.1(b) or 7.1(f), then Spieker and Spieker Partnership shall pay to EOP Partnership (provided that Spieker was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) an amount equal to the Break-Up Expenses (as defined herein). If this Agreement shall be terminated pursuant to Section 7.1(c) or 7.1(g), then Equity Office and EOP Partnership shall pay to Spieker Partnership (provided that Equity Office was not entitled to terminate this Agreement pursuant to Section 7.1(b) at the time of such termination) an amount equal to the Break-Up Expenses. If this Agreement shall be terminated pursuant to

Section 7.1(b), 7.1(d) (if primarily resulting from any action or inaction of Spieker, Spieker Partnership or any Spieker Subsidiary or Spieker TRS), 7.1(e), 7.1(f), 7.1(i)(2) and prior to the time of such termination an Acquisition Proposal has been received by Spieker or Spieker Partnership, and either prior to the termination of this Agreement or within twelve (12) months thereafter, Spieker or Spieker Partnership enters into any written agreement to consummate a transaction or series of transactions which, had such agreement been proposed or negotiated during the term of this Agreement, would have constituted an Acquisition Proposal pursuant to Section 4.3 (each, a “Spieker Acquisition Agreement”), which is subsequently consummated (whether or not any Spieker Acquisition Agreement relates to the same Acquisition Proposal which had been received at the time of the termination of this Agreement), then Spieker and Spieker Partnership shall pay the Break-Up Fee to EOP Partnership.

      The payment of the Break-Up Fee shall be compensation for the loss suffered by Equity Office and EOP Partnership as a result of the failure of the Mergers to be consummated (including, without limitation, opportunity costs and out-of-pocket costs and expenses) and to avoid the difficulty of determining damages under the circumstances. The Break-Up Fee shall be paid by Spieker and Spieker Partnership to EOP Partnership, or the Break-Up Expenses shall be paid by Spieker and Spieker Partnership to EOP Partnership or EOP Partnership to Spieker Partnership (as applicable), in immediately available funds within two (2) business days after the date the event giving rise to the obligation to make such payment occurred (except as otherwise provided in Section 7.1(h) or 7.1(i)). Spieker acknowledges that the agreements contained in this Section 7.2 are integral parts of this Agreement; accordingly, if Spieker and Spieker Partnership fail to promptly pay the Break-Up Fee or Break-Up Expenses due pursuant to this Section 7.2 and, in order to obtain payment, Equity Office commences a suit which results in a judgment against Spieker or Spieker Partnership for any amounts owed pursuant to this Section 7.2, Spieker and Spieker Partnership shall pay to Equity Office its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount owed at the rate on six-month U.S. Treasury obligations in effect on the date such payment was required to be made plus 300 basis points.

      As used in this Agreement, “Break-Up Fee” shall be an amount equal to the lesser of (i) $160,000,000 less Break-Up Expenses paid or payable under this Section 7.2 (the “Base Amount”) and (ii) the sum of (A) the maximum amount that can be paid to EOP Partnership without causing Equity Office to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code (“Qualifying Income”), as determined by independent accountants to Equity Office, and (B) in the event Equity Office receives a letter from outside counsel (the “Break-Up Fee Tax Opinion”) indicating that Equity Office has received a ruling from the IRS holding that EOP Partnership’s receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income of Equity Office within the meaning of Sections 856(c)(2) and (3) of the Code (the “REIT Requirements”) or that the receipt by EOP Partnership of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. Spieker’s and Spieker Partnership’s obligation to pay any unpaid portion of the Break-Up Fee shall terminate three years from the date of this Agreement. In the event that EOP Partnership is not able to receive the full Base Amount, Spieker and Spieker Partnership shall place the unpaid amount in escrow and shall not release any portion thereof to EOP Partnership unless and until Spieker receives one or both of the following: (i) a letter from Equity Office’s independent accountants indicating the maximum amount that can be paid at that time to EOP Partnership without causing Equity Office to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in either of which events Spieker and Spieker Partnership shall pay to EOP Partnership the unpaid Base Amount or, if less and either there is no Break-up Fee Tax Opinion or the ruling described in the Break-Up Fee Tax Opinion does not hold that the Base Amount either would constitute Qualifying Income or would be excluded from gross income for purposes of the REIT Requirements, the maximum amount stated in the letter referred to in (i) above. Subject to satisfaction of the conditions set forth in the immediately preceding sentence, there is no limitation on the number of distributions that can be made from the escrow prior to the third anniversary of the date of this Agreement.

      The “Break-Up Expenses” payable to EOP Partnership or Spieker Partnership, as the case may be (the “Recipient”), shall be an amount equal to the lesser of (i) $7,500,000 or (ii) the Recipient’s out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys’, accountants’ and investment bankers’ fees and expenses). If the Break-Up Expenses payable to the Recipient exceed the maximum amount that can be paid to the Recipient without causing the Recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Recipient (the “Maximum Amount”), the amount initially payable to the Recipient shall be limited to the Maximum Amount. If, however, within the three-year period commencing on the date of this Agreement, the Recipient receives a Break-Up Fee Tax Opinion indicating that it has received a ruling from the IRS holding that the Recipient’s receipt of the Break-Up Expenses would either constitute Qualifying Income or would be excluded from gross income of the Recipient within the meaning of the REIT Requirements or that receipt by the Recipient of the balance of the Break-Up Expenses above the Maximum Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Recipient shall be entitled to have payable to it the full amount of the Break-Up Expenses. The obligation of Equity Office and EOP Partnership or Spieker and Spieker Partnership, as applicable (“Payor”), to pay any unpaid portion of the Break-Up Expenses shall terminate three years from the date of this Agreement. In the event that the Recipient is not able to receive the full Break-Up Expenses, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives either one or both of the following: (i) a letter from the independent accountants of Equity Office or Spieker, as the case may be, indicating the maximum amount that can be paid at that time to the Recipient without causing it to fail to meet the REIT Requirements or (ii) a Break-Up Expense Tax Opinion, in either of which events the Payor shall pay to the Recipient the unpaid Break-Up Expenses or, if less and either there is no Break-Up Expense Tax Opinion or the ruling described in the Break-Up Expense Tax Opinion does not hold that the Base Amount either would constitute Qualifying Income or would be excluded from gross income for purposes of the REIT Requirements, the maximum amount stated in the letter referred to in (i) above. Subject to satisfaction of the conditions set forth in the immediately preceding sentence, there is no limitation on the number of distributions that can be made from the escrow prior to the third anniversary of the date of this Agreement.

      7.3  Effect of Termination. In the event of termination of this Agreement by either Spieker or Equity Office as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Equity Office, EOP Partnership, Spieker or Spieker Partnership, other than the last sentence of Section 5.2, Section 7.2, this Section 7.3 and Article 8, and except to the extent that such termination results from a material breach by any party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      7.4  Amendment. This Agreement may be amended by the parties in writing by action of the respective Board of Trustees or Board of Directors of Equity Office and Spieker at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Articles of Merger with the Department; provided, however, that, after the Shareholder Approvals and Partner Approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of shareholders or partners without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to (a) continue the status of each party as a REIT or (b) preserve the Merger as a reorganization under Section 368(a) of the Code.

      7.5  Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE 8

GENERAL PROVISIONS

      8.1  Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      8.2  Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

(a) if to Equity Office or EOP Partnership, to:

Equity Office Properties Trust Two North Riverside Plaza Suite 2100 Chicago, IL 60606 Attention: Timothy H. Callahan, President Stanley M. Stevens, Chief Legal Counsel Fax No.: (312) 466-4020

with a copy (which shall not constitute notice) to:

Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
Attention: J. Warren Gorrell, Jr.
George P. Barsness
Fax No.: (202) 637-5910

(b) if to Spieker or Spieker Partnership, to:

Spieker Properties, Inc.
2180 Sand Hill Road
Suite 200
Menlo Park, CA 94025
Attention:  Craig Vought, Co-Chief Executive Officer
            Sara Reynolds Steppe, Senior Vice
              President, General Counsel
Fax No.: (650) 233-3838

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell 1888 Century Park East Los Angeles, CA 90067-1725 Attention: Alison S. Ressler Fax No.: (310) 712-8800

      All notices shall be deemed given only when actually received.

      8.3  Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this

Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

      8.4  Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

      8.5  Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Spieker Disclosure Letter, the Equity Office Disclosure Letter, the Confidentiality Agreement, the Voting Agreements and the other agreements entered into in connection with the Mergers (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral between the parties with respect to the subject matter of this Agreement and (b) except as provided in Section 5.9 (“Third Party Provisions”), are not intended to confer upon any Person other than the parties hereto any rights or remedies.

      8.6  Governing Law. THE PARTNERSHIP MERGER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATES OF DELAWARE AND CALIFORNIA, AS APPLICABLE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF. EXCEPT AS PROVIDED IN THE IMMEDIATELY PRECEDING SENTENCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

      8.7  Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      8.8  Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Maryland or in any state court located in Maryland this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Maryland or any state court located in Maryland in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

      8.9  Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      8.10  Exculpation. This Agreement shall not impose any personal liability on any shareholder, trustee, trust manager, officer, employee or agent of Equity Office or Spieker, and all Persons shall look solely to the property of Equity Office or Spieker for the payment of any claim hereunder or for the performance of this Agreement.

      8.11  Joint and Several Obligations. In each case where both Spieker and Spieker Partnership, on the one hand, or Equity Office and EOP Partnership, on the other hand, are obligated to perform the same obligation hereunder, such obligation shall be joint and several.

      IN WITNESS WHEREOF, Equity Office, EOP Partnership, Spieker and Spieker Partnership have caused this Agreement to be signed by their respective officers (or general partners) thereunto duly authorized all as of the date first written above.

EQUITY OFFICE PROPERTIES TRUST

By:	/s/ TIMOTHY H. CALLAHAN

Name: Timothy H. Callahan
Title: President and Chief Executive Officer

EOP OPERATING LIMITED PARTNERSHIP

By:	Equity Office Properties Trust,

its sole general partner

By:	/s/ TIMOTHY H. CALLAHAN

Name: Timothy H. Callahan
Title: President and Chief Executive Officer

SPIEKER PROPERTIES, INC.

By:	/s/ WARREN E. SPIEKER, JR.

Name: Warren E. Spieker, Jr.
Title: Chairman of the Board

SPIEKER PROPERTIES, L.P.

By:	Spieker Properties, Inc.,

its sole general partner

By:	/s/ WARREN E. SPIEKER, JR.

Name: Warren E. Spieker, Jr.
Title: Chairman of the Board

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

      THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “First Amendment”) is entered into as of May 25, 2001 by and among EQUITY OFFICE PROPERTIES TRUST, a Maryland real estate investment trust (“Equity Office”), EOP OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (“EOP Partnership”), SPIEKER PROPERTIES, INC., a Maryland corporation (“Spieker”), and SPIEKER PROPERTIES, L.P., a California limited partnership (“Spieker Partnership”), for the purpose of amending the Agreement and Plan of Merger, dated as of February 22, 2001, entered into by and among Equity Office, EOP Partnership, Spieker and Spieker Partnership (the “Merger Agreement”). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

      WHEREAS, the parties hereto desire to amend certain provisions of the Merger Agreement as provided herein;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Clarification of NYSE Listing Requirements.

      (a)  Section 5.6 of the Merger Agreement is deleted and replaced with the following:

      5.6  Listing. Equity Office shall use commercially reasonable efforts to cause the Equity Office Common Shares, Equity Office Series E Preferred Shares, Equity Office Series F Preferred Shares and Equity Office Series H Preferred Shares to be issued in the Merger and the Equity Office Common Shares reserved for issuance upon redemption of Equity Office OP Units issued in the Partnership Merger, in each case, to be approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance, prior to the Effective Time.

      (b)  Section 6.1(c) of the Merger Agreement is deleted and replaced with the following:

      (c)  Listing of Shares. The NYSE shall have approved for listing the Equity Office Common Shares, Equity Office Series E Preferred Shares, Equity Office Series F Preferred Shares and Equity Office Series H Preferred Shares to be issued in the Merger and the Equity Office Common Shares reserved for issuance upon redemption of Equity Office OP Units issued in the Partnership Merger, in each case, subject to official notice of issuance, prior to the Effective Time.

     Section 2.  Spieker Stock Options.

      The fourth and fifth sentences of Section 5.8(c) of the Merger Agreement hereby are amended in their entirety to read as set forth below:

      As soon as practicable after Spieker mails the Joint Proxy Statement to its shareholders and subject to applicable law, EOP Partnership shall offer to purchase, subject to consummation of the Mergers, each Spieker Stock Option outstanding on the date hereof from the holders thereof for an amount in cash in respect thereof equal to the product of (i) the excess, if any, of (A) $58.50 over (B) the exercise price of such Spieker Stock Option and (ii) the number of shares of Spieker Common Stock subject to such Spieker Stock Option at such exercise price. Subject to the terms and conditions of the offer to purchase, if the holder of any such Spieker Stock Option tenders such option prior to 5:00 p.m., New York City time, on the later of (x) the 20th business day after the mailing of the offer to purchase and (y) the 2nd business day after the Effective Time, then promptly after the expiration of the offer period, EOP Partnership shall, subject to reduction for required withholding taxes, pay to each such tendering former holder of Spieker Stock Options the purchase price thereof.

Section 3.	Possible Redesignation of Equity Office Preferred Shares and EOP Partnership Preferred Units to be issued in the Mergers.

      A new Section 8.12 is added to the Merger Agreement as follows:

      8.12  Redesignation of Equity Office Preferred Shares and EOP Partnership Preferred Units to be issued in the Mergers. On April 6, 2001, all of the issued and outstanding Spieker Series A Preferred Shares were converted, at the election of the holders thereof, into 1,219,512 shares of Spieker Common Stock and all of the issued and outstanding Spieker Series A Preferred OP Units were converted into 1,219,512 Spieker OP Units. Pursuant to the terms of a Consent and Purchase Agreement, dated as of May 7, 2001 (the “Consent and Purchase Agreement”), by and among Spieker Partnership, Belair Real Estate Corporation (“Belair”) and Belcrest Realty Corporation (“Belcrest”, and together with Belair, the “Series D Holders”), the Series D Holders (a) consented to the principal terms of the Partnership Merger and (b) agreed to the repurchase by Spieker Partnership of all Spieker Series D Preferred OP Units held by the Series D Holders on the Closing Date immediately prior to the Partnership Merger, at a purchase price of $46.50 per Spieker Partnership Series D Preferred OP Unit plus any accrued but unpaid distributions, without interest. Therefore, (a) no Equity Office Series D Preferred Shares will be issued in the Merger in exchange for Spieker Series A Preferred Shares and no Equity Office Series D Preferred OP Units will be issued in the Partnership Merger in exchange for Spieker Series A Preferred Units, and (b) subject to completion of such repurchase, no Equity Office Series G Preferred Shares will be issued or reserved for issuance in the Merger in exchange for Spieker Series D Preferred Shares and no Equity Office Series G Preferred OP Units will be issued in the Partnership Merger in exchange for Spieker Series D Preferred OP Units. In order to enable Equity Office and EOP Partnership to issue Equity Office preferred shares and EOP Partnership preferred units of limited partnership interest in consecutively-lettered series and subject to completion of the repurchase of the Series D Preferred OP Units by Spieker Partnership as contemplated by the Consent and Purchase Agreement, notwithstanding any provision of this Agreement to the contrary (a) Equity Office shall have the authority to redesignate as (i) Equity Office “Series D Cumulative Redeemable Preferred Shares (par value $.01 per share),” the Equity Office Series E Preferred Shares to be issued in the Merger in exchange for issued and outstanding Spieker Series B Preferred Shares, (ii) Equity Office “Series E Cumulative Redeemable Preferred Shares (par value $.01 per share),” the Equity Office Series F Preferred Shares to be issued in the Merger in exchange for issued and outstanding Spieker Series C Preferred Shares and (iii) Equity Office “Series F Cumulative Redeemable Preferred Shares (par value $.01 per share),” the Equity Office Series H Preferred Shares to be issued in the Merger in exchange for issued and outstanding Spieker Series E Preferred Shares; and (b) EOP Partnership shall have the authority to redesignate as (i) EOP Partnership “Series D Cumulative Redeemable Preferred Units,” the EOP Partnership Series E Preferred OP Units to be issued in the Partnership Merger in exchange for issued and outstanding Spieker Series B Preferred OP Units, (ii) EOP Partnership “Series E Cumulative Preferred Units,” the EOP Partnership Series F Preferred OP Units to be issued in the Partnership Merger in exchange for issued and outstanding Spieker Series C Preferred OP Units and (iii) EOP Partnership “Series F Cumulative Preferred Units,” the EOP Partnership Series H Preferred OP Units to be issued in the Partnership Merger in exchange for issued and outstanding Spieker Series E Preferred OP Units. Apart from redesignating the Equity Office preferred shares and EOP Partnership preferred units to be issued in the Merger and the Partnership Merger as indicated above and eliminating references within the articles supplementary for each series of Equity Office preferred shares and in each newly created series of EOP Partnership preferred units to be issued in the Merger and the Partnership Merger, as the case may be, to series of Equity Office preferred shares or EOP Partnership preferred units that will not be issued in the Merger and the Partnership Merger, respectively, the articles supplementary for the redesignated Equity Office series D, E and F preferred shares shall otherwise be substantially in the form set forth on Exhibits D, E and G, respectively, and the amendments to the EOP Partnership Agreement to provide for the creation of the redesignated EOP Partnership series D, E and F preferred units shall otherwise be substantially in the form set forth on Exhibit H.

A-2

     Section 4.  Index of Defined Terms.

      The Index of Defined Terms contained in the Merger Agreement is amended by adding the following entries:

Belair	Section 8.12

Belcrest	Section 8.12

Consent and Purchase Agreement	Section 8.12

Series D Holders	Section 8.12

     Section 5.  Construction of Merger Agreement.

      The Merger Agreement shall be read together and shall have the same force and effect as if the provisions of the Merger Agreement and this First Amendment were contained in one document; and, in the event of conflict, this First Amendment shall control without regard to whether any provision of the Merger Agreement is specifically named in this First Amendment. Except as expressly amended by this First Amendment, the Merger Agreement shall remain in full force and effect in accordance with its terms.

     Section 6.  Counterparts.

      This First Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

A-3

      IN WITNESS WHEREOF, Equity Office, EOP Partnership, Spieker and Spieker Partnership have caused this First Amendment to be signed by their respective officers (or general partners) thereunto duly authorized all as of the date first written above.

EQUITY OFFICE PROPERTIES TRUST

By:	/s/ STANLEY M. STEVENS

Name: Stanley M. Stevens

Title:	Executive Vice President, Chief

Legal Counsel and Secretary

EOP OPERATING LIMITED PARTNERSHIP

By:	Equity Office Properties Trust,

its sole general partner

By:	/s/ STANLEY M. STEVENS

Name: Stanley M. Stevens

Title:	Executive Vice President,

Chief Legal Counsel and
Secretary

SPIEKER PROPERTIES, INC.

By:	/s/ CRAIG G. VOUGHT

Name: Craig G. Vought
Title: Co-Chief Executive Officer

SPIEKER PROPERTIES, L.P.

By:	Spieker Properties, Inc.,

its sole general partner

By:	/s/ CRAIG G. VOUGHT

Name: Craig G. Vought
Title: Co-Chief Executive Officer

A-4

ANNEX B

[MORGAN STANLEY LETTERHEAD]

February 22, 2001

Board of Trustees

Equity Office Properties Trust
Two North Riverside Plaza, Suite 2100
Chicago, IL 60606

Members of the Board:

      We understand that Spieker Properties, Inc. (the “Target” or the “Company”), Spieker Properties, L.P. (the “Target Partnership”), Equity Office Properties Trust (the “Buyer”) and Equity Office Properties Limited Partnership (the “Buyer Partnership”) propose to enter into the Agreement and Plan of Merger, dated as of February 22, 2001 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Target with and into Buyer, and immediately prior to the Merger, the merger of Target Partnership with and into Buyer Partnership. Pursuant to the Merger, as set forth in the Merger Agreement, (i) each outstanding share of common stock, par value $.0001 per share (the “Company Common Stock”) of Target, together with the associated rights issued pursuant to the terms of that certain Stockholder Protection Rights Agreement, dated as of September 10, 1998, between Target and the Bank of New York, as rights agent, other than shares held in treasury or held by the Buyer or any affiliate of the Buyer, will be converted into the right to receive $13.50 per share in cash and 1.49586 common shares of beneficial interest, $.01 par value per share, of Equity Office Properties Trust (the “Buyer’s Common Shares”), and (ii) Spieker Properties Preferred Stock (as defined in the Merger Agreement) will be converted into Equity Office Properties Preferred Shares (as defined in the Merger Agreement). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

      You have asked for our opinion as to whether the consideration to be paid by the Buyer pursuant to the Merger Agreement is fair from a financial point of view to the Buyer.

      For purposes of the opinion set forth herein, we have:

(i)	reviewed certain publicly available financial statements and other business and financial information of the Company and the Buyer, respectively;

(ii)	reviewed certain internal financial statements and other financial and operating data concerning the Company and the Buyer, respectively;

(iii)	analyzed certain internal financial forecasts prepared by the managements of the Company and the Buyer, respectively;

(iv)	reviewed information relating to certain strategic, financial and operational benefits anticipated from the Merger, prepared by the managements of the Company and the Buyer, respectively;

(v)	discussed the past and current operations and financial condition and the prospects of the Buyer, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Buyer;

(vi)	reviewed the pro forma impact of the Merger on the Buyer’s funds from operations per share, cash flow, consolidated capitalization and financial ratios;

(vii)	reviewed the reported prices and trading activity for the Company Common Stock and the Buyer’s Common Shares, respectively;

(viii)	compared the financial performance of the Company and the Buyer and the prices and trading activity of the Company Common Stock and the Buyer’s Common Shares with that of certain

Board of Trustees
Equity Office Properties Trust
February 22, 2001

other publicly-traded companies comparable with the Company and the Buyer, respectively, and their securities;

(ix)	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

(x)	participated in discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

(xi)	reviewed the Merger Agreement and certain related documents; and

(xii)	considered such other factors and performed such other analyses as we have deemed appropriate.

      We have assumed and relied upon without independent verification the accuracy and completeness in all material respects of the information supplied or otherwise made available to us by the Company and the Buyer for the purposes of this opinion. With respect to the internal financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and the Buyer. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

      We have acted as financial advisor to the Board of Trustees of the Buyer in connection with this transaction and will receive a fee for our services, including a transaction fee that is contingent upon the consummation of the Merger. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Buyer and the Company and have received fees for the rendering of these services. In the ordinary course of business, Morgan Stanley may from time to time trade in the debt and equity securities or senior loans of the Buyer. In addition, asset management affiliates of Morgan Stanley beneficially own, in the aggregate, approximately 2.0% of the Buyer’s Common Shares. Furthermore, Morgan Stanley is financial advisor to and affiliates of Morgan Stanley are shareholders of Constellation Real Technologies LLC, a private company in which both the Buyer and the Company are shareholders.

      It is understood that this letter is for the information of the Board of Trustees of the Buyer and may not be used for any other purpose without our prior written consent, except that a copy of our written opinion may be included in its entirety in any filing that the Buyer is required to file with the Securities and Exchange Commission in connection with the Merger. In addition, this opinion does not in any manner address the prices at which the Buyer’s Common Shares will trade following the consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company and the Buyer should vote at the shareholders’ meetings held in connection with the Merger.

Board of Trustees
Equity Office Properties Trust
February 22, 2001

      Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be paid by the Buyer pursuant to the Merger Agreement is fair from a financial point of view to the Buyer.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By:	_______________________________________ J.E. Hoke Slaughter Managing Director

Goldman, Sachs & Co.  85 Broad Street  New York, New York 10004
Tel: 212-902-1000

ANNEX C

[GOLDMAN SACHS LETTERHEAD]

PERSONAL AND CONFIDENTIAL

February 22, 2001

Board of Directors

Spieker Properties, Inc.
2180 Sand Hill Road
Menlo Park, CA 94025

Gentlemen:

      You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.0001 per share (the “Spieker Common Stock”), of Spieker Properties, Inc. (“Spieker” or the “Company”) of the Consideration (as defined below) to be received for each share of Spieker Common Stock pursuant to the Agreement and Plan of Merger, dated as of February 22, 2001 (the “Agreement”), by and among the Company, Spieker Properties, L.P., an affiliate of the Company (“Spieker Partnership”), Equity Office Properties Trust (“EOP”), and EOP Operating Limited Partnership, an affiliate of EOP (“EOP Partnership”). Pursuant to the Agreement, the Company will be merged with and into EOP (the “Merger”) and each outstanding share of Spieker Common Stock will be converted into the right to receive (a) $13.50 in cash (the “Cash Consideration”) and (b) 1.49586 common shares of beneficial interest, par value $0.01 per share (the “EOP Common Stock”), of EOP (the “Stock Consideration” and, together with the Cash Consideration, the “Consideration”) as more fully set forth in the Agreement.

      We note that also pursuant to the Agreement, Spieker Partnership will be merged with and into EOP Partnership (the “Partnership Merger”) and each partnership unit (other than preferred partnership units) of Spieker Partnership (“Spieker OP Unit”) will be exchanged for 1.94462 Class A units of EOP Partnership. We further note that, pursuant to the Limited Partnership Agreement of Spieker Partnership, holders of Spieker OP Units have the right, exercisable prior to the Partnership Merger, to convert their Spieker OP Units into shares of Spieker Common Stock and thereby receive the Consideration provided for in the Merger for shares of Spieker Common Stock. In rendering this opinion, we are not opining on the consideration to be received by holders of Spieker OP Units in the Partnership Merger or to the differential treatment afforded to the holders of Spieker OP Units in comparison to the Consideration to be received by the holders of shares of Spieker Common Stock in the Merger.

      Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as (i) lead-managing underwriter of a public offering of $150 million aggregate principal amount of 6.75% Notes due 2008 of Spieker Partnership in January 1998, (ii) lead-managing underwriter of a public offering of four million Series D Cumulative Redeemable Preferred Shares of Spieker in June 1998, (iii) lead-managing underwriter of a public offering of $200 million aggregate principal amount of 7.25% Notes due 2009 of Spieker Partnership in May 1999, (iv) lead-managing underwriter of a public offering of $200 million aggregate principal amount of 6.80% Notes due 2004 of Spieker Partnership in May 1999, (v) lead-managing

Board of Directors
Spieker Properties, Inc.
February 22, 2001
Page Two

underwriter of a public offering of $200 million aggregate principal amount of 7.65% Notes due 2010 of Spieker Partnership in December 2000, and (vi) its financial advisor in connection with the Agreement. We also have provided certain investment banking services to EOP from time to time, including having acted as (i) co-managing underwriter of a public offering of $300 million aggregate principal amount of 6.763% Notes due 2007 of EOP Partnership in June 1998, (ii) lead-managing underwriter of a public offering of 4,765,423 shares of EOP Common Stock in October 1998, (iii) co-managing underwriter of a public offering of $500 million aggregate principal amount of 6.8% Notes due 2009 of EOP Partnership in January 1999, (iv) co-managing underwriter of a public offering of $300 million aggregate principal amount of 6.5% Notes due 2004 of EOP Partnership in January 1999, (v) co-managing underwriter of a public offering of $200 million aggregate principal amount of 6.375% Notes due 2002 of EOP Partnership in January 1999, (vi) co-managing underwriter of a public offering of $500 million aggregate principal amount of 8.375% Notes due 2006 of EOP Partnership in March 2000, and (vii) co-lead-managing underwriter of a public offering of $400 million aggregate principal amount of 7.375% Notes due 2003 of EOP Partnership in November 2000. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities, of the Company or EOP for its own account and for the accounts of customers. As of the date hereof, Goldman, Sachs & Co. holds a net long position of 2,661,085 shares of EOP Common Stock. Goldman, Sachs & Co. may provide investment banking services to EOP and its subsidiaries in the future.

      In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and EOP for the three years ended December 31, 1999; a draft of the audited financial statements for the Company for the year ended December 31, 2000; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and EOP; certain other communications from the Company and EOP to their respective stockholders; certain internal financial analyses and forecasts for the Company prepared by its management (the “Company Forecasts”); certain internal financial analyses and forecasts for EOP prepared by its management; and certain cost savings and operating synergies projected by the managements of the Company and EOP to result from the transactions contemplated by the Agreement. We also have held discussions with members of the senior managements of the Company and EOP regarding their assessment of the strategic rationale for, and the potential benefits of, the transactions contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Spieker Common Stock and the EOP Common Stock, compared certain financial and stock market information for the Company and EOP with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the real estate industry specifically and other industries generally and performed such other studies and analyses as we considered appropriate.

      We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or EOP or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. With your consent, we have taken into account the views of the Company’s management of the risks and uncertainties relating to the Company’s ability to achieve the Company Forecasts in the amounts and time periods contemplated thereby. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transactions contemplated by the

Board of Directors
Spieker Properties, Inc.
February 22, 2001
Page Three

Agreement and such opinion does not constitute a recommendation as to how any holder of Spieker Common Stock should vote with respect to such transactions.

      Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Spieker Common Stock is fair from a financial point of view to such holders.

Very truly yours,

GOLDMAN, SACHS & CO.

ANNEX D

AMENDMENTS TO EQUITY OFFICE DECLARATION OF TRUST AS PART OF THE MERGER

1.  Amendment to Section 5.2

      The first sentence of Section 5.2 of the Declaration of Trust of Equity Office, as amended, is amended in its entirety to read as follows:

      The number of Trustees (hereinafter the “Trustees”) shall initially be three, shall be increased to nine within 90 days following closing of the Trust’s initial public offering of Shares (as hereinafter defined), and shall not thereafter be decreased, but may be increased to a maximum of sixteen pursuant to the Bylaws of the Trust.

2.  Amendment to Add New Section 7.2.10

      A new Section 7.2.10 is added to Article VII of the Declaration of Trust of Equity Office, as amended, to read in its entirety as follows:

Section 7.2.10. Exemption for Certain Preferred Shares. Notwithstanding any provision of this Article VII (or any successor provision), in connection with the issuance of Preferred Shares by the Trust in connection with a Business Combination (as defined in Section 8.4), the Board may exempt by Board resolution one or more series of Preferred Shares (an “Exempted Preferred Series”) from all or any portion of the provisions of this Article VII, including, without limitation, the restrictions or limitations on ownership and transfer contained in Section 7.2.1(a) and Section 7.3, provided that either condition (a), (b) or (c) below has been met:

(a) the Board, in its sole and absolute discretion, shall have determined that assuming that all shares of such Exempted Preferred Series are Beneficially Owned by one Non-U.S. Person who is considered an individual pursuant to Section 542 of the Code as modified by Section 856(h)(3) of the Code, it is not reasonably likely that:

(1) five Persons who are considered individuals pursuant to Section 542 of the Code as modified by Section 856(h)(3) of the Code (taking into account all of the Excepted Holders) would Beneficially Own more than 49.5% of the value of the outstanding Shares;

(2)	the Shares would be beneficially owned by less than 100 Persons; and

(3) the fair market value of the Shares owned directly and indirectly by Non-U.S. Persons for purposes of Section 897(h)(4)(B) of the Code would comprise forty-three (43%) percent or more of the fair market value of the issued and outstanding Shares; or

(b) the Board shall have established restrictions or limitations on Beneficial Ownership and transfer of the Exempted Preferred Series and remedies for breach thereof that vary from those contained in this Article VII and that, in the sole and absolute discretion of the Board, ensure that it is reasonably likely that:

(1) no five Persons who are considered individuals pursuant to Section 542 of the Code as modified by Section 856(h)(3) of the Code (taking into account all of the Excepted Holders) would Beneficially Own more than 50% of the value of the outstanding Shares;

(2)	the Shares would be beneficially owned by at least 100 Persons; and

(3) the fair market value of the Shares owned directly and indirectly by Non-U.S. Persons for purposes of Section 897(h)(4)(B) of the Code would comprise less than forty-three percent (43%) of the fair market value of the issued and outstanding Shares; or

(c) a combination of conditions (a) or (b) above shall have been met, provided that (1) at least one of condition (a)(1) or condition (b)(1) shall have been met; (2) at least one of condition (a)(2) or condition (b)(2) shall have been met; and (3) at least one of condition (a)(3) or condition (b)(3) shall have been met.

D-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Trustees and Officers

      The Maryland REIT Law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the REIT and its shareholders for money damages, except with respect to liability resulting from (1) an actual receipt of an improper benefit or profit in money, property or services, to the extent of the amount of the benefit or profit in money, property or services actually received or (2) a judgment or other final adjudication adverse to the trustee or officer entered in a proceeding based on a finding that the trustee’s or officer’s action or failure to act was material to the cause of action adjudicated in the proceeding and was the result of active and deliberate dishonesty. The Equity Office declaration of trust contains such a provision.

      The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of a Maryland corporation under the Maryland General Corporation Law. In the case of directors and officers of a Maryland corporation, the Maryland General Corporation Law permits a Maryland corporation to indemnify present and former directors and officers (including any such person who, while serving in that capacity, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of a foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

      Under the Maryland General Corporation Law, a Maryland corporation may not, however, indemnify a director or advance expenses for a proceeding brought by the direct or against the corporation, except (x) for a proceeding to enforce indemnification under the Maryland General Corporation Law or (y) if the charter or bylaws of the corporation, a resolution of the board of directors of the corporation or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly so provide. Also, in the case of a proceeding by or in the right of the corporation, the corporation may not indemnify in the case of a judgment of liability on the basis that a personal benefit was improperly received. In either situation described in this paragraph, a court may order indemnification only for expenses.

      As a condition to advancing expenses, a Maryland corporation must first receive (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the Maryland corporation if it shall ultimately be determined that the standard of conduct was not met.

      Under the Maryland General Corporation Law, a determination of entitlement to indemnification must by made by (1) the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were fully designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate; (2) special legal counsel selected by the board for a committee of the board by vote, or, if the requisite quorum of the full board cannot be obtained and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or (3) stockholders.

      The Equity Office declaration of trust provides that Equity Office has the power, to the maximum extent permitted by Maryland law, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (1) any individual who is a present or former trustee or officer of Equity Office or (2) any individual who, while a trustee or officer of Equity Office and at the request of Equity Office, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made a party to the proceeding by reason of his or her status as a present or former trustee or officer of Equity Office. The Equity Office bylaws provide that, to the maximum extent permitted by Maryland law, Equity Office shall indemnify such persons. In addition, under the Equity Office bylaws, Equity Office is obligated to, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by such persons under circumstances permitted by Maryland law. Under the Equity Office declaration of trust and bylaws, Equity Office also may, with the approval of its board of trustees, provide indemnification or payment or reimbursement of expenses to any present or former trustee or officer who served a predecessor of Equity Office.

      In addition, Mr. Dobrowski, a trustee of Equity Office, is indemnified by General Motors Investment Management Corporation and is covered by an insurance policy maintained by General Motors Corporation, of which General Motors Investment Management Corporation is a subsidiary, in connection with serving on the Equity Office board of trustees.

      The partnership agreement of EOP Partnership also provides for indemnification of Equity Office and its trustees and officers to the same extent that indemnification is provided to trustees and officers of Equity Office in its declaration of trust and bylaws, and limits the liability of Equity Office and its trustees and officers to EOP Partnership and its respective partners to the same extent that the Equity Office declaration of trust limits the liability of trustees and officers of Equity Office to Equity Office and its shareholders.

      Equity Office has entered into indemnification agreements with some of its trustees and executive officers to provide them with indemnification to the full extent permitted by Maryland law and the declaration of trust and bylaws of Equity Office.

      Equity Office has obtained an insurance policy to provide liability coverage for its trustees and officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling Equity Office under the foregoing provisions, Equity Office has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21.  Exhibits and Financial Statement Schedules

  (a)  Exhibits

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of February 22, 2001, as amended, by and among Equity Office, EOP Partnership, Spieker and Spieker Partnership, which is included in this Registration Statement as Annex A to the joint proxy statement/prospectus. The Form of Proposed Equity Office Charter Amendments, which is Exhibit I to the Merger Agreement, is included in this Registration Statement as Annex D to the joint proxy statement/prospectus. Exhibits D-H and K to the Merger Agreement are incorporated herein by reference to Exhibit 2.1 to Equity Office’s Current Report on Form 8-K, as filed with the SEC on March 9, 2001. The registrant agrees to furnish supplementally a copy of Exhibits A-C and J to the Merger Agreement to the SEC upon request.

Exhibit No.	Exhibit Description

4.1	Form of Articles Supplementary Designating Equity Office Series E Preferred Shares (attached as Exhibit D to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to Equity Office’s Current Report on Form 8-K, as filed with the SEC on March 9, 2001)
4.2	Form of Articles Supplementary Designating Equity Office Series F Preferred Shares (attached as Exhibit E to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to Equity Office’s Current Report on Form 8-K, as filed with the SEC on March 9, 2001)
4.3	Form of Articles Supplementary Designating Equity Office Series H Preferred Shares (attached as Exhibit G to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to Equity Office’s Current Report on Form 8-K, as filed with the SEC on March 9, 2001)
5.1*	Opinion of Hogan & Hartson L.L.P. regarding the legality of common shares and preferred shares being registered
8.1*	Opinion of Hogan & Hartson L.L.P. regarding the qualification of the merger as a reorganization for federal income tax purposes and related federal income tax consequences
8.2*	Opinion of Hogan & Hartson L.L.P. regarding the qualification of Equity Office as a real estate investment trust and EOP Partnership as a partnership for federal income tax purposes
8.3*	Opinion of Sullivan & Cromwell regarding the qualification of the merger as a reorganization for federal income tax purposes and related federal income tax consequences
8.4*	Opinion of Morrison & Foerster LLP regarding the qualification of Spieker as a real estate investment trust and Spieker Partnership as a partnership for federal income tax purposes
10.1	Commitment Letter for Bridge Facility, dated May 11, 2001
10.2	Fee Letter for Bridge Facility, dated May 11, 2001
12.1†	Ratio of earnings to combined fixed charges and preferred share dividends of Equity Office
12.2	Ratio of earnings to combined fixed charges and preferred share dividends of Spieker
23.1	Consent of Ernst & Young LLP (Equity Office)
23.2	Consent of Arthur Andersen LLP (Spieker)
23.3*	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
23.4*	Consent of Hogan & Hartson L.L.P. (included in Exhibits 8.1 and Exhibit 8.2)
23.5*	Consent of Sullivan & Cromwell (included in Exhibit 8.3)
23.6*	Consent of Morrison & Foerster LLP (included in Exhibit 8.4)
23.7	Consent of Morgan Stanley & Co. Incorporated
23.8	Consent of Goldman, Sachs & Co.
24.1†	Power of attorney (included on signature page)
99.1	Equity Office — Form of Proxy
99.2	Spieker — Form of Proxy
99.3†	Consent of Warren E. Spieker, Jr. to be named as a trustee
99.4†	Consent of Craig G. Vought to be named as a trustee
99.5†	Consent of John A. Foster to be named as a trustee

†	Previously filed.

*	To be filed by amendment.

  (b)  Financial Statement Schedule

      The following financial statement schedule was filed with the Equity Office Annual Report on Form 10-K for the year ended December 31, 2000 (File no. 1-13115), filed with the SEC on March   , 2001, and is incorporated herein by reference:

  Schedule III — Real Estate and Accumulated Depreciation

      Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is contained, or incorporated by reference, in the consolidated final statements of Equity Office or notes thereto.

  (c)  Reports, Opinions or Appraisals

      The opinion of Morgan Stanley & Co. Incorporated is attached as Annex B to this joint proxy statement/prospectus. The opinion of Goldman, Sachs & Co. is attached as Annex C to this joint proxy statement/prospectus.

Item 22.  Undertakings

      The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on May 25, 2001.

EQUITY OFFICE PROPERTIES TRUST

By:	/s/ STANLEY M. STEVENS

Stanley M. Stevens Executive Vice President, Chief Legal Counsel and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 25th day of May, 2001.

Signature	Title

* Timothy H. Callahan	President, Chief Executive Officer and Trustee (principal executive officer)
* Richard D. Kincaid	Executive Vice President — Chief Financial Officer (principal financial officer)
* Stephen M. Briggs	Senior Vice President — Chief Accounting Officer (principal accounting officer)
* Samuel Zell	Chairman of the Board of Trustees
* Sheli Z. Rosenberg	Trustee
* Thomas E. Dobrowski	Trustee

James D. Harper, Jr.	Trustee
* Jerry M. Reinsdorf	Trustee
* William M. Goodyear	Trustee
* David K. McKown	Trustee
* Edwin N. Sidman	Trustee

Signature	Title

* D. J. André de Bock	Trustee

William Wilson III	Trustee
* John S. Moody	Trustee
* Jan H.W.R. van der Vlist	Trustee

* Pursuant to Power of Attorney
By: /s/ STANLEY M. STEVENS Stanley M. Stevens Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of February 22, 2001, as amended, by and among Equity Office, EOP Partnership, Spieker and Spieker Partnership, which is included in this Registration Statement as Annex A to the joint proxy statement/ prospectus. The Form of Proposed Equity Office Charter Amendments, which is Exhibit I to the Merger Agreement, is included in this Registration Statement as Annex D to the joint proxy statement/prospectus. Exhibits D-H and K to the Merger Agreement are incorporated herein by reference to Exhibit 2.1 to Equity Office’s Current Report on Form 8-K, as filed with the SEC on March 9, 2001. The registrant agrees to furnish supplementally a copy of Exhibits A-C and J to the Merger Agreement to the SEC upon request.
4.1	Form of Articles Supplementary Designating Equity Office Series E Preferred Shares (attached as Exhibit D to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to Equity Office’s Current Report on Form 8-K, as filed with the SEC on March 9, 2001)
4.2	Form of Articles Supplementary Designating Equity Office Series F Preferred Shares (attached as Exhibit E to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to Equity Office’s Current Report on Form 8-K, as filed with the SEC on March 9, 2001)
4.3	Form of Articles Supplementary Designating Equity Office Series H Preferred Shares (attached as Exhibit G to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to Equity Office’s Current Report on Form 8-K, as filed with the SEC on March 9, 2001)
5.1*	Opinion of Hogan & Hartson L.L.P. regarding the legality of common shares and preferred shares being registered
8.1*	Opinion of Hogan & Hartson L.L.P. regarding the qualification of the merger as a reorganization for federal income tax purposes and related federal income tax consequences
8.2*	Opinion of Hogan & Hartson L.L.P. regarding the qualification of Equity Office as a real estate investment trust and EOP Partnership as a partnership for federal income tax purposes
8.3*	Opinion of Sullivan & Cromwell regarding the qualification of the merger as a reorganization for federal income tax purposes and related federal income tax consequences
8.4*	Opinion of Morrison & Foerster LLP regarding the qualification of Spieker as a real estate investment trust and Spieker Partnership as a partnership for federal income tax purposes
10.1	Commitment Letter for Bridge Facility, dated May 11, 2001
10.2	Fee Letter for Bridge Facility, dated May 11, 2001
12.1†	Ratio of earnings to combined fixed charges and preferred distributions of Equity Office
12.2	Computation of ratio of earnings to combined fixed charges and preferred dividends of Spieker
23.1	Consent of Ernst & Young LLP (Equity Office)
23.2	Consent of Arthur Andersen LLP (Spieker)
23.3*	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
23.4*	Consent of Hogan & Hartson L.L.P. (included in Exhibits 8.1 and Exhibit 8.2)
23.5*	Consent of Sullivan & Cromwell (included in Exhibit 8.3)
23.6*	Consent of Morrison & Foerster LLP (included in Exhibit 8.4)

Exhibit No.	Exhibit Description

23.7	Consent of Morgan Stanley & Co. Incorporated
23.8	Consent of Goldman, Sachs & Co.
24.1†	Power of attorney
99.1	Equity Office — Form of Proxy
99.2	Spieker — Form of Proxy
99.3†	Consent of Warren E. Spieker, Jr. to be named as a trustee
99.4†	Consent of Craig G. Vought to be named as a trustee
99.5†	Consent of John A. Foster to be named as a trustee

†	Previously filed.

*	To be filed by amendment.